As filed with the Securities and Exchange Commission on June 29, 2012

Registration No. 000-54576

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

RICHFIELD OIL & GAS COMPANY

(Exact name of registrant as specified in its charter)

Nevada	35-2407100
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

15 W. South Temple, Suite 1050

Salt Lake City, Utah 84101

(801) 519-8500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copies to:

Reed W. Topham, Esq.

Robbie G. Yates, Esq.

Stoel Rives LLP

201 S. Main Street, Suite 1100

Salt Lake City, Utah 84111

(801) 328-3131

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting
company)

EXPLANATORY NOTE

We are filing this Amendment No. 3 to our General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement became effective automatically on February 27, 2012, 60 days from the date of the original filing, pursuant to Section 12(g)(1) of the Exchange Act. As of the effective date we are subject to the requirements of Regulation 13(a) under the Exchange Act and are required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means Richfield Oil & Gas Company. Our principal place of business is located at 15 W. South Temple, Suite 1050, Salt Lake City, Utah 84101. Our telephone number is (801) 519-8500.

FORWARD-LOOKING STATEMENTS

This registration statement may contain forward-looking statements. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. These forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to the following:

•	questions on the part of our auditors regarding our ability to continue as a going concern;
•	our limited operating history and negative operating cash flows;
•	our substantial capital requirements that, if not met, may hinder our growth and operations;
•	loss of our directors or key management and technical personnel or our ability to attract and retain experienced technical personnel;
•	our ability to acquire or develop additional reserves;
•	our dependence on drilling partners for successful development and exploitation of certain oil properties in which we hold an interest;
•	lack of insurance against all of the operating hazards to which our business is exposed;
•	title claims to which our properties may be subject;
•	our exposure to third-party credit risk and defaults by third parties;
•	our issuance of additional indebtedness in the future;
•	our ability to realize anticipated benefits of acquisitions and dispositions;
•	our ability to adequately manage growth;
•	unforeseen economic events and the state of the global economy;
•	concentration of our producing properties in two major geographic areas;
•	uncertainties involved in drilling for and producing oil and gas;
•	market conditions or operational impediments that may hinder our access to oil and gas markets or delay production;
•	the effect of the market price of oil and gas on our profitability and cash flow;
•	shortages of rigs, equipment, supplies and personnel and any resulting delays in our production;
•	uncertainty relating to estimates of our possible reserves and proven reserves;
•	complex laws and regulations, including environmental regulations, that can materially increase the cost, manner and feasibility of doing business;
•	intense competition in the oil and gas industry;
•	delays in business operations that could reduce cash flows and subject us to credit risk;

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•	recently proposed legislation relating to changes in income taxation of independent producers;
•	seasonal weather conditions and other factors affecting our drilling operations;
•	proposals to increase U.S. federal income taxation of independent producers;
•	proposed legislation related to climate changes and global warming;
•	loss of leases or increases in lease renewal costs due to failure to drill acreage prior to lease expiration; and
•	alternatives to and changing demand for petroleum products.

You can often identify these and other forward-looking statements by the use of words such as “may,” “will,” “could,” “would,” “should,” “expects,” “plans,” “anticipates,” “estimates,” “intends,” “potential,” “projected,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.

These statements are based on current expectations and assumptions regarding future events and business performance and involve known and unknown risks, uncertainties and other factors that may cause industry trends or our actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this registration statement. For a more detailed discussion of the principal factors that could cause actual results to be materially different, you should read our risk factors included below under “Item 1A. Risk Factors.”

Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will assume no obligation to update any of the forward-looking statements after the effective date of this registration statement to conform these statements to actual results or changes in our expectations, except as required by law. You should not place undue reliance on these forward-looking statements, which apply only as of the effective date of this registration statement.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are permitted to rely on exemptions from various reporting requirements including, but not limited to, the requirement to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, and the requirement to submit certain executive compensation matters to shareholder advisory votes such as “say on pay” and “say on frequency.”

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company up to the fifth anniversary of our first registered sale of common equity securities, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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GLOSSARY OF TERMS

The following definitions shall apply to the technical terms used in this report.

“Anticlinal structure or fold” are geological formations where layers of rock have been folded into an arch shape, which can include favorable formations for oil and gas drilling, such as doubly plunging or faulted anticlines, culminations, and structural domes.

“Bbl” means barrel or barrels.

“BOE” means barrels of crude oil equivalent.

“Boepd” means barrels of crude oil equivalent per day.

“Bopd” means barrels of crude oil per day.

“Condensates” are hydrocarbons that exist in a gaseous state within the native reservoir environment, but condense to a liquid state due to pressure and/or temperature changes caused during the drilling, completion, or production stages of well development.

“Development well” is a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

“Dry hole” is an exploratory or development well found to be incapable of producing either crude oil or natural gas in sufficient quantities to justify completion as a crude oil or natural gas well.

“Farm-in” is a contractual relationship where a company acquires an interest in an operation owned by another operator.

“Gross acres” refer to the number of acres in which we own a working interest.

“Gross well” is a well in which we own a working interest.

“MBbl ” means thousand barrels.

“Mcf ” means thousand cubic feet of gas.

“MMBbls ” means million barrels.

“MMcf” means million cubic feet of gas.

“Mud-log report” is a report which sets forth data regarding geological structure and hydrocarbon presence maintained at the time a well is drilled.

“Net acres” represent the Company’s percentage ownership of gross acreage. Net acres are deemed to exist when the sum of fractional ownership working interests in gross acres equals one (e.g., a 10% working interest in a lease covering 640 gross acres is equivalent to 64 net acres).

“Net well” represents the Company’s percentage ownership of a gross well. A net well is deemed to exist when the sum of fractional ownership working interests in gross wells equals one.

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“Possible reserves” are those additional reserves that are less certain to be recovered than probable reserves.

“Probable reserves” are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

“Productive well” is an exploratory or a development well that is not a dry hole.

“Proved developed reserves (PDPs)” are proved reserves that can be expected to be recovered:

i.	Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared with the cost of a new well; or

ii.	Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

“Proved reserves” or “reserves” are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

i.	Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

ii.	Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

iii.	Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

“Proved undeveloped reserves (PUDs)” are proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances justify a longer time.

                Under no circumstances shall estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

“Seismic imaging” is a tool that bounces sound waves off underground rock structures to reveal possible oil- and gas-bearing formations. Seismologists use ultrasensitive devices called geophones to record the sound waves' echoes within the earth. By studying the echoes, petroleum geologists seek to calculate the depth and structures of buried geologic formations. This analysis may help them identify oil- and gas-bearing reservoirs hidden beneath the earth's surface.

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“Sidetrack” is a process using a whipstock, turbodrill, or other mud motor to drill around broken drill pipe or casing that has become lodged permanently in the hole, or is used to bypass other formation damage.

“SWD” means saltwater disposal well.

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ITEM 1. BUSINESS

Our History

Our Predecessor

Our predecessor company, Hewitt Petroleum, Inc., a Delaware corporation, (“HPI”) was incorporated on May 18, 2008. On January 1, 2009, HPI entered into a Purchase and Sale Agreement with Hewitt Energy Group, LLC (“HEGLLC”) for the acquisition of certain subsidiaries, other assets and liabilities including Hewitt Energy Group, Inc., a Texas corporation (“HEGINC”), and its subsidiary Hewitt Operating, Inc., a Utah corporation (“HOPIN”), certain oil and gas leases, well equipment, and certain liabilities (the “Subsidiary Acquisition”). At the time of the Subsidiary Acquisition, HEGLLC was owned and controlled by Douglas C. Hewitt, Sr., our Executive Chairman, President and Chief Executive Officer.

On March 4, 2011, HPI entered into a Stock Exchange Agreement with Freedom Oil & Gas, Inc., a Nevada corporation (“Freedom”), which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”). The Freedom Acquisition was approved by HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. As a result of the Freedom Acquisition, Freedom became a wholly owned subsidiary of HPI. The Freedom Acquisition allowed for the consolidation of working interests held by HPI and Freedom in several Utah exploration projects, as well as the acquisition by HPI of the remaining assets and liabilities of Freedom.

Neither the Company nor any of its predecessors, subsidiaries or affiliates has been affiliated with or in any way related to Richfield Oil Corporation, an oil company based in California that was merged out of existence in 1966, or its successor, Atlantic Richfield Company.

Transactions Relating to Our Formation

Richfield Oil & Gas Company (the “Company”) was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, we merged with our predecessor company, HPI (the “HPI Merger”). In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. The HPI Merger was approved by our Board of Directors and a majority of the stockholders of HPI as required by Delaware law.

Following the HPI Merger, Freedom was a wholly-owned subsidiary of the Company until June 20, 2011. On June 20, 2011, Freedom was merged with and into our Company (the “Freedom Merger”). In connection with the Freedom Merger, Freedom was merged out of existence and the Company assumed all of the assets and liabilities of Freedom. We refer to the Subsidiary Acquisition, the Freedom Acquisition, the HPI Merger and the Freedom Merger as the “Consolidation.”

Our Business Strategy

We are an oil and gas exploration and production company with ten projects in Kansas, Oklahoma, Utah and Wyoming. We are currently producing oil from four projects in Kansas, including a well we refer to as the “Koelsch #25-1 Well,” located within the Koelsch Project. The Koelsch #25-1 Well was put into production on April 20, 2012. We also recently drilled a well we refer to as the “Prescott #25-6 Well,” also located within the Koelsch Project. We put the Prescott #25-6 Well into production on June 25, 2012. We are currently developing a well we refer to as the “Liberty #1 Well,” located within the Liberty Project. The Liberty #1 Well is in the completion stage of development and we expect it to be completed in July 2012. The focus of our business is acquiring, retrofitting, and operating or selling oil and gas production. We have two strategic directions:

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a)	We used our research technology to identify properties in Kansas that were initially developed between the 1920s and 1950s. We identified significant oil and gas reserves from these early exploration properties, which were previously underdeveloped due to inefficient and antiquated exploration and production methods and low commodity prices. In most cases these wells were developed and left fallow by major oil and gas companies. Using current technology and methodologies, we successfully developed both production and proved reserves within these fields and others, and we intend to continue to develop our Kansas properties.

b)	We have conducted a limited amount of exploration for oil and gas reserves in the Central Utah Overthrust region, where we have accumulated 18,654 gross total acres since our inception. We lease or own 100% of the mineral rights on these properties. We intend to conduct drilling operations on some of our Utah properties, and to continue to conduct additional exploration activities on all of our Utah properties.

 We use a systematic approach for the acquisition of leases and development of drilling programs. Our approach focuses on three areas of development planning:

a)	Activities involving the identification, acquisition and development of leases of property in which oil or gas is known to exist. This represents approximately 20% of our development planning.

b)	Activities involving low or moderate exploration and development risk. These include leases of property where oil and gas has been produced in the past but there are no existing wells. This represents approximately 20% of our development planning.

c)	Activities involving the acquisition of properties where it is reasonably believed that potential hydrocarbon values exist based on analysis involving geochemical, radiometric, gravitational and supportable seismic data. This may include projects that have never been drilled or tested for oil and gas in the past. This represents approximately 60% of our development planning.

We have developed a database to evaluate every well on record in our Kansas areas of operation. The database contains extensive well records, including information on historic production, seismic data, geological data, well depth, well logs and drilling records, and where available, handwritten driller notes concerning rock formation depths and other relevant information. This system has been developed internally from data obtained from appropriate state agencies and private organizations. The database enables us to identify potential bypassed hydrocarbons throughout the state of Kansas.

Through statistical modeling and data evaluation, we believe greater oil and gas reserves exist and can be found, measured and produced in areas where initial reserves were previously found but abandoned prior to full development. We believe that with our current technologies and systems, acquiring and developing older fields mitigates exploration risk and is a safe and predictable method of managing our business.

Properties

We maintain our headquarters at 15 West South Temple, Suite 1050, Salt Lake City, Utah 84101 and have temporary operational facilities in Russell County, Kansas and Juab County, Utah. The Kansas facilities include a storage yard for equipment and the Utah facilities include a trailer located on the current Liberty #1 Well site in Juab County, Utah.

We own leases approximating a total of 21,761 total acres in Kansas, Oklahoma, Utah and Wyoming, where we have leased, or purchased, 100% of mineral rights in connection with each lease. As of June 29, 2012, we have 12 producing wells, including the Koelsch #25-1 Well and the Prescott #25-6 Well; 23 shut-in wells; and one well we are currently in the process of completing, the Liberty #1 Well. In addition, we operate seven saltwater disposal wells. As set forth in our Reserves and Engineering Evaluation, dated January 18, 2012, and effective as of January 1, 2012 and as amended (the “Pinnacle Reserve Report”), prepared by Pinnacle Energy Services L.L.C. (“Pinnacle”), we had 8 producing wells PDP and 2 non-producing wells PDNP as of January 1, 2012.

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Kansas/Oklahoma

In 2009, we began development of our leases in Kansas and Oklahoma by selling working interests to a foreign publicly held company to provide development funding. Over the following two years we purchased and sold working interests in our Kansas and Oklahoma properties. As of June 29, 2012, we have three Kansas projects, the Gorham Project, the South Haven Project and the Trapp Project, in which we own a 100% working interest and which contain 30 total wells, including eight producing wells, 18 shut-in wells, and four saltwater disposal wells. We have two other Kansas projects, the Perth Project, in which we own a 75% working interest and which contains four total wells, including two producing wells, one shut-in well, and one saltwater disposal well, and the Koelsch Project, in which we own a 73.50% working interest and which contains five total wells including two producing wells including the Koelsch #25-1 Well in which we own a 71.50% working interest and the Prescott #25-6 Well in which we own a 52.50% working interest; two shut-in wells; and one saltwater disposal well. We have one project in Oklahoma, the Bull Project, in which we own a 95% working interest and which contains a total of two wells, including one shut-in well and one saltwater disposal well. Our total acreage position in Kansas and Oklahoma is 2,946 gross acres with respect to which we lease 100% of mineral rights.

Utah/Wyoming

In Utah and Wyoming, we have four projects—the Liberty Project, the Fountain Green Project, the Independence Project and the Spring Valley Project. We are the operator of all four projects through our subsidiary HOPIN. The Liberty Project incorporates approximately 1,184 acres, in which we own a 58% working interest after payout. We began drilling the Liberty #1 Well in April 2010, which is currently in the completion stage of development. We own a 28.40% working interest before payout (return of capital) and a 25.00% working interest after payout in the Libery #1 Well. The Fountain Green Project incorporates approximately 10,282 acres, in which we own a 75.50% working interest in the deep zones and a 37.75% working interest in the shallow zones. The Independence Project incorporates approximately 4,680 acres, in which we own a 20% working interest and which contains one shut-in well we refer to as the “Moroni #1-AXZH Well” (in which we own a 49.50% working interest along with the surrounding 320 acre leasehold). We have one project in Wyoming, the Spring Valley Project, located in Fremont County. We own 100% of the mineral rights on a 160 acre parcel of land.

Business Opportunity

Our development plan is designed to generate production increases in the initial phase of the development of both our Kansas and Utah projects. We will continue to develop our Kansas properties where the reserves are proven and drilling costs are modest. For example, all drilling objectives in Kansas are shallow in nature, with depths ranging from 3,100 to 4,300 feet, and are supported by geological and engineering studies. In contrast, the Utah projects entail greater exploration risk. The Fountain Green Project will require drilling down to depths in the 6,000 to 15,000 feet range. The Liberty Project will require drilling in the 3,000 to 12,000 feet range. The Independence Project will require drilling in the 8,000 to 15,000 feet range. We believe that the Utah wells, while expensive and risky, have the greatest potential return of any projects in our inventory. With the information gained from drilling and completing the Liberty #1 Well and the shut-in Moroni #1-AXZH Well, we will be able to better define our drilling objectives within our Utah projects.

Project Methodology

Each of the Kansas and Oklahoma projects acquired, contain old wells that previously produced only a few barrels of oil a day or were shut-in. When these wells were originally developed, they had initial production rates of 200 to over 4,000 barrels of oil per day—an indication of superior reservoir permeability. Reservoirs with these characteristics are typically good candidates for hydrostatic reduction/hydrocarbon expansion methodologies, which are often used to obtain higher production rates. These methodologies aim to increase oil production by reducing hydrostatic pressure. Hydrostatic pressure is reduced by pumping fluid out of a well at very high rates. The decrease in hydrostatic pressure allows oil that was trapped by water to enter the well in greater proportions. We refer to the proportion of oil to water contained in extracted fluid as the “oil cut rate.” With continued production, the oil cut rate increases as the amount of water contained in extracted fluid decreases. We plan to equip many of our Kansas wells with submersible pumps and saltwater disposal systems. These pumps are expected to allow for a high rate of fluid extraction, and therefore higher oil production. The submersible pumps should also allow the water pressure in the reservoir to be reduced at a significantly increased rate than is possible using traditional pumps.

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Corporate Structure

The following chart shows the current corporate structure of the Company and its subsidiaries.

Richfield Oil & Gas Company, a Nevada corporation, is the successor corporation to Hewitt Petroleum, Inc., a Delaware corporation. Hewitt Energy Group, Inc., a Texas corporation was formed in 1989 and is licensed and bonded as a Kansas operator. HOPIN was formed in 2005 and is licensed and bonded as a Utah operator. Both Hewitt Energy Group, Inc. and its subsidiary HOPIN were acquired by Hewitt Petroleum, Inc. from Hewitt Energy Group, LLC effective on January 1, 2009.

General Development of the Business

We have raised capital through private placements of equity and debt financings. During the three months ended March 31, 2012, we raised $1,026,000 in cash from the private placements of common stock and $100,000 in cash from debt financing. During the twelve-month periods ended December 31, 2011, 2010 and 2009, we raised $1,108,744, $471,221 and $556,000 in cash from the private placements of common stock and $739,984, $17,500 and $355,500 in cash from debt financings, respectively. In 2008, we did not raise any cash either from the private placement of common stock or from debt financing, but we raised $424,000 from the private placements of preferred stock.

We acquired oil and gas properties, including wells and related equipment, for consideration totaling $913,949 during the three months ended March 31, 2012. During the twelve-month periods ended December 31, 2011, 2010, 2009 and 2008, we acquired oil and gas properties, including wells and related equipment, for consideration totaling $9,064,387, $4,134,916, $5,331,579 and $585,940, respectively. Included in these numbers are two significant acquisitions. On January 1, 2009, we acquired oil and gas properties, including wells and related equipment, from HEGLLC valued at $2,976,077 in exchange for common stock and assumption of debt. On March 31, 2011, we acquired additional oil and gas properties from Freedom valued at $6,904,067 in exchange for common stock and assumption of debt. See “Item 10. Recent Sales of Unregistered Securities” for additional information relating to these offerings.

We have six full-time employees, one part-time employee and three consultants providing services for the Company in the field, and we expect to increase the number of our employees in 2012 as field operations expand. Our technical staff focuses on the development and exploration of oil drilling projects, and evaluating the probability of encountering economically recoverable hydrocarbons.

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We employ integrated analysis including geology, geophysics and reservoir engineering to determine the viability of a drilling project. We prefer to drill in areas where there are multiple zones potentially containing hydrocarbons rather than a single target, which we refer to as “stacked pay.” Although we cannot be certain whether any of the zones contain hydrocarbons, the stacked pay approach reduces the risk of a dry hole. Additionally, we look for projects with access to existing infrastructure to transport and process the products produced. Once we have conducted a full review of these factors and confirmed the viability of a project, we proceed with acquiring rights to the lands and resources. These lands may be acquired through direct acquisition of existing oil and gas production, leasehold acquisitions or farm-ins.

Projects

We have initiated the development of four oil-producing projects. For the month of May 2012, with the addition of production from the Koelsch #25-1 Well, our production averaged 37 Bopd on a net revenue interest basis. Our development plans may be delayed and are dependent on certain conditions, including the receipt of necessary permits, the ability to obtain adequate financing and weather conditions. Uncertainties associated with these factors could result in unexpected delays. In addition, the feasibility of a number of the projects described below is still subject to further geological testing and/or drilling to determine whether commercial quantities of hydrocarbons are present.

In addition to the projects currently under development, we intend to initiate the development of additional projects from time to time. However, the number of projects we initiate each year will depend on a number of factors, including the availability of adequate financing, the availability of mineral leases, the demand for oil and gas, the number of projects we have under development, and our available resources to devote to our project development efforts.

The current status of each of our projects is described below:

Kansas/Oklahoma

We hold rights with respect to five projects in Kansas and one project in Oklahoma. These projects are described below:

Bull Project

The Bull Project is located in Kay County, Oklahoma, an area where oil and gas has been produced since the 1920s. The Bull Project consists of 40 acres, situated between two fields that have each produced more than 25 million barrels of oil according to data maintained by the Oklahoma Corporation Commission. Several different formations on this 40-acre project have produced oil in the past and are still capable of producing today. The Bull Project contains one shut-in well and one saltwater disposal well. We own a 95% working interest in the Bull Project.

Based upon recent engineering evaluations, we have determined that the Bull #2-16 Wilcox reservoirs have good probable reserves.

Perth Project

The Perth Project is located in Sumner County, Kansas. The Perth Project was discovered in 1945, and has produced a total of 1.84 million barrels of oil from the Wilcox Formation based on information maintained by the Kansas Corporation Commission (the “KCC”). The field was mostly abandoned in the 1980s. Our research indicates that this field has high water content that is compatible with our production methodology and has the potential of producing a significant amount of additional oil. There are also other zones in this field, which have not been fully tested, that we believe could contain additional reserves. These zones include Lansing/Kansas City, Mississippi, and Arbuckle.

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We have drilled and completed two production wells in the Wilcox Formation and equipped the wells with submersible pumps. We have also drilled a high-capacity saltwater disposal well, in the lower portions of the Arbuckle zone, to facilitate the production of the Wilcox Formation. We own a 75% working interest in the Perth Project, which incorporates 480 acres. For our next phase of operations, we intend to drill a new production well, and possibly reconfigure the AJ Dowis #1 Well, a well that was originally drilled in 1945, and is currently shut-in.

South Haven Project

The South Haven Project is located in Sumner County, Kansas. The South Haven Field was discovered in 1954 and produced over 600,000 barrels of oil through 1977, when the field was abandoned, according to data maintained by the KCC. All of the oil production came from the Wilcox Formation. Our research indicates that this field has high water content compatible with our production methodology. We believe that the South Haven Project has the capability of producing substantially more oil than has been produced in the past. There has been evidence of petrochemicals present during testing of the project. However we have not conducted any operations in the Layton, Cleveland, or Mississippi Chat Formations. We own a 100% working interest in the South Haven Project, which incorporates 406 acres. The project currently contains one shut-in well, and our drilling plans call for drilling four new production wells and a saltwater disposal well.

Koelsch Project

The Koelsch Project consists of the Koelsch Leases and the Prescott Lease, which are located in Stafford County, Kansas. The Koelsch Leases consists of 560 acres of which we own a 73.50% working interest, with the exception of the Koelsch #25-1 Well of which we own 71.50% working interest. The Prescott Lease consists of 80 acres of which we own a 52.50% working interest. This field was discovered in 1952 and has produced over 500,000 barrels of oil with some reported gas production, according to data maintained by the KCC. The Arbuckle reservoir in this field has been largely abandoned since 1957. We believe that the Koelsch Project has the capability of producing substantially more oil than has been produced in the past. In January 2012, we drilled the Koelsch #25-1 Well which went into production in April 2012. In June 2012, we put the Prescott #25-6 well into production. Our plans relating to the Koelsch Project include: i) drilling two new production wells in the Arbuckle reservoir zone; ii) reconfiguring two existing shut-in wells in the Arbuckle reservoir zone; iii) drilling two new production wells in the Mississippi zone; iv) reconfiguring an existing saltwater disposal well; and v) drilling an additional saltwater disposal well.

Additionally, we have reviewed mud-log reports that indicate the presence of at least 22 shallow gas zones in the Koelsch Project, which exhibit low British Thermal Unit (“BTU”) content gas. The low BTU gas content of these wells is due in large part to significant Helium deposits together with nitrogen. Helium by itself is a valuable gas and if we desire to produce gas, the wells will require the installation of portable separation plants to extract Helium and waste nitrogen from the natural gas. This process is expected to increase the BTU content of the natural gas and create additional value from the sale of Helium.

Gorham Project

The Gorham Project is located in Russell County, Kansas. We currently have a 100% working interest in a total of 1,218 acres. The project was discovered in 1926 and has produced approximately 98,000,000 barrels of oil for former producers, 67% of which has come from the Upper Arbuckle and Reagan Reservoirs, and 25% of which has come from the Lansing/Kansas City formation, according to data maintained by the KCC. Our research indicates that this field has high water content compatible with our production methods and has the potential to produce more oil than has previously been produced. Other formations with potential for future production include the Lansing/Kansas City, Tarkio, Topeka, Lower Arbuckle, Gorham Sand and the weathered granite basement rocks. The field currently contains seven producing wells. We intend to drill seven new wells, reconfigure the 15 existing shut-in wells in the Arbuckle Reservoir, reconfigure one of the three existing saltwater disposal wells, and drill two new saltwater disposal wells. Extended plans call for the drilling of as many as 33 new Arbuckle/Reagan or Gorham Sand wells, and as many as seven new saltwater disposal wells.

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Trapp Project

The Trapp Project is located in Russell and Barton Counties in Kansas. The Trapp Project is the largest producing oil field in Kansas and has produced approximately 299,000,000 barrels of oil with very little reported gas production for previous producers, according to data maintained by the KCC. This oil has been obtained almost exclusively from the upper two to 15 feet of the Arbuckle formation. Our research indicates that this field has high water content which is compatible with our production methodology. As a result of our water extraction capabilities, we have the potential to produce additional oil and add reserves relating to the Trapp Project. We believe that substantially more productive area exists within the Arbuckle zone, previously categorized as PUD.

The Hoffman lease is located in a portion of the Trapp Project. We own a 100% working interest in the Hoffman lease. This project consists of 160 acres with respect to which we lease 100% of the mineral rights. The Hoffman lease contains four wells, including one producing well, two shut-in wells, and one saltwater disposal well. We plan to drill two new wells on the Hoffman lease.

Utah/Wyoming

Fountain Green Project – Central Utah Overthrust

The Fountain Green Project is currently owned by Hewitt Utah Overthrust Partners (“HUOP”). Ownership in the Fountain Green Project has been split stratigraphically into two groups, deep rights and shallow rights. The working interest owners of the Fountain Green Project have defined deep rights as all stratigraphic intervals located below the Jurassic Twin Creek Formation, including the Jurassic Twin Creek Formation, and have defined shallow rights as all stratigraphic intervals located above, but not including, the Jurassic Twin Creek Formation. With respect to the Fountain Green Project, we currently own a 75.50% working interest in the deep rights, and a 37.75% working interest in the shallow rights for each well, with the exception of the first well we drill on the project. We will own a 34.75% working interest in the shallow rights of the first well in the Fountain Green Project.

 The Fountain Green Project consists of 10,282 acres along the Central Utah Overthrust in Sanpete County, Utah, with respect to which we lease 100% of the mineral rights. The Fountain Green Project has attractive oil and gas potential relating to multiple large subsurface anticlinal structures near Fountain Green, Utah indicated by surface geology, gravity data, geochemical evidence and seismic surveys. We believe this data suggests structural closure over several square miles with a high possibility of the presence of oil and gas under the acres leased by HUOP. This evidence is bolstered by discoveries southwest of Fountain Green, Utah and traces of oil in wells surrounding the project. The main productive zones of the Fountain Green Project are the Twin Creek and Navajo zones formations which are each repeated as three separate structures throughout the project, at approximate depths of 6,000, 9,000, and 12,000 feet, in separate locations on acres leased by us.

There are also shallow targets within the anticlinal fold on the eastern edge of Fountain Green Project’s leases at depths of 4,000 to 10,000 feet range. We believe the Entrada Sandstone and the Cretaceous zones of the Emery, Ferron, Tununk and Dakota formations hold possible reserves. We have identified several drilling locations where these zones could be tested simultaneously by drilling one well. These zones are accessible through conventional drilling techniques.

There are no wells currently on the Fountain Green Project. We plan to drill wells so that three overlapping Navajo layers in three different structures can be tested in one well, all within project boundaries. Our long-term development plans for the Fountain Green Project include drilling on 80-acre spacing in multiple reservoirs.

Liberty Project – Central Utah Overthrust

The Liberty Project is owned by multiple parties. We own a 28.40% working interest before payout (return of capital) and a 25% working interest after payout in the Liberty #1 Well, and a 58% working interest after payout in the remaining Liberty Project acreage. The Liberty #1 Well is currently in the completion stage of development.

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The Liberty Project incorporates 1,184 acres in which we lease, or own, 100% of the mineral rights. The Liberty Project is on the Paxton Thrust in the northernmost part of the Central Utah Overthrust in Juab County, Utah. We drilled the Liberty #1 Well in 2010, and as a result, we have discovered about 1,700 feet of hydrocarbon charged zone in the Twin Creek Limestone and the Navajo Sandstone, including oil, gas and condensates. These formations are naturally fractured, resulting in excellent permeability and enhanced secondary porosity. Petrographic analysis confirms the presence of gas and oil throughout the hydrocarbon charged zone, as well as 15% to 20% primary porosity in the Navajo Sandstone. The oil is similar to that of the Covenant Field and has been classified as coming from a Mississippian-aged source rock.

While the Liberty #1 Well was spud in April 2010, it remains in the completion stage of development. The initial drilling of the well resulted in formation damage. We have made four attempts at remediating this damage, but these attempts have so far been unsuccessful. Recently, we have evaluated our geological samples and our test results to determine optimal completion methods. We are presently drilling a sidetrack as a potential method of completing the Liberty #1 Well. After consultation and third-party analysis with industry experts, we believe this last phase of drilling in the Liberty #1 Well will prevent formation damage that had occurred previously.

Independence Project – Central Utah Overthrust

The Independence Project lies directly east of the Gunnison Thrust of the Central Utah Overthrust belt, in Sanpete County, Utah. We currently own a 49.50% working interest in the Moroni #1-AXZH Well and the surrounding 320 acre leasehold. In addition, we own a 20% working interest in approximately 4,680 leased acres surrounding the well. As disclosed in records maintained by the Utah Division of Oil, Gas and Mining, several wells in the area have had positive tests of oil and gas in Cretaceous zones. We believe that these Cretaceous zones have yet to be properly exploited.

In 1976, Hanson Oil Co., Inc. and True Oil, LLC drilled the Moroni #1-AXZH Well to a total depth of 21,260 feet looking for a Mississippian zone. During the drilling process, mud circulation was lost in the Tununk Shale at 11,551 feet. It took four months to drill past the Tununk Shale zone and install steel casing in the well. The well was later plugged. While lost circulation is a problem when drilling, it is also an indication that the reservoir has good porosity and permeability. During the four months of drilling in the Tununk Shale, oil flowed to the surface, which is an indication that a significant amount of hydrocarbons are likely present.

In 1996, Cimarron Energy, Inc. re-entered the Moroni #1-AXZH Well and drilled a vertical sidetrack in the well. During drilling, Cimarron measured a gas flare of 20,800 units in the Tununk Shale, in addition to oil flowing to the surface.

In 1998, Cimarron Energy, Inc. drilled five horizontal sidetracks in the Tununk Shale in the Moroni #1-AXZH Well. On Cimarron’s final failed attempt, its drill pipe became stuck. Limited perforations through the drill pipe in the Tununk Shale have tested as much as 720 Bopd, but such rates were only sustained for one to two hours at a time. Severe mechanical constrictions and formation damage have combined to make the Moroni #1-AXZH Well non-economical in its current mechanical configuration and have led to the well being shut-in. We plan to reconfigure the Moroni #1-AXZH Well in the future as well as drill additional production wells. We are also looking at options with other companies to allow them to farm-in wells on this project.

Spring Valley Project –Utah-Wyoming Overthrust

The Spring Valley project lies between the Anschutz Ranch and Pinedale Fields in Southwestern Wyoming, along the Utah-Wyoming Overthrust. We currently own 100% of the mineral rights in a 160 acre parcel of land, containing an active oil seep. Geological research into the project is ongoing. Plans to drill in this project have not yet been determined as we are awaiting the results of the geological research.

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Trends and Cycles

Over the past several years, the prices for oil and gas have been volatile. We expect this volatility to continue. Prolonged increases or decreases in the price of oil and gas could have a significant impact on our results of operations and our ability to execute our business plan. There is a strong relationship between energy commodity prices and access to both equipment and personnel. High commodity prices also affect the cost structure of services which may impact our ability to accomplish drilling, completion and equipping goals in a timely fashion. In addition, weather patterns are unpredictable and can cause delays in implementing and completing projects.

The oil and gas business is cyclical by nature, due to the volatility of oil and gas commodity pricing as described above. Additionally, seasonal interruptions in drilling and construction operations can occur but are expected and accounted for in the budgeting and forecasting process.

Competitive Conditions

We actively compete for reserve acquisitions, exploration leases, licenses and concessions and skilled industry personnel with a substantial number of competitors in the oil and gas industry, many of whom have significantly greater financial resources than our Company. Competitors include major integrated oil and gas companies, numerous other independent oil and gas companies and individual producers and operators.

The oil industry is highly competitive. Our competitors for the acquisition, exploration, production and development of oil and gas properties, and for capital to finance such activities, include companies that have greater financial and personnel resources than our Company.

Certain of our customers and potential customers are also exploring for oil and gas, and the results of such exploration efforts could affect our ability to sell or supply oil to these customers in the future. Our ability to successfully bid on and acquire additional property rights, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will be dependent upon developing and maintaining close working relationships with our future industry partners and joint operators, our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. Hiring and retaining technical and administrative personnel continues to be a competitive process. We believe our distinct competitive advantage is through our unique projects, our use of innovative scientific and engineering methods, and our integrated approach to generating and implementing drilling projects.

  Regulation of the Oil and Gas Industry

Our operations are substantially impacted by U.S. federal, state and local laws and regulations. In particular, oil and gas production and related operations are, or have been, subject to price controls, taxes and numerous other laws and regulations. All of the jurisdictions in which we plan to own or operate properties for oil and gas production have statutory provisions regulating the exploration for and production of oil and gas, including provisions related to permits for the drilling of wells, bonding requirements to drill or operate wells, the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, sourcing and disposal of water used in the drilling and completion process, and the abandonment of wells. Our operations are also subject to various conservation laws and regulations. These include regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in an area, and the unitization or pooling of oil and gas wells, as well as regulations that generally prohibit the venting or flaring of gas and that impose certain requirements regarding the ratability or fair appointment of production from fields and individual wells.

Failure to comply with applicable laws and regulations can result in substantial penalties and the regulatory burden on the industry in the U.S. and increases the cost of doing business and affects profitability. Additional proposals and proceedings that affect the oil and gas industry are regularly considered by Congress, states within the U.S., the Federal Energy Regulatory Commission (“FERC”), and U.S. federal and state courts. We cannot predict when or whether any such proposals may become effective or the costs of complying therewith.

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Regulation of Transportation and Sales of Oil

Sales of crude oil, condensate and gas liquids are not currently regulated and are made at negotiated prices. Nevertheless, Congress could re-enact price controls in the future.

Sales of crude oil will be affected by the availability, terms and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate and access regulation. The FERC regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. In general, interstate oil pipeline rates must be cost-based, although settlement rates agreed to by all shippers are permitted and market based rates may be permitted in certain circumstances. Effective January 1, 1995, the FERC implemented regulations establishing an indexing system (based on inflation) for transportation rates for oil that allowed for an increase or decrease in the cost of transporting oil to the purchaser. A review of these regulations by the FERC in 2000 was successfully challenged on appeal by an association of oil pipelines. On remand, the FERC in February 2003 increased the index ceiling slightly, effective July 2001. Following the FERC’s five-year review of the indexing methodology, the FERC issued an order in 2006 increasing the index ceiling.

Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect operations in any way that is of material difference from those of competitors who are similarly situated.

Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all similarly situated shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines’ published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to similarly situated competitors.

Regulation of Transportation and Sales of Natural Gas

Historically, the transportation and sale for resale of natural gas in interstate commerce has been regulated by the FERC under the Natural Gas Act of 1938 (“NGA”), the Natural Gas Policy Act of 1978 (the “NGPA”), and regulations issued under those statutes. In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at market prices, Congress could re-enact price controls in the future. Deregulation of wellhead natural gas sales began with the enactment of the NGPA and culminated in adoption of the Natural Gas Wellhead Decontrol Act which removed all price controls affecting wellhead sales of natural gas effective January 1, 1993.

Regulation of Production

The production of oil and gas is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. The jurisdictions in which we anticipate operating have regulations governing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum allowable rates of production from oil and gas wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil and gas that we can produce from and to limit the number of wells or the locations at which we can drill, although we can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each jurisdiction generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids.

The failure to comply with these rules and regulations can result in substantial penalties. Competitors in the oil and gas industry are subject to the same regulatory requirements and restrictions that affect our operations.

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Other Federal Laws and Regulations Affecting the Industry

The Energy Policy Act of 2005 (the “EPAct2005”) is a comprehensive compilation of tax incentives, authorized appropriations for grants and guaranteed loans, and significant changes to the statutory policy that affects all segments of the U.S. energy industry. Among other matters, EPAct2005 amends the NGA to add an anti-manipulation provision which makes it unlawful for any entity to engage in prohibited behavior to be prescribed by FERC, and furthermore provides FERC with additional civil penalty authority. EPAct2005 provides the FERC with the power to assess civil penalties of up to $1,000,000 per day for violations of the NGA and increases the FERC’s civil penalty authority under the NGPA from $5,000 per violation per day to $1,000,000 per violation per day. The civil penalty provisions are applicable to entities that engage in the sale of natural gas for resale in interstate commerce. On January 19, 2006, FERC issued Order No. 670, a rule implementing the anti-manipulation provision of EPAct2005, and subsequently denied rehearing. The rule makes it unlawful for any entity, directly or indirectly, in connection with the purchase or sale of natural gas subject to the jurisdiction of FERC, or the purchase or sale of transportation services subject to the jurisdiction of FERC, (1) to use or employ any device, scheme or artifice to defraud; (2) to make any untrue statement of material fact or omit to make any such statement necessary to make the statements made not misleading; or (3) to engage in any act, practice, or course of business that operates as a fraud or deceit upon any person. The new anti-manipulation rules do not apply to activities that relate only to intrastate or other non-jurisdictional sales or gathering, but do apply to activities of gas pipelines and storage companies that provide interstate services, such as Section 311 service, as well as otherwise non-jurisdictional entities to the extent the activities are conducted “in connection with” gas sales, purchases or transportation subject to FERC jurisdiction, which now includes the annual reporting requirements under Order 704. The anti-manipulation rules and enhanced civil penalty authority reflect an expansion of FERC’s NGA enforcement authority. Should we fail to comply with applicable FERC administered statutes, rules, regulations, and orders, we could be subject to substantial penalties and fines.

FERC Market Transparency Rules

On December 26, 2007, FERC issued a final rule on the annual natural gas transaction reporting requirements, as amended by subsequent orders on rehearing, or Order No. 704. Under Order No. 704, wholesale buyers and sellers of more than 2.5 Million British Thermal Units (“MMBTU”) of physical natural gas in the previous calendar year, including interstate and intrastate natural gas pipelines, natural gas gatherers, natural gas processors, natural gas marketers and natural gas producers, are required to report, on May 1 of each year beginning in 2009, aggregate volumes of natural gas purchased or sold at wholesale in the prior calendar year to the extent such transactions utilize, contribute to or may contribute to the formation of price indices. In order to provide respondents time to implement new regulations to Order No. 704, the FERC extended the deadline for calendar year 2009 until October 1, 2010. The report for calendar year 2010 and subsequent years remains May 1 of the following calendar year. It is the responsibility of the reporting entity to determine which individual transactions should be reported based on the guidance of Order No. 704. Order No. 704 also requires market participants to indicate whether they report prices to any index publishers and, if so, whether their reporting complies with FERC’s policy statement on price reporting.

 Additional proposals and proceedings that might affect the natural gas industry are pending before Congress, FERC and the courts. We cannot predict the ultimate impact of these or the above regulatory changes to our natural gas operations. We do not believe that we would be affected by any such action materially differently than similarly situated competitors.

Environmental, Health and Safety Regulation

Exploration, development and production operations will be subject to various federal, state and local laws and regulations governing health and safety, the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may, among other things, require the acquisition of permits to conduct exploration, drilling and production operations; govern the amounts and types of substances that may be released into the environment in connection with oil and gas drilling and production; restrict the way we handle or dispose of wastes; limit or prohibit construction or drilling activities in sensitive areas such as wetlands, wilderness areas or areas inhabited by endangered or threatened species; require investigatory and remedial actions to mitigate pollution conditions caused by operations or attributable to former operations; and impose obligations to reclaim and abandon well sites and pits. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations and the issuance of orders enjoining some or all operations in affected areas.

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These laws and regulations may also restrict the rate of oil and gas production below the rate that would otherwise be possible. The complexity and comprehensive nature of the environmental laws and regulations affecting the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. Additionally, the Congress and federal and state agencies frequently revise environmental, health and safety laws and regulations, and any changes that result in more stringent and costly waste handling, disposal, cleanup and remediation requirements for the oil and gas industry could have a significant impact on operating costs.

The trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, particularly under air quality and water quality laws and standards, and thus, any changes in environmental laws and regulations or re-interpretation of enforcement policies that result in more stringent and costly waste handling, storage, transport, disposal, or remediation requirements, could have a material adverse effect on operations and financial position. Of particular note, the U.S. Environmental Protection Agency (“EPA”) has recently made the enforcement of environmental laws in the oil and gas exploration and production sector a formal enforcement priority. Increased compliance costs may not be able to be passed on to purchasers or customers. Moreover, accidental releases or spills may occur in the course of operations, and we cannot assure prospective investors that we will not incur significant costs and liabilities as a result of such releases or spills, including any third-party claims for damage to property, natural resources or persons.

Hazardous Substances and Waste

The Comprehensive Environmental Response, Compensation, and Liability Act, as amended, (“CERCLA”), also known as the Superfund law, and comparable state laws impose liability without regard to fault or the legality of the original conduct on certain classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include current and prior owners or operators of the site where a release occurred and entities that disposed or arranged for the disposal for the hazardous substances found at the site. Under CERCLA, these “responsible persons” may be subject to joint and several, strict liability for the costs of cleaning up hazardous substances that have been released into the environment, for damages to natural resources, and for the cost of certain health studies. CERCLA also authorizes the EPA and, in some instances, third parties to act in respect to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances or other pollutants into the environment. The Company’s operations will generate materials that may be regulated as hazardous substances.

We anticipate that the operations will also generate solid and hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act, as amended (the “RCRA”), and comparable state statutes. RCRA imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. We anticipate that our operations will generate petroleum hydrocarbon wastes and ordinary industrial wastes that may be regulated as hazardous wastes.

We own or lease and, in connection with future acquisitions, we anticipate that we will acquire, properties that have been used for numerous years to explore and produce oil and gas. Hydrocarbons and wastes may have been disposed of or released on or under the properties owned or leased by us or on or under other locations where these hydrocarbons and wastes have been taken for treatment or disposal. In addition, certain of these properties may have been operated by third parties whose treatment and disposal or release of hydrocarbons and wastes was not under our control. These properties and wastes disposed thereon may be subject to CERCLA, RCRA and analogous state laws. Under these laws, we could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators), to clean up contaminated property (including contaminated groundwater) and to perform remedial operations to prevent future contamination.

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Air Emissions

The Clean Air Act, as amended, and comparable state laws and regulations restrict the emission of air pollutants from many sources and also impose various monitoring and reporting requirements. These laws and regulations may require us to obtain pre-approval for the construction or modification of certain projects or facilities expected to produce or significantly increase air emissions, obtain and strictly comply with stringent air permit requirements or utilize specific equipment or technologies to control emissions. Obtaining permits has the potential to delay the development of oil and gas projects. In addition, the EPA and state regulators are developing a number of regulatory changes (including the EPA’s new compressor engine emissions standards and the potential aggregation of exploration and production-related emissions sources to make what have historically been multiple “minor” sources into larger “major” sources) that may significantly increase the regulatory burdens and costs of U.S. oil and gas exploration.

Climate Change

In response to certain scientific studies suggesting that emissions of certain gases, commonly referred to as “greenhouse gases” and including carbon dioxide and methane, are contributing to the warming of the Earth’s atmosphere and other climatic changes, the U.S. Congress has been actively considering legislation to reduce such emissions. On June 26, 2009, the U.S. House of Representatives passed the American Clean Energy and Security Act of 2009 (the “ACESA”), which would establish an economy-wide cap-and-trade program to reduce U.S. emissions of “greenhouse gases” including carbon dioxide and methane that may contribute to warming of the Earth’s atmosphere and other climatic changes. ACESA would require a 17% reduction in greenhouse gas emissions from 2005 levels by 2020 and just over an 80% reduction of such emissions by 2050. Under this legislation, the EPA would issue a capped and steadily declining number of tradable emissions allowances to major sources of greenhouse gas emissions so that such sources could continue to emit greenhouse gases into the atmosphere. These allowances would be expected to escalate significantly in cost over time. The U.S. Senate considered pursuing its own legislation for restricting domestic greenhouse gas emissions and President Obama has indicated his support of legislation to reduce greenhouse gas emissions through an emission allowance system. Although it is not possible at this time to predict when the Senate may act on climate change legislation or how any bill passed by the Senate would be reconciled with ACESA, any future federal laws or implementing regulations that may be adopted to address greenhouse gas emissions could require us to incur increased operating costs and could adversely affect demand for the oil and gas produced.

In addition, on December 15, 2009, the EPA published its finding that emissions of greenhouse gases presented an endangerment to human health and the environment. These findings by the EPA allow the agency to proceed with the adoption and implementation of regulations that would restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act. Consequently, the EPA proposed two sets of regulations that would require a reduction in emissions of greenhouse gases from motor vehicles and could trigger permit review for greenhouse gas emissions from certain stationary sources. On October 30, 2009, the EPA also published a final rule requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the U.S. beginning in 2011 for emissions occurring in 2010. On March 23, 2010, the EPA announced a proposal to expand its final rule on greenhouse gas emissions reporting to include owners and operators of onshore oil and gas production. If the proposed rule is finalized in its current form, reporting of greenhouse gas emissions from such onshore production would be required on an annual basis beginning in 2012 for emissions occurring in 2011. The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of greenhouse gases from, equipment and operations could require us to incur costs to reduce emissions of greenhouse gases associated with operations or could adversely affect demand for the oil and gas produced.

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Even if such legislation is not adopted at the national level, more than one-third of the states have begun taking actions to control and/or reduce emissions of greenhouse gases, primarily through the planned development of greenhouse gas emission inventories and/or regional greenhouse gas cap and trade programs. Although most of the state-level initiatives have to date focused on large sources of greenhouse gas emissions, such as coal-fired electric plants, it is possible that smaller sources of emissions could become subject to greenhouse gas emission limitations or allowance purchase requirements in the future. Any one of these climate change regulatory and legislative initiatives could have a material adverse effect on our business, financial condition and results of operations.

Water Discharges

The Federal Water Pollution Control Act, as amended, or the Clean Water Act, and analogous state laws impose restrictions and strict controls regarding the discharge of pollutants into navigable waters. Pursuant to the Clean Water Act and analogous state laws, permits must be obtained to discharge pollutants into state waters or waters of the U.S. Any such discharge of pollutants into regulated waters must be performed in accordance with the terms of the permit issued by the EPA or the analogous state agency. Spill prevention, control and countermeasure requirements under federal law require appropriate containment berms and similar structures to help prevent the contamination of navigable waters in the event of a petroleum hydrocarbon tank spill, rupture or leak. In addition, the Clean Water Act and analogous state laws require individual permits or coverage under general permits for discharges of storm water runoff from certain types of facilities.

The Oil Pollution Act of 1990, as amended, (the “OPA”), which amends the Clean Water Act, establishes strict liability for owners and operators of facilities that are the site of a release of oil into waters of the U.S. The OPA and its associated regulations impose a variety of requirements on responsible parties related to the prevention of oil spills and liability for damages resulting from such spills. A “responsible party” under the OPA includes owners and operators of certain onshore facilities from which a release may affect waters of the U.S.

Employee Health and Safety

We are subject to a number of federal and state laws and regulations, including the federal Occupational Safety and Health Act, as amended (the “OSHA”), and comparable state statutes, whose purpose is to protect the health and safety of workers. In addition, the OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and comparable state statutes require that information be maintained concerning hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and citizens.

We are committed to conducting our activities in a manner that will safeguard the health and safety of our employees, contractors and the general public. Our management is responsible for providing and maintaining a safe work environment with proper procedures, training, equipment and programs to ensure that work is performed in compliance with accepted and legislated standards. Employees share the responsibility to work in a manner which safeguards themselves with equal concern for co-workers, contractors and the general public. We will administer a comprehensive health and safety program, which will include corporate commitment, risk assessment and monitoring, capability, development, emergency response plans and systems for incident reporting, tracking and investigation.

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Summary of Oil and Gas Reserves

The following table summarizes our estimated quantities of proved, probable and possible reserves as of January 1, 2012. See “Preparation of Reserves Estimates” on page 21 of this registration statement and Exhibit 99.4 attached hereto for additional information regarding our estimated proved reserves.

	Reserves Estimates as of January 1, 2012
Reserve Category	Oil (gross)	Oil (net)	Natural Gas (gross)	Natural Gas (net)
	mbbls	mbbls	mmcf	mmcf
PROVED
Developed	141	106	-	-
Undeveloped	992	745	465	348
TOTAL PROVED	1,133	851	465	348

PROBABLE
Developed	-	-	562	416
Undeveloped	3,891	2,906	5,240	3,586
TOTAL PROBABLE	3,891	2,906	5,802	4,002

POSSIBLE
Developed	-	-	-	-
Undeveloped	10,004	3,427	-	-
TOTAL POSSIBLE	10,004	3,427	-	-

During 2011, several factors impacted our total Proved Undeveloped Reserves. We modified the economic prices used in our engineering report from $3.282/MCF for gas, and $72.36/bbl for oil, to $4.163/MCF and $96.19/bbl respectively. We also removed several wells from our development plan, in order to reduce the demands on our Company relating to the management and financing of our planned development. We also sold several properties including our Boyd Field Leases in Barton County, Kansas, our Chase-Silica Field Leases in Rice County, Kansas, our H. Boxberger Lease in the Gorham Field in Russell County, Kansas, and a 26.5% working interest in the Koelsch Field in Stafford County, Kansas. Although our actual production in 2011 resulted in a small change in Proved Undeveloped Reserves, we have completed no significant work to convert Proved Undeveloped Reserves into Proved Developed Reserves.

 Estimated Future Income

The future net revenue set forth in our Pinnacle Reserve Report includes deductions for state production (severance) taxes. Future net income is calculated by deducting these taxes, future capital costs, and operating expenses, but before consideration of any state and/or federal income taxes. The future net income has not been adjusted for any outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income. The future net income has been discounted at various annual rates, including the standard 10%, to determine its “present worth.” The present worth is shown to indicate the effect of time on the value of money.

	Discounted Present Values (in thousands)
Category	0%	10%
Proved
Proved Developed	$5,196	$2,530
Proved Undeveloped	32,854	15,232
Total Proved	$38,050	$17,762

Probable
Probable Developed	$886	$640
Probable Undeveloped	174,898	87,379
Total Probable	$175,784	$88,019

Total Possible	$234,390	$153,886

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The reserve values in the table above are based upon the information found in the Pinnacle Reserve Report. The values are as of January 1, 2012, based on SEC Guidelines, and using fixed prices of $96.19/Bbl of oil and $4.163/Mcf of gas as set forth above.

Economic Assumptions

Pricing

In accordance with applicable requirements under SEC rules, estimates of our net proved reserves and future net revenues were determined according to the SEC pricing guidelines adjusted for an effective date of January 1, 2012. The regulations state that the prices for each product are to be calculated by using the unweighted arithmetic average of the first-day-of-the-month price for each month of the 12-month reporting period.

The price of natural gas is based on the NYMEX Henry Hub postings and the price of oil is based on NYMEX Cushing postings. For January 1, 2011 through December 31, 2011, the unweighted arithmetic average of the first-day-of-the-month price was $96.19 per Bbl for oil and $4.163 per Mcf for gas. Product prices for each well were adjusted from SEC prices to reflect estimated differentials, BTU content, field losses and usage, or gathering and processing costs.

For the evaluated Kansas properties, we receive $3.40/Bbl above posted NCRA Kansas Common pricing, which has a NYMEX (Cushing) oil differential of $7.00/Bbl; thus resulting in an oil price differential of ($3.60)/Bbl to NYMEX oil postings. For natural gas, prices are projected to be 75% of the NYMEX natural gas price, (25.0)% differential, based on prevailing area contracts. For the Utah properties, a ($10.00)/Bbl differential was applied to the economics.

Expenses and Production Taxes

Well operating expenses were estimated and provided by us to Pinnacle. Expenses were held constant going forward. For non-producing (including behind pipe) and undeveloped locations, capital and operating expenses were based on analogy wells and provided by us, and are reasonable based on producing areas, depths, formations, and projected activity.

If a property is calculated to be uneconomic based on rate, expenses, and pricing, then the rate, reserves, and expenses will show zero in the reserves and economic results. However, the operator of many of these wells may continue to produce oil or gas and we will realize income and expenses from the properties not captured in this evaluation.

Abandonment costs were assumed to be offset by future salvageable equipment values for our properties in Kansas and Oklahoma, which is a reasonable and common assumption for the activities projected and producing wells in the mid-continent region. With respect to our Utah properties, abandonment costs of $50,000 per well were included.

Severance and ad valorem taxes were applied to all wells in the economic evaluation. Severance (production) tax rates were based on applicable current state published rates for oil and gas. Ad valorem taxes on reserves and equipment vary by county within the states and were estimated to be 6% for the Kansas properties.

Preparation of Reserves Estimates

The Pinnacle Reserve Report was completed on January 18, 2012 and amended on June 27, 2012, representing our oil and gas properties as of January 1, 2012. The Pinnacle Reserve Report was prepared by Pinnacle based on a complete package of geology, production data, and other information provided by us. We accumulated historical production data for our wells, calculated historical lease operating expenses, obtained current lease ownership information, obtained authorizations for expenditures (“AFEs”) from our operations department and obtained geological and geophysical information from the geological department.

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The Company does not produce an internal engineering report, and instead provides all necessary information to a third-party engineer in connection with the preparation of a reserves and engineering evaluation. Our Geologist, Jeremiah J. Burton, provides all necessary empirical and interpreted data, including geological descriptions, cross sections, structure maps, isopach maps, well logs, and production histories for each well. This information is reviewed by our Chief Executive Officer, Douglas C. Hewitt, Sr., as well as our Independent Engineering Consultant, William A. Alexander. Operating expenses and AFEs are prepared by our operations department, and are reviewed by our Geologist, our Chief Executive Officer, and our Independent Engineering Consultant. All working interests and lease net revenue interests are reviewed by our General Counsel. Upon completion of the foregoing procedures, we provided the applicable information to Pinnacle for use in preparing the Pinnacle Reserve Report.

Jeremiah J. Burton, our Geologist, has almost fourteen years of experience in oil and gas exploration and production. Mr. Burton has held his position with the Company since July 2003. Prior to joining the Company, Mr. Burton held various positions in exploration geology, development planning, operations management, and environmental permitting with Flying J Oil and Gas Inc., and The Shipley Group, LLC. Mr. Burton received a Bachelor of Science degree in Geology from Utah State University in 1998. He has been a member of the American Association of Petroleum Geologists and the Utah Geological Association for over thirteen years.

William A. "Bill" Alexander Jr., our Independent Engineering Consultant has in excess of 50 years of experience in petroleum engineering, geology and operations. Mr. Alexander has gained experience by roughnecking, participating in seismic data acquisition, surveying, engineering and geologic data gathering and analysis. Mr. Alexander obtained a degree in mining engineering (petroleum option) from the University of Wisconsin in 1960. He has worked with Shell Oil Co., Kirby Exploration, and has worked as a consultant in the oil and gas industry since 1974. He has worked in many of the oil and gas fields in the U.S., as well as the Middle East, North Sea and Columbia.

The geological and production data prepared by our Geologist and operations department was provided to Pinnacle for use in generating the Pinnacle Reserve Report. Pinnacle uses the data provided by us, as well as other publicly available data for our properties and surrounding properties to estimate our reserves. Our Chief Executive Officer, along with our Independent Engineering Consultant and internal Geologist, conducted a final review of the Pinnacle Reserve Report and the assumptions relied upon therein.

Pinnacle is licensed as a Registered Professional Engineering Firm in the states of Oklahoma and Texas. The managing engineer at Pinnacle primarily responsible for overseeing the preparation of estimates of our reserves is a Registered Professional Engineer in the States of Oklahoma and Texas, is a member of the Society of Petroleum Economic Evaluators, is certified by The National Council of Examiners for Engineering and Surveying, is a qualified reserves evaluator and reserves auditor under Canadian law, and holds a Bachelor of Science degree in Petroleum Engineering from the University of Tulsa.

Evaluation of Reserves

The reserves and values included in the Pinnacle Reserve Report are estimates only and should not be construed as being exact quantities. The reserve estimates were performed using accepted engineering practices and were primarily based on historical rate decline analysis for existing producers. As additional pressure and production performance data becomes available, reserve estimates may increase or decrease in the future. The revenue from such reserves and the actual costs related thereto may be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the prices actually received for the reserves included in the report and the costs incurred in recovering such reserves may vary from the price and cost assumptions referenced. Therefore, in all cases, estimates of reserves may increase or decrease as a result of future operations.

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Remaining recoverable reserves are those quantities of petroleum that are anticipated to be commercially recovered from known accumulations from a given date forward. All reserve estimates involve some degree of uncertainty depending primarily on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty is conveyed by classifying reserves as proved reserves (as defined above) or unproved.

The estimated reserves and revenues shown in the Pinnacle Reserve Report were determined by SEC standards for proved, probable, and possible reserve categories. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing for the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. A project to extract hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable period.

Proved developed reserves (“PDPs”) are those reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional crude oil and natural gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included in “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved developed non-producing (“PNP”) reserves include reserves from zones that have been penetrated by drilling but have not produced sufficient quantities to allow material balance or decline curve analysis with a high degree of confidence. This category includes proved developed behind-pipe (“PNPBP”) zones and tested wells awaiting production equipment (PNP).

Proved undeveloped reserves (“PUDs”) are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Proved reserves or reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

Drilling Activities

Since our inception, our drilling activity relates to three wells: (i) the Liberty #1 Well, which we drilled starting in April 2010 and is currently in the completion stage of development; (ii) the Koelsch #25-1 Well, which we drilled starting in January 2012 and is now in production; and (iii) the Prescott #25-6 Well, which we began drilling in May 2012 and is now in production. Since our inception, we have not drilled any dry exploratory or dry development wells.

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While the Liberty #1 well was spud in April 2010, it remains in the completion stage of development. The initial drilling of the well resulted in formation damage. We have made four attempts at remediating this damage, but these attempts have so far been unsuccessful. Since our last attempt at completion, we have evaluated our geological samples and our test results to determine optimal completion methods. Additional completion activities in the Liberty #1Well began on May 16, 2012.

Oil and Gas Properties, Wells, Operations and Acreage

Productive Wells

We started acquiring properties in January 2009. Since that time we have focused on acquiring leases and developing minimal field production in order to maintain our leases. To date, we have made no investments to convert proved undeveloped reserves to proved developed reserves, and there have been no changes in proved undeveloped reserves that have occurred since January 1, 2012. Subject to permitting and adequate financing, we plan to return to each field and commence drilling or complete additional wells over the next three years.

The following table summarizes, as of June 29, 2012, our producing, shut-in, saltwater disposal wells and wells currently in the drilling or completion stage of development.

	Producing		Shut-In		SWD		Drill/Comp(3)
	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)
Proved	12.00	10.74	23.00	21.25	7.00	6.23	1.00	0.25

(1) “Gross” is a well in which we own a working interest.

(2) “Net” is deemed to exist when the sum of fractional ownership working interests in gross wells equals one.

(3) The well referred to in the drilling and completing category is the Liberty #1 Well, described previously.

Acreage

As of June 29, 2012, we own leases in Kansas, Oklahoma, Utah and Wyoming. Information about our leases is shown below:

	Undeveloped		Developed		Total
	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)
Utah/Wyoming	16,627	9,581	-	-	16,627	9,581
Kansas/ Oklahoma	-	-	2,946	2,637	2,946	2,637
Total	16,627	9,581	2,946	2,637	19,573	12,218

(1) “Gross” means the total number of acres in which we have a working interest.

(2) “Net” means the aggregate of the percentage working interests of the Company.

Our Production History and Costs of Production

The following table presents information about our produced oil volumes during the three months ended March 31, 2012 compared to March 31, 2011, and the year ended December 31, 2011 compared to the year ended December 31, 2010, and to the year ended December 31, 2009. We did not produce natural gas during the three months ended March 31, 2012 or the years ended December 31, 2011, 2010 and 2009. We produced no oil or gas in 2008. As of March 31, 2012, we were selling oil from a total of 11 gross wells (approximately 10.2 net wells). All data presented below is derived from accrued revenue and production volumes for the relevant period indicated.

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	Three Months Ended March 31,		Years Ended December 31,
	2012	2011	2011	2010	2009
Net Production:
Oil (Bbl)	2,295	2,563	7,161	7,990	4,865
Natural Gas (Mcf)	-	-	-	-	-
Barrel of Oil Equivalent (Boe)	2,295	2,563	7,161	7,990	4,865

Average Sales Price:
Oil (per Bbl)	$95.80	$100.08	$99.51	$73.48	$56.45

Average Production Costs:
Oil (per Bbl)	$112.31	$34.71	$143.04	$118.35	$67.38

Delivery Commitments

We have not entered into any commitments for the sale of crude oil or natural gas. We have made arrangements with two refineries in Kansas for the delivery of our oil on a spot price basis.

ITEM 1A. RISK FACTORS

Our business operations and the implementation of our business strategy are subject to significant risks inherent in our business, including, without limitation, the risks and uncertainties described below. The occurrence of any one or more of the risks or uncertainties described below could have a material adverse effect on our consolidated financial condition, results of operations and cash flows and could cause actual results to differ materially from the results contemplated by the forward-looking statements contained in this registration statement. While we believe we have identified and discussed below the key risk factors affecting our business, there may be additional risks and uncertainties that are not presently known or that are not currently believed to be significant that may adversely affect our business, operations, industry, financial position and financial performance in the future. Because of the following risks and uncertainties, as well as other variables affecting our operating results, past financial performance should not be considered a reliable indicator of future performance and historical trends may not be consistent with results or trends in future periods. Our consolidated financial statements and the notes thereto and the other information contained in this registration statement should be read in connection with the risk factors discussed below.

Risks Related to Our Business

Our independent registered public accounting firm’s report on our financial statements questions our ability to continue as a going concern.

Our independent registered public accounting firm’s report on our financial statements for the years ended December 31, 2011 and 2010 expresses doubt about our ability to continue as a going concern. The report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern due to substantial losses from operations, negative working capital, negative cash flow, and the lack of sufficient capital, as of the date the report was issued, to support our planned capital expenditures to continue our drilling programs.

We can provide no assurance that we will be able to obtain sufficient additional financing that we need to develop our properties and alleviate doubt about our ability to continue as a going concern. If we are able to obtain sufficient additional financing proceeds, we cannot be certain that this additional financing will be available on acceptable terms, if at all. To the extent we raise additional funds by issuing equity securities our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct business. Inclusion of a “going concern qualification” in the report of our independent accountants or any future report may have a negative impact on our ability to obtain financing and may adversely impact our stock price.

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We have a limited operating history and negative operating cash flows, which may make it difficult to evaluate our business prospects.

An investment in our securities is subject to certain risks related to the nature of our business in the acquisition, exploration, development and production of oil resources in the United States and our early stage of development. Our business operations must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the oil and gas industry. We first generated revenues from operations in the fiscal year ended December 31, 2009. There can be no assurance that our business operations will prove to be successful in the long-term. Our future operating results will depend on many factors, including:

•	our ability to raise adequate working capital;
•	success of our development and exploration;
•	demand for oil and gas;
•	the level of our competition;
•	our ability to attract and maintain key management and employees; and
•	our ability to efficiently explore, develop and produce sufficient quantities of marketable oil or gas in a highly competitive and speculative environment while maintaining quality and controlling costs.

To sustain profitable operations in the future, we must, alone or with others, successfully manage the factors stated above, as well as continue to develop ways to enhance our production efforts. Despite our best efforts, we may not be successful in our exploration or development efforts, or obtain required regulatory approvals. There is a possibility that some of our wells may never produce oil or gas.

We will have substantial capital requirements that, if not met, may hinder our growth and operations.

Our future growth depends on our ability to make large capital expenditures for the exploration and development of our oil and gas properties. Future cash flows and the availability of financing will be subject to a number of variables, such as:

•	the success of drilling and exploration;
•	success in locating and producing new reserves; and
•	prices of oil and gas.

Additional financing sources may be required in the future to fund developmental and exploratory drilling. Issuing equity securities to satisfy our financial requirements could cause substantial dilution to our existing stockholders and may result in a change of control. Debt financing could lead to:

•	a substantial portion of operating cash flow being dedicated to the payment of principal and interest;
•	increased vulnerability to competitive pressures and economic downturns; and
•	restrictions on our operations.

Financing might not be available in the future, or we might not be able to obtain necessary financing on acceptable terms, if at all. If sufficient capital resources are not available, we might be forced to curtail drilling and other activities or be forced to sell some assets on an untimely or unfavorable basis, which could have a material adverse affect on our business, financial condition and results of operations.

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The loss of our directors or key management and technical personnel or our inability to attract and retain experienced technical personnel could adversely affect our ability to operate our business.

We depend, to a large extent, on the efforts and continued employment of our senior management team. At this time, the loss of certain key individuals could adversely affect our business operations. Successful exploration, development and commercialization of oil and gas interests rely on a number of factors, including the technical skill of the personnel involved. Our success will depend, in part, on the performance of our key managers and consultants. Failure to attract and retain managers, consultants and other key personnel with the necessary skills and experience could have a materially adverse effect on our growth and profitability.

We may be unable to acquire or develop additional reserves, in which case our results of operations and financial condition would be adversely affected.

In general, production from oil and gas properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we are not successful in our exploration and development activities or in acquiring additional properties containing proved reserves, our proved reserves will decline as reserves are produced. Our future oil and gas production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

To the extent cash flow from operations is reduced, either due to a decrease in prevailing prices for oil and gas or an increase in exploration and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.

Our oil and gas reserves, production, and cash flows to be derived therefrom are highly dependent on our ability to successfully acquire or discover new reserves. Without the continual addition of new reserves, any existing reserves we may have at any particular time and the production therefrom will decline over time as such existing reserves are exploited. A future increase in our reserves will depend not only on our ability to develop any properties we may have from time to time, but also on our ability to select and acquire suitable producing properties or projects. There can be no assurance that our future exploration and development efforts will result in the discovery and development of additional commercial accumulations of oil and gas. Competition may also be presented by alternate fuel sources.

Our projects may be adversely affected by risks outside of our control including labor unrest, civil disorder, war, subversive activities or sabotage, fires, floods, explosions or other catastrophes, epidemics or quarantine restrictions.

We depend on drilling partners for the successful development and exploitation of certain oil and gas properties in which we hold an interest.

While we operate a majority of our oil and gas properties, we do not operate all oil and gas properties in which we hold an interest. As a result, we have limited influence and control over the operation of properties we do not operate. The success and timing of drilling, development and exploitation activities on properties operated by others depend on a number of factors that are beyond our control, including the operator’s expertise and financial resources, approval of other participants for drilling wells and utilization of appropriate technology. If our drilling partners are unable or unwilling to perform, our financial condition and results of operation could be adversely affected.

We may not be insured against all of the operating hazards to which our business is exposed.

The ownership and operation of oil and gas wells, pipelines and facilities involve a number of operating and natural hazards which may result in blowouts, environmental damage and other unexpected or dangerous conditions resulting in damage to our properties and potential liability to third parties. We intend to employ prudent risk-management practices and maintain suitable liability insurance, where available. We may become liable for damages arising from such events against which we cannot insure or against which we may elect not to insure because of high premium costs or other reasons. Costs incurred to repair such damage or pay such liabilities could have a material adverse effect on us, our operations and financial condition.

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Our properties may be subject to title claims in the future.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense. While it is our practice to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate. If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.

We may be exposed to third-party credit risk and defaults by third parties could adversely affect us.

We are or may be exposed to third-party credit risk through our contractual arrangements with our current or future joint venture partners, marketers of our petroleum production and other parties. In the event such entities fail to meet their contractual obligations to us, such failures could have a material adverse effect on us and our funds from operations.

Issuance of debt may adversely affect operating results.

From time to time, we may enter into transactions to acquire the assets or ownership interests of other companies. These transactions may be financed partially or wholly with debt, which may increase our debt levels above industry standards. Neither our articles of incorporation nor our by-laws limit the amount of indebtedness that we may incur. The level of our indebtedness from time to time could impair our ability to obtain additional financing, on a timely basis, needed to take advantage of business opportunities that may arise.

 We may fail to realize anticipated benefits of acquisitions and dispositions.

We may make acquisitions and dispositions of businesses and assets in the ordinary course of business. Achieving the benefits of acquisitions depends, in part, on successfully consolidating functions and integrating operations and procedures in a timely and efficient manner as well as the ability to realize the anticipated growth opportunities and synergies from combining the acquired businesses and operations with ours. The integration of acquired businesses may require substantial management effort, time and resources and may divert management’s focus from other strategic opportunities and operational matters. Management continually assesses the value and contribution of services provided and assets required to provide such services. In this regard, non-core assets are periodically disposed of, so that we can focus our efforts and resources more efficiently. Depending on the state of the market for such non-core assets, certain of our non-core assets, if disposed of, could be expected to realize less than their carrying value on our financial statements.

Failure to adequately manage growth could have an adverse effect on business and operations.

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operations and financial systems and to expand, train and manage our employee base. Our inability to deal with this growth could have a material adverse impact on our business, operations and prospects.

The global economy has not fully recovered and unforeseen events may negatively impact our financial condition.

Market events and conditions including disruptions in the international credit markets and other financial systems and the deterioration of global economic conditions caused significant volatility to commodity prices over the last few years. The credit crisis and related turmoil in the global financial system may adversely impact our business and our financial condition. Our ability to access the capital markets may be restricted at a time when we would need to raise capital, which could adversely affect our ability to react to changing economic and business conditions. If the economic climate in the U.S. or the world generally deteriorates further, demand for petroleum products could diminish and prices for oil and gas could decrease, which could adversely impact our results of operations, liquidity and financial condition.

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Substantially all of our producing properties and operations are located in the west and mid-west of the United States, making us vulnerable to risks associated with operating in two major geographic areas.

All of our proved reserves and all of our expected oil and gas production are located in Oklahoma, Kansas and Utah. As a result, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by transportation capacity constraints, curtailment of production, availability of equipment, facilities, personnel or services, significant governmental regulation, natural disasters, adverse weather conditions, plant closures for scheduled maintenance or interruption of transportation of oil or gas produced from the wells in these areas. In addition, the effect of fluctuations on supply and demand may become more pronounced within specific geographic oil and gas producing areas which may cause these conditions to occur with greater frequency or magnify the effect of these conditions on us. Due to the concentrated nature of our portfolio of properties, a number of these properties could experience any of the same conditions at the same time, resulting in a relatively greater impact on our results of operations than they might have on other companies that have a more diversified portfolio of properties. Such delays or interruptions could have a material adverse effect on our financial condition and results of operations.

We are an emerging growth company, and have elected to delay the adoption of new or revised accounting standards until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are permitted to rely on exemptions from various reporting requirements including, but not limited to, the requirement to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, and the requirement to submit certain executive compensation matters to shareholder advisory votes such as “say on pay” and “say on frequency.”

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company up to the fifth anniversary of our first registered sale of common equity securities, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

During the period in which we qualify as an emerging growth company and elect to provide more limited disclosure as allowed by the JOBS Act, we cannot predict if investors will find our common stock less attractive as a result. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volitile.

Risks Related to our Industry

Drilling for and producing oil and gas are high-risk activities with many uncertainties that could adversely affect our business, financial condition or results of operation.

Oil operations involve many risks, many of which are beyond our control. Our long-term commercial success depends on our ability to find, acquire, develop and commercially produce oil and gas reserves. Without the continual addition of new reserves, our existing reserves and the production therefrom will decline over time as such reserves are exploited. A future increase in our reserves will depend not only on our ability to explore and develop our existing properties, but also on our ability to select and acquire suitable producing properties or projects. We can give no assurance that we will continue to locate satisfactory properties for acquisition or participation. Moreover, if we identify suitable properties for acquisition or participation, we may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations uneconomic. We have no assurance that we will discover or acquire further commercial quantities of oil and gas.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include:

•	unexpected drilling conditions,
•	delays in obtaining governmental approvals or consents,
•	shut-ins of connected wells resulting from extreme weather conditions,
•	insufficient storage or transportation capacity, or
•	other geological and mechanical conditions.

While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to adversely affect revenue and cash flow levels to varying degrees.

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Our oil exploration, development and production activities are subject to all the risks and hazards typically associated with such activities, including hazards such as fire, explosion, blowouts, cratering, sour gas releases and spills. Each of these hazards could result in personal injury or death, or substantial damage to oil and gas wells, production facilities, other property and the environment. In accordance with industry practice, we are not fully insured against all of these risks, nor are all such risks insurable. Although we maintain liability insurance in an amount that is considered consistent with industry practice, the nature of these risks is such that liabilities could exceed policy limits, in which event we could incur significant costs that could have a material adverse effect upon our financial condition. Our oil and gas production activities are also subject to all the risks typically associated with such activities, including encountering unexpected formations or pressures, premature decline of reservoirs and the invasion of water into producing formations. Losses resulting from the occurrence of any of these risks could have a material adverse effect on our future results of operations, liquidity and financial condition.

Upon a commercial discovery, market conditions or operational impediments may hinder our access to oil and gas markets or delay its production.

Upon a commercial discovery, the marketability of our production depends in part upon the availability, proximity and capacity of pipelines, trucks, railways, storage, gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, if drilling results are positive in certain areas, we would need to build production facilities to handle the potential volume of oil and gas produced. We might be required to shut in wells, at least temporarily, due to the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until we could make arrangements to deliver production to market.

Our ability to produce and market oil and gas is affected and also may be harmed by:

•	the lack of transportation, storage, pipeline transmission facilities or carrying capacity;
•	government regulation of oil and gas production;
•	government transportation, tax and energy policies;
•	changes in supply and demand; and
•	general economic conditions.

Profitability and cash flow of our operations will be dependent upon the market price of oil and gas. Prices for oil and gas have fluctuated widely, particularly in recent years and are likely to continue to be volatile in the future.

Oil and gas prices fluctuate significantly in response to regional, national and global supply and demand factors beyond our control. These factors include, but are not limited to, the following:

•	changes in global supply and demand for oil and gas;
•	the actions of the Organization of Petroleum Exporting Countries;
•	the price and quantity of imports of foreign oil and gas;
•	political and economic conditions, including embargoes, in crude oil-producing countries or affecting other crude oil-producing activity;
•	the level of global oil and gas exploration and production activity;
•	the level of global oil and gas inventories;
•	weather conditions;
•	technological advances affecting energy consumption;
•	domestic and foreign governmental regulations;
•	proximity and capacity of oil and gas pipelines and other transportation facilities;
•	the price and availability of competitors’ supplies of oil and gas in captive market areas; and
•	the price and availability of alternative fuels.

As an independent oil and gas producer, our revenue, profitability and future rate of growth are substantially dependent on prevailing prices of natural gas, natural gas liquids and crude oil. Historically, the energy markets have been very volatile and it is likely that oil and gas prices will continue to be subject to wide fluctuations in the future. A substantial or extended decline in oil and gas prices could have a material adverse effect on our financial position, results of operations, cash flows and access to capital, and on the quantities of oil and gas reserves that can be economically produced.

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Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plan.

Oil and gas exploration and development activities are dependent on the availability of drilling and related equipment and qualified personnel in the particular areas where such activities will be conducted. Demand for such equipment and qualified personnel may affect our access to such equipment and qualified personnel and may delay our exploration and development activities. In addition, the costs of qualified personnel and equipment in the area where our assets are located may be very high due to the availability of, and demands for, such qualified personnel and equipment in the area.

The possible reserves reported herein are estimates only and there is no certainty that it will be economically or technically viable to produce any portion of the reported possible reserves.

The possible reserves reported herein are estimates only and there is no certainty that any portion of the reported possible reserves will be discovered and that, if discovered, it will be economically viable or technically feasible to produce.

Reserve estimates are inherently uncertain, are based on a number of variables and actual production will vary from estimates.

There are numerous uncertainties inherent in estimating quantities of oil and gas reserves and cash flows to be derived therefrom, including many factors beyond our control. The information concerning reserves and associated cash flow set forth in this registration statement represents estimates only. In general, estimates of economically recoverable oil reserves and the future net cash flows therefrom are based upon a number of variable factors and assumptions, including the following, all of which may vary from actual results:

•	historical production from the properties,
•	production rates,
•	ultimate reserve recovery,
•	timing and amount of capital expenditures,
•	marketability of oil and gas,
•	royalty rates, and
•	the assumed effects of regulation by governmental agencies and future operating costs.

For those reasons, estimates of the economically recoverable oil and gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues expected therefrom prepared by different engineers, or by the same engineers at different times, may vary. Our actual production, revenues, taxes and development and operating expenditures with respect to our reserves will vary from estimates thereof and such variations could be material. Further, evaluations are based, in part, on the assumed success of the exploitation activities intended to be undertaken in future years. The reserves and estimated cash flows to be derived therefrom contained in such evaluations will be reduced to the extent that such exploitation activities do not achieve the level of success assumed in the evaluation.

Estimates of proved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history and production practices will result in variations in the estimated reserves and such variations could be material. Many of our producing wells have a limited production history and thus there is less historical production on which to base the reserves estimates. In addition, a significant portion of our reserves may be attributable to a limited number of wells and, therefore, a variation in production results or reservoir characteristics in respect of such wells may have a significant impact upon our reserves.

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In accordance with applicable disclosure regulations of the SEC, Pinnacle Energy Services, L.L.C. (“Pinnacle”) has used forecast price and cost estimates in calculating reserve quantities. Actual future net cash flows will be affected by other factors such as actual production levels, supply and demand for oil and gas, curtailments or increases in consumption by oil and gas purchasers, changes in governmental regulation or taxation and the impact of inflation on costs. Actual production and cash flows derived therefrom will vary from the estimates contained in the Pinnacle Reserve Report, and such variations could be material. The Pinnacle Reserve Report is based in part on the assumed success of activities we intend to undertake in future years. The reserves and estimated cash flows to be derived therefrom contained in the Pinnacle Reserve Report will be reduced to the extent that such activities do not achieve the level of success assumed in the Pinnacle Reserve Report.

The Pinnacle Reserve Report sets forth estimates of our reserves as of January 1, 2012 and has not been updated and thus does not reflect changes in our resources since that date.

We are subject to complex laws and regulations, including environmental regulations, that can have a material adverse effect on the cost, manner and feasibility of doing business.

Oil and gas operations (exploration, production, pricing, marketing and transportation) are subject to extensive controls and regulations imposed by various levels of government and may be amended from time to time. Our operations may require licenses from various governmental authorities. There can be no assurance that we will be able to obtain all necessary licenses and permits that may be required to carry out exploration and development at our projects.

The oil and gas industry is subject to environmental regulations pursuant to local, state and federal legislation. A breach of such legislation may result in the imposition of fines or other penalties. Should we be unable to fully fund the cost of remedying an environmental liability, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. Although we believe that we are in material compliance with current applicable environmental regulations, we can give no assurance that environmental laws will not result in a curtailment of production or a material increase in the costs of production, development or exploration activities or otherwise adversely affect our financial condition, results of operations or prospects.

The oil and gas industry is subject to regulation, enforcement and intervention by governments in such matters as:

•	awarding and licensing of exploration and production interests,
•	imposition of specific drilling obligations,
•	imposition of pollution controls and environmental protection,
•	regulation of health and safety effects and offshore activity and operations,
•	control over the development, decommissioning and abandonment of fields (including restrictions on production), and
•	cancellation of contract rights.

Governments may also regulate or intervene with respect to price, taxes, royalties and the exploration of oil and gas. Such regulation may be changed from time to time in response to economic or political conditions. The implementation of new legislation or regulations or the modification of existing legislation or regulations affecting the oil and gas industry could reduce demand for crude oil, increase costs and may have a material adverse impact on us. Export sales are subject to the authorization of government agencies and the corresponding governmental policies of foreign countries.

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Competition in the oil and gas industry is intense, and many of our competitors have greater financial, technological and other resources than we do, which may adversely affect our ability to compete.

Competition relating to all aspects of the oil and gas industry is intense. We will actively compete for capital, skilled personnel, access to rigs and other equipment, access to processing facilities and pipeline and refining capacity and in all other aspects of our operations with a substantial number of other organizations, many of which will have greater technical and financial resources.

Delays in business operations may reduce cash flows and subject us to credit risks.

In addition to the usual delays in payments by purchasers of oil and gas to us or to the operators, and the delays by operators in remitting payment to us, payments between these parties may be delayed due to restrictions imposed by lenders, accounting delays, delays in the sale of delivery of products, delays in the connection of wells to a gathering system, adjustment for prior periods, or recovery by the operator of expenses incurred in the operation of the properties. Any of these delays could reduce the amount of cash flow available for our business in a given period and expose us to additional third-party credit risks.

Changes in legislation may adversely affect our operations and our financial performance.

Independent oil and gas exploration activities and access to capital have historically been dependent to some degree on the availability of intangible drilling cost deductions under existing tax laws. There can be no assurance that income tax laws, other laws or government incentive programs relating to the oil and gas industry will not be changed in a manner which will adversely affect us. There can be no assurance that tax authorities having jurisdiction will agree with our method of calculating our income for tax purposes or that such tax authorities will not change their administrative practices to our detriment.

Seasonal weather conditions and other factors could adversely affect our ability to conduct drilling activities.

The level of activity in the oil and gas industry of the west and mid-west of the U.S. is influenced by seasonal weather patterns. In some climates, drilling and oil and gas activities cannot be conducted as effectively during the winter months. In other climates, a mild winter or wet spring may result in limited access and, as a result, reduced operations or a cessation of operations. Municipalities and state transportation departments enforce road bans that restrict the movement of drilling rigs and other heavy equipment during periods of wet weather, thereby reducing activity levels. Seasonal factors and unexpected weather patterns may lead to declines in exploration and production activity and corresponding declines in the demand for our oil and gas.

Severe weather conditions limit and may temporarily halt the ability to operate during such conditions. These constraints and the resulting shortages or high costs could delay or temporarily halt our oil and gas operations and materially increase our operating and capital costs, which could have a material adverse effect on our business, financial condition and results of operations.

Proposals to increase U.S. federal income taxation of independent producers may negatively affect our results.

Recently, U.S. federal budget proposals would potentially increase and accelerate the payment of federal income taxes of independent producers of oil and gas. Proposals that would significantly affect us would repeal the expensing of intangible drilling costs, repeal the percentage depletion allowance and increase the amortization period of geological and geophysical expenses. These changes, if enacted, will make it more costly to explore for and develop oil and gas resources. We are unable to predict whether any changes, or other proposals to such laws, ultimately will be enacted. Any such changes could negatively impact our cash flows and future operating results.

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Possible regulation related to climate change and global warming could have a negative impact on our business.

Federal and state governments are considering enacting new legislation and promulgating new regulations governing or restricting the emission of greenhouse gases from certain stationary sources common in our industry. The EPA has made findings and issued proposed regulations that could lead to the imposition of restrictions on greenhouse gas emissions from certain stationary sources and that could require us to establish and report an inventory of greenhouse gas emissions. In addition, the U.S. Congress is in the process of considering various bills that would establish an economy-wide cap-and-trade program to reduce U.S. emissions of greenhouse gases, including carbon dioxide and methane. Such a program, if enacted, could require phased reductions in greenhouse gas emissions over a number of years and could result in the issuance of a declining number of tradable allowances to sources that emit greenhouse gases into the atmosphere. Legislation and regulatory proposals for restricting greenhouse gas emissions or otherwise addressing climate change could require us to incur additional operating costs and could adversely affect demand for our oil and gas. Potential increases in operating costs could include new or increased costs to obtain permits, operate and maintain equipment and facilities, install new emission controls on equipment and facilities, acquire allowances to authorize greenhouse gas emissions, pay taxes related to greenhouse gas emissions and administer and manage a greenhouse gas emissions program. Moreover, incentives to conserve energy or use alternative energy sources could reduce demand for oil and gas.

Acreage must be drilled before lease expiration, generally within two to five years, in order to hold the acreage by production. In the highly competitive market for acreage, failure to drill sufficient wells in order to hold acreage will result in a substantial lease renewal cost or if renewal is not feasible, loss of our lease and prospective drilling opportunities.

If we acquire leasehold interests that are not held by production, we must establish production prior to the expiration of the applicable lease or the lease for such acreage will expire. The cost to renew leases may increase significantly, and we may not be able to renew such leases on commercially reasonable terms or at all.

Alternatives to and changing demand for petroleum products.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and gas and technological advances in fuel economy and energy generation devices could reduce the demand for crude oil and other liquid hydrocarbons. We cannot predict the impact of changing demand for oil and gas products, and any major changes may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Related to our Common Stock

There is currently no public or private market for our common stock.

Our common stock is not currently publicly traded or quoted on any stock exchange or other electronic trading facility. While we aim to facilitate the development of a trading market in our common stock, we have no present proposals, arrangements or understandings with any person with regard to the development of a trading market in our common stock. We cannot assure you that a trading market for our common stock will develop. Our common stock has not been registered for resale under the federal securities laws or the securities laws of any state. The holders of shares of our common stock, and persons who may wish to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant federal and state securities laws and regulations may exist which could limit the ability of our stockholders to sell their shares.

Shares of our common stock are subject to dilution.

As of June 29, 2012, a total of 286,606,661 shares of our common stock were issued and outstanding, warrants to purchase approximately 28,993,750 shares of our common stock were outstanding and notes convertible into 12,791,043 shares of our common stock were outstanding. If we issue additional shares of common stock to new investors in the future, such issuance will result in dilution to each current stockholder by reducing the stockholder’s percentage ownership of the total outstanding shares of our common stock.

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The value of our common stock may be affected by matters not related to our operating performance.

 The value of our common stock may be affected by matters not related to our operating performance for reasons that may include the following:

•	U.S. and worldwide supplies and prices of and demand for oil and gas;
•	political conditions and developments in the United States;
•	political conditions in oil and gas producing regions;
•	investor perception of the oil and gas industry;
•	limited trading volume of our common stock;
•	change in environmental and other governmental regulations;
•	the prices of oil and gas;
•	announcements relating to our business or the business of our competitors;
•	our liquidity; and
•	our ability to raise additional funds.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause the price of our common stock to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, including the coming to market of oil and gas reserves that we are able to discover and develop, expenses that we incur, the prices of oil and gas in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

We have never paid a common stock dividend and will not pay any dividends for the foreseeable future.

We have never paid a dividend nor made a distribution on our common stock. Further, we may never achieve a level of profitability that would permit payment of dividends or making other forms of distributions to common stockholders. In any event, given the stage of our development, it will likely be a long period of time before we could be in a position to pay dividends or distributions to our investors. The payment of any future dividends will be at the sole discretion of the Board. In this regard, we currently intend to retain earnings to finance the expansion of our business and do not anticipate paying dividends in the foreseeable future.

We may issue additional stock without stockholder consent.

Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of our authorized but unissued shares. Additional shares may be issued in connection with future financing, acquisitions, employee stock plans, or otherwise. Any such issuance will dilute the percentage ownership of existing stockholders.

If we were to issue preferred stock, the rights of holders of our common stock and the value of such common stock could be adversely affected.

Our Board of Directors is authorized to issue classes or series of preferred stock, without any action on the part of the stockholders. The Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the liquidation, dissolution or winding-up of our business and other terms. If we issue preferred stock in the future that has a preference over the common stock, with respect to the payment of dividends or upon liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the value of the common stock would be adversely affected.

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ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements appearing in this Form 10. This discussion contains forward-looking statements that involve risks and uncertainties because they are based on current expectations and relate to future events and future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many important factors, including those set forth in our “Risk Factors.”

Overview

We are an oil and gas exploration and production company with ten projects in Kansas, Oklahoma, Utah and Wyoming. We are currently producing oil from four projects in Kansas, including a well we refer to as the “Koelsch #25-1 Well” located within the Koelsch Project. The Koelsch #25-1 Well was put into production on April 20, 2012. We are also currently developing a well we refer to as the “Prescott #25-6 Well,” also located within the Koelsch Project. We commenced drilling on the Prescott #25-6 Well in May 2012. We are currently developing a well we refer to as the “Liberty #1 Well,” located within the Liberty Project. The Liberty #1 Well is in the completion stage of development and we expect it to be completed within the second quarter of 2012. The focus of our business is acquiring, retrofitting and operating or selling oil and gas production. We have two strategic directions:

a)	We used our research technology to identify properties in Kansas that were initially developed between the 1920s and 1950s. We identified significant oil and gas reserves from these early exploration properties, which were previously underdeveloped due to inefficient and antiquated exploration and production methods and low commodity prices. In most cases these wells were developed and left fallow by major oil and gas companies. Using current technology and methodologies, we successfully developed both production and proved reserves within these fields and others, and we intend to continue to develop our Kansas properties.

b)	We have conducted a limited amount of exploration for oil and gas reserves in the Central Utah Overthrust region, where we have accumulated 18,654 total gross acres since our inception. We lease or own 100% of the mineral rights on these properties. We intend to conduct drilling operations on some of our Utah properties, and to conduct additional exploration activities.

We use a systematic approach for the acquisition of leases and development of drilling programs. Our approach focuses on three areas of development planning:

a)	Activities involving the identification, acquisition and development of leases of property in which oil or gas is known to exist. This represents approximately 20% of our development planning.

b)	Activities involving low or moderate exploration and development risk. These include leases of property where oil and gas has been produced in the past but there are no existing wells. This represents approximately 20% of our development planning.

c)	Activities involving the acquisition of projects where it is reasonably believed that potential hydrocarbon values exist based on analysis involving geochemical, radiometric, gravitational and supportable seismic data. This may include projects that have never been drilled or tested for oil and gas in the past. This represents approximately 60% of our development planning.

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We have initiated the development of four oil-producing projects. For the month of April 2012, with the addition of production from the Koelsch #25-1 Well, our production averaged approximately 32 barrels of oil per day (“Bopd”) on a net revenue interest basis. Our development plans may be delayed and are dependent on certain conditions, including, the receipt of necessary permits, the ability to obtain adequate financing and weather conditions. Uncertainties associated with these factors could result in unexpected delays. In addition, the feasibility of a number of the projects described in this registration statement is still subject to further geological testing and/or drilling to determine whether commercial quantities of hydrocarbons are present.

In addition to the projects currently under development, we intend to initiate the development of additional projects from time to time. However, the number of projects we initiate each year will depend on a number of factors, including the availability of adequate financing, the availability of mineral leases, the demand for oil and gas, the number of projects we have under development, and our available resources to devote to our project development efforts.

Production History

The following table presents information about our produced oil volumes during the three months ended March 31, 2012 compared to the three months ended March 31, 2011, and the year ended December 31, 2011 compared to the year ended December 31, 2010. We did not produce natural gas during three months ended March 31, 2012 or the years ended December 31, 2011 or 2010. As of March 31, 2012, we were selling oil from a total of 11 gross wells (10.2 net wells), compared to eight gross wells (7.5 net wells) at March 31, 2011. At December 31, 2011 we were selling oil from a total of eleven gross wells (10.2 net wells), compared to ten gross wells (7.0 net wells) at December 31, 2010. All data presented below is derived from accrued revenue and production volumes for the relevant period indicated.

	Three Months Ended March 31,		Years Ended December 31,
	2012	2011	2011	2010
Net Production:
Oil (Bbl)	2,295	2,563	7,161	7,990
Natural Gas (Mcf)	-	-	-	-
Barrel of Oil Equivalent (Boe)	2,295	2,563	7,161	7,990

Average Sales Prices:
Oil (per Bbl)	$95.80	$100.08	$99.51	$73.48

Average Production Costs:
Oil (per Bbl)	$112.31	$34.71	$143.04	$118.35

Depletion of Oil and Gas Properties

Our depletion expense is driven by many factors, including certain exploration costs involved in the development of producing reserves, production levels and estimates of proved reserve quantities and future developmental costs. The following table presents our depletion expenses per barrel of oil for the three months ended March 31, 2012 compared to the three months ended March 31, 2011 and for the year ended December 31, 2011 compared to the year ended December 31, 2010.

	Three Months Ended March 31,		Years Ended December 31,
	2012	2011	2011	2010

Depletion of oil	$9.61	$9.61	$9.61	$18.80

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Results of Operations

The following presents an overview of our results of operations for the three months ended March 31, 2012 compared to the three months ended March 31, 2011 and the year ended December 31, 2011 compared to the year ended December 31, 2010.

 Three Months Ended March 31, 2012 Compared to the Three Months Ended March 31, 2011

As of March 31, 2012, we had established oil production from 11 gross (10.2 net) wells in which we hold working interests compared to eight gross (7.5 net) wells which had established production as of March 31, 2011. Our net oil production for the three months ended March 31, 2012 averaged approximately 25 Bopd compared to approximately 28 Bopd for the three months ended March 31, 2011. We had no natural gas production during the three months ended March 31, 2012 and 2011. The decrease in production in 2012 over 2011 is primarily due to well downtimes related to fieldwork and repairs.

Our revenues from oil sales decreased for the three months ended March 31, 2012 compared to the three months ended March 31, 2011.  Revenues decreased by $36,637 from $256,498 for the three months ended March 31, 2011 to $219,861 for the three months ended March 31, 2012. The decrease in revenue is due to a decrease of 268 barrels of net oil produced, or $26,821, during the 2012 period and a decrease in our average realized crude oil prices of $4.28 per Bopd or $9,816 for the 2012 period.

We realized a net loss of $2,128,133 (representing a net loss of approximately $(0.01) per basic and diluted share of common stock) for the three months ended March 31, 2012 compared to a net loss of $1,320,508 (representing a net loss of approximately $(0.01) per basic and diluted share of common stock) for the three months ended March 31, 2011. The increase in net loss of $807,625 was primarily due to an increase in our operating and interest expenses. The loss per share for the three months ended March 31, 2012 did not decrease over the same period 2011 due to an increase of our shares of common stock outstanding.

Total operating expenses increased from $1,487,851 for the three months ended March 31, 2011 to $2,130,833 for the three months ended March 31, 2012. The $642,982 increase in operating expenses was due primarily to an increase in general and administrative expenses and production expenses.

General and administrative expenses increased 30.4% or $402,858 from $1,326,416 for the three months ended March 31, 2011 to $1,729,274 for the three months ended March 31, 2012. The increase is attributable to $501,737 increase in cash and stock based compensation of consultants, employees and directors of the Company, against the comparable period; a $202,951 increase in engineering, audit and legal fees associated with the preparation of the Form 10 registration with the SEC; $135,453 increase in bad debt allowance, partially offset by a $384,475 reduction in other expenses due primarily to stock issuance penalties expense awarded during the three months ended March 31, 2011 to certain shareholders.

Production expenses increased 189.7% or $168,781 to $257,741 or $112.31 per barrel of oil (Bbl) for the three months ended March 31, 2102 from $88,960 or $34.71 Bbl for the three months ended March 31, 2011. During the three months ended March 31, 2012 we incurred production costs on three more gross wells (2.7 net) over the same period in 2011. In addition, we experienced increased field operating expenses related to our Perth Project due to removal, repair, and reinstallation of a submersible pump.

During the three months ended March 31, 2012, we incurred production taxes of $7,774 compared to $15,947 during the three months ended March 31, 2011. The decrease in production taxes was due to the decrease in oil sales revenue and the decrease in the average effective tax rates in the counties where the oil was produced in 2012.

Exploration expenses increased 199.9% or $59,889 from $29,955 for the three months ended March 31, 2011 to $89,844 for the three months ended March 31, 2012. This increase is mainly due to costs associated with increased working ownership interest in our oil and gas properties that includes the Freedom Acquisition (see Note 4 of the Richfield Oil & Gas Company Unaudited Condensed Consolidated Financial Statements) and to higher geological and geophysical costs associated with the Company’s increased work on our undeveloped Utah projects.

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We recorded depletion, depreciation, amortization and accretion of $52,474 during the three months ended March 31, 2012 compared to depletion, depreciation, amortization and accretion of $44,813 during the three months ended March 31, 2011. The $7,661 or 17.1% increase in depletion, depreciation, amortization and accretion was primarily due to the increase in well related equipment purchased in the past 12 months that are now being depreciated. Depletion expense for the three months ended March 31, 2012 and 2011 was $9.61 per barrel produced.

The gain on sale of assets decreased from $90,414 for the three months ended March 31, 2011 to $20,271 for the three months ended March 31, 2012. This decrease is due to fewer sales of oil & gas properties in the three months ended March 31, 2012 compared to the three months ended March 31, 2011.

Total other income and expenses increased from a $95,173 net expense for the three months ended March 31, 2011 to a $217,161 net expense for the three months ended March 31, 2012. The increase relates to an increase in interest and finances charges of $185,149 from $56,893 for the three months ended March 31, 2011 to $242,042 for the three months ended March 31, 2012. This increase is the result of our higher interest rates charged on the Company’s debt and interest relating to the debt assumed on the Freedom Acquisition during the three months ended March 31, 2012. This unfavorable increase is partially offset by a $24,846 increase in interest income assessed on past due accounts receivable balances and a $38,315 increase in gain on settlement of liabilities.

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

As of December 31, 2011, we had established oil production from10 gross (9.5 net) wells in which we hold working interests compared to 11 gross (7.8 net) wells which had established production as of December 31, 2010. Our net oil production for the year ended 2011 averaged approximately 20 Bopd after royalties compared to approximately 32 Bopd for the year ended 2010. The decrease in production in 2011over 2010 is primarily due to the sale of properties.

Our revenues increased for the year ended December 31, 2011 compared to December 31, 2010, due to more favorable oil pricing. Revenues increased by $125,532, or 21.4%, to $712,616 for the year ended December 31, 2011 compared to $587,084 for the year ended December 31, 2010. The increase in revenue was primarily due to an increase of $26.03 in our average realized crude oil prices, or $186,401 period-over-period, partially offset by a decrease of 829 barrels of net oil produced, or $60,869 during the period. During the year ended December 31, 2011, we realized a $99.51 average price per barrel of crude oil compared to a $73.48 average price per barrel of crude oil during the year ended December 31, 2010.

We realized a net loss of $9,613,034 (representing a net loss of approximately $(0.04) per basic and diluted share of common stock) for the year ended December 31, 2011 compared to a net loss of $6,657,743 (representing a net loss of approximately $(0.05) per basic and diluted share of common stock) for the year ended December 31, 2010. The increase in net loss was primarily due to an increase in our operating expenses. The decrease in loss per share in 2011 is due to the increase of our shares of common stock outstanding.

Total operating expenses were $10,094,229 for the year ended December 31, 2011 compared to $7,005,822 for the year ended December 31, 2010. The increase in operating expenses was due primarily to an increase in general and administrative expenses, which were $8,343,090 for the year ended December 31, 2011 compared to $5,351,830 for the year ended December 31, 2010. The $2,991,260 or 55.9% increase in general and administrative expenses was attributable to a $1,784,243 increase in cash and stock-based compensation of consultants, employees and directors of the Company in 2011 over 2010; a $478,193 increase due to the post-closing costs associated with the Freedom Merger, and engineering, audit, and legal fees associated with preparing to become a reporting issuer; $265,270 associated with the costs incurred in 2011 over 2010 related to a merger agreement including a subsequent cancellation fee and $463,554 in other expenses due primarily to stock issuance penalties awarded during the year ended December 31, 2011 to certain shareholders.

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The production expenses for the year ended December 31, 2011 were $1,024,355 compared to $945,585 for the year ended December 31, 2010, which represents a $78,770 or 8.3% increase. The increase in production expenses associated with the Kansas properties was caused by general maintenance on wells, including work required by the Kansas Corporation Commission (“KCC”).

During the year ended December 31, 2011, we incurred production taxes of $43,828 compared to production taxes of $35,400 during the year ended December 31, 2010. The increase of $8,428 in production taxes was due to the increase in oil sales.

Exploration expenses increased 258.5% or $211,677 from $81,888 for the year ended December 31, 2010 to $293,565 for the year ended December 31, 2011. This increase is mainly due to costs associated with increased working ownership interest in our oil and gas properties, including those from the Freedom Acquisition, and to higher geological and geophysical costs associated with the Company’s increased work on our undeveloped Utah projects.

During the year ended December 31, 2011, we incurred expenses or write downs related to lease expirations of $356,915 for the year ended December 31, 2011 compared to $284,032 for the year ended December 31, 2010. This increase of $72,883 or 25.6% is due to the non-renewal of certain oil and gas leases.

We recorded depletion, depreciation, amortization and accretion of $173,678 during the year ended December 31, 2011 compared to depletion, depreciation, amortization and accretion of $305,208 during the year ended December 31, 2010. The $131,530 decrease in depletion, depreciation, amortization and accretion was primarily due to the decrease in production for 2011 and the decrease in proven properties subject to the depletion calculation. Depletion expense for the year ended December 31, 2011 was $9.61 per barrel produced, compared to $18.80 per barrel produced for the year ended December 31, 2010.

The unfavorable increases in operating expenses discussed above were partially offset by a favorable gain on the sale of assets of $141,202 for the year ended December 31, 2011 compared to a loss on sale of assets of $1,879 in the year ended December 31, 2010. This increase of $143,081 was due to an increase in the number of oil and gas properties sold.

Other expenses in 2011 were $237,824 compared to $241,995 in 2010, a decrease of $4,171 or 1.7%. The decrease relates to a gain on the settlement of liabilities in the amount of $522,657 caused by a number of liabilities being negotiated down and paid off, partially offset by an increase in interest and finances charges in the amount of $443,005 attributable to the increased debt incurred during the year ended December 31, 2011 and the balance of $75,481 relates to goodwill impairment in 2011 relating to the Freedom Merger.

Liquidity and Capital Resources

Liquidity is a measure of a company’s ability to meet potential cash requirements. We have historically met our capital requirements through the issuance of common stock, short-term borrowings and selling working interests in our oil and gas properties. In the future, we expect to generate cash from sales of crude oil from our existing properties. Until cash provided by our operations is sufficient to cover our expenses and execute our development plans, we intend to continue to finance our operations through additional debt or equity financings, if available.

The following table summarizes our total current assets, total current liabilities and working capital deficiency as of December 31, 2011.

Current assets	$690,799
Current liabilities	$6,889,687
Working capital deficiency	$(6,198,888)

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Satisfaction of our cash obligations for the next 12 months and our ability to continue as a going concern

We need additional funding to continue as a going concern and to execute our business plan. Although we hope to generate cash from our operations and become profitable in the future, we will continue to depend on cash provided by equity financings and debt financings and/or credit facilities. In the event we cannot obtain the necessary capital to pursue our plans, we may have to cease or significantly curtail our operations, including our plans to acquire additional acreage positions and development activities. Our ability to raise additional capital is critical to our ability to continue to operate our business.

Since our inception, we have financed our cash flow requirements through the issuance of common stock, short-term borrowings and selling working interests in our oil and gas properties for cash and services. As we expand operational activities, we expect to continue to experience net negative cash flows from operations, pending the receipt of oil and gas sales or development fees. As a result, we will need to obtain additional financing to fund our operations. We intend to seek financing from time to time to provide working capital.

Our ability to secure liquidity in the form of additional financing or otherwise is crucial for the execution of our plans and our ability to continue as a going concern. Our current cash balance, together with cash anticipated to be provided by operations, will not be sufficient to satisfy our anticipated cash requirements for normal operations and capital expenditures for the foreseeable future. Economic conditions continue to be weak and global financial markets continue to experience significant volatility and liquidity challenges. These conditions may make it more difficult for us to obtain financing.

Our independent registered public accounting firm’s report on our financial statements expresses doubt about our ability to continue as a going concern. The report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern due to substantial losses from operations, negative working capital, negative cash flow, and the lack of sufficient capital, as of the date the report was issued, to support our planned capital expenditures to continue our drilling programs through 2012 or later. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.

We are not currently generating significant revenues, and our cash and cash equivalents will continue to be depleted by our ongoing development efforts as well as our general and administrative expenses. Until we are in a position to generate significant revenues, we will need to continue to raise additional funds to continue operating as a going concern. We may seek this additional funding through the issuance of debt, preferred stock, equity or a combination of these instruments. We may also seek to obtain financing through the sale of working interests in one or more of our projects. We cannot be certain that funding from any of these sources will be available on reasonable terms or at all. If we are unable to secure adequate funds on a timely basis on terms acceptable to us, we may have to cease or significantly curtail our operations including our plans to acquire additional acreage positions and development activities.

We anticipate incurring operating losses over the next twelve months. Over the next twelve months, we do not expect our existing capital and anticipated funds from operations to be sufficient to sustain our planned expansion. Consequently, we intend to seek additional capital to fund growth and expansion through equity financings, debt financings or credit facilities. We have no assurance that such financing will be available, and if available, the terms under which such financing would be given.

Our lack of significant operating history makes predictions of future operating results difficult. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in the oil and gas exploration industry. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. We have no assurance that we will be successful in addressing such risks, and the failure to do so would have a material adverse effect on our business prospects, financial condition and results of operations.

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Effects of Inflation and Pricing

The oil and gas industry is very cyclical and the demand for goods and services by oil field companies, suppliers and others associated with the industry put significant pressure on the economic stability and pricing structure within the industry. Typically, as prices for oil and gas increase all other associated costs increase as well. Conversely, in a period of declining prices, associated cost declines are likely to lag and may not adjust downward in proportion to the declining prices. Material changes in prices also impact our current revenue stream, estimates of future reserves, borrowing base calculations of bank loans, impairment assessments of oil and gas properties, and values of properties in purchase and sale transactions. Material changes in prices can impact the value of oil and gas companies and their ability to raise capital, borrow money and retain personnel. While we do not currently expect business costs to materially increase, higher prices for oil and gas could result in increases in the costs of materials, services and personnel.

Critical Accounting Policies

The establishment and consistent application of accounting policies is a vital component of accurately and fairly presenting our consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”), as well as ensuring compliance with applicable laws and regulations governing financial reporting. While there are rarely alternative methods or rules from which to select in establishing accounting and financial reporting policies, proper application often involves significant judgment regarding a given set of facts and circumstances and a complex series of decisions.

Asset Retirement Obligations

We have significant obligations to plug and abandon our oil and gas wells and related equipment. Liabilities for asset retirement obligations are recorded at fair value in the period incurred. The related asset value is increased by the same amount. Asset retirement costs included in the carrying amount of the related asset are subsequently allocated to expense as part of our depletion calculation. Additionally, increases in the discounted asset retirement liability resulting from the passage of time are reported as accretion of discount on asset retirement obligations expense on our Statement of Operations.

Estimating future asset retirement obligations requires us to make estimates and judgments regarding timing, existence of a liability, as well as what constitutes adequate restoration. We use the present value of estimated cash flows related to our asset retirement obligations to determine the fair value. Present value calculations inherently incorporate numerous assumptions and judgments, which include the ultimate retirement and restoration costs, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the present value of our existing asset retirement obligation liability, a corresponding adjustment will be made to the carrying cost of the related asset.

Revenue Recognition

Revenue from the sale of crude oil, natural gas and natural gas liquids is recorded when the significant risks and rewards of ownership of the product is transferred to the buyer, which is usually when legal title passes to the external party. For crude oil and natural gas liquids, delivery generally occurs upon pick up at the field tank battery and natural gas delivery occurs at the pipeline delivery point. Revenue is not recognized for the production in tanks, or oil in pipelines that has not been delivered to the purchaser. Revenue is measured net of discounts and royalties. Royalties and severance taxes are incurred based on the actual price received from the sales. We use the sales method of accounting for natural gas balancing of natural gas production, and we would recognize a liability if the existing proven reserves were not adequate to cover the current imbalance situation. For all periods reported, we had no natural gas production.

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Stock-Based Compensation

We have accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718. This standard requires us to record an expense associated with the fair value of stock-based compensation. We use the Black-Scholes option valuation model to calculate the value of options and warrants at the date of grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

Stock Issuance

We record the stock-based awards issued to consultants and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505-50.

Income Taxes

We account for income taxes under FASB ASC 740. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

The tax effects from an uncertain tax position can be recognized in the consolidated financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. We have examined the tax positions taken in our tax returns and determined that there are no uncertain tax positions. As a result, we have recorded no uncertain tax liabilities in our consolidated balance sheet.

Oil and Gas Properties

We account for oil and gas properties by the successful efforts method. Under this method of accounting, costs relating to the acquisition of and development of proved areas are capitalized when incurred. The costs of development wells are capitalized whether productive or non-productive. Leasehold acquisition costs are capitalized when incurred. If proved reserves are found on an unproved property, leasehold costs are transferred to proved properties. Exploration dry holes are charged to expense when it is determined that no commercial reserves exist. Other exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense when incurred. The costs of acquiring or constructing support equipment and facilities used in oil and gas producing activities are capitalized. Production costs are charged to expense as incurred and are those costs incurred to operate and maintain our wells and related equipment and facilities.

Depletion of producing oil and gas properties is recorded based on units of production. Acquisition costs of proved properties are depleted on the basis of all proved reserves, developed and undeveloped, and capitalized development costs (wells and related equipment and facilities) are depleted on the basis of proved developed reserves. As more fully described below, proved reserves are estimated by our independent petroleum engineer and are subject to future revisions based on availability of additional information. Asset retirement costs are recognized when the asset is placed in service, and are depleted over proved reserves using the units of production method.

Oil and gas properties are reviewed for impairment when facts and circumstances indicate that their carrying value may not be recoverable. We compare net capitalized costs of proved oil and gas properties to estimated undiscounted future net cash flows using management’s expectations of future oil and gas prices. These future price scenarios reflect our estimation of future price volatility. If net capitalized costs exceed estimated undiscounted future net cash flows, the measurement of impairment is based on estimated fair value, using estimated discounted future net cash flows based on management’s expectations of future oil and gas prices. We have recorded no impairment on any of our properties.

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Unproven properties that are individually significant are assessed for impairment and if considered impaired are charged to expense when such impairment is deemed to have occurred.

The sale of a partial interest in a proved oil and gas property is accounted for as normal retirement and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. If the units-of-production rate is significantly affected, then the sale is accounted for as the sale of an asset, and a gain or loss is recognized. The unamortized cost of the property or group of properties is apportioned to the interest sold and interest retained on the basis of the fair values of those interests. A gain or loss is recognized for all other sales of producing properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of nonproducing properties and is included in the results of operations.

Oil and Gas Reserves

The determination of depreciation, depletion and amortization expense as well as impairments that are recognized on our oil and gas properties are highly dependent on the estimates of the proved oil and gas reserves attributable to our properties. Our estimate of proved reserves is based on the quantities of oil and gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in the future years from known reservoirs under existing economic and operating conditions. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. For example, we must estimate the amount and timing of future operating costs, production taxes and development costs, all of which may in fact vary considerably from actual results. In addition, as the prices of oil and gas and cost levels change from year to year, the economics of producing our reserves may change and therefore the estimate of proved reserves may also change. Any significant variance in these assumptions could materially affect the estimated quantity and value of our reserves.

The information regarding present value of the future net cash flows attributable to our proved oil and gas reserves are estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to our properties. Thus, such information includes revisions of certain reserve estimates attributable to our properties included in the prior year’s estimates. These revisions reflect additional information from subsequent activities, production history of the properties involved and any adjustments in the projected economic life of such properties resulting from changes in oil and gas prices. Any future downward revisions could adversely affect our financial condition, our borrowing ability, our future prospects and the value of our common stock.

Use of Estimates

The preparation of financial statements under GAAP in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to proved oil and gas reserve volumes, certain depletion factors, future cash flows from oil and gas properties, estimates relating to certain oil and gas revenues and expenses, valuation of equity-based compensation, valuation of asset retirement obligations, estimates of future oil and gas commodity pricing and the valuation of deferred income taxes. Actual results may differ from those estimates.

Jumpstart Our Business Startups Act (“JOBS Act”), adopted January 3, 2012

We qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are permitted to rely on exemptions from various reporting requirements including, but not limited to, the requirement to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, and the requirement to submit certain executive compensation matters to shareholder advisory votes such as “say on pay” and “say on frequency.”

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company up to the fifth anniversary of our first registered sale of common equity securities, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

ITEM 3.	PROPERTIES

Our offices are located at 15 W. South Temple, Suite 1050, Salt Lake City, Utah 84101. For a full description of the properties associated with our operating activities, see “Item 1. Business—Properties” and “Item 1. Business—Projects,” included elsewhere in this registration statement.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 29, 2012, certain information regarding beneficial ownership of our common stock by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our current directors and executive officers as a group. As of June 29, 2012, we had one class of voting securities that consisted of 286,606,661 shares of our common stock issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. In computing the number and percentage of shares beneficially owned by a person, shares of common stock that a person has a right to acquire within sixty (60) days of June 29, 2012, pursuant to options, warrants or other rights are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. The following table is based upon information supplied by directors, officers and principal stockholders.

Name (1)	Number of Shares		Percent of Common Stock (2)
Certain Beneficial Owners:
J. David Gowdy	22,230,746	(3)	7.8%

Directors and Officers:
Douglas C. Hewitt, Sr.	93,570,616	(4)	32.6%
Glenn G. MacNeil	26,423,176	(5)	9.2%
John J. McFadden	1,473,230		0.5%
Michael A. Cederstrom	7,329,755		2.6%
Joseph P. Tate	6,529,800	(6)	2.3%
Directors and Officers as a Group (5 persons)	135,326,577		47.2%

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). Unless otherwise indicated, the address of each stockholder is 15 W. South Temple, Suite 1050, Salt Lake City, UT 84101.

(2)	Figures are rounded to the nearest tenth of one percent.

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(3)	Consists of the following shares owned by J. David Gowdy, or of which Mr. Gowdy may be deemed to be the beneficial owner: (i) 5,113,701 shares held in the name of J. David Gowdy, (ii) 6,576,430 held in the name of J. David Gowdy and Norlene M. Gowdy, as joint tenants with rights of survivorship, (iii) 2,000,000 shares owned by his wife, Norlene M. Gowdy, (iv) 260,000 shares owned by his son Gregory D. Gowdy, who resides with J. David Gowdy, (v) 260,000 shares owned by his son Matthew G. Gowdy, who resides with J. David Gowdy, (vi) 3,000,000 shares held by The Chicago Basin Business Trust, by virtue of being the grantor and a trustee of the trust, (vii) 5,020,615 shares held by Mountain Home Petroleum Business Trust (“MHPBT”), by virtue of being a trustee and a beneficiary of the trust. The 5,020,615 shares of common stock held by MHPBT are also reported in the share total reported for Douglas C. Hewitt, Sr. MHPBT is located at 175 S. Main Street, Suite 1210, Salt Lake City, UT 84111. The address of each of J. David Gowdy, his spouse and sons, and the Chicago Basin Business Trust is 945 Sunbrook Circle, Alpine, UT 84004.

(4)	Consists of the following shares owned by Douglas C. Hewitt, Sr., or of which Mr. Hewitt may be deemed to be the beneficial owner: (i) 47,550,001 shares held in the name of Douglas C. Hewitt, Sr.; (ii) 40,000,000 shares held in the name of the D. Mack Trust by virtue of being the trustee of the trust; (iii) 1,000,000 shares held by the Laurie Barber Trust, by virtue of Mr. Hewitt’s spouse being the beneficiary of the trust; and (iv) 5,020,615 held in the name of MHPBT. The 5,020,615 shares of common stock held by MHPBT are also reported in the share total reported for J. David Gowdy. The address of the Laurie Barber Trust and the D. Mack Trust is 1775 Stone Ridge Drive, Bountiful, UT 84010.

(5)	Consists of the following shares owned by Glenn G. MacNeil, or of which Mr. MacNeil may be deemed to be the beneficial owner: (i) 13,933,176 shares held in the name of Glenn G. MacNeil, (ii) 9,990,000 shares held in the name of Carolyn Kovachik-MacNeil, Mr. MacNeil’s spouse, and (iii) 2,500,000 outstanding warrants exercisable within 60 days held by MacKov Investments Limited (“MacKov”). The address of Mr. MacNeil is 66 South Main Street, Apt. 477, Salt Lake City, UT 84101 and the address of his spouse and MacKov is 1554 Jarvie Crescent, Milton, Ontario, Canada, L9T 5Z3.

(6)	Consists of the following shares owned by Joseph P. Tate, or of which Mr. Tate may be deemed to be the beneficial owner: (i) 5,954,800 shares held in the name of Joseph P. Tate, (ii) 575,000 shares held in the name of Jennifer Tate, Mr. Tate’s spouse, and (iii) 800,000 outstanding warrants exercisable within 3 years held by Mr. Tate. The address of Mr. Tate and his spouse is 3252 No. Lake Drive, Milwaukee, WI 53211.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

Our articles of incorporation and bylaws provide that the Company’s business is to be managed by or under the direction of our Board of Directors. Our bylaws provide that up to seven directors are elected at our annual meeting to serve until our next annual meeting of stockholders or until their earlier resignation or removal. There are currently three vacancies on our Board of Directors. Pursuant to our bylaws, the Board of Directors may fill these vacancies or, alternatively, may reduce the size of the Board of Directors to eliminate these vacancies. As of the date of this filing, the Board of Directors has not taken any action with respect to these vacancies. Our officers serve at the pleasure of our Board of Directors.

The following table sets forth the name, age as of June 29, 2012 and position of our directors and executive officers:

Name	Age	Position
Douglas C. Hewitt, Sr.	53	Executive Chairman of the Board, President and CEO
Glenn G. MacNeil	53	CFO and Director
Michael A. Cederstrom	59	General Counsel and Corporate Secretary
John J. McFadden	68	Director
Joseph P. Tate	68	Director

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Douglas C. Hewitt, Sr. has served as Executive Chairman of our Board of Directors since our inception on May 18, 2008 and was appointed our President and Chief Executive Officer on December 15, 2011. Mr. Hewitt served as our Chief Operating Officer from March 31, 2011 to December 15, 2011. Mr. Hewitt served as President and Chief Executive Officer of HPI, the Company’s predecessor, from its inception on May 18, 2008 to March 31, 2011 and served as the President of Hewitt Energy Group, LLC from 2000 to 2008. Mr. Hewitt brings to our Board of Directors a depth of understanding of our business and operations, as well as the oil and gas industry. Mr. Hewitt has over 27 years of experience in managing all aspects of oil company development, including geological analysis, design and implementation of advanced engineering, field management and finance. In 1988 Mr. Hewitt founded Hewitt Energy Group, LLC (“HEGLLC”). In 1991, Mr. Hewitt founded Nemaha Services Inc., a field services group with more than 50 employees based in Blackwell, Oklahoma, to facilitate the drilling and field activities of his privately held oil and gas company. In 1995, Mr. Hewitt founded HEGCO Canada Inc. (“HEGCO”), where he served as Chairman and CEO from 1995 to 2000. Mr. Hewitt left HEGCO in 2000 to pursue other business activities, including securing a larger acreage position in the Utah Overthrust Belt. Mr. Hewitt attended Merritt Community College.

Glenn G. MacNeil has served as our Chief Financial Officer since April 1, 2011 and as a member of our Board of Directors since that time and since January 2012, Mr. MacNeil has resided in Salt Lake City, UT. Mr. MacNeil brings to our Board of Directors over 30 years of international experience in chief financial officer and director roles in both the oil and gas and financial services industries. Mr. MacNeil is a Canadian Chartered Accountant (CA) and a U.S. Certified Public Accountant (CPA). Mr. MacNeil has been an officer and served as director for numerous private and publicly-held companies, some of which are as follows: President of MacKov Investments Limited, a Canadian investment company, from 2007 to the present; CFO and Executive Vice President of GCAN Insurance Company, a Canadian regulated insurance company, from 2008 to 2011; Finance Director of Nostra Terra Oil and Gas Company, PLC, a U.K. based LSE-AIM listed oil and gas company, from 2007 to 2009; Finance Director of CNA Insurance Company Limited, a European regulated insurance company, from 2004 to 2008; Chief Financial Officer and Executive Vice President of Continental Casualty Company, a Canadian regulated insurance company (also known as “CNA Canada”), from 1998 to 2004; and Vice President Finance, Canadian Operations of Everest Reinsurance Company and Vice President Finance and Director of Everest Insurance Company of Canada, Canadian regulated reinsurance and insurance companies, from 1988 to 1998. Mr. MacNeil has taken leading roles in acquisitions, divestitures, turnaround situations and start-up businesses. In addition to serving on our Board of Directors, Mr. MacNeil serves as a director of HEGCO Canada Inc., a TSX-V listed, non-trading company. Mr. MacNeil is a member of the Society of Management Accountants of Ontario (CMA), Ontario Institutes of Chartered Accountants (CA), and Certified Public Accountants of South Carolina (CPA). Mr. MacNeil received a Bachelor of Business Administration degree (BBA) from the Cape Breton University, Nova Scotia.

Michael A. Cederstrom has served as our General Counsel and Corporate Secretary since December 15, 2011. Mr. Cederstrom provided legal services to our Company as an independent contractor from March 2011 until December 15, 2011. Mr. Cederstrom served as General Counsel to Hewitt Petroleum, Inc. from May 2009 until March 2011. Mr. Cederstrom has over 31 years of experience as a corporate attorney representing businesses in various capacities, including SEC reporting and compliance. Mr. Cederstrom has represented oil and gas exploration and production companies for over 17 years in all areas including leasing, environmental and regulatory compliance and securities matters. Mr. Cederstrom practiced law with Dexter & Dexter Attorneys at Law from 2004 to 2008. Mr. Cederstrom’s law practice specialized in business law, including initial organization of business entities, maintenance of the entity, employment matters and business tax matters. In 1997 Mr. Cederstrom organized and registered the shares of HEGCO Canada, Inc. on the CDNX, and served as its General Counsel and CFO from 1997 to 2002. Mr. Cederstrom has participated in the organization of a bank and registration of the bank's shares on the New York Stock Exchange, and has served on the Board of Directors of two banks and several other businesses. Mr. Cederstrom received a Bachelor of Science degree in Finance from the University of Utah and a Juris Doctorate degree from Southwestern University. While at Southwestern University, Mr. Cederstrom earned two Jurisprudence Awards for exceptional achievement in the study of Tax and Estate Planning.

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John J. McFadden has served on our Board of Directors since May 18, 2008. Mr. McFadden brings to our Board of Directors over 40 years of experience in the investment banking industry. Since 1998 Mr. McFadden has been self-employed as a consultant, providing consultation to his clients regarding both investment banking and energy matters. His clients include Equitable Gas, Select Energy and Optimira Energy. From 1996 until 1998, Mr. McFadden was employed as the Senior Managing Director of Cambridge Holding and Cambridge Partners, LLC, a private investment company based in New York, NY. From 1968 until 1996 Mr. McFadden was employed by The First Boston Corporation (later Credit Suisse First Boston) with a variety of responsibilities in corporate finance and public finance, including service as Vice President and Treasurer. Mr. McFadden has previously served as a director of two publicly-traded companies, Advanced Battery Technologies, Inc. and China Digital Animation, Inc. Mr. McFadden received a Bachelor of Arts degree from St. Bonaventure University.

Joseph P. Tate has served on our Board of Directors since March 31, 2012. Mr. Tate brings more than 40 years of entrepreneurial experience to the companies in which he is involved. In 1967, he founded Valley Sanitation, a two-truck waste hauling business in Fort Atkinson, Wisconsin. The company had three employees and annual revenues of $40,000 the first year. In 1993, he merged his 12-location business with 10 others to form Superior Services, Inc., a solid waste, special waste and hazardous waste business serving the Midwest (“Superior”). By 1999, Superior had a successful initial public offering, a secondary offering and finally, sold to Vivendi, a French conglomerate. At the time of the sale, Superior had over 3,000 employees. Mr. Tate served as President/CEO and Chairman of the Board at Superior. After the sale of Superior, Mr. Tate started Tate Enterprises, a company that offers professional management services to the organizations in which he is a substantial equity partner. Mr. Tate is an officer, director and/or significant equity holder in several companies including: OnMilwaukee.com, an internet city guide, TMX, a decorative mulch company, Tate Farm, a ranch in Utah, Mason Car Wash, a car wash and oil change business, Sherman Disposal, a solid waste disposal company, Coastal Disposal, a solid waste disposal company, Midwest Compost, a grass and leaves transfer station and Rapport Leadership, an organizational and leadership development company. Mr. Tate recently retired from the non-profit boards of Second Harvest of Wisconsin and the Next Door Foundation. He currently serves as a director of CEO Leadership Academy, The Tate Family Foundation and Rapport Leadership.

ITEM 6.	EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth compensation earned by our named executive officers in 2011 and 2010 for services rendered in all capacities to us and our subsidiaries.

		Fiscal	Base	Cash	Share	All Other Cash
Name		Year	Salary(1)	Bonus	Awards(2)	Compensation	Total
				(1)		(3)

Douglas C. Hewitt, Sr.	(4)	2011	$348,557	$-	$1,100,000	$-	$1,448,557
Executive Chairman of the Board, President and Chief Executive Officer		2010	$62,000	$-	$1,065,000	$-	$1,127,000

Glenn G. MacNeil	(5)	2011	$-	$-	$1,564,487	$20,000	$1,584,487
Chief Financial Officer and Director		2010	$-	$-	$-	$-	$-

Michael A. Cederstrom	(6)	2011	$-	$-	$763,523	$82,500	$846,023
General Counsel and Corporate Secretary		2010	$3,750	$-	$785,000	$58,000	$846,750

J. David Gowdy	(7)	2011	$114,583	$-	$1,589,167	$13,554	$1,717,304
Former President and Chief Executive Officer		2010	$-	$-	$-	$-	$-

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(1)	Salaries are reported on a fiscal year basis ending on December 31 of each year and consist of cash payments. We made no cash bonus payments in 2010 or 2011.
(2)	In accordance with applicable accounting standards, these amounts represent the aggregate fair value of each share award on the date of grant. The ultimate value realized by the executive officers may or may not equal the estimated fair value on the date of grant. The shares are restricted from sale and there is no established market for the shares. We determined the fair value of the shares on the date of grant based on the share price we received in share issuances for cash at or around the date of the share award grant.
(3)	Includes fees paid in cash to executives in compensation for consulting services, if applicable.
(4)	Effective March 31, 2011, Douglas C. Hewitt resigned his positions as President and Chief Executive Officer, but continued to serve as Executive Chairman of our Board of Directors and Chief Operating Officer of the Company. During 2010, Mr. Hewitt was awarded $65,000 value in restricted common shares for bonuses and was issued $1,000,000 value in restricted common shares as settlement of accrued compensation due him from the Company. In addition, in 2010 Mr. Hewitt was paid $62,000 in base salary cash compensation. In 2011, Mr. Hewitt was paid $348,557 in base salary cash compensation, of which $109,700 was paid in cash for 2011 services and $238,857 was for settlement of unpaid services from 2009 and 2010. Also for this 2011 period, Mr. Hewitt was issued $975,000 value for 2011 restricted common share bonus awards, which were established and approved by the Board of Directors. In addition, Mr. Hewitt was issued $100,000 value in restricted common shares in lieu of base salary cash compensation due him for the 2011 period. Mr. Hewitt was also issued $25,000 value in restricted common shares for director’s fees for the 2011 period. Effective December 15, 2011, Mr. Hewitt resigned as our Chief Operating Officer and was reappointed as President and Chief Executive Officer of the Company and continues to serve as Executive Chairman of the Board of Directors. Mr. Hewitt’s base salary for 2012 is $360,000 and he is employed with the Company pursuant to an employment agreement. In addition, Mr. Hewitt will be paid $50,000 per annum for services as a director of the Company.
(5)	Effective April 1, 2011, Glenn G. MacNeil was appointed Chief Financial Officer and director of the Company, and on December 15, 2011, Mr. MacNeil was also appointed our Chief Operating Officer. During 2011, Mr. MacNeil’s services to the Company are governed by a financial services agreement between the Company and MacKov Investments Limited (“MacKov”), an Ontario, Canada incorporated private company that provides management services and holds investments. MacKov is wholly owned and controlled by Mr. MacNeil and his spouse, and Mr. MacNeil serves as MacKov’s President. Compensation to MacKov for services for the period from April 1, 2011 to December 31, 2011 was paid by the Company as follows: (i) a sign-on restricted common share bonus of $500,000; (ii) $184,487 value in restricted common shares as settlement of monthly compensation; (iii) $855,000 value in restricted common shares as a 2011 share bonus award, which was established and approved by the Board of Directors; and (iv) a $20,000 cash payment. In 2011, Mr. MacNeil also received $25,000 value in restricted common shares as director’s fees. In 2012, Mr. MacNeil’s services to the Company are governed by (i) an employment agreement relating to his services while in the United States, which calls for an annual base salary of $138,000; and (ii) a financial services agreement through MacKov relating to services performed while in Canada, which calls for compensation of $138,000 per annum, for an aggregate of $276,000 per annum. In addition, Mr. MacNeil will be paid $50,000 per annum for services as a director of the Company.
(6)	In October 2009, Michael A. Cederstrom was appointed General Counsel and Corporate Secretary of the Company. In February 2011, Mr. Cederstrom resigned as General Counsel and Corporate Secretary of the Company. Mr. Cederstrom became a consultant to the Company from February 2011 to December 2011. Effective December 15, 2011, Mr. Cederstrom was re-appointed as General Counsel and Corporate Secretary of the Company. In 2010, Mr. Cederstrom was paid $785,000 value in restricted common shares in bonus awards, $3,750 in base salary cash compensation and $58,000 cash compensation relating to consulting services performed. In 2011, Mr. Cederstrom was issued $655,000 value for 2011 restricted common share bonus awards, which were established and approved by the Board of Directors, and an additional $108,523 value in common shares as settlement of accrued 2009 and 2010 compensation due him from the Company. During the period January 1, 2011 to December 14, 2011, when Mr. Cederstrom was a consultant to the Company, he was paid $82,500 in cash compensation. Mr. Cederstrom is employed by the Company pursuant to an employment agreement. Mr. Cederstrom’s base salary for 2012 is $216,000 and he will be paid $50,000 per annum for services as Corporate Secretary to the Board of Directors.

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(7)	Effective March 31, 2011, J. David Gowdy was appointed President, Chief Executive Officer and a director of the Company. Mr. Gowdy was paid $114,583 in base salary cash compensation and was issued a sign-on bonus of $500,000 value in shares, $975,000 value in shares as 2011 share bonus awards, which were established and approved by the Board of Directors, and $89,167 value in shares as settlement of accrued base salary compensation due him from the Company. Also in 2011, Mr. Gowdy was issued $25,000 value in restricted common shares and was paid $10,054 in cash compensation for director’s fees. Effective December 15, 2011, Mr. Gowdy resigned as President, Chief Executive Officer and director of the Company. Subsequent to his resignation, pursuant to his separation agreement, Mr. Gowdy was paid $3,500 for consulting services rendered in 2011. As part of Mr. Gowdy’s resignation he voluntarily returned four million shares of his 2011 restricted common share bonus award, which were originally awarded on the assumption that Mr. Gowdy would continue services to the Company indefinitely.

Employment and Consulting Agreements

We have entered into written executive employment agreements with each of our named executive officers, other than J. David Gowdy, as well as a financial services agreement with MacKov relating to services provided by Glenn G. MacNeil (the “Executive Agreements”), each of which are effective as of January 1, 2012. The compensation payable to each named executive officer under such officer’s Executive Agreement is set forth in the footnotes to the Summary Compensation Table, above. Other than terms relating to each named executive officer’s compensation, the Executive Agreements contain identical terms and conditions, which are described below.

Each of the Executive Agreements provide that year-end cash and/or share bonuses are at the discretion of the compensation committee or Board of Directors, and are based on the Company’s achievement of specified predetermined and mutually agreed-upon performance objectives each year. Prior to January 1, 2012, Douglas C. Hewitt, Sr. had entered into an Employment Agreement with the Company to act as the Chairman of the Board of Directors and the Chief Operating Officer of the Company. Effective January 1, 2012, Mr. Hewitt’s new employment agreement superseded and replaced his prior employment agreement. The material changes to Mr. Hewitt’s employment arrangement with the Company include:

a.	Mr. Hewitt’s position was changed from Chairman of the Board and Chief Operating Officer to Executive Chairman of the Board and President and Chief Executive Officer;
b.	Mr. Hewitt’s base salary was increased from $300,000 per year to $360,000 per year; and
c.	Mr. Hewitt was provided up to a 1% overriding royalty interest in new leases acquired by the Company.

The other executive officers, Glenn G. MacNeil and Michael A. Cederstrom did not have employment agreements with the Company prior to January 1, 2012.

Elements of Compensation

The total compensation and benefits program for the Company’s executives generally consists of the following components:

•	base salaries and/or consulting fees;
•	annual incentive bonuses;
•	discretionary bonuses;
•	long-term equity-based incentive compensation;
•	health and welfare benefits;
•	perquisites; and
•	severance payments/change of control.

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Base Salaries

We provide base salaries to compensate our executive officers for services performed during the fiscal year. This provides a level of financial certainty and stability in an historically volatile and cyclical industry. Base salaries are designed to reflect the experience, education, responsibilities and contribution of each individual executive officer.

Glenn G. MacNeil is compensated for his services while in the United States through an employment agreement with the Company. Mr. MacNeil has agreed to spend 100-200 working days each year in the United States. The remainder of his working days throughout the year is expected to be performed while residing in Canada. Mr. MacNeil is compensated for his services while in Canada through a financial services agreement between the Company and MacKov Investments Limited, an entity wholly owned and controlled by Mr. MacNeil and his spouse.

Annual Incentive Bonuses

We provide annual stock incentive bonuses to our executive officers and other employees. These bonuses provide variable compensation earned only when performance goals established by our Board of Directors are achieved. Incentive bonuses are designed to reward executive officers and other employees for the achievement of certain corporate and executive performance objectives set by our Board of Directors and for contributions to the achievement of certain objectives of the Company.

Discretionary Bonuses

In addition to annual incentive bonuses discussed above, the compensation committee of our Board of Directors may also approve the payment of discretionary bonuses to officers and other employees in recognition of significant achievements.

Health and Welfare Benefits

We offer health and welfare programs to all eligible employees. Under the terms of their employment agreements, the named executive officers are eligible for the same broad-based benefit programs on the same basis as the rest of our employees. Our health and welfare programs include health, pharmacy, and dental.

Perquisites

Douglas C. Hewitt, Sr. is provided up to a 1% overriding royalty interest in new leases acquired by the Company.

Severance Payments/Change of Control

We have employment and/or consulting agreements in place with each of our executive officers providing for lump-sum severance compensation upon termination of the officer’s employment for a variety of reasons, including a change of control of the Company.

Director Compensation

The following table provides information concerning compensation paid to non-employee directors for the most recently completed fiscal year. The fees paid to directors in 2010 were paid in common stock of the Company and not in cash. In accordance with applicable accounting standards, these amounts represent the aggregate fair value of the awards on the date of grant. The ultimate value realized by the director may or may not equal the fair market value on the date of grant. The shares are restricted from sale and there is no established market for the shares. We determined the fair value of the shares on the date of grant based on the share price we received in share issuances for cash, settlement of debt or property acquisition at or around the date of grant. The non-employee directors do not participate in any non-equity incentive, retirement, pension, or nonqualified deferred compensation plans.

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Name		Fiscal Year	Stock Awards ($)	All Other Compensation ($)	Total ($)
John J. McFadden	(1)	2011	$150,000	$-	$150,000
Paul S. Hewitt	(2)	2011	$173,750	$-	$173,750

(1)	John J. McFadden has served as one of our non-employee directors since May 2008. For the period from January 1, 2011 to September 30, 2011, for services as a Director, Mr. McFadden was issued $37,500 value for 2011 share bonus awards. Also in 2011, Mr. McFadden was issued $87,500 value in shares for 2009 and 2010 accrued director’s fees due to him and was issued $25,000 value in shares for 2011 director’s fees. Mr. McFadden will be paid $50,000 per annum for services as a director to the Company.
(2)	Paul S. Hewitt served as one of our non-employee directors from May 2008 through his resignation on March 31, 2011. At various times during his service to the Company, Mr. Hewitt also provided services as a contractor to the Company. In 2011, Mr. Hewitt was issued $93,750 value in shares in a settlement of 2009 and 2010 accrued consulting compensation due him from the Company and $80,000 value in shares for 2009 and 2010 accrued director’s fees.

Ongoing Director Compensation in 2012

Effective January 1, 2012, our directors and our Corporate Secretary will be compensated with an annual stipend of $50,000 paid in quarterly installments either in cash or common stock at the discretion of the Board of Directors. The independent directors are also eligible to be participants in the annual stock incentive program.

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ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Douglas C. Hewitt, Sr. an Officer and Chairman of the Board of Directors of the Company

Effective January 1, 2009, our Company acquired the interest held by HEGLLC in the Liberty Project in Juab County, Utah. Other entities holding an interest in the Liberty Project include Freedom Oil & Gas, Inc. (“Freedom”), a company for which J. David Gowdy served as President and Chairman of the Board, HEGLLC, a company in which Douglas C. Hewitt, Sr. owned a controlling interest, Mountain Home Petroleum Business Trust, a Utah Business Trust. (“MHPBT”), a company for which Douglas C. Hewitt, Sr. served as President and in which Mr. Hewitt owns a controlling interest and Mr. Gowdy owns a minority interest, and Zions Energy Corporation, a wholly owned subsidiary of MHPBT. MHPBT owns a 4% carried interest before payout (“BPO”) in the Liberty #1 Well, and a 24% working interest after payout (“APO”) in the Liberty #1 Well and 24.25% working interest after payout in the Liberty Project acreage. As of June 29, 2012, the Liberty Project has one well that is in the completion stage of development, and no revenues have been generated from the property.

MHPBT retained a 6% overriding royalty interest and a 50% working interest in the “shallow rights” (as defined in “Item 1. Business Projects–Utah/Wyoming–Fountain Green Project–Central Utah Overthrust”) of the Fountain Green Project upon its transfer to the Company.

Douglas C. Hewitt, Sr. has personally guaranteed some of the debts of HEGLLC that were later assumed by the Company. These obligations include: U.S. Bank note, original amount $180,000; Zions Credit Company Lease, original amount $140,429; and a guarantee of an Oklahoma Operator Bond, original amount $25,000. The amounts of the Company’s obligations under these debts as of March 31, 2012 include $42,653 due on the Zions Credit Company Lease, and $25,000 due under the Oklahoma Operator Bond. The U.S. Bank loan has been repaid in full.

Effective January 1, 2009, the Company entered into a Purchase and Sale Agreement with HEGLLC, an entity then owned by Douglas C. Hewitt, Sr., to acquire Hewitt Energy Group, Inc., a Texas corporation (“HEGINC”), HOPIN, as well as certain leases, wells, contractual rights and equipment in the following projects (the “Subsidiary Acquisition”):

Name	Net Acreage	Working Interest	County	State
Bull Lease	160	95%	Kay	OK
Boyd Lease	320	100%	Barton	KS
Koelsch Project Leases	480	100%	Stafford	KS
Perth Project Leases	580	95%	Sumner	KS
South Haven Project Leases	400	100%	Sumner	KS
Trapp Project Leases	328	100%	Russell	KS
South Blackwell/West Braman Project	4,137	50%	Kay	OK
Fountain Green Project	13,921	44.03% Deep/ 25.015% Shallow	Sanpete	UT
Liberty Project	447	52.75% BPO/ 41.25% APO	Juab	UT
Total	20,773

The Subsidiary Acquisition also included the acquisition of office equipment, furniture, office lease and automobiles. Both of HEGINC and HOPIN were under the control of Douglas C. Hewitt, Sr. Douglas C. Hewitt, Sr. owned a 99% membership interest in HEGLLC, and a 99.86% in Hewitt Petroleum, Inc. The purchase price included the issuance of 105,000,000 restricted common shares of the Company (valued at $105,000, or the $0.001 par value per share), as well as the assumption of certain obligations associated with the assets as of January 1, 2009. We accounted for assets and liabilities acquired at HEGLLC’s historical book values due to the common control of the entities involved in the transaction. The settlement of these assets purchased and liabilities assumed is as follows:

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Assets
Accounts receivable	$215,542
Deposits and prepaid expenses	20,717
Proved properties including wells and related equipment	2,343,397
Unproved properties	1,004,094
Accumulated depletion, depreciation and amortization	(371,414)
Other properties	219,057
Accumulated depreciation	(68,192)
Total Assets	$3,363,201

Liabilities
Accounts payable	$983,346
Accrued expenses and other payables	2,366,184
Notes payable	1,906,949
Capital lease obligations	140,429
Asset retirement obligation	310,015
Deferred tax liability	1,048,958
Total Liabilities	$6,755,881

Retained deficit adjustment	$(3,405,432)

Cash and cash equivalents January 1, 2009	$(12,752)

Effective January 1, 2011, The D. Mack Trust, a trust in which Douglas C. Hewitt, Sr. receives beneficial interests, is entitled to receive overriding royalty interests in all newly acquired leases. This benefit is included in Mr. Hewitt’s employment agreement with the Company as an element of his compensation. The D. Mack Trust currently owns overriding royalty interests (“ORRI”) in certain Kansas leases held by the Company.

Mr. Hewitt has entered into related party transactions with the Company since its inception. The transactions include the following:

a.	In February 2012, the Company sold a 0.5% working interest in the Moroni #1-AXZH Well and the surrounding 320 acre leasehold for cash proceeds of $38,780, to a related party, Zions Energy Corporation. This purchase was made on the same terms as other independent third party purchases that were completed in December 2011.

b.	In February 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the surrounding 320 acre leasehold for cash proceeds of $19,390, to a related party, Zions Energy Corporation. This purchase was made on the same terms as other independent third party purchases that were completed in December 2011.

c.	In February 2012, the Company sold a 2.0% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for cash proceeds of $6,060 to a related party, Zions Energy Corporation. This purchase was made on the same terms as other independent third party purchases that were completed in December 2011.

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d.	In March 2012, the Company sold a 1% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for cash of $3,030 to Zions Energy Corporation. This purchase was made on the same terms as other Company independent third party transactions that were completed in December 2011 and March 2012.

e.	In March 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the 320 acre leasehold for cash of $19,390 to Zions Energy Corporation. This purchase was made on the same terms as other Company independent third-party transactions that were completed in December 2011 and January 2012.

f.	In May 2012, the Company sold a 1.5% working interest in the first Fountain Green Project Well to be drilled with a 640 acre spacing unit to Zions Energy Corporation for $50,000 cash as well as Zions Energy Corporation’s 1% working interest in the Moroni #1-AXZH Well and the 320 acre leasehold. This purchase was made on the same terms as another Company independent third-party transaction that was also completed in May 2012.

As of June 29, 2012, MHPBT has working interests in oil and gas properties controlled by the Company which include 2.00% BPO and 22.00% APO in the Liberty #1 Well and Liberty Project and a 50.00% working interest in the shallow zones of the Fountain Green Project. All of the working interest owned by MHPBT in the Company’s Liberty #1 Well, Liberty Project and Fountain Green Project properties were acquired by MHPBT from third parties prior to the formation of the Company. As of June 29, 2012, Zions Energy Corporation has working interests in oil and gas properties controlled by the Company, which include a 1.50% working interest in the first Fountain Green Project Well to be drilled with a 640 acre spacing unit and a 3.00% working interest in the Koelsch Project. All of the working interests owned by Zions Energy Corporation was acquired from the Company on the same terms as other independent third-party transactions as disclosed above. As of June 29, 2012, the D. Mack Trust receives ORRI ranging from 0.25% to 1.50% on certain Kansas leases. Since May 18, 2008, the D. Mack Trust has received $8,175 in royalties relating to overriding royalty interests from the Kansas leases. MHPBT also owns a 6.00% ORRI in Liberty #1 Well and Liberty Project. All of the ORRI owned by D. Mack Trust and MHPBT were acquired from third parties prior to the formation of the Company. As of June 29, 2012, the Liberty Project has one well that is in the completion stage of development and no royalty revenues have been generated from this property. In addition, no revenues were received by MHPBT, Zions Energy Corporation or the D. Mack Trust from any of the working interests they own in any of the above noted oil and gas properties except the Koelsch Project in which Zions Energy received $2,642 as of June 29, 2012.

J. David Gowdy, Former Officer and Director of the Company

J. David Gowdy, an officer and Director of the Company from March 31, 2011 to December 12, 2011 and a beneficial owner of more than 5% of the outstanding shares of our common stock, is also a beneficiary in MHPBT and Zions Energy Corporation described above. Prior to March 31, 2011, Mr. Gowdy was an officer and Director of Freedom, as noted above and Mr. Gowdy was also the President of Freedom at the time of the Freedom Acquisition on March 31, 2012. See “Item 10. Recent Sales of Unregistered Securities” for additional information regarding the Freedom Acquisition. In addition, Mr. Gowdy is a trustee of MHPBT and the president of Zions Energy Corporation. MHPBT and Zions Energy Corporation related party transactions as of June 29, 2012 are described above. In addition, Mr. Gowdy had the following related party transactions with the Company:

a.	As per his December 12, 2011 letter agreement, Mr. Gowdy earned $40,000 for transitional related consulting services from January 1, 2012 to March 31, 2012 of which $20,000 was unpaid as of March 31, 2012.

b.	Subsequent to March 31, 2012, Mr. Gowdy earned $10,000 for services for the month of April 2012 which is his final monthly payment for consulting services pursuant to his consulting agreement.

c.	In May 2012, Mr. Gowdy voluntarily agreed to return to the Company 250,000 shares of the Company’s common stock to offset a portion of the independent audit fees recently incurred to complete the 2010 audit of Freedom, which audit was required by Rule 8-04 of Regulation S-X of the Securities and Exchange Act. The shares were returned to the Company as treasury shares and subsequently cancelled.

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Glenn G. MacNeil, an Officer and Director of the Company

Prior to April 1, 2011 and before Glenn G. MacNeil was an Officer and Director of the Company, the Company issued 3,236,650 shares of common stock to Mr. MacNeil as a penalty for the Company’s sale of shares below $0.20 per share. The additional shares awarded were fully vested on the date of the grant.

MacKov Investments Limited (“MacKov”), a company in which Glenn G. MacNeil and his spouse own 100% of the ownership interests, has entered into certain related-party transactions with the Company prior to and since he became an officer and director of the Company on April 1, 2011. These transactions include the following:

a.	Prior to April 1, 2011, MacKov purchased overriding royalty interests in oil and gas properties located in Kansas. All purchases were made on the same terms and conditions as those made with third parties. The overriding royalty interest which MacKov will receive with respect to Kansas properties ranges from 0.25% to 2.25%. As of June 29, 2012, MacKov has received $4,403 in royalty payments with respect to its overriding royalty interest in the Kansas properties.

b.	Also prior to April 1, 2011, MacKov purchased working interests, overriding royalty interests and carried working interests in oil and gas properties located in Utah. All purchases were made on the same terms and conditions as those made with other third parties at the time. MacKov’s interests in the Liberty #1 Well and the acreage related to the Liberty Project include: an overriding royalty interest of 1%; a carried working interest of 1%, BPO and APO; and a working interest of 2.25% before payout and 1.75% after payout. In December 2011, MacKov purchased an additional 0.5% working interest before and after payout in the Liberty #1 Well and Liberty Project (see paragraph (k) below). MacKov’s interest in the Fountain Green Project includes a 0.5% working interest in the deep rights and 0.25% working interest in the shallow rights. MacKov has received no royalty payments with respect to its overriding royalty interests in the Utah properties.

c.	From April 1, 2011 to December 31, 2011, MacKov made various short-term loans to the Company totaling $460,800 in principal and $94,109 in interest and fees for the period. On June 30, 2011, MacKov converted $300,000 of principal, interest and finance fees owing under the short-term loans into 3,000,000 common shares at $0.10 per share, as per the applicable convertible loan agreement. As of March 31, 2012, $217,050 in principal and $37,859 in interest and finance fees remains owing to MacKov, for a total sum of $254,909, and bears interest at 2% per month and was due April 30, 2012 and with the accrued interest of $32,804 was modified to be a $287,713 demand note. Each of these loans was made on the same terms and conditions as those made with third parties and each was approved by the Board of Directors.

d.	In April 2011, the Company issued 5,000,000 shares of common stock, valued at $500,000 on the date of issuance, to MacKov as a sign-on bonus in connection with the execution of an agreement for consulting financial services which were fully performed as of December 31, 2011. The shares were fully vested on the date of grant.

e.	In June 2011, the Company issued 274,875 shares, valued at $54,975 on the date of issuance, to MacKov as compensation for financial consulting services which were fully performed as of December 31, 2011. The shares were fully vested on the date of the grant.

f.	In June 2011, the Company issued 400,000 shares of common stock, valued at $60,000 on the date of issuance, to MacKov as compensation for services rendered during the second quarter of 2011. The shares were fully vested on the date of the grant.

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g.	In July 2011, the Company issued 63,413 shares, valued at $9,512 on the date of issuance, to MacKov as compensation for services. The shares were fully vested on the date of the grant.

h.	In September 2011, the Company issued 5,700,000 shares of common stock, valued at $855,000 on the date of issuance, to MacKov as compensation for the achievement of goals established by the Board of Directors in March 2011. The shares were fully vested on the date of the grant.

i.	In September 2011, the Company issued 400,000 shares of common stock, valued at $60,000 on the date of issuance, to MacKov as compensation for financial consulting services rendered during the third quarter of 2011. The shares were fully vested on the date of the grant.

j.	As further consideration for a loan made to the Company in October 2011, the Company issued to MacKov 2,500,000 warrants to purchase shares of the Company’s common stock with an adjustable strike price of $0.16 per share, and an expiration date of October 20, 2012. If the warrants are not exercised by the October 20, 2012 deadline, the strike price adjusts to $0.25 and the expiration date of the warrants is extended to October 20, 2013. This warrant issuance was made on similar terms as another warrant issuance by the Company to a third party lender in October 2011.

k.	In December 2011, MacKov purchased a 0.5% working interest before and after payout in Liberty #1 Well and Liberty Project for cash of $44,611. This purchase was made on the same terms as an independent third party purchase that the Company completed in December 2011.

l.	In December 2011, MacKov purchased a 3.5% working interest before and after payout in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for $10,605 in cash. This purchase was made on the same terms as other independent third party purchases that the Company completed in December 2011.

m.	In December 2011, MacKov was paid $20,000 cash for financial consulting services rendered during the fourth quarter of 2011 and $40,000 of the fourth quarter billings that were unpaid and outstanding as of December 31, 2011. In addition, $3,307 of expense reimbursements was unpaid and outstanding as of December 31, 2011. A total of $43,307 was due to MacKov as of December 31, 2011 for these two items. In the first quarter of 2012, MacKov billings relating to fees for services and travel allowance totaled $49,500. During the period, the Company paid $65,905 to MacKov relating to these billings and relating to billings owed as of December 31, 2011. As of March 31, 2012, $26,902 is due to MacKov relating to unpaid fees and travel allowances.

n.	In February 2012, MacKov purchased a 1.5% working interest BPO and APO in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for $4,545 in cash. This purchase was made on the same terms as other independent third party purchases that were completed in December 2011.

o.	In February 2012, the Company sold 0.5% working interest in the Moroni #1-AXZH Well and the 320 acre leasehold for cash of $38,781 to MacKov. This purchase was made on the same terms as other Company independent third party transactions that were completed in December 2011 and January 2012.

p.	In May 2012, MacKov agreed to extend its note due April 30, 2012 in the sum of $254,909 plus accrued interest of $32,804 into a new note payable upon demand in the principle amount of $287,713 with interest payable at 2% per month until paid in full.

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As of June 29, 2012, MacKov has working interests in oil and gas properties controlled by the Company which include the following: (i) MacKov owns a 0.50% working interest in the deep zones and a 0.25% working interest in the shallow zone of the Fountain Green Project which was purchased from the Company on the same terms as other independent third-party transactions prior to Mr. MacNeil becoming an Officer and a Director of the Company; (ii) MacKov owns a 3.25% BPO and a 2.75% APO working interest in the Liberty #1 Well and Liberty Project of which 2.25% BPO and 1.75% APO were purchased from third parties in 2009 through 2011 prior to Mr. MacNeil becoming an Officer and a Director; and 0.50% BPO and 0.50% APO were purchased from the Company on the same terms as other independent third party transactions in 2010 prior to Mr. MacNeil becoming an Officer and a Director; and 0.50% BPO and 0.50% APO were purchased from the Company in December 2011 on the same terms as other independent third party transactions as previously disclosed in 2011; (iii) MacKov owns a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acre leasehold which MacKov purchased from the Company in February 2012 on the same terms as other independent third-party transactions as disclosed below; and (iv) MacKov owns a 5.00% working interest in the Koelsch Project of which MacKov purchased a 3.5% working interest from the Company in December 2011 on the same terms as other independent third party transactions as previously disclosed and MacKov purchased a 1.5% working interest from the Company in February 2012 on the same terms as other independent third-party transactions as disclosed below. (v) MacKov owns ORRI ranging from 0.25% to 2.25% on certain Kansas leases which MacKov purchased from the Company in March 2011 prior to Mr. MacNeil becoming an Officer and a Director; (vi) MacKov owns a 1.00% ORRI in the Liberty #1 Well and Liberty Project which MacKov purchased from a third-party in 2010 and 2011. As of June 29, 2012 the Liberty Project has one well that is in the completion stage of development and no royalty revenues have been generated from this property. In addition, except as noted above with respect to the Koelsch Project, no revenues were received by MacKov from any of the working interests it owns in any of the above noted oil and gas properties, as of June 29, 2012.

Joseph P. Tate, a Director of the Company

Joseph P. Tate became a Director of the Company effective March 31, 2012. As of March 31, 2012, Mr. Tate is a beneficial landowner of two oil and gas leases totaling 1,816 acres within the Fountain Green Project which the Company controls and which the Company negotiated with Mr. Tate prior to him becoming a Director. Mr. Tate received $383,200 as compensation for these five-year leases by the issuance of 1,532,800 shares of common stock of the Company valued at $0.25 per share. In addition to this compensation, Mr. Tate is entitled to 12.5% landowner royalty interest revenues related to hydrocarbons produced by the Company on these oil and gas leases. As of June 29, 2012, no landowner royalty interest revenues were earned by Mr. Tate from these undeveloped new Fountain Green Project leases. Also prior to Mr. Tate becoming a Director, he negotiated a settlement of $100,000 debt owed to him by the Company to include $18,000 of interest for the period of the debt outstanding and this was settled by the issuance of 472,000 shares of common stock valued at $0.25 per share.

All related-party transactions have been reviewed and approved by a majority vote of our Board of Directors. With respect to transactions in which the related party is also a member of our Board of Directors, such director is required to abstain from voting to approve the transaction.

Director Independence

Our common stock is not currently listed on any national securities exchange or quoted on any inter-dealer quotation service that imposes independence requirements on our Board of Directors or any committee thereof; however, we have elected to adopt the independence standards of the NASDAQ listing rules. NASDAQ listing rules require a majority of an issuer’s directors be “independent,” as defined by NASDAQ listing rules. Generally, a director does not qualify as an independent director under these rules if the director or a member of the director’s immediate family has had in the past three years certain relationships or affiliations with the issuer, the issuer’s external or internal auditors, or other companies that do business with the issuer. We intend to fill vacancies on our Board of Directors with persons considered independent under the objective standards of independence set forth in the NASDAQ listing rules. Our Board of Directors has determined that John J. McFadden is considered independent based on the NASDAQ listing rules. Our Board of Directors intends to organize audit, corporate governance and compensation committees, and to appoint only independent directors to each committee.

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Douglas C. Hewitt, Sr. and Glenn G. MacNeil are considered inside directors due to their employment as executive officers of the Company.

ITEM 8.	LEGAL PROCEEDINGS

TX Holdings, Inc. v. Hewitt Energy Group LLC

On January 10, 2012, TX Holdings, Inc. (“TX Holdings”) filed an amended complaint against HEGLLC, a predecessor of the Company, Douglas C. Hewitt, Dexter & Dexter Attorneys at Law, P.C. and Michael Cederstrom in the United States District Court for the District of Utah (the “Utah Action”). The complaint arises out of a claimed agreement between HEGLLC and TX Holdings (the “Perth Sale Agreement”) pursuant to which HEGLLC agreed to sell to TX Holdings an interest in the Perth Project located in Kansas (the “Perth Interest”). TX Holdings’ complaint alleges certain causes of action, including, among others, unjust enrichment, breach of contract and breach of fiduciary duty. The complaint alleges that HEGLLC breached the Perth Sale Agreement by failing to deliver the Perth Interest to TX Holdings. TX Holdings seeks the Perth Interest and an unspecified amount of damages from the named parties. The Company does not believe it is obligated to deliver the Perth Interest to TX Holdings because it is the Company’s belief that TX Holdings breached the Perth Sale Agreement by, among other things, failing to pay the purchase price. A similar complaint was filed by TX Holdings in February 2010 in Florida State Court in the District of Miami, Dade County (the “Florida Action”). On July 5, 2011, the Florida court dismissed the claims against HEGLLC and Douglas C. Hewitt in the Florida Action for lack of personal jurisdiction. TX Holdings appealed the decision dismissing the claims against HEGLLC and Douglas C. Hewitt. However, on April 24, 2012 TX Holding filed a voluntary dismissal of that appeal. As a result of the voluntary dismissal, the only action by TX Holdings against HEGLLC and Douglas C. Hewitt is the Utah Action. The Company believes the claims alleged by TX Holdings in the Utah Action are without merit and intends to vigorously defend against these claims.

Nostra Terra Oil & Gas Company v. Richfield Oil & Gas Company

On February 1, 2012, Nostra Terra Oil & Gas Company (“NTOG”) filed an action against the Company, HPI, HEGINC, and HEGLLC in the Twenty-Third Judicial District Court of Russell County, Kansas. The complaint alleges that the Company defaulted on its repayment obligations under a note and security agreement, dated April 13, 2011, in the principal amount of $1.3 million and accrued interest at 10% per annum. The complaint seeks foreclosure on two of the Company’s property leases located in Kansas. The note was due on January 31, 2012. On January 31, 2012, the Company requested the loan payoff and documents relating to the release of collateral from NTOG’s representatives. The Company followed up on this request with a written request on February 1, 2012. On or about March 19, 2012, the Company filed an answer to the Complaint and a Cross-Complaint against NTOG for tortious interference with business. The court has set this matter for trial on July 31, 2012. The Company intends to vigorously defend against this foreclosure action and repay any amount that is ultimately determined to be outstanding.

The obligations due and owing under this note and security agreement are fully accounted for in the Company’s financial statements.

Threatened Claim by Former Officer and Director of Freedom

A former officer and director of Freedom (the “Freedom Officer and Director”) previously alleged certain claims against the Company in the amount of approximately $321,000. The Company settled this matter on April 6, 2012 by paying the Freedom Officer and Director the sum of $13,135 (the “Settlement Amount”) in exchange for a release of all claims by the Freedom Officer and Director. Of the full Settlement Amount, $12,500 was previously accrued in 2011.

Litigation in the Ordinary Course

We may become involved in litigation from time to time relating to claims arising in the ordinary course of our business. We do not believe that the ultimate resolution of such claims would have a material effect on our business, results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material effect on our business, results of operations, financial condition and cash flows.

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ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has not traded on any exchange or over-the-counter market. Management intends to pursue listing its shares for trading on the OTC Markets subsequent to the effectiveness of this registration statement. Presently there is no established public trading market for our securities and there can be no assurance that a public trading market for our securities will develop. As of June 29, 2012, (i) 286,606,661 shares of our common stock were outstanding, (ii) warrants to purchase 28,993,750 shares of our common stock were outstanding, and (iii) notes convertible into 12,791,043 shares of our common stock were outstanding.

Sale of Restricted Shares

All of our shares of common stock were issued and sold by us in private transactions and are only eligible for public sale if registered pursuant to the Securities Act of 1933, as amended, or sold in accordance with a valid exemption from registration, such as Rule 144. These shares are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933. As of June 29, 2012, a total of 142,515,563 shares of our common stock can be immediately sold pursuant to Rule 144.

Holders

As of June 29, 2012, we had 651 holders of record of our common stock and no holders of record of our preferred stock.

Dividends

We have not paid any dividends on our common stock in the past and we do not intend to pay any dividends on our common stock in the foreseeable future. If we pay any dividends in the future, the amount and timing will depend upon a number of factors, including capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, general economic conditions and certain restrictions set forth in our bylaws.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

The following summarizes all sales of our unregistered securities from the incorporation of our predecessor company, Hewitt Petroleum, Inc., through June 29, 2012. The securities listed in each of the below referenced transactions were (i) issued without registration and (ii) were issued in reliance on the private offering exemptions contained in Sections 4(2), 4(5) and/or 3(b) of the Securities Act and on Regulation D promulgated thereunder, and on reliance on similar exemptions under applicable state laws as a transaction not involving a public offering. No placement or underwriting fees were paid in connection with these transactions. Proceeds from the sales of these securities were used for general working capital purposes, including the repayment of indebtedness. The securities are deemed restricted securities for purposes of the Securities Act.

Sales and Redemptions of Preferred Stock

Between August and December of 2008, the Company issued 212,000 shares of preferred stock to five unaffiliated investors at an issue price of $2.00 per share for total cash consideration of $424,000.

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In May 2009, the Company redeemed from an existing investor 72,000 shares of preferred stock, accrued dividends, warrants and consulting services totaling $42,839 in exchange for 1,050,000 shares of restricted common stock. The Company paid $144,000 to redeem the preferred shares, $13,161 for accrued dividends, and no value was given for the cancellation of warrants, for a total consideration of $200,000.

In October 2009, the Company redeemed from two existing investors 50,000 shares of preferred stock, accrued dividends and warrants in exchange for 220,318 shares of restricted common stock. The Company paid $100,000 to redeem the preferred shares, $10,159 for accrued dividends, and no value was given for the cancellation of warrants, for a total consideration of $110,159.

In March 2011, the Company redeemed from two existing investors 90,000 shares of preferred stock, and paid accrued dividends in exchange for 1,643,965 shares of common stock and the cancellation of warrants. The Company paid $180,000 to redeem the preferred shares, $53,704 for accrued dividends, and no value was given for the cancellation of warrants, for total consideration of $233,704.

Sales of Common Stock

In September 2008, the Company issued 90,000 shares of common stock to an unaffiliated investor for the purchase of a working interest in an oil and gas field. The value of the shares was $135,000 or $1.50 per share, the negotiated value of a share of common stock on the date the stock was issued.

In October 2008, the Company issued 10,000 shares of common stock to a consultant pursuant to a consulting agreement. These shares were valued at $15,000 or $1.50 per share, the negotiated value of the shares of common stock on the date of issuance. The consultant was fully vested in the shares on the date of grant and the fair value was expensed in the year ended December 31, 2008.

In December 2008, the Company issued 105,000,000 shares in a related-party transaction for the purchase of certain assets from HEGLLC a company owned by Douglas C. Hewitt, Sr. (see “Item 7. Certain Relationships and Related Transactions, and Director Independence”). The value of the shares was $105,000 or $0.001 per share which was the par value of the Company’s common stock.

In January 2009, the Company issued 125,000 shares of common stock to a creditor of the Company to satisfy an accrued interest liability of $40,625 related to a $325,000 loan.

In April 2009, the Company issued 50,000 shares of common stock to a creditor of the Company to satisfy an accrued interest liability of $16,250 related to the $325,000 loan received.

In May 2009, the Company issued 1,000,000 shares of common stock to a note holder to satisfy a note payable. The value of the stock issued was $300,000 or $0.30 per share, which was the principal amount of the outstanding note payable.

In May 2009, the Company issued 1,050,000 shares of common stock to an existing investor in exchange for 72,000 preferred stock, accrued dividends and warrants (See “Sales and Redemptions of Preferred Stock”, above).

In June 2009, the Company issued 246,400 shares of common stock, including 26,400 to a director and 220,000 to two unaffiliated investors, for the purchase of a working interest in an oil and gas field. The value of the shares was $73,920 or $0.30 per share, the fair market value of a share of common stock on the date the stock was issued.

In September 2009, the Company issued 2,000,000 shares of common stock to a consultant pursuant to a consulting agreement. These shares were valued at $500,000 or $0.25 per share, the fair market value of the shares of common stock on the date of issuance. The consultant was fully vested in the shares on the date of grant and the fair value was expensed in the year ended December 31, 2009.

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In September 2009, the Company issued 6,000,000 shares of common stock to an unaffiliated investor for the purchase of a 12% working interest in the Fountain Green Project. The value of the shares was $1,500,000 or $0.25 per share, the fair market value of a share of common stock on the date the stock was issued.

In October 2009, the Company sold 649,889 shares of common stock to an existing investor for total cash proceeds of $146,000 or $0.225 per share.

Also in October 2009, the Company issued 220,319 shares of common stock to an existing investor related the conversion of 50,000 shares of outstanding preferred stock, warrants and accrued dividends. (See “Sales and Redemptions of Preferred Stock”, above).

In November 2009, the Company issued 500,000 shares of common stock to an existing investor for the purchase of 0.5% working interest in the Fountain Green Project. The value of the shares was $125,000 or $0.25 per share, the fair market value of a share of common stock on the date the stock was issued.

In December 2009, the Company issued 750,000 shares of common stock to an unaffiliated investor related to the settlement of a $375,000 obligation related to acquisition of the Perth Project by HEGLLC.

In late 2009, the Company completed the private placement offering of 1,640,000 shares of common stock, including 240,000 to an existing investor and 1,400,000 to an unaffiliated investor, at a subscription price of $0.25 per share for total cash proceeds of $410,000.

In December 2009, the Company issued 640,230 shares of common stock, including 320,000 to three officers of the Company, 99,750 to five consultants of the Company, 110,480 to four employees of the Company, and 110,000 to two directors of the Company, each as compensation for services. The shares were fully vested on the date of the grant. The fair value of the stock issued was $160,058 or $0.25 per share, the fair market value of a share of common stock on the date the stock was issued. The entire amount of this stock award was expensed in the year ended December 31, 2009.

In January 2010, the Company issued 50,000 shares of common stock to an officer of the Company for the payment of rent on New York offices valued at $25,000 or $0.50 per share.

In February 2010, the Company issued 800,000 shares of common stock to an existing investor as payment of $400,000 or $0.50 per share on a settlement of a purchase obligation incurred in 2009.

In March 2010, the Company issued 424,000 shares of common stock to consulting engineers as compensation for services. These shares were valued at $212,000 or $0.50 per share, the fair market value of the shares of common stock on the date of issuance. The consultant engineer was fully vested in the shares on the date of the grant and the fair value was expensed the year ended December 31, 2010.

In March 2010, the Company issued 500,000 shares of common stock to a consultant pursuant to a consulting agreement. These shares were valued at $250,000 or $0.50 per share, the fair market value of the shares of common stock on the date of issuance. The consultant was fully vested in the shares on the date of grant and the fair value was expensed in the year ended December 31, 2010.

In March 2010, the Company issued 800,000 shares of common stock to an existing investor as payment for $160,000 on a note payable and $240,000 for consulting services for total consideration of $400,000 or $0.50 per share.

In June 2010, the Company issued 900,000 shares of common stock to consultants as payment of $450,000 or $0.50 per share for consulting services and expenses.

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In July 2010, the Company issued an aggregate of 5,000,000 shares of common stock to three executives of the Company as compensation for their services. The shares were fully vested on the date of the grant. The fair value of the stock issued was $2,500,000 or $0.50 per share, the fair market value of a share of common stock on the date the stock was issued. The entire amount of this stock award was expensed in the year ended December 31, 2010.

In July 2010, the Company issued 64,000 shares of common stock to a consultant for expenses. These shares were valued at $16,000 or $0.25 per share, which was a negotiated amount to settle an existing liability. The consultants were fully vested in the shares on the date of grant and the fair value was expensed in the year ended December 31, 2010.

In August 2010, the Company issued 596,438 shares of common stock to a note holder as settlement for $160,000 on a note payable and accrued interest of $138, 219 for total consideration of $298,219 or $0.50 per share.

In August 2010, the Company issued 45,200 shares of common stock to a note holder as settlement for $20,000 on a note payable and accrued interest of $2,600 for total consideration of $22,600 or $0.50 per share.

In September 2010, the Company issued 56,660 shares of common stock to consultants pursuant to consulting agreements. These shares were valued at $28,330 or $0.50 per share, the fair market value of the shares of common stock on the date of issuance. The consultants were fully vested in the shares on the date of grants and the fair value was expensed in the year ended December 31, 2010.

In December 2010, the Company issued 200,000 shares of common stock to a consultant pursuant to a consulting agreement. These shares were valued at $50,000 or $0.25 per share, the fair market value of the shares of common stock on the date of issuance. The consultant was fully vested in the shares on the date of grant and the fair value was expensed in the year ended December 31, 2010.

Also in December 2010, the Company issued 1,235,000 shares of common stock, including 580,000 to three officers of the Company, 256,000 to six employees of the Company, 155,000 to two directors of the Company, and 244,000 to three consultants of the Company, as compensation for services. The shares were fully vested on the date of the grant. The fair value of the stock issued was $308,750 or $0.25 per share, the fair market value of a share of common stock on the date the stock was issued. The entire amount of this stock award was expensed in the year ended December 31, 2010.

At various times during 2010, the Company issued 9,351,125 shares of common stock, including 5,965,750 to ten existing investors and 3,210,375 to 49 unaffiliated investors, for the acquisition of oil and gas properties. Included in these acquisitions are commissions totaling 175,000 shares of common stock. The value of the shares was $3,644,313 which was capitalized.

At various times during 2010, the Company issued 28,103 shares of common stock to note holders related to the satisfaction of interest obligations on notes payable.

During 2010, the Company sold 1,193,442 shares of common stock, including 738,000 to five existing investors and 455,442 to nine unaffiliated investors, at a per share price of between $0.20 and $0.50 per share for total cash proceeds of $471,221.

 On March 2, 2011, the Company purchased Freedom Oil and Gas, Inc. (“Freedom”) pursuant to a share purchase agreement. Our purchase of Freedom provides us with additional oil exploitation opportunities in our Utah core area, including increased ownership in certain of our existing projects. The Company purchased all of the assets of Freedom including the following oil and gas assets:

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Name	Approximate Acres	Number of Wells	Working Interest	County	State
Liberty #1 Well (See Liberty Project)		1	13%	Juab	UT
Liberty Project	447	0	15%	Juab	UT
Independence Project	4,680	0	20%	Sanpete	UT
Fountain Green Project Deep	17,000	0	20%	Sanpete	UT
Fountain Green Project Shallow (same acreage as Fountain Green Project Deep)		0	13%	Sanpete	UT
Chad Wood Lease	52	0	100%	Sanpete	UT
Spring Valley Mineral Rights	160	0	100%	Fremont	WY
Totals	22,339	1

We acquired 100% of all outstanding common stock of Freedom in exchange for 59,738,189 shares of our restricted common shares, as well as 2,000,000 warrants for the purchase of our common stock exercisable at $0.25 per share through September 30, 2012.

The purchase price of $5,995,796 was determined based upon the fair market value of $0.10 per share of common stock plus the $11,977 value of the warrants effective as of March 31, 2011. Goodwill has been recorded based on the amount by which the purchase price exceeded the fair value of the net assets acquired. As of March 31, 2012 the final allocation of the purchase price is as follows:

Assets:
Cash	$1,485
Receivables	164,171
Property and Equipment
Oil and Gas Properties	6,904,067
Other	6,750
Goodwill	75,481
Liabilities Assumed:
Current Liabilities	(1,156,158)
Total Purchase Price	$5,995,796

Value of 2,000,000 New Warrants Issued	$11,977
Value of 59,738,189 New Common Stock Issued	5,983,819
Total Consideration	$5,995,796

In March 2011, the Company issued 1,150,000 shares of common stock to four existing investors for cash proceeds of $115,000 or $0.10 per share.

In March 2011, the Company issued 283,700 shares of common stock as additional consideration to certain existing investors for the failure of the Company to become publicly tradable by January 31, 2011 and the new stock that issued was valued at $28,370 or $0.10 per share which was the fair value of the stock at the time the performance commitment was reached. The new shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In March 2011, the Company issued 3,236,650 shares of common stock to an existing investor as a penalty for selling shares below $0.20 per share in several transactions with other existing and unaffiliated investors. The additional shares awarded were fully vested on the date of the grant and were based on the fair value of the stock as of the measurement date. This negotiated price adjustment resulted in a $323,665 charge and was expensed in the year ended December 31, 2011.

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In March 2011, the Company issued 9,148,935 shares of common stock, including 5,620,000 to two executives of the Company, 1,977,863 to five consultants of the Company, 1,123,872 to two directors of the Company, and 437,000 to two employees of the Company, each as compensation for services, valued at $1,400,206 or an average price of $0.15 per share which was the negotiated pricing to satisfy existing liabilities. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In March 2011, the Company issued 1,000,000 shares of common stock for the settlement of all sums due to a consultant and the cancellation of 3,000,000 warrants which were exercisable at $0.25 per warrant with an expiration date of August 1, 2014. The shares were fully vested on the date of the grant. The entire amount of this stock award was valued at $200,000 or $0.20 per share, which was the negotiated price.

In March 2011, the Company issued 196,353 shares of common stock to a note holder as a negotiated settlement for the payment of a $25,000 note payable and interest of $10,044 for total consideration of $35,044 or $0.18 per share.

In March 2011, the Company issued 250,000 shares of common stock to a creditor of the Company as payment of $50,000 or $0.25 per share. This was a negotiated settlement of a payable.

In March 2011, the Company issued 200,000 shares of common stock to a creditor of the Company as payment of $50,000 or $0.20 per share. This was a negotiated settlement of a payable.

In March 2011, the Company issued 371,704 shares of common stock to an officer of the Company as payment of $92,927 or $0.20 per share. This was a negotiated settlement of a payable.

In March 2011, the Company issued 1,134,000 shares of common stock valued at $226,800 or $0.20 per share to a note holder. This was a negotiated settlement of interest on a note payable.

In March 2011, the Company issued 40,000 shares of common stock to a consultant engineer for consideration of $10,000 or $0.25 per share pursuant to certain agreements. The consultant engineer was fully vested in the shares on the date of grant and the value of the services received was expensed in the year ended December 31, 2011.

In March 2011, the Company purchased a 1.97% working interest for $295,500, or $0.30 per share, in the Fountain Green Project located in Sanpete County, Utah by the issuance of 1,000,000 shares of common stock to an existing investor. The Company capitalized this property at the fair value of the assets received. The value of this transaction was determined based on similar third-party sales of working interests in the Fountain Green Project on or around the date of this transaction, each of which was valued at $150,000 per percentage point.

In April 2011, the Company issued 5,000,000 shares of common stock to a consultant of the Company as compensation for their services valued at $500,000 or an average price of $0.10 per share which was the fair value of the stock as of the measurement date. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In April 2011, the Company sold 2,826,750 shares of common stock, including 1,092,500, to an officer of the Company, 1,664,250 to 17 unaffiliated investors, and 70,000 to three existing investors, for total cash proceeds of $282,675 or $0.10 per share.

In April 2011, the Company issued 350,000 shares of common stock to consultants of the Company for services of $50,000 or $0.14 per share, valued using the fair value of the services rendered. The shares were fully vested on the date of the grant. The value of the shares was expensed in the year ended December 31, 2011.

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In April 2011, the Company purchased the right of first refusal to participate in the acquisition of acreage surrounding the Independence Project located in Sanpete County, Utah by the issuance of 100,000 shares of common stock to an existing investor for $25,000 or $0.25 per share, which was a negotiated price and was expensed.

In April 2011, the Company issued 2,500,000 shares of common stock to a consultant geologist for services pursuant to certain agreements for $250,000 or $0.10 per share, which was the fair value of the stock as of the measurement date. The $250,000 was expensed in the year ended December 31, 2011. The shares issued were fully vested on the date of the grant.

In May 2011, the Company issued 10,000 shares of common stock to a consultant for services for $2,000 or $0.20 per share, which was a negotiated price. The shares were fully vested on the date of the grant. The value of the shares was expensed in the year ended December 31, 2011.

In June 2011, the Company sold 1,925,000 shares of common stock, including 1,910,000 to 13 new investors and 15,000 to an existing investor, for total cash proceeds of $325,669 or an average price of $0.17 per share.

In June 2011, the Company issued 150,000 shares of common stock to an employee for a discretionary bonus. The shares were fully vested on the date of the grant. The entire amount of this stock award was valued at $30,000 or $0.20 per share and was expensed in the year ended December 31, 2011.

In June 2011, the Company issued 1,000,000 shares of common stock to a creditor of the Company for the settlement of a payable for $200,000 or $0.20 per share, which is a negotiated price.

In June 2011, the Company issued 286,178 shares of common stock to a note holder as payment of interest on a note payable of $42,927 or $0.15 per share, which was a negotiated price.

In June 2011, the Company issued 3,000,000 shares of common stock to a note holder who is also a related party in exchange for the conversion of a $300,000 convertible note payable, upon maturity of the convertible note. The shares were fully vested on the date of grant.

In June 2011, the Company issued 63,000 shares of common stock to a consultant as compensation for services. The entire amount of this stock award was valued at $25,000 or $0.40 per share, valued using the fair value of the services rendered, and the amount was expensed in the year ended December 31, 2011. The shares were fully vested on the date of the grant.

In June 2011, the Company issued 1,325,664 shares of common stock, including 622,222 to two officers of the Company and 703,442 to two consultants of the Company as compensation for their services valued at $212,593 or $0.16 per share, which was the fair value of the stock as of the measurement date. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In June 2011, the Company issued 480,770 shares of common stock, including 384,616 to four directors of the Company and 96,154 to a consultant of the Company as compensation for services valued at $62,500 or $0.13 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In July 2011, the Company sold 1,006,000 shares of common stock, including 276,000 to existing investors and 730,000 to unaffiliated investors, for total cash proceeds of $162,400 or $0.16 per share.

In July 2011, the Company issued 63,413 shares of common stock to a consultant as compensation for services valued at $9,512 or $0.15 per share, the fair value of the stock as of the measurement date. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

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In September 2011, the Company issued 333,336 shares of common stock to four directors of the Company as compensation for services valued at $50,000 or $0.15 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 24,010,000 shares of common stock, including 13,000,000 to two officers of the Company, 9,410,000 to six consultants to the Company, 1,350,000 to four employees of the Company, 250,000 to a director of the Company, valued at $3,601,500 or $0.15 per share, the fair value as of the measurement date, to employees and consultants of the Company as compensation for achieving goals established by the Board of Directors in March 2011. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 200,000 shares of common stock to a creditor of the Company, which was negotiated, for partial payment of $30,000 or $0.15 per share, on a payable for an oil and gas lease obligation located in Sanpete County, Utah containing 52 acres known as the Chad Wood lease.

In September 2011, the Company issued 500,000 shares of common stock to an existing investor as a share price adjustment for selling shares below $0.20 per share. The additional shares awarded were fully vested on the date of the grant. This negotiated price adjustment resulted in a $50,000 charge and was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 638,890 shares of common stock to two officers of the Company as compensation for services valued at $95,834 or $0.15 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 400,000 shares of common stock to a consultant as compensation for services valued at $60,000 or $0.16 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 100,000 shares of common stock to a consultant of the Company as compensation for services valued at $15,000, or $0.15 per share, which was a negotiated price. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company amended its promissory note in the amount of $700,000 with a note holder to extend the maturity of the note until January 31, 2012. The Company agreed to pay late fees and extension fees totaling $47,500 which consisted of $40,000 cash and a negotiated award of 50,000 shares of common stock valued at $7,500 or $0.15 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 5,000,000 shares of common stock to HEGCO Canada, Inc. as a break-up fee for cancelling a merger agreement of $750,000 or $0.15 per share which was expensed in the year ended December 31, 2011.

In October 2011, the Company issued 325,000 shares of common stock to consultants to the Company for cash of $52,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 162,500 shares of common stock with an exercise price of $0.25 per share which expire on November 1, 2012. As part of this transaction, the Company also issued 10,000 shares in compensation for consulting services performed that were valued at $1,600 or $0.16 per share. The shares issued to the consultants were fully vested on the date of the grant.

In November 2011, the Company issued 37,500 shares of common stock to an unaffiliated investor for cash of $6,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 18,750 shares of common stock with an exercise price of $0.25 per share which expire on November 1, 2012.

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In December, 2011, as part of an agreement prepared at the time of J. David Gowdy’s resignation as President and CEO, Mr. Gowdy returned 4,000,000 shares of common stock that were previously awarded to him. The return of these shares had no additional income statement impact but reduced the number of shares outstanding as the shares were cancelled upon receipt by the Company.

In December 2011, the Company issued 78,125 shares of common stock to an unaffiliated investor for cash of $12,500 or $0.16 per share. In addition, the Company granted warrants to purchase up to 39,063 with an exercise price of $0.30 per share which expire on December 1, 2013.

In December 2011, the Company issued 468,750 shares of common stock to an unaffiliated investor for cash of $75,000 valued at $0.16 per share. In addition, the Company granted warrants to purchase up to 234,375 shares of common stock with an exercise price of $0.25 per share which expire on December 4, 2012. As part of this transaction, the Company also issued 23,438 shares of common stock as consultant fees that were valued at $3,750 or $0.16 per share. The shares issued to the consultant were fully vested on the date of the grant.

In December 2011, the Company issued 62,500 shares of common stock to an unaffiliated investor for cash of $10,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 31,250 shares of common stock with an exercise price of $0.25 per share, which expire on December 6, 2012.

In December 2011, the Company issued 200,000 shares of common stock to an existing investor for cash of $32,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.30 per share which expire on December 8, 2013. As part of this transaction, the Company also issued 10,000 shares of common stock as consultant fees that were valued at $1,600 or $0.16 per share. The shares issued to the consultant were fully vested on the date of the grant.

In December 2011, the Company issued 78,125 shares of common stock to an existing investor for cash of $12,500 or $0.16 per share. In addition, the Company granted warrants to purchase up to 39,063 shares of common stock with an exercise price of $0.30 per share, which expire on December 8, 2013.

In December 2011, the Company issued 31,250 shares of common stock to an existing investor for cash of $5,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 15,625 shares of common stock with an exercise price of $0.30 per share, which expire on December 11, 2013.

In December 2011, the Company issued 162,000 shares of common stock to a note holder for a value of $32,400 or $0.20 per share, which was a negotiated price, to prepay interest on a note payable.

In December 2011, the Company issued 66,738 shares of common stock to a note holder for a value of $13,347 or $0.20 per share, which was a negotiated price, to prepay interest on a note payable.

In December 2011, the Company issued 15,000 shares of common stock to a note holder for a value of $3,000 or $0.20 per share, which was a negotiated price, to pay interest on a note payable.

In December 2011, the Company issued 62,603 shares of common stock to a note holder for a value of $12,521 or $0.20 per share, which was a negotiated price, to prepay interest on a note payable.

In December 2011, the Company issued 1,440,000 shares of common stock for a value of $230,400, or $0.16 per share, to four employees as discretionary bonuses for services. The shares issued were fully vested on the date of the grant.

In December 2011, the Company issued 23,438 shares of common stock to an unaffiliated investor for a consulting fee valued at $3,750 or $0.16 per share. The shares were fully vested on the date of the grant.

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In December 2011, the Company issued 112,500 shares of common stock to an unaffiliated investor for a value for cash proceeds of $18,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 56,250 shares of common stock with an exercise price of $0.25 per share, which expire on December 29, 2012.

In December 2011, the Company issued 10,000 shares of common stock to an existing investor for a consulting fee valued at $1,600 or $0.16 per share. The shares were fully vested on the date of the grant.

In December 2011, the Company issued 300,000 shares of common stock to a note holder for a value of $75,000 or $0.25 per share, which was a negotiated price, as a finance fee to extend the maturity date on a convertible note payable to January 31, 2012 which was expensed in the year ended December, 31 2011. The shares issued were fully vested on the date of the grant.

In December 2011, the Company issued 15,281 shares of common stock to an existing investor for consultant fees that were valued at $2,445 or $0.16 per share. The shares issued to the consultant were fully vested on the date of the grant.

In January 2012, the Company issued 500,000 shares of common stock to two unaffiliated investors for value of $125,000 or $0.25 per share related to purchases totaling a 1.0% working interest in the Fountain Green Project located in Sanpete County, Utah, which was a negotiated price.

In January 2012, the Company issued 48,528 shares of common stock to an existing investor for a value of $12,132 or $0.25 per share related to a purchase of a 0.25% working interest in the Liberty #1 Well located in Juab County, Utah.

In January 2012, the Company issued 468,750 shares of common stock to an unaffiliated investor for cash of $75,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 234,375 shares of common stock with an exercise price of $0.25 per share, which expire on January 11, 2013.

In January 2012, the Company issued 1,875,000 shares of common stock to an unaffiliated investor for cash of $300,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 937,500 shares of common stock with an exercise price of $0.25 per share, which expire on January 16, 2013.

In January 2012, the Company issued 100,000 shares of common stock to a consultant for a value of $16,000 or $0.16 per share, which was a negotiated price. The shares issued were fully vested on the date of grant and the value of services received was expensed in the three months ended March 31, 2012.

In February 2012, the Company issued 4,000 shares of common stock to an unaffiliated investor for cash of $1,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 2,000 shares of common stock with an exercise price of $0.40 per share, which expire on February 5, 2013.

In March 2012, the Company issued 1,800,000 shares of common stock to an unaffiliated investor for cash of $450,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 1,800,000 shares of common stock with an exercise price of $0.50 per share, which expire on March 23, 2015. As part of this transaction, the Company agreed to compensate a consultant for services performed in the amount of $27,000 including the issuance of 100,000 shares of common stock that were valued at $25,000 or $0.25 per share, plus the cancellation of $2,000 Joint Interest Billing (“JIB”) accounts receivable owed to the Company by the consultant. These consultant shares were fully vested on the date of the grant.

In March 2012, the Company issued 800,000 shares of common stock to an existing investor for cash of $200,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 800,000 shares of common stock with an exercise price of $0.50 per share, which expire on March 28, 2015.

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In March 2012, the Company issued 472,000 shares of common stock to an existing investor for $100,000 other payable plus $18,000 of accrued interest for a total value of $118,000 or $0.25 per share, which was a negotiated price. The shares issued were fully vested on the date of the grant. The $18,000 of accrued interest was expensed in the three months ended March 31, 2012. Subsequent to this transaction, the investor, Joseph P. Tate, became a Director of the Company effective March 31, 2012.

In March 2012, the Company issued 1,532,800 shares of common stock to an existing investor in exchange for Fountain Green Project lease acquisitions located in Sanpete County, Utah. The shares were valued at $383,200 or $0.25 per share, which was a negotiated price. Subsequent to this transaction, the investor, Joseph P. Tate, became a Director of the Company effective March 31, 2012.

In March 2012, the Company issued 3,750,000 shares of common stock to four directors and the Corporate Secretary of the Company as compensation for services valued at $937,500 or $0.25 per share. The shares issued were fully vested on the date of the grant. The entire amount of this stock award was expensed in the three months ended March 31, 2012.

In April 2012, the Company issued 500,000 shares of common stock to a consultant of the Company as compensation for services valued at $125,000 or $0.25 per share. These shares vest 125,000 shares every six months until March 31, 2014 at which time the shares shall be fully vested. In addition, the Company granted the consultant 5,000,000 warrants with five different exercise prices of $0.25; $0.50; $0.75; $1.00; and $1.25 for each 1,000,000 warrants. The warrants will expire on March 31, 2015.

In April 2012, the Company issued 215,000 shares of common stock to two existing investors for cash of $53,750 or $0.25 per share. In addition, the Company granted warrants to purchase up to 215,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 4, 2015.

In April 2012, the Company issued 440,000 shares of common stock to an existing investor for cash of $110,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 440,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 17, 2015.

In April 2012, the Company issued 100,000 shares of common stock to an existing investor for cash of $25,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 19, 2015.

In April 2012, the Company issued 100,000 shares of common stock to an existing investor for cash of $25,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 21, 2015.

In April 2012, an investor exercised rights to convert a $25,000 convertible note, payable at $0.22 per share, into 113,636 shares of the Company’s common stock.

In May 2012, the Company issued 100,000 shares of common stock to an unaffiliated investor for cash of $25,000 per $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 30, 2015.

In May 2012, the Company issued 10,000 shares of common stock to an unaffiliated investor for consulting services valued at $2,500 or $0.25 per share, which was the fair value of the stock on the date of the transaction. The shares issued to the consultant were fully vested on the date of grant.

In May 2012, the Company issued 400,000 shares of common stock to an unaffiliated investor for cash of $100,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 400,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 30, 2015.

In May 2012, the Company issued 100,000 shares of common stock to an unaffiliated investor for cash of $25,000 per $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on May 15, 2015.

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In May 2012, the Company issued 400,000 shares of common stock to an existing investor in exchange for a $100,000 note payable or $0.25 per share, which was a negotiated price. The shares issued were fully vested on the date of the grant. In addition, the Company granted warrants to purchase up to 400,000 shares of common stock with an exercise price of $0.50 per share, which expire on May 22, 2015. The warrants issued were totally vested at the time of the grant and remain outstanding.

In May 2012, Mr. Gowdy voluntarily agreed to return to the Company, 250,000 shares of the Company’s common stock, to offset a portion of the independent audit fees recently incurred to complete the 2010 audit of Freedom which was required by Rule 8-04 of Regulation S-X of the Securities and Exchange Act. The shares were returned to the Company as treasury shares and subsequently cancelled.

In May 2012, the Company issued 40,000 shares of common stock to a consultant of the Company for services valued at $10,000 or $0.25 per share. These shares were fully vested on the date vested on the date of grant. The entire amount of this stock award was expensed in May 2012.

In May 2012, the Company issued 100,000 shares of common stock to an employee of the Company, valued at $25,000 or $0.25 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in May 2012.

In June 2012, the Company issued 400,000 shares of common stock to an unaffiliated investor for cash of $100,000 per $0.25 per share. In addition, the Company granted warrants to purchase up to 400,000 shares of common stock with an exercise price of $0.50 per share, which expire on June 4, 2015.

In June 2012, the Company issued 620,000 shares of common stock to an unaffiliated investor for cash of $155,000 per $0.25 per share. In addition, the Company granted warrants to purchase up to 620,000 shares of common stock with an exercise price of $0.50 per share, which expire on June 4, 2015.

In June 2012, the Company issued 380,000 shares of common stock to an unaffiliated investor for cash of $95,000 per $0.25 per share. In addition, the Company granted warrants to purchase up to 380,000 shares of common stock with an exercise price of $0.50 per share, which expire on June 4, 2015.

In June 2012, the Company issued 500,000 shares of common stock to a consultant of the Company as compensation for services valued at $125,000 or $0.25 per share. The shares were fully vested on the date of grant. In addition, the Company granted the consultant 1,500,000 warrants with three different exercise prices of $0.50, $0.75 and $1.00 for each 500,000 warrants. The warrants vest at 187,500 per quarter for two years. The warrants will expire on June 14, 2015.

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Convertible Note Issuances

The Company began issuing convertible notes in 2010 convertible into the Company’s common stock. A description of the Convertible Notes Payable as of June 29, 2012 is as follows:

	June 29,	Shares
	2012	Conversion
Note Payable, held by an existing shareholder, interest at 8.0%, due June 2012, convertible into common shares of the Company at a conversion rate of $0.25 per common share, secured with a 1% working interest in Fountain Green Project Utah leases	$367,500	1,470,000

Note Payable, held by an existing shareholder, interest at 12.0%, due June 2012, convertible into common shares of the Company at a conversion rate of $0.25 per common share, unsecured	52,560	210,240

Note Payable, held by NTOG, interest at 10.0%, due on demand, convertible into common shares of the Company at a conversion rate of $0.25 per common share, secured by certain Kansas leases and 10.0% working interest in Fountain Green Project Utah leases	1,300,000	5,200,000

Note Payable, held by an existing shareholder, interest at 12.0%, due June 2012, convertible into common shares of the Company at a conversion rate of $0.25 per common share, secured by 10% working interest in Fountain Green Project Utah leases (amendment to the note to provide for the right of conversion at $0.25 per share until the note is paid in full, made effective January 2012)	1,080,000	4,320,000

Note Payable, held by an existing shareholder, interest at 10.0%, due June 2012, convertible into common shares of the Company at a conversion rate of $0.25 per common share, unsecured (amendment to the note to provide for the right of conversion at $0.25 per share until the note is paid in full, made effective January 2012)	248,000	992,000

Note Payable, held by a creditor to the Company, interest at 5.0%, due on demand, convertible into common shares of the Company at a conversion rate of CAD $0.16 (which was USD $0.167 at the time of loan) per common share, unsecured	100,000	598,803

Totals	$3,148,060	12,791,043

In May 2012, the Company issued 400,000 shares of common stock to an existing investor in exchange for a $100,000 note payable or $0.25 per share, which was a negotiated price. The shares issued were fully vested on the date of the grant. In addition, the Company granted warrants to purchase up to 400,000 shares of common stock with an exercise price of $0.50 per share, which expire on May 22, 2015. The warrants issued were totally vested at the time of the grant and remain outstanding.

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Warrant Issuances

The Company has issued warrants at various times since our inception on May 18, 2008. A description of the warrants outstanding as of June 29, 2012 is as follows:

			Weighted
			Average
		Weighted	Remainder
		Average	Contractual
	Warrants	Exercise Price	Term in Years
Warrants outstanding as of May 18, 2008	-	$-	-
Granted	212,000	2.00	2.50
Exercised	-	-	-
Forfeited/Expired	-	-	-
Warrants outstanding as of December 31, 2008	212,000	2.00	2.50
Granted	5,522,000	0.25	-
Exercised	-	-	-
Forfeited/Expired	(122,000)	-	-
Warrants outstanding as of December 31, 2009	5,612,000	0.29	2.23
Granted	-	-	-
Exercised	-	-	-
Forfeited/Expired	(2,522,000)	-	-
Warrants outstanding as of December 31, 2010	3,090,000	0.30	3.40
Granted	12,696,875	0.22	1.63
Exercised	-	-	-
Forfeited/Expired	(3,090,000)	-	-
Warrants outstanding as of December 31, 2011	12,696,875	0.22	1.63
Granted	4,173,875	0.40	2.24
Exercised	-	-	-
Forfeited/Expired	-	-	-
Warrants outstanding as of March 31, 2012	16,870,750	0.27	1.07
Granted	12,123,000	0.59	3.00
Exercised	-	-	-
Forfeited/Expired	-	-	-
Warrants outstanding as of June 29, 2012	28,993,750	$0.40	1.67

 Between August and December of 2008, the Company issued stock warrants to five unaffiliated investors to purchase a total of 212,000 shares of common stock exercisable at $2.00 per share for a period of two and one-half years. These warrants were forfeited on or before March 31, 2011.

On August 1, 2009, the Company granted a consultant warrants to purchase a total of 3,000,000 shares of common stock exercisable at $0.25 per share, with an expiration date of August 1, 2014. All of these warrants were forfeited on March 31, 2011.

On November 17, 2009, the Company granted a consultant warrants to purchase a total of 2,522,000 shares of common stock exercisable at $0.25 per share, with an expiration date of May 17, 2010. These warrants expired unexercised.

On March 31, 2011, the Company granted warrants to purchase a total of 6,000,000 shares of common stock to an unaffiliated investor exercisable at $0.25 per share, with an expiration date of September 30, 2013. These warrants were fully vested at the time of the grant and remain outstanding.

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Also on March 31, 2011, the Company granted warrants to purchase a total of 2,000,000 shares of common stock to an unaffiliated investor exercisable at $0.25 per share, with an expiration date of September 30, 2012. These warrants were totally vested at the time of the grant and remain outstanding.

On October 20, 2011, the Company granted warrants to purchase 4,000,000 shares of common stock, including 2,500,000 shares to an existing investor and 1,500,000 shares to an unaffiliated investor exercisable at $0.16 per share until October 20, 2012, at which time the exercise price will increase to $0.25 until the warrants expire on October 20, 2013. These warrants were totally vested at the time of the grant and remain outstanding.

On October 28, 2011, the Company granted warrants to purchase a total of 162,500 shares of common stock to an unaffiliated investor exercisable at $0.25 per share, with an expiration date of October 27, 2012. The warrants were totally vested at the time of the grant and remain outstanding.

On November 2, 2011, the Company granted warrants to purchase a total of 18,750 shares of common stock to an unaffiliated investor exercisable at $0.25 per share, with an expiration date of November 1, 2012. The warrants were totally vested at the time of the grant and remain outstanding.

On December 2, 2011, the Company granted warrants to purchase a total of 39,063 shares of common stock to an unaffiliated investor exercisable at $0.30 per share, with an expiration date of December 1, 2013. The warrants were totally vested at the time of the grant and remain outstanding.

On December 5, 2011, the Company granted warrants to purchase a total of 234,375 shares of common stock to an unaffiliated investor exercisable at $0.25 per share, with an expiration date of December 4, 2012. The warrants were totally vested at the time of the grant and remain outstanding.

On December 6, 2011, the Company granted warrants to purchase a total of 31,250 shares of common stock to an unaffiliated investor exercisable at $0.25 per share, with an expiration date of December 5, 2012. The warrants were totally vested at the time of the grant and remain outstanding.

On December 9, 2011, the Company granted warrants to purchase a total of 100,000 shares of common stock to an unaffiliated investor exercisable at $0.30 per share, with an expiration date of December 8, 2013. The warrants were totally vested at the time of the grant and remain outstanding.

On December 9, 2011, the Company granted warrants to purchase a total of 39,062 shares of common stock to an unaffiliated investor exercisable at $0.30 per share, with an expiration date of December 8, 2013. The warrants were totally vested at the time of the grant and remain outstanding.

On December 11, 2011, the Company granted warrants to purchase a total of 15,625 shares of common stock to an unaffiliated investor exercisable at $0.30 per share, with an expiration date of December 11, 2013. The warrants were totally vested at the time of the grant and remain outstanding.

On December 29, 2011, the Company granted warrants to purchase a total of 56,250 shares of common stock to an unaffiliated investor exercisable at $0.25 per share, with an expiration date of December 29, 2012. The warrants were totally vested at the time of the grant and remain outstanding.

On January 13, 2012, the Company granted warrants to purchase a total of 234,375 shares of common stock to an unaffiliated investor exercisable at $0.25 per share, with an expiration date of January 11, 2013. The warrants were totally vested at the time of the grant and remain outstanding.

On January 17, 2012, the Company granted warrants to two unaffiliated investors to purchase up to 400,000 shares of common stock with an exercise price of $0.16 per share, which expire on December 31, 2012.

On January 17, 2012, the Company granted warrants to purchase a total of 937,500 shares of common stock to an unaffiliated investor exercisable at $0.25 per share, with an expiration date of January 16, 2013. The warrants were totally vested at the time of the grant and remain outstanding.

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On February 5, 2012, the Company granted warrants to purchase a total of 2,000 shares of common stock to an unaffiliated investor exercisable at $0.40 per share, with an expiration date of February 4, 2013. The warrants were totally vested at the time of the grant and remain outstanding.

On March 29, 2012, the Company granted warrants to purchase a total of 1,800,000 shares of common stock to an unaffiliated investor exercisable at $0.50 per share, with an expiration date of March 28, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On March 30, 2012, the Company granted warrants to an unaffiliated investor to purchase up to 800,000 shares of common stock with an exercise price of $0.50 per share, which expire on March 29, 2015. Subsequent to this transaction, the investor, Joseph P. Tate, became a Director of the Company effective on March 31, 2012.

On April 1, 2012, the Company granted a consultant warrants to purchase a total of 5,000,000 shares of common stock with five different exercise of $0.25; $0.50; $0.75; $1.00; and $1.25 for each 1,000,000 warrants, with an expiration date of March 31, 2015. The warrants remain outstanding.

On April 5, 2012, the Company granted warrants to purchase a total of 215,000 shares of common stock to two unaffiliated investors exercisable at $0.50 per share, with an expiration date of April 4, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On April 18, 2012 the Company granted warrants to purchase a total of 440,000 shares of common stock to an unaffiliated investor exercisable at $0.50 per share, with an expiration date of April 17, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On April 20, 2012 the Company granted warrants to purchase a total of 100,000 shares of common stock to an unaffiliated investor exercisable at $0.50 per share, with an expiration date of April 19, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On April 22, 2012 the Company granted warrants to purchase a total of 100,000 shares of common stock to an unaffiliated investor exercisable at $0.50 per share, with an expiration date of April 21, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On May 1, 2012 the Company granted warrants to purchase a total of 100,000 shares of common stock to an unaffiliated investor exercisable at $0.50 per share, with an expiration date of April 30, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On May 1, 2012 the Company granted warrants to purchase a total of 400,000 shares of common stock to an unaffiliated investor exercisable at $0.50 per share, with an expiration date of April 30, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On May 16, 2012 the Company granted warrants to purchase a total of 100,000 shares of common stock to an unaffiliated investor exercisable at $0.50 per share, with an expiration date of May 15, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On May 16, 2012 the Company granted warrants to purchase a total of 1,298,000 shares of common stock to five unaffiliated investors exercisable at $0.25 per share, with an expiration date of May 15, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On May 17, 2012 the Company granted warrants to purchase a total of 1,000,000 shares of common stock to two unaffiliated investors exercisable at $0.25 per share, with an expiration date of May 16, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On May 22, 2012 the Company granted warrants to purchase a total of 400,000 shares of common stock to an unaffiliated investor exercisable at $0.50 per share, with an expiration date of May 20, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

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On May 22, 2012 the Company granted warrants to purchase a total of 70,000 shares of common stock to a consultant of the Company exercisable at $0.25 per share, with an expiration date of May 21, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On June 5, 2012, the Company granted warrants to purchase a total of 400,000 shares of common stock to an unaffiliated investor exercisable at $0.50 per share, with an expiration date of June 4, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On June 5, 2012, the Company granted warrants to purchase a total of 620,000 shares of common stock to an unaffiliated investor exercisable at $0.50 per share, with an expiration date of June 4, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On June 5, 2012, the Company granted warrants to purchase a total of 380,000 shares of common stock to an unaffiliated investor exercisable at $0.50 per share, with an expiration date of June 4, 2015. The warrants were totally vested at the time of the grant and remain outstanding.

On June 15, 2012, the Company granted a consultant warrants to purchase a total of 1,500,000 shares of common stock with three different exercise prices of $0.50, $0.75 and $1.00 for each 500,000 warrants, with an expiration date of June 14, 2015. The warrants vest at 187,500 per quarter for two years. The warrants remain outstanding.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of June 29, 2012, there were 286,606,661 shares of common stock held by 651 stockholders of record. There were no shares of preferred stock outstanding as of that date.

Common Stock

Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock will be entitled to receive dividends out of any of our funds legally available when and if declared by the Board of Directors.

Voting Rights. Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders. The common stock has cumulative voting rights for the election of the Board of Directors. At each election for directors every shareholder entitled to vote, in person or by proxy, shall have the right to vote at such election the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

Liquidation. If we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to share proportionately in the assets of the Company available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of our preferred stock.

Other Rights. All of our outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Under our Articles of Incorporation and subject to the limitations prescribed by law, our Board of Directors may issue preferred stock in one or more series, and may establish from time to time the number of shares to be included in such series and may fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. Our preferred stock will, if issued, be fully paid and non-assessable. When and if we issue preferred stock, we will establish the applicable preemptive rights, dividend rights, voting rights, conversion privileges, redemption rights, sinking fund rights, rights upon voluntary or involuntary liquidation, dissolution or winding up and any other relative rights, preferences and limitations for the particular series of preferred stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by stockholders and could adversely affect the rights and powers, including the voting rights, of the holders of our common stock. In certain circumstances, the issuance of preferred stock could depress the market price of our common stock.

Warrants

For a description of the warrants issued by the Company since its inception on May 18, 2008, see “Item 10. Recent Sales of Unregistered Securities—Warrant Issuances.”

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Convertible Notes

For a description of the convertible notes issued by the Company since its inception on May 18, 2008, see “Item 10. Recent Sales of Unregistered Securities—Convertible Note Issuances.”

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada General Corporation Law provides that any director or officer of a Nevada corporation may be indemnified against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding in which he or she is a party by reason of his or her position, so long as it shall be determined that he or she is not liable for the alleged claim and that he or she acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reason to believe the conduct was unlawful. In cases where indemnification is sought for any claim, issue or matter as to which a director or officer has been found to be liable to the corporation, he or she may not be indemnified for such claim, issue or matter unless the court determines that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Pursuant to our articles of incorporation, the Company has agreed to indemnify members of its board of directors against personal liability to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Nevada Code (relating to the Nevada General Corporation Law) or any amendment thereto or successor provision thereto as shall be liable for reason that, in addition to any and all other requirements for such liability he: (i) shall have breached his duty of loyalty to the Company or its stockholders; (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith; (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) shall have derived an improper impersonal benefit.

In addition, under our articles of incorporation, the Board of Directors may exercise the Company’s power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the articles of incorporation.

The indemnification rights provided above are not exclusive of any other rights to which those seeking indemnification may be entitled under the Company’s articles of incorporation, bylaws, agreements, vote of the Company’s stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the heirs and personal representatives of such person.

We currently maintain directors’ and officers’ liability insurance covering our directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role. Such insurance is subject to coverage amounts, exceptions, deductibles and other conditions set forth in the policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the SEC is of the opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements, notes thereto and the related independent registered accounting firm’s report are set forth immediately following the signature page to this registration statement beginning on page F-1 and are incorporated herein by reference.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND ACCOUNTING AND FINANCIAL DISCLOSURE

During our two most recent fiscal years ended December 31, 2011 and 2010 and through the date of this registration statement: (i) there were no disagreements between us and Mantyla McReynolds LLC (“Mantyla”), our independent registered public accounting firm, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla, would have caused Mantyla to make reference to the subject matter of the disagreement in its report on our consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

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ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements:

See “Index to Financial Statements” set forth on page F-1.

(b)	Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit
Number	Description

2.1†	Letter Agreement, dated March 4, 2011, between Freedom Oil & Gas, Inc. and Hewitt Petroleum, Inc.

2.2†	Closing Agreement, dated March 31, 2011, between Freedom Oil & Gas, Inc. and Hewitt Petroleum, Inc.

2.3†*	Agreement and Plan of Merger between Hewitt Petroleum, Inc. and Richfield Oil & Gas Company, dated March 31, 2011.

2.4†	Articles of Merger, dated June 16, 2011, by and between Richfield Oil & Gas Company and Freedom Oil & Gas, Inc.

3.1†	Articles of Incorporation of Richfield Oil & Gas Company, dated March 31, 2011.

3.2†	Amended and Restated By-laws of Richfield Oil & Gas Company, dated April 8, 2011.

4.1†	Form of Subscription Agreement (including warrant to purchase shares at $0.25 per share).

4.2†	Form of Subscription Agreement (including warrant to purchase shares at $0.30 per share).

4.3†	Warrant to Purchase 6,000,000 Shares of Common Stock, Par Value $0.001 Per Share, dated April 13, 2011, granted by Richfield Oil & Gas Company to Nostra Terra Oil & Gas Company, PLC.

4.4†	Convertible Promissory Note, dated February 2, 2009, between Freedom Oil & Gas, Inc. and Quantum Energy & Technologies, LLC.

4.5†	Extension and Restatement of Convertible Promissory Notes, dated March 31, 2011, between Freedom Oil & Gas, Inc. and Quantum Energy & Technologies, LLC.

4.6†	Amendment to Extension and Restatement of Convertible Promissory Notes, dated July 20, 2011, between Freedom Oil & Gas, Inc. and Quantum Energy & Technologies, LLC.

4.7†	Second Amendment to Extension and Restatement of Convertible Promissory Notes, dated September 30, 2011, between Richfield Oil & Gas Company and Quantum Energy & Technologies, LLC.

4.8†	Convertible Promissory Note, dated April 13, 2011, among Hewitt Petroleum, Inc., Hewitt Energy Group, Inc. and Nostra Terra Oil & Gas Company, PLC.

79

4.9†	Convertible Promissory Note, dated April 29, 2011, between Richfield Oil & Gas Company and MacKov Investments Limited.

4.10†	Amendment to Convertible Promissory Note, dated June 3, 2011, between Richfield Oil & Gas Company and MacKov Investments Limited.

4.11†	Convertible Promissory Note, dated June 14, 2011, between Richfield Oil & Gas Company, MacKov Investments Limited and Peter Lazarevski.

4.12†	Amendment to Convertible Promissory Note, dated June 28, 2011, between Richfield Oil & Gas Company, MacKov Investments Limited and Peter Lazarevski.

4.13†	Second Amendment to Convertible Promissory Note, dated July 18, 2011, between Richfield Oil & Gas Company, MacKov Investments Limited and Peter Lazarevski.

4.14†	Third Amendment to Promissory Note, dated September 28, 2011, between Richfield Oil & Gas Company, MacKov Investments Limited and Peter Lazarevski.

4.15†	Replacement Promissory Note, dated October 20, 2011, between Richfield Oil & Gas Company and MacKov Investments Limited.

4.16†	Promissory Note, dated August 12, 2010, between Hewitt Petroleum, Inc. and Jupiter LP.

4.17†	Amended Promissory Note, dated August 12, 2010, between Hewitt Petroleum, Inc. and Scott West.

4.18†	Lease Financing Agreement, dated October 22, 2010, between Hewitt Petroleum, Inc. and Jupiter LP.

4.19†	Amendment to Convertible Promissory Notes, dated December 15, 2011, between Richfield Oil & Gas Company and Jupiter LP.

4.20†	Promissory Note, dated August 12, 2010, between Hewitt Petroleum, Inc. and Sally West.

4.21†	Convertible Promissory Note, dated July 15, 2011, between Richfield Oil & Gas Company and Bruce Bent.

4.22†	Convertible Promissory Note, dated July 15, 2011, between Richfield Oil & Gas Company and Randy Pilon.

4.23†	Convertible Promissory Note, dated October 11, 2007, between Freedom Oil & Gas, Inc. and David R. Brallier and/or Cheryl P. Brallier, Trustees of the Revocable Trust of David R. Brallier.

4.24†	Amendment to Restated Convertible Promissory Note, dated March 24, 2011, between Freedom Oil & Gas, Inc. and David R. Brallier and/or Cheryl P. Brallier, Trustees of the Revocable Trust of David R. Brallier.

4.25†	Amendment to Restated Convertible Promissory Note, dated December 15, 2011, between Richfield Oil & Gas Company and David R. Brallier and/or Cheryl P. Brallier, Trustees of the Revocable Trust of David R. Brallier.

80

4.26†	Form of Common Stock Certificate of Richfield Oil & Gas Company.

10.1†	Operating Agreement, Liberty # 1 Well, Liberty Project, dated March 25, 2010, between Hewitt Operating, Inc., as Operator, and the signatory parties thereto, as Non-Operators.

10.2†	Letter Agreement, dated January 26, 2011, between Freedom Oil & Gas, Inc. and Skyline Oil, LLC.

10.3†	Letter Agreement, dated August 31, 2011, between Richfield Oil & Gas Company and Skyline Oil, LLC.

10.4†	Letter Agreement, dated December 16, 2010, between Hewitt Petroleum, Inc. and Glenn MacNeil.

10.5†	Letter Agreement, dated March 4, 2011, between Hewitt Petroleum, Inc. and Glenn MacNeil.

10.6†	Letter Agreement re Stock Reconciliation, dated March 28, 2011, between Hewitt Petroleum, Inc. and MacKov Investments Limited.

10.7†	Letter Agreement re Purchase of Overriding Royalty Interest, dated March 28, 2011, between Hewitt Petroleum, Inc. and MacKov Investments Limited.

10.8†	Financial Services Agreement, dated April 1, 2011, between Hewitt Petroleum, Inc. and MacKov Investments Limited.

10.9†	Promissory Note, dated September 7, 2011, between Richfield Oil & Gas Company and MacKov Investments Limited.

10.10†	Amendment to Promissory Note, dated September 28, 2011, between Richfield Oil & Gas Company and MacKov Investments Limited.

10.11†	Letter Agreement, dated December 6, 2011, between Richfield Oil & Gas Company and Glenn MacNeil.

10.12†	Settlement and Mutual Release Agreement, dated March 31, 2011, between Douglas C. Hewitt, Sr. and Hewitt Petroleum Inc.

10.13†	Settlement and Mutual Release Agreement, dated March 31, 2011, between John McFadden and Hewitt Petroleum Inc.

10.14†	Settlement and Mutual Release Agreement, dated March 31, 2011, between Paul S. Hewitt and Hewitt Petroleum, Inc. (incorporated by reference to Exhibit 10.14 to our Registration Statement on Form 10-12G filed on December 30, 2011).

10.15†	Letter Agreement, dated March 31, 2011 between Hewitt Petroleum, Inc. and J. David Gowdy.

10.16†	Executive Agreement, dated March 31, 2011, between Hewitt Petroleum, Inc. and J. David Gowdy.

10.17†	Executive Employment Agreement, dated March 31, 2011, between Hewitt Petroleum, Inc. and Douglas C. Hewitt, Sr.

10.18†	Termination of Executive Employment Agreement and Release, dated March 1, 2011, between Michael A. Cederstrom and Hewitt Petroleum, Inc.

81

10.19†	Termination of Executive Employment Agreement and Release, dated March 1, 2011, between R. Charles Muchmore and Hewitt Petroleum, Inc.

10.20†	Executive Employment Agreement, effective as of January 1, 2012, between Richfield Oil & Gas Company and Douglas C. Hewitt, Sr.

10.21†	Executive Employment Agreement, effective as of January 1, 2012, between Richfield Oil & Gas Company and Glenn G. MacNeil.

10.22†	Financial Services Agreement, effective as of January 1, 2012, between Richfield Oil & Gas Company and MacKov Investments Limited.

10.23†	Executive Employment Agreement, effective as of January 1, 2012, between Richfield Oil & Gas Company and Michael A. Cederstrom.

10.24†	Letter Agreement, dated December 12, 2011, between Richfield Oil & Gas Company and J. David Gowdy.

10.25†	Settlement Agreement, dated March 31, 2011, among Nostra Terra Oil & Gas Company, Hewitt Petroleum, Inc. and Hewitt Energy Group, Inc.

10.26†	Settlement Agreement, dated March 31, 2011, among Tim J. Mahoney, Bloomfield LLC, M.I.C. Inc., Mahoney Investment Corporation, Inc., EC Services, LLC, Hewitt Energy Group, Inc., Hewitt Operating, Inc. and Hewitt Petroleum, Inc. (incorporated by reference to Exhibit 10.26 to our Registration Statement on Form 10-12G filed on December 30, 2011).

10.27†	Addendum to Settlement Agreement, dated May 17, 2011, among Tim J. Mahoney, Bloomfield LLC, M.I.C. Inc., Hewitt Energy Group, Inc., Hewitt Operating, Inc. and Hewitt Petroleum, Inc.

10.28†	Second Addendum to Settlement Agreement, dated July 7, 2011, among Tim J. Mahoney, Bloomfield LLC, M.I.C. Inc., Hewitt Energy Group, Inc., Hewitt Operating, Inc., Richfield Oil & Gas Company (formerly Hewitt Petroleum, Inc.).

10.29†	Extension of the Lease located in Sanpete County, Utah for 1,550 acres from Joseph P. Tate dated May 17, 2012, effective March 31, 2012.

10.30†	Lease located in Sanpete County, Utah for 404 acres from Joseph P. Tate dated May 31, 2012.

10.31†	Amendment to Promissory Note of MacKov Investments Limited in the amount of $287,713 dated May 24, 2012.

21.1†	Subsidiaries of Richfield Oil & Gas Company.

23.1†	Consent of Pinnacle Energy Services, L.L.C.

99.1†	Report of Pinnacle Energy Services, L.L.C., dated December 15, 2011.

99.2†	Report of Pinnacle Energy Services, L.L.C., dated January 18, 2012.

99.3†	Amendment to Report of Pinnacle Energy Services, L.L.C., dated January 18, 2012.

99.4**	Second Amendment to Report of Pinnacle Energy Services, L.L.C., dated January 18, 2012.

†	Previously filed.

*	Schedules and certain exhibits to this Exhibit 2.3 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of the omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RICHFIELD OIL & GAS COMPANY

June 29, 2012	By:	/s/ Douglas C. Hewitt, Sr.
Douglas C. Hewitt, Sr.
President and Chief Executive Officer

83

F-1

F-2

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

March 31, 2012 and December 31, 2011

	March 31,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$161,894	$37,157
Accounts receivables, (net of allowances of $135,453 and $0)	316,558	341,568
Deposits and prepaid expenses	516,691	295,829
Other current assets	16,245	16,245
Total current assets	1,011,388	690,799

Properties and equipment, at cost - successful efforts method:
Proved properties, including wells and related equipment	4,353,308	3,998,069
Unproved properties	12,192,268	11,936,824
Accumulated depletion, depreciation, and amortization	(747,027)	(702,982)
	15,798,549	15,231,911

Other properties and equipment	197,615	197,615
Accumulated depreciation	(163,939)	(156,565)
	33,676	41,050

Other assets	30,030	30,018

Total assets	$16,873,643	$15,993,778

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$1,499,937	$1,478,493
Accrued expenses and other payables	1,065,111	879,484
Current portion of notes payable	1,060,855	2,277,497
Current portion of convertible notes payable	3,273,060	1,945,060
Current portion of capital leases	36,283	35,479
Due to directors	22,397	27,934
Due to related parties	288,800	245,740
Total current liabilities	7,246,443	6,889,687

Long-term liabilities
Notes payable, net of current portion	22,237	30,143
Capital lease obligation, net of current portion	6,370	15,748
Asset retirement obligations	355,212	350,243
Total long-term liabilities	383,819	396,134

Total liabilities	$7,630,262	$7,285,821

Stockholders' equity
Preferred stock, par value $.001; 50,000,000 authorized, (0 shares outstanding)	$-	$-
Common stock, par value $.001; 450,000,000 authorized, (3/31/2012 – 282,338,025 shares outstanding and 12/31/2011 - 270,886,947 shares outstanding)	282,338	270,887
Additional paid-in capital - common stock	33,640,642	30,988,536
Accumulated deficit	(24,679,599)	(22,551,466)
Total stockholders' equity	$9,243,381	$8,707,957

Total liabilities and stockholders' equity	$16,873,643	$15,993,778

See the accompanying notes to condensed consolidated financial statements

F-3

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

	3 Months Ended
	March 31,
	2012	2011
Revenues
Oil and natural gas sales	$219,861	$256,498
Other	-	6,018
Total revenues	219,861	262,516

Operating expenses
Production expenses	257,741	88,960
Production taxes	7,774	15,947
Exploration	89,844	29,955
Lease expiration	13,997	72,174
Depletion, depreciation, amortization and accretion	52,474	44,813
General and administrative expenses	1,729,274	1,326,416
Gain on sale of assets	(20,271)	(90,414)
Total expenses	2,130,833	1,487,851

Loss from operations	(1,910,972)	(1,225,335)

Other income (expenses)
Gain (loss) on settlement of liabilities	35	(38,280)
Interest and finance expenses	(242,042)	(56,893)
Interest income	24,846	-
Total other income (expenses)	(217,161)	(95,173)

Loss before income taxes	(2,128,133)	(1,320,508)

Income tax benefit	-	-

Net loss	$(2,128,133)	$(1,320,508)

Net loss per common share - basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding – basic and diluted	273,696,352	143,158,624

See the accompanying notes to condensed consolidated financial statements

F-4

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Condensed Consolidated Statement of Stockholders' Equity (Unaudited)

For the Three Months Ended March 31, 2012

	Preferred Stock			Common Stock
			Additional			Additional		Total
			Paid-In			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Shares	Par	Capital	Deficit	Equity

Balance - December 31, 2011	-	$-	$-	270,886,947	$270,887	$30,988,536	$(22,551,466)	$8,707,957

Issued 2,081,328 common stock for oil and gas properties and JIBs (valued at $0.25 per share)	-	-	-	2,081,328	2,081	518,252	-	520,333

Issued 200,000 common stock for consultants' compensation (valued between $0.16 and $0.25 per share)	-	-	-	200,000	200	40,800	-	41,000

Sale of 4,947,750 common stock for cash (valued between $0.16 and $0.25 per share)	-	-	-	4,947,750	4,948	1,021,052	-	1,026,000

Issued 472,000 common stock as settlement of accounts payables including accrued interest (valued at $0.25 per share)	-	-	-	472,000	472	117,528	-	118,000

Issued 3,750,000 common stock for directors' compensation (valued at $0.25 per share)	-	-	-	3,750,000	3,750	933,750	-	937,500

Issued warrants with debt as a debt discount	-	-	-	-	-	20,724	-	20,724

Net income (loss) for the three month period	-	-	-	-	-	-	(2,128,133)	(2,128,133)

Balance - March 31, 2012	-	$-	$-	282,338,025	$282,338	$33,640,642	$(24,679,599)	$9,243,381

See the accompanying notes to condensed consolidated financial statements

F-5

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

	3 Months Ended
	March, 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(2,128,133)	$(1,320,508)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depletion, depreciation, amortization and accretion	52,474	44,814
Accretion of debt	20,724	-
Loss (gain) on settlement of liabilities	(35)	38,280
Amortization of pre-paid interest	45,959	-
Lease impairments	13,997	72,174
Gain on sale of assets	(20,271)	(90,414)
Amortization of debt discounts	62,647	-
Issuance of common stock for other expenses	-	411,360
Issuance of common stock for interest	18,000	-
Issuance of common stock for services	978,500	879,000

Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	91,863	393,883
Decrease (increase) in deposits and prepaid expenses	(266,821)	(10,812)
Decrease (increase) in other assets	(12)	300
Increase (decrease) in accounts payable	121,479	(68,172)
Increase (decrease) in accrued expenses and other payables	185,627	(319,422)
Increase (decrease) in due to directors	(5,537)	(5,908)
Increase (decrease) in due to related parties	3,595	-
Net cash provided by (used in) operating activities	(825,944)	24,575

Cash flows from investing activities:
Cash received from acquisition of Freedom Oil & Gas, Inc.	-	1,485
Investment in oil and gas properties, including wells and related equipment	(366,586)	(43,128)
Proceeds from sale of assets	219,568	61,744
Net cash provided by (used in) investing activities	(147,018)	20,101

Cash flows from financing activities:
Proceeds from notes payable	100,000	-
Payments on notes payable	(19,727)	(14,403)
Payments on capital lease obligation	(8,574)	(7,838)
Proceeds from issuance of common stock and warrants - net of issuance costs	1,026,000	109,672
Net cash provided by financing activities	1,097,699	87,431

Net increase in cash and cash equivalents	124,737	132,107

Cash and cash equivalents - beginning of period	37,157	31,333

Cash and cash equivalents - end of period	$161,894	$163,440

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,608	$4,297

Non-cash financing and investing activities:
Redemption of preferred stock and payment of preferred stock dividends through issuance of common stock	$-	$233,704
Purchase of oil and gas properties and conversion of JIB receivables billed to working interest holders through issuance of common stock and warrants	$547,363	$295,500
Purchase of oil and gas properties including notes payable	$-	$5,535
Payment of pre-paid expenses through issuance of common stock	$-	$129,600
Conversion of accounts payable and other payables through issuance of note payable	$-	$255,481
Payment of accounts payable through issuance of common stock	$100,000	$922,051
Conversion of notes payable and other payables through issuance of commn stock	$-	$25,000
Conversion of notes payable through issuance of convertible notes payable	$1,328,000	$-
Capitalized asset retirement obligations	$-	$54,939
Settlement of litigation through exchange of property and issuance of common stock and warrants	$-	$1,461,644
Acquisition of Freedom Oil & Gas, Inc. in exchange for common stock	$-	$5,973,819

See the accompanying notes to condensed consolidated financial statements

F-6

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

NOTE 1     ORGANIZATION AND NATURE OF BUSINESS

Richfield Oil & Gas Company (the “Company,” “Richfield” or “RFO”) is a Nevada corporation headquartered in Salt Lake City, Utah which was incorporated on April 8, 2011. The Company is engaged in the exploration for and development and production of oil and gas in the states of Kansas, Oklahoma, Utah and Wyoming.

Contemporaneously with RFO’s incorporation, the Company merged (the “HPI Merger”) with its predecessor company, Hewitt Petroleum, Inc., a Delaware corporation which was incorporated on May 17, 2008 (“HPI”). In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. The Plan of Merger required that all HPI common stock be exchanged on a one-for-one basis for RFO common stock and that RFO assume all of the liabilities of HPI as of the effective date of the HPI Merger. As a result, the Company’s historical financial statements are a continuation of the financial statements of HPI. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Hewitt Energy Group, Inc., a Texas corporation (“HEGINC”) and Hewitt Operating, Inc., a Utah corporation (“HOPIN”). All significant intercompany transactions and balances have been eliminated in consolidation. In addition, effective March 31, 2011, HPI entered into a Stock Exchange Agreement with Freedom Oil & Gas, Inc., a Nevada corporation (“Freedom”), which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”). Upon completion of the Freedom Acquisition, it became a wholly owned subsidiary of the Company from March 31, 2011 until June 20, 2011 when Freedom was merged into RFO with RFO being the surviving entity.

The Company has been involved in leasing, exploring and drilling in Kansas, Oklahoma, Utah and Wyoming since its formation. The Company has over 20,000 acres of leasehold, seismic surveys, and numerous drilling projects in these states. The Company uses proven technologies and drilling and production methods that are both efficient and environmentally sound.

NOTE 2     GOING CONCERN

The Company’s condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations causing negative working capital, in that current liabilities far exceed current assets, and the Company has negative operating cash flows, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company sustained a net loss for the three months ended March 31, 2012 of $2,128,133 and a net loss for the year ended December 31, 2011 of $9,613,034, and has an accumulated deficit of $24,679,599, at March 31, 2012.

The Company intends to make its planned capital expenditures in order to continue its drilling programs, but does not have sufficient realized revenues or operating cash flows in order to finance these activities internally. As a result, the Company intends to seek financing in order to fund its working capital and capital expenditure needs.

The Company has been able to meet its short-term needs through loans from officers and third parties; sales of working interest in its oil and gas properties; and private placements of equity securities. The Company is actively seeking a loan secured by the Company’s oil and gas properties, as well as additional private placements of equity securities. The expected loan and equity private placements will provide the needed funds for continued operations and drilling programs. The Company is also seeking partners for participation in Company owned projects to assist in the funding of the development of each project. The Company can provide no assurance that it will be able to obtain sufficient additional financing that it needs to develop its properties and alleviate doubt about its ability to continue as a going concern. If the Company is able to obtain sufficient additional financing proceeds, the Company cannot be certain that this additional financing will be available on acceptable terms, if at all. To the extent the Company raises additional funds by issuing equity securities the Company’s stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-7

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

NOTE 3     SIGNIFICANT ACCOUNTING POLICIES

These unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The financial statements included herein were prepared from the records of the Company in accordance with GAAP for interim financial information and the instructions to Form 10-Q and Regulation S-X and S-K. In the opinion of management, all adjustments, consisting of normal recurring accruals that are considered necessary for a fair presentation of the interim financial information, have been included. However, operating results for the periods presented are not necessarily indicative of the results that may be expected for a full year. The Company’s Form 10 includes certain definitions and a summary of significant accounting policies and should be read in conjunction with this Form 10-Q. Except as disclosed herein, there have been no material changes to the information disclosed in the notes to the consolidated financial statements included in the Company’s Form 10.

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes these estimates are reasonable, actual results could differ from these estimates. The Company evaluates our estimates on an on-going basis and bases our estimates on historical experience and on various other assumptions the Company believes to be reasonable under the circumstances. Although actual results may differ from these estimates under different assumptions or conditions, the Company believes that our estimates are reasonable. The Company’s activities are accounted for under the successful efforts method.

Reclassifications

The Company has expanded certain line items within the current period financial statements, and certain prior period balances were reclassified to conform to the current period presentation accordingly. Such reclassifications had no impact on net loss, statements of cash flows, working capital or equity previously reported.

Loss Per Common Share

Basic earnings per share (“EPS”) are computed by dividing net income (loss) (the numerator) by the weighted average number of common shares outstanding for the period (the denominator). Diluted EPS is computed by dividing net income (loss) by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period. Potential common shares include common shares to be issued related to warrants outstanding and convertible debentures. The number of potential common shares outstanding is computed using the treasury stock method.

As the Company has incurred losses for the three months ended March 31, 2012 and 2011, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations. As of March 31, 2012 and 2011, there were 30,175,430 and 14,067,824 potentially dilutive shares, respectively.

Financial Instruments and Concentration of Risks

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their immediate or short-term maturities.

Substantially all of the Company’s accounts receivable result from oil and gas sales and joint interest billings (“JIBs”) to third parties in the oil and gas industry. This concentration of customers and joint interest owners may impact the Company’s overall credit risk in that these entities may be similarly affected by changes in economic and other conditions.

As of March 31, 2012, 30% of the accounts receivable balance resulted from one entity. For the three months ended March 31, 2012 and 2011, all of the revenues resulted from producing wells in Kansas.

F-8

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

NOTE 4    ACQUISITION OF FREEDOM OIL & GAS, INC.

On March 4, 2011, HPI entered into a Stock Exchange Agreement with Freedom Oil & Gas, Inc., a Nevada corporation (“Freedom”), which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”) that HPI did not already own (prior to the acquisition, the Company owned 100,000 shares of Freedom common shares) which resulted in HPI acquiring the remaining 99.83% of Freedom shares. The Freedom Acquisition was approved by HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. The Freedom Acquisition provided the Company with additional oil exploitation opportunities through its ownership of complimentary properties in the Company’s Utah core area. Pursuant to the Stock Exchange Agreement, the Company assumed all of Freedom’s assets and liabilities.

The Company acquired 100% of all outstanding common stock of Freedom by the acquisition of 59,738,189 shares (99.83%) that the Company did not previously own in exchange for 59,738,189 shares of restricted common stock of the Company, plus 2,000,000 warrants for the purchase of the Company’s common stock valued at $11,977 exercisable at $0.25 per share to expire January 31, 2013.

The total purchase price of $5,995,796 was determined based upon the fair market value of $0.10 per share of common stock plus the $11,977 value for the warrants effective as of March 31, 2011. Goodwill has been recorded based on the amount by which the purchase price exceeded the fair value of the net assets acquired. As of March 31, 2012 the final allocation of the purchase price is as follows:

Assets Acquired:
Cash	$1,485
Receivables	164,171
Oil and gas properties	6,904,067
Other	6,750
Goodwill	75,481
Liabilities Assumed:
Current liabilities	(1,156,158)
Total	$5,995,796

Value of 2,000,000 New Warrants Issued on March 31, 2011	$11,977
Value of 59,738,189 New Common Stock Issued on March 31, 2011	5,973,819
Value of 100,000 Common Stock Owned Prior to March 31, 2011	10,000
Total Consideration	$5,995,796

Upon the acquisition, Freedom became a wholly-owned subsidiary of the Company. On June 20, 2011, Freedom was merged into the Company with the Company being the surviving entity.

NOTE 5     OIL AND NATURAL GAS PROPERTIES

Acquisitions

Acquisitions for the three months ended March 31, 2012

On January 1, 2012, the Company purchased a 1.00% working interest in the Fountain Green Project located in Sanpete County, Utah from two unaffiliated investors for a value totaling $141,857 in exchange for the issuance of 500,000 shares of common stock for a value of $125,000, or $0.25 per share plus the cancelation of $16,857 of JIBs accounts receivable owed to the Company by the investors.

On January 1, 2012, the Company purchased a 0.25% working interest in the Liberty #1 Well located in Juab County, Utah from an unaffiliated investor for a value totaling $22,307 in exchange for the issuance of 48,528 shares of common stock for a value of $12,133, or $0.25 per share plus the cancelation of $10,174 of JIBs accounts receivable owed to the Company by the investor.

F-9

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

On March 30, 2012, the Company acquired leases for the Fountain Green Project located in Sanpete County, Utah from an unaffiliated investor, at that time, for a value totaling $383,200 in exchange for the issuance of 1,532,800 shares of common stock for a value of $383,200, or $0.25 per share. The Company capitalized $289,316 as a result of having a 75.50% working interest and the remaining balance of $93,884 was billed to the other 24.50% Fountain Green Project working interest holders. On March 31, 2012, this unaffiliated investor, Joseph P. Tate, became a Director of the Company.

Divestitures

Divestitures for the three months ended March 31, 2012

On January 30, 2012, the Company sold a 1.00% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $77,561 to an unaffiliated investor.

On February 10, 2012, the Company sold a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $38,781 to a related party, Zions Energy Corporation (see Note 7).

On February 21, 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $19,390 to a related party, Zions Energy Corporation (see Note 7).

On February 22, 2012, the Company sold a 2.00% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for cash of $6,060 to a related party, Zions Energy Corporation (see Note 7).

On February 22, 2012 the Company sold a 1.50% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for cash of $4,545 to a related party, MacKov Investments Limited (see Note 7).

On February 29, 2012, the Company sold a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $38,781 to a related party, MacKov Investments Limited (see Note 7).

On March 12, 2012, the Company sold a 1.00% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for cash of $3,030 to a related party Zions Energy Corporation (see Note 7).

On March 14, 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $19,390 to a related party Zions Energy Corporation (see Note 7).

On March 15, 2012, the Company sold a 1.00% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for cash of $3,030 to an unaffiliated investor.

NOTE 6     COMMON STOCK

Common Stock

In January 2012, the Company issued 468,750 shares of common stock to an unaffiliated investor for cash of $75,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 234,375 shares of common stock with an exercise price of $0.25 per share, which expire on January 11, 2013.

In January 2012, the Company issued 1,875,000 shares of common stock to an unaffiliated investor for cash of $300,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 937,500 shares of common stock with an exercise price of $0.25 per share, which expire on January 16, 2013.

In January 2012, the Company issued 100,000 shares of common stock to a consultant for services for $16,000 or $0.16 per share, which was which was the fair value of the stock at the date of the transaction. The shares issued were fully vested on the date of the grant and the value of services received was expensed in the three months ended March 31, 2012.

F-10

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

In January 2012, the Company issued 500,000 shares of common stock to two unaffiliated investors for a value of $125,000 or $0.25 per share, related to purchases totaling a 1.00% working interest in the Fountain Green Project located in Sanpete County, Utah, which was the fair value of the stock at the date of the transaction.

In January 2012, the Company issued 48,528 shares of common stock to an existing investor for a value of $12,133 or $0.25 per share, related to a purchase of a 0.25% working interest in the Liberty #1 Well located in Juab County, Utah.

In February 2012, the Company issued 4,000 shares of common stock to an unaffiliated investor for cash of $1,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 2,000 shares of common stock with an exercise price of $0.40 per share, which expire on February 4, 2013.

In March 2012, the Company issued 1,800,000 shares of common stock to an unaffiliated investor for cash of $450,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 1,800,000 shares of common stock with an exercise price of $0.50 per share, which expire on March 23, 2015. As part of this transaction, the Company agreed to compensate a consultant for services performed in the amount of $27,000 including the issue of 100,000 shares of common stock that were valued at $25,000 or $0.25 per share, plus the cancellation of $2,000 of JIBs accounts receivable owed to the Company by the consultant. These consultant shares were fully vested on the date of the grant.

In March 2012, the Company issued 800,000 shares of common stock to an existing investor for cash of $200,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 800,000 shares of common stock with an exercise price of $0.50 per share, which expire on March 28, 2015. Subsequent to this transaction, the investor, Joseph P. Tate, became a Director of the Company effective on March 31, 2012 (see Note 7).

In March 2012, the Company issued 472,000 shares of common stock to an existing investor for settlement of a $100,000 other payable plus $18,000 of accrued interest for a total value of $118,000 or $0.25 per share, which was the fair value of the stock at the date of the transaction. The shares issued were fully vested on the date of the grant. The $18,000 of accrued interest was expensed in the three months ended March 31, 2012. Subsequent to this transaction, the investor, Joseph P. Tate, became a Director of the Company effective on March 31, 2012 (see Note 7).

In March 2012, the Company issued 1,532,800 shares of common stock to an existing investor for Fountain Green Project lease acquisitions located in Sanpete County, Utah valued at $383,200 or $0.25 per share, which was the fair value of the stock at the date of the transaction. Subsequent to this transaction, the investor, Joseph P. Tate, became a Director of the Company effective on March 31, 2012 (see Note 7).

In March 2012, the Company issued 3,750,000 shares of common stock to four directors plus the Corporate Secretary of the Company as compensation for services valued at $937,500 or $0.25 per share, which was the fair value of the stock at the date of the transaction. The shares issued were fully vested on the date of the grant. The entire amount of this stock award was expensed in the three months ended March 31, 2012.

NOTE 7     RELATED PARTY TRANSACTIONS

A.	Douglas C. Hewitt, Sr., an Officer and Chairman of the Board of the Company

Douglas C. Hewitt, Sr., an officer and Director of the Company, is a beneficiary in Mountain Home Petroleum Business Trust, a Utah Business Trust (“MHPBT”), and Zions Energy Corporation (“Zions”) is a wholly owned subsidiary of MHPBT. In addition, The D. Mack Trust (“D Mack Trust”), is a trust in which Mr. Hewitt receives beneficial interest and is entitled to receive overriding royalty interest (“ORRI”) up to 1.00% in all newly acquired leases by the Company. MHPBT, Zions and D Mack Trust have had related-party transactions with the Company.

As of March 31, 2012, MHPBT has working interest in oil and gas properties that the Company controls which include, 2.00% before payout (“BPO”) and 22.00% after payout (“APO”) in the Liberty #1 Well and Liberty Project and 50.00% working interest in the shallow zones of the Fountain Green Project as previously defined. All of the working interest owned by MHPBT in the Company’s Liberty #1 Well and Liberty Project and Fountain Green Project properties were acquired by MHPBT from third parties prior to the formation of the Company.

F-11

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

As of March 31, 2012, Zions has working interests in oil and gas properties that the Company controls which include, 1.00% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold and a 3.00% working interest in the Koelsch Project. All of the working interests owned by Zions were acquired from the Company in February and March 2012 on the same terms as other independent third party transactions as disclosed in Note 7 Ai below.

As of March 31, 2012, the D. Mack Trust receives ORRIs ranging from 0.25% to 1.50% on certain Kansas leases and MHPBT owns 6.00% ORRIs in Liberty #1 Well and Liberty Project. For the three months ended March 31, 2012, the D. Mack Trust has received $1,850 in royalties relating to ORRIs from the Kansas leases.

As of March 31, 2012 the Liberty Project remains undeveloped and no royalty revenues have been generated from this property. In addition, no revenues were received by MHPBT, Zions and D. Mack Trust from any of the working interest they own in any of the above noted oil and gas properties during the three months ended March 31, 2012.

The following related-party transactions occurred with Zions during the three months ended March 31, 2012:

a.	In February and March 2012, the Company sold a 1.00% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $77,561 to Zions. This purchase was made on the same terms as other Company independent third party transactions that were completed in December 2011 and January 2012.

b.	In February and March 2012, the Company sold a 3.00% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for cash of $9,090 to Zions. This purchase was made on the same terms as other Company independent third party transactions that were completed in December 2011 and March 2012.

B.	J. David Gowdy, a Former Officer and Director of the Company and Greater than 5% Shareholder

J. David Gowdy, an officer and Director of the Company from March 31, 2011 to December 12, 2011 and a beneficial owner of more than 5% of the outstanding shares of our common stock, is also a beneficiary in MHPBT and Zions described above. Prior to March 31, 2011, Mr. Gowdy was an officer and Director of Freedom, which was acquired by the Company on March 31, 2011 (see Note 4). Mr. Gowdy is a trustee of MHPBT and the President of Zions. MHPBT and Zions related party transactions during the three months ended March 31, 2012 are described above. In addition, Mr. Gowdy had the following related party transactions with the Company.

a.	As per his December 12, 2011 letter agreement, Mr. Gowdy earned $40,000 for transitional related consulting services from January 1, 2012 to March 31, 2012, of which $20,000 is unpaid as of March 31, 2012.

b.	Subsequent to the three months ended March 31, 2012, Mr. Gowdy earned $10,000 for services for the month of April 2012. Mr. Gowdy’s service contract with the Company ended April 30, 2012.

C.	Glenn G. MacNeil, an Officer and Director of the Company

MacKov Investments Limited (“MacKov”), a company which is a Canadian control private corporation in which Glenn G. MacNeil, an officer and Director of the Company, and his spouse have 100% of the ownership interests has had related-party transactions with the Company. As of March 31, 2012, MacKov has a working interest in oil and gas properties that the Company controls which include the following: (i) MacKov owns a 0.50% working interest in the deep zones and a 0.25% working interest in the shallow zones of the Fountain Green Project which was purchased from the Company prior to Mr. MacNeil becoming the CFO and a Director of the Company on the same terms as other independent third party transactions; (ii) MacKov owns a 3.25% BPO and a 2.75% APO working interest in the Liberty #1 Well and Liberty Project of which a 2.25% BPO and a 1.75% APO were purchased from third parties in 2009 through 2011 prior to Mr. MacNeil becoming CFO and a Director; a 0.50% BPO and a 0.50% APO were purchased from the Company prior to Mr. MacNeil becoming the CFO and a Director on the same terms as other independent third party transactions in 2010; and a 0.50% BPO and a 0.50% APO were purchased from the Company in December 2011 on the same terms as other independent third party transactions as previously disclosed in 2011; (iii) MacKov owns a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold prospect which was purchased from the Company in February 2012 on the same terms as other independent third party transactions as disclosed in 7 C ii below; and (iv) MacKov owns a 5.00% working interest in the Koelsch Project of which a 3.5% working interest was purchased from the Company in December 2011 on the same terms as other independent third party transactions as previously disclosed and a 1.5% working interest was purchased from the Company in February 2012 on the same terms as other independent third party transactions as disclosed in Note 7 C i below. (v) MacKov owns ORRI ranging from 0.25% to 2.25% on certain Kansas leases which were purchased from the Company in March 2011 prior to Mr. MacNeil becoming the CFO and a Director; (vi) MacKov owns a 1.00% ORRI in the Liberty #1 Well and Liberty Project which was purchased from a third party in 2010 and 2011. For the three months ended March 31, 2012, MacKov has received $655 in royalties relating to ORRI from the Kansas leases. As of March 31, 2012 the Liberty Project remains undeveloped and no royalty revenues have been generated from this property. In addition, no revenues were received by MacKov from any of the working interest it owns in any of the above noted oil and gas properties during the three months ended March 31, 2012. The following related-party transactions occurred with MacKov during the three months ended March 31, 2012:

F-12

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

a.	In February 2012, the Company sold a 1.50% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for cash of $4,545 to MacKov. This purchase was made on the same terms as other Company independent third party transactions that were completed in December 2011.

b.	In February 2012, the Company sold a 0.50% working interest in the Moroni #1-AXZH Well and the 320 acres leasehold for cash of $38,781 to MacKov. This purchase was made on the same terms as other Company independent third party transactions that were completed in December 2011 and January 2012.

c.	From January 1, 2012 to March 31, 2012, MacKov billings for fees for services and travel allowance to the Company totaled $49,500. During the period, the Company paid $65,905 to MacKov for these billings and for billings owed as of December 31, 2011. As of March 31, 2012, $26,902 is due to MacKov relating to unpaid fees and travel allowances.

D.	Joseph P. Tate, a Director of the Company

Joseph P. Tate became a Director of the Company effective March 31, 2012. As of March 31, 2012, Mr. Tate is a beneficial landowner of two oil and gas leases totaling 1,816 acres within the Fountain Green Project which the Company controls and negotiated lease terms with Mr. Tate prior to him becoming a Director. Mr. Tate received $383,200 as compensation for these five year leases by the issuance of 1,532,800 shares of common stock of the Company valued at $0.25 per share. In addition to this compensation, Mr. Tate is entitled to 12.50% landowner royalty interest revenues related to hydrocarbons produced by the Company on these oil and gas leases. During the three months ended March 31, 2012, no landowner royalty interest revenues were earned by Mr. Tate from these undeveloped new Fountain Green Project leases. Also prior to Mr. Tate becoming a Director, he negotiated a settlement of $100,000 debt owed to him by the Company to include $18,000 of interest for the period of the debt outstanding which was settled by the issuance of 472,000 share of common stock valued at $0.25 per share.

All related-party transactions have been reviewed and approved by a majority vote of our Board of Directors and were completed on the same terms and conditions of other independent third party transactions. With respect to transactions in which the related party is also a member of our Board of Directors, such Directors abstained from voting to approve the transactions.

F-13

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

NOTE 8     NOTES PAYABLE

Notes Payable consists of the following notes:

	March 31,	December 31,
	2012	2011
Note Payable interest at 12%, due June 2012, secured by 5% working interest in certain Fountain Green Project Leases.	$-	$1,080,000

Note Payable interest at 18%, due on demand, secured by Mai, Johnson and Gorham, Kansas leases.	76,117	90,000

Note Payable to Land Rover Capital Group, monthly payments of $1,949 including interest at 7.5% through November 2013, secured by vehicle.	41,934	43,650

Note Payable interest at 10%, due June 2012, unsecured.	-	248,000

Note Payable interest at 10%, due on demand, secured by 10% working interest in certain Fountain Green Project Leases.	700,000	700,000

Note Payable for $152,514 with interest at 2.0% monthly, due April 2012, unsecured - net of discount.	144,873	121,694

Note Payable, monthly payments of $1,500 with interest at 0%, due May 2013, unsecured.	20,168	24,296

Note Payable with $5,000 finance fee, due on demand with interest at 3% monthly beginning February 29, 2012, unsecured.	50,000	-

Note Payable with $5,000 finance fee, due on demand with interest at 3% monthly beginning February 29, 2012, unsecured.	50,000	-

Total Notes Payable	1,083,092	2,307,640
Less: Current Portion (includes demand notes)	1,060,855	2,277,497
Long-Term Portion	$22,237	$30,143

F-14

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

NOTE 9     CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consists of the following:

	March 31,	December 31,
	2012	2011
Note Payable interest at 8%, due June 2012, convertible into common shares of the Company, at a conversion rate of $0.25 per common share, and is secured by a 1.0% working interest in certain Fountain Green Project leases.	$367,500	$367,500

Note Payable interest at 12%, due June 2012, convertible into common shares of the Company at a conversion rate of $0.25 per common share, unsecured.	52,560	52,560

Note Payable interest at 10%, due on demand, convertible into common shares of the Company at a conversion rate of $0.25 per common share, secured by certain Kansas leases and 10% working interest in certain Fountain Green Project leases (see Note 17).	1,300,000	1,300,000

Note Payable interest at 12%, due June 2012, convertible into common shares of the Company at a conversion rate of $0.25 per common share, secured by 5% working interest in certain Fountian Green Project leases.	1,080,000	-

Note Payable interest at 10%, due June 2012, convertible into common shares of the Company at a conversion rate of $0.25 per common share, unsecured.	248,000	-

Note Payable interest at 10%, due June 2012, convertible into common shares of the Company at a conversion rate of $0.25 per common share, unsecured.	100,000	100,000

Note Payable interest at 5%, due on demand, convertible into common shares of the Company at a conversion rate of CAD $0.16 (which was USD $0.167 at the time of loan) per common share, unsecured.	50,000	50,000

Note Payable interest at 5%, due on demand, convertible into common shares of the Company at a conversion rate of CAD $0.16 (which was USD $0.167 at the time of loan) per common share, unsecured.	50,000	50,000

Note Payable interest at 0%, due on demand, convertible into common shares of the Company at a conversion rate of $0.22 per common share, unsecured.	25,000	25,000

Total Convertible Notes Payable	3,273,060	1,945,060
Less: Current Portion (includes demand notes)	3,273,060	1,945,060
Long-Term Portion	$-	$-

NOTE 10     DUE TO RELATED PARTIES

The Company has a due to related party payable to MacKov in the amounts of $268,800 and $245,740 at March 31, 2012 and December 31, 2011, respectively. The $241,898 (net of debt discount of $13,011) amount as of March 31, 2012 and $202,433 (net of debt discount of $52,476) as of December 31, 2011 consists of a $254,909 note payable that is due April 2012 and bears monthly interest at 2.0%. The remaining amount is for outstanding fees and unreimbursed travel allowances that are non-interest bearing and do not have set terms of repayment in the amount of $26,902 and $43,307 at March 31, 2012 and December 31, 2011, respectively. In addition, as of March 31, 2012, the Company had a related party payable to J. David Gowdy of $20,000 relating to unpaid transitional related consulting services. There were no related party payables to Mr. Gowdy as of December 31, 2011.

F-15

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

NOTE 11     DUE TO DIRECTORS

As of March 31, 2012, the Company has $22,397 due to the Company’s directors which consists of $15,645 due to Douglas C. Hewitt, Sr. and $6,752 due to Glenn G. MacNeil. As of December 31, 2011, the Company had $27,934 due to Mr. Hewitt. These amounts are non-interest bearing and have no set terms of repayment.

NOTE 12     WARRANTS TO PURCHASE COMMON STOCK

The Company accounts for stock-based compensation under the provisions of FASB ASC 718. This standard requires the Company to record an expense associated with the fair value of stock-based compensation. The Company uses the Black-Scholes option valuation model to calculate stock-based compensation at the date of grant. Warrant pricing models require the input of highly subjective assumptions, including the expected price volatility. For the warrants granted in 2012, the Company used a variety of comparable and peer companies to determine the expected volatility. The Company believes the use of peer company data fairly represents the expected volatility it would experience if the Company was publicly traded in the oil and gas industry over the contractual term of the warrants. Changes in these assumptions can materially affect the fair value estimate. The total fair value or relative fair value of the warrants issued for services and debt holders is recognized as an expense over the vesting period. There were warrants to purchase 16,870,750 shares of common stock exercisable as of March 31, 2012 at $0.16 to $0.50 per share and expire at various times between October 20, 2012 and March 29, 2015.

Warrants to Purchase Common Stock Granted in 2012

On January 17, 2012, in conjunction with the issuance of two $50,000 notes payable to unaffiliated investors, that were originally due February 29, 2012, the Company granted warrants to purchase 400,000 shares of common stock, exercisable at $0.16 per share which expires on December 31, 2012. The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were granted. These warrants were totally vested at the time of the grant and remain outstanding as of March 31, 2012. The Company has determined the fair value of the issued warrants to be $20,724 which was fully expensed during the three months ended March 31, 2012 based on the original term of the loan.

The following assumptions were used for the Black-Scholes model:

January 17, 2012
Fair market value	$0.16
Exercise price	$0.16

Risk free rates	0.20%
Dividend yield	0.00%
Expected volatility	85.08%
Contractual term (years)	0.96

The fair market value at the date of grant for warrants granted are as follows:

Fair value per warrant	$0.0518
Total warrants granted	400,000
Total fair value of warrants granted	$20,724

Also, between January 1, 2012 and March 31, 2012, the Company issued warrants to purchase 3,773,875 shares of common stock, at the time it issued certain common stock for cash proceeds during the year (see Note 6) of which 1,171,875 have an exercisable price of $0.25 that expires one year from date of issue; 2,000 have an exercisable price of $0.40 that expires one year from date of issue; and 2,600,000 have an exercisable price of $0.50 that expires three years from the date of issue.

F-16

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

The total outstanding warrants for the period of December 31, 2011 through March 31, 2012 are as follows:

			Weighted-
			Average
		Weighted-	Remainder
		Average	Contractual
	Warrants	Exercise Price	Term in Years

Warrants outstanding as of December 31, 2011	12,696,875	$0.22	0.96
Granted	4,173,875	0.40	2.24
Exercised	-	-	-
Forfeited/Expired	-	-	-
Warrants outstanding as of March 31, 2012	16,870,750	$0.27	1.07

NOTE 13      ASSET RETIREMENT OBLIGATIONS

FASB ASC 410 requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable. Under this method, when liabilities for dismantlement and abandonment costs, excluding salvage values, are initially recorded, the carrying amount of the related oil and gas properties is increased. The fair value of the ARO asset and liability is measured using expected future cash outflows discounted at the Company’s credit-adjusted risk-free interest rate. Accretion of the liability is recognized each period using the interest method of allocation, and the capitalized cost is depleted using the units of production method. Should either the estimated life or the estimated abandonment costs of a property change materially upon the Company’s periodic review, a new calculation is performed using the same methodology of taking the abandonment cost and inflating it forward to its abandonment date and then discounting it back to the present using the Company’s credit-adjusted-risk-free rate. The carrying value of the asset retirement obligation is adjusted to the newly calculated value, with a corresponding offsetting adjustment to the asset retirement cost.

The following table summarizes the Company’s asset retirement obligation transactions recorded in accordance with the provisions of FASB ASC 410 during the three months ended March 31, 2012 and the year ended December 31, 2011:

	March 31,	December 31,
	2012	2011
Beginning asset retirement obligation	$350,243	$348,742
Liabilities incurred for new wells placed in production	5,874	106,507
Liabilities decreased for wells sold or plugged	(1,960)	(109,620)
Accretion of discount on asset retirement obligations	1,055	4,614
Ending asset retirement obligations	$355,212	$350,243

NOTE 14    CAPITAL LEASE OBLIGATION

The Company leases well equipment under an agreement which is classified as a capital lease. The term of the capital lease is for 5 years, bears interest at 9.0%, with monthly payments of $3,200 per month with the final payment due on May 20, 2013. At March 31, 2012 and December 31, 2011, the remaining capital lease obligation was $42,653 and $51,227, respectively.

At March 31, 2012 and December 31, 2011, well equipment acquired under capital leases totaled $154,155 and accumulated depreciation was $89,924 and $84,418, respectively.

F-17

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

NOTE 15     OPERATING LEASES

The Company leases office space in Salt Lake City, Utah (“Premises Lease”) which consists of approximately 3,903 square feet. The Company has a prepaid security deposit of $8,954. The lease term was originally for three years beginning June 1, 2005. On June 1, 2008, the lease was extended for an additional 3 years until May 31, 2011, and amended on April 1, 2011 to extend the Premises Lease until August 31, 2011. A new one-year lease agreement was effective as of September 1, 2011 with the option to renew annually for two additional years. For the three months ended March 31, 2012 and 2011, the Premises Lease payments were $28,871 and $9,606, respectively. Beginning September 1, 2011, the Company’s annualized lease obligation was $107,470, or $8,956 per month. The option to renew for the period September 1, 2012 to August 31, 2013 is an annualized obligation of $110,167 and for the period September 1, 2013 to August 31, 2014 is an annualized obligation of $112,902.

The Company leases a printer, copier and fax machine from Revco Leasing Company. The term of the lease is for 37 months commencing March 23, 2010. The monthly lease payment is $255. For the three months ended March 31, 2012 and 2011, the lease payments were $765.

F-18

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

NOTE 16    LEGAL PROCEEDINGS

TX Holdings, Inc. v. Hewitt Energy Group LLC

On January 10, 2012, TX Holdings, Inc. (“TX Holdings”) filed an amended complaint against HEGLLC, a predecessor of the Company, Douglas C. Hewitt, Dexter & Dexter Attorneys at Law, P.C. and Michael Cederstrom in the United States District Court for the District of Utah. The complaint arises out of a claimed agreement between HEGLLC and TX Holdings (the “Perth Sale Agreement”) pursuant to which HEGLLC agreed to sell to TX Holdings an interest in the Perth Project located in Kansas (the “Perth Interest”). TX Holdings’ complaint alleges certain causes of action, including, among others, unjust enrichment, breach of contract and breach of fiduciary duty. The complaint alleges that HEGLLC breached the Perth Sale Agreement by failing to deliver the Perth Interest to TX Holdings. TX Holdings seeks the Perth Interest and an unspecified amount of damages from the named parties. The Company does not believe it is obligated to deliver the Perth Interest to TX Holdings because it is the Company’s belief that TX Holdings breached the Perth Sale Agreement by, among other things, failing to pay the purchase price. A similar complaint was filed by TX Holdings in February 2010 in Florida State Court in the District of Miami, Dade County. On July 5, 2011, the Florida court dismissed the action for lack of personal jurisdiction. TX Holdings filed an appeal of the dismissal of Florida State Court action and on April 24, 2012 TX Holdings filed a Voluntary Dismissal of the Florida State Court action. The Company believes the claims alleged by TX Holdings are without merit and intends to vigorously defend against the claims.

Nostra Terra Oil and Gas Company v. Richfield Oil & Gas Company

On February 1, 2012, Nostra Terra Oil and Gas Company (“NTOG”) filed an action against the Company, HPI, HEGINC, and HEGLLC in the Twenty-Third Judicial District Court of Russell County, Kansas. The complaint alleges that the Company defaulted on its repayment obligations under a note and security agreement, dated April 13, 2011, in the principal amount of $1.3 million and accrued interest at 10% per annum. The complaint seeks foreclosure on two of the Company’s property leases located in Kansas. The note was due on January 31, 2012. On January 31, 2012, the Company requested the loan payoff and documents relating to the release of collateral from NTOG’s representatives. The Company followed up on this request with a written request on February 1, 2012. On or about March 19, 2012 the Company filed an answer to the Complaint and a Cross-Complaint against NTOG for interference with business. The Court has set this matter for Trial on July 31, 2012. The Company intends to vigorously defend against this foreclosure action and repay any amount that is ultimately determined to be outstanding.

The obligations due and owing under this note and security agreement are fully accounted for in the Company’s financial statements.

Threatened Claim by Former Officer and Director of Freedom

A former officer and director of Freedom (the “Freedom Officer and Director”) has alleged certain claims against the Company in the amount of approximately $321,000. This matter was settled by the Company paying the sum of $13,135 on April 6, 2012, as a full resolution of all issues between the parties, of which $12,500 was previously accrued in 2011.

Litigation in the Ordinary Course

We may become involved in litigation from time to time relating to claims arising in the ordinary course of our business. We do not believe that the ultimate resolution of such claims would have a material effect on our business, results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material effect on our business, results of operations, financial condition and cash flows.

NOTE 17     SUBSEQUENT EVENTS

In April 2012, the Company settled a dispute with a former officer and director of Freedom (the “Freedom Officer and Director”) who alleged certain claims against the Company in the amount of approximately $321,000. This matter was settled by the Company paying the sum of $13,135, as a full resolution of all issues between the parties, of which $12,500 was previously accrued in 2011.

F-19

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

In April 2012, the Company issued 500,000 shares of common stock to a full-time consultant of the Company that is responsible for corporate finance and investor relations, as compensation for services valued at $125,000 or $0.25 per share. These shares vest 125,000 shares every six months until March 31, 2014 at which time the shares shall be fully vested. In addition, the Company granted the consultant 5,000,000 warrants with five different exercise prices at $0.25; $0.50; $0.75; $1.00; and $1.25, for each increment of 1,000,000 warrants. Each 1,000,000 warrants increment vests at 125,000 per quarter over eight periods with all warrants fully vested on March 31, 2014. All unexercised warrants will expire on March 31, 2015.

In April 2012, the Company issued 215,000 shares of common stock to two existing investors for cash of $53,750 or $0.25 per share. In addition, the Company granted warrants to purchase up to 215,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 4, 2015.

In April 2012, the Company issued 440,000 shares of common stock to an existing investor for cash of $110,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 440,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 17, 2015.

In April 2012, the Company issued 100,000 shares of common stock to an unaffiliated investor for cash of $25,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 19, 2015.

In April 2012, the Company issued 100,000 shares of common stock to an existing investor for cash of $25,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 21, 2015.

In April 2012, an investor exercised the conversion rights to convert a $25,000 convertible note payable at $0.22 per share to 113,636 shares of the Company’s common stock.

In May 2012, the Company issued 100,000 shares of common stock to an unaffiliated investor for cash of $25,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 30, 2015.

In May 2012, the Company issued 400,000 shares of common stock to an existing investor for cash of $100,000 or $0.25 per share. In addition, the Company granted warrants to purchase up to 400,000 shares of common stock with an exercise price of $0.50 per share, which expire on April 30, 2015.

In May 2012, the Company issued 10,000 shares of common stock to an unaffiliated investor for consulting services valued at $2,500 or $0.25 per share, which was the fair value of the stock on the date of the transaction. The shares issued to the consultant were fully vested on the date of grant.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’ and the Board of Directors

Richfield Oil & Gas Company

We have audited the accompanying consolidated balance sheets of Richfield Oil & Gas Company (“the Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Richfield Oil & Gas Company as of December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred substantial losses from operations causing negative working capital and negative operating cash flows. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, UT

February 27, 2012

F-21

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	December 31,
	2011	2010
ASSETS

Current assets
Cash and cash equivalents	$37,157	$31,333
Accounts receivables	341,568	1,390,111
Deposits and prepaid expenses	295,829	64,435
Other current assets	16,245	300
Total current assets	690,799	1,486,179

Properties and equipment, at cost - successful efforts method:
Proved properties, including wells and related equipment	3,998,069	3,391,878
Unproved properties	11,936,824	4,555,219
Accumulated depletion, depreciation, and amortization	(702,982)	(581,216)
	15,231,911	7,365,881

Other properties and equipment	197,615	197,615
Accumulated depreciation	(156,565)	(124,451)
	41,050	73,164

Other assets	30,018	50,000
Total assets	$15,993,778	$8,975,224

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$1,478,493	$2,830,556
Accrued expenses and other payables	879,484	2,959,326
Current portion of notes payable, net	2,277,497	380,707
Current portion of convertible notes payable	1,945,060	397,824
Current portion of capital leases	35,479	32,184
Due to director	27,934	-
Due to related party, net	245,740	-
Total current liabilities	6,889,687	6,600,597

Long-term liabilities
Notes payable, net of current portion	30,143	1,117,586
Convertible notes payable, net of current portion	-	17,500
Capital lease obligation,net of current portion	15,748	51,479
Asset retirement obligations	350,243	348,742
Total long-term liabilities	396,134	1,535,307

Total liabilities	$7,285,821	$8,135,904

Stockholders' equity
Preferred stock, par value $.001; 50,000,000 authorized, (12/31/2011 – 0 shares outstanding and 12/31/2010 - 90,000 shares outstanding)	$-	$90
Additional paid-in capital - preferred stock	-	179,910
Common stock, par value $.001; 450,000,000 authorized, (12/31/2011 – 270,886,947 shares outstanding and 12/31/2010 -141,135,991 shares
outstanding)	270,887	141,136
Additional paid-in capital - common stock	30,988,536	13,451,288
Accumulated deficit	(22,551,466)	(12,933,104)
Total stockholders' equity	8,707,957	839,320

Total liabilities and stockholders' equity	$15,993,778	$8,975,224

The accompanying notes are an integral part of these consolidated financial statements.

F-22

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Year Ended
	December 31,
	2011	2010
Revenues
Oil and natural gas sales	$712,616	$587,084
Other	6,403	2,990
Total revenues	719,019	590,074

Operating expenses
Production expenses	1,024,355	945,585
Production taxes	43,828	35,400
Exploration	293,565	81,888
Lease expiration	356,915	284,032
Depletion, depreciation, amortization and accretion	173,678	305,208
General and administrative expenses	8,343,090	5,351,830
Loss (gain) on sale of assets	(141,202)	1,879
Total expenses	10,094,229	7,005,822

Loss from operations	(9,375,210)	(6,415,748)

Other income (expenses)
Gain on settlement of liabilities	522,657	-
Interest and finance charges	(685,000)	(241,995)
Goodwill impairment	(75,481)
	(237,824)	(241,995)

Loss before income taxes	(9,613,034)	(6,657,743)

Income tax benefit	-	-

Net loss	$(9,613,034)	$(6,657,743)

Net loss per common share - basic and diluted	$(0.04)	$(0.05)

Weighted average shares outstanding – basic and diluted	221,759,779	128,874,329

The accompanying notes are an integral part of these consolidated financial statements.

F-23

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Preferred Stock			Common Stock
			Additional			Additional		Total
			Paid-In			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Shares	Par	Capital	Deficit	Equity

Balance - December 31, 2009	90,000	$90	$179,910	119,971,838	$119,972	$4,421,874	$(6,253,761)	$(1,531,915)

Issued 309,741 common stock for payment of interest on notes payable				309,741	310	154,561	-	154,871

Issued 360,000 common stock as payments on notes payable	-	-	-	360,000	360	179,640	-	180,000

Issued 9,351,125 common stock for oil and gas properties (valued between $0.25 and $0.50 per share)	-	-	-	9,351,125	9,351	3,634,961	-	3,644,313

Issued 8,795,660 common stock for employees and consultants' compensation (valued between $0.25 and $0.50 per share)	-	-	-	8,795,660	8,796	4,030,284	-	4,039,080

Sale of 1,193,442 common stock for $0.20 to $.0.50 per share	-	-	-	1,193,442	1,193	470,028	-	471,221

Issued 1,120,000 common stock as settlement of other payables	-	-	-	1,120,000	1,120	558,880	-	560,000

Issued 114,000 common stock for other expenses	-	-	-	114,000	114	40,886	-	41,000

Purchase of 79,815 treasury stock	-	-	-	(79,815)	(80)	(39,826)	-	(39,906)

Preferred stock dividends for year	-	-	-	-	-	-	(21,600)	(21,600)

Net income (loss) for year	-	-	-	-	-	-	(6,657,743)	(6,657,743)

Balance - December 31, 2010	90,000	$90	$179,910	141,135,991	141,136	13,451,288	$(12,933,104)	839,320

The accompanying notes are an integral part of these consolidated financial statements.

F-24

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Preferred Stock			Common Stock
			Additional			Additional		Total
			Paid-In			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Shares	Par	Capital	Deficit	Equity

Balance - December 31, 2010	90,000	90	179,910	141,135,991	141,136	13,451,288	(12,933,104)	839,320

Issued 2,695,294 common stock for payment of interest on notes payable	-	-	-	2,695,294	2,695	477,093	-	479,788

Issued 2,577,578 common stock as payments on notes payable	-	-	-	2,577,578	2,578	266,172	-	268,750

Issued 1,100,000 common stock for oil and gas properties (valued between $0.25 and $0.30 per share)	-	-	-	1,100,000	1,100	319,400	-	320,500

Warrants granted in exchange for oil and gas properties	-	-	-	-	-	173,621	-	173,621

Issued 43,112,527 common stock for employees and consultants' compensation	-	-	-	43,112,527	43,113	6,769,227	-	6,812,340

Sale of 8,301,500 common stock for $0.10 to $.0.18 per share	-	-	-	8,301,500	8,302	1,100,442	-	1,108,744

Issued 1,821,704 common stock as settlement of other payables	-	-	-	1,821,704	1,821	371,105	-	372,926

Issued 4,020,350 common stock as penalty for selling shares below $.20 per share and not being publicly trading by an agreed date	-	-	-	4,020,350	4,020	398,015	-	402,035

Issued 5,200,000 common stock for other expenses	-	-	-	5,200,000	5,200	794,800	-	800,000

Issued 59,738,189 common stock relating to the acquisition of Freedom Oil & Gas, Inc.	-	-	-	59,738,189	59,738	5,914,081	-	5,973,819

Issued 1,266,273 common stock in exchange for preferred stock and warrants redemption	(90,000)	(90)	(179,910)	1,266,273	1,266	178,734	-	-

Issued 377,692 common stock in exchange for preferred stock accrued dividends	-	-	-	377,692	378	53,326	-	53,704

Issued warrants with debt as debt discount	-	-	-	-	-	132,860		132,860

Settlement of liabilities, related parties	-	-	-	-	-	633,927		633,927

Purchase of 460,151 treasury stock	-	-	-	(460,151)	(460)	(45,555)	-	(46,015)

Preferred stock dividends for year	-	-	-	-	-	-	(5,328)	(5,328)

Net income (loss) for year	-	-	-	-	-	-	(9,613,034)	(9,613,034)

Balance - December 31, 2011	-	$-	$-	270,886,947	$270,887	$30,988,536	$(22,551,466)	$8,707,957

The accompanying notes are an integral part of these consolidated financial statements.

F-25

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR YEARS ENDED DECEMBER 31, 2011 AND 2010

	Year Ended
	December, 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(9,613,034)	$(6,657,743)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation, amortization and accretion	173,678	305,208
Goodwill impairment	75,481	-
Gain on settlement of liabilities	(522,657)	-
Capitalized interest on notes payable	168,966	337,117
Lease expiration	356,915	284,032
Loss (gain) on sale of assets	(141,202)	1,879
Issuance of common stock for other expenses	1,681,823	-
Amortization of debt discount	49,564	-
Issuance of common stock for services	6,812,340	4,039,080
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivables	251,902	(446,281)
Decrease (increase) in deposits and prepaid expenses	(231,394)	55,083
Decrease (increase) in other assets	(45,963)	41,958
Increase (decrease) in accounts payable	(217,334)	235,017
Increase (decrease) in accrued expenses and other payables	(449,024)	230,030
Increase (decrease) in due to related party	43,307	-
Net cash provided by (used in) operating activities	(1,606,632)	(1,574,620)

Cash flows from investing activities:
Cash received in acquisition of subsidiary	1,485	-
Investment in oil & gas properties, including wells and related equipment	(514,720)	(262,326)
Proceeds from sale of assets	434,934	271,991
Net cash provided by (used in) investing activities	(78,301)	9,665

Cash flows from financing activities:
Proceeds from notes payable	126,250	-
Payments on notes payable	(125,535)	(405,757)
Proceeds from convertible notes payable	125,000	17,500
Proceeds from director loans	27,934	-
Proceeds from related party notes payable	460,800	-
Payments on capital lease obligation	(32,436)	(29,655)
Proceeds from issuance of common stock and warrants - net of issuance costs	1,108,744	471,221
Net cash provided by financing activities	1,690,757	53,309

Net increase (decrease) in cash and cash equivalents	5,824	(1,511,646)

Cash and cash equivalents - beginning of period	31,333	1,542,979

Cash and cash equivalents - end of period	$37,157	$31,333

Supplemental disclosure of cash flow information

Cash paid during the period for interest	$39,301	$22,203

Non-cash financing and investing activities:

Redemption of preferred stock and payment of preferred stock dividends through issuance of common stock	$233,704	$-

Purchase of oil and gas properties through issuance of common stock and warrants	$494,121	$3,644,312

Forgiveness of payables in connection with purchase of working interest	$-	$309,379

Purchase of oil and gas properties included in notes payable	$1,151,479	$80,000

Payment of employees and consultants compensation through issuance of common stock	$6,812,340	$4,039,080

Payment of other expenses through issuance of common stock	$1,681,823	$195,871

Retirement of treasury shares	$46,015	$39,906

Conversion of notes payable and other payables through issuance of common stock	$641,676	$740,000

Capitalized asset retirement obligations	$106,508	$7,823

Acquisition of Freedom Oil & Gas, Inc. in exchange for common stock	$5,973,819	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-26

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE 1     ORGANIZATION AND NATURE OF BUSINESS

Richfield Oil & Gas Company (the “Company,” “Richfield” or “RFO”) is a Nevada corporation headquartered in Salt Lake City, Utah which was incorporated on April 8, 2011.  The Company is engaged in the exploration for and development and production of oil and gas in the states of Kansas, Oklahoma and Utah.

Contemporaneously with the its incorporation, the Company merged (the “HPI Merger”) with its predecessor company, Hewitt Petroleum, Inc., a Delaware corporation which was incorporated on May 17, 2008 (“HPI”). In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. The Plan of Merger required that all HPI common stock be exchanged on a one-for-one basis for RFO common stock and that RFO assume all of the liabilities of HPI as of the effective date of the HPI Merger. As a result, the Company’s historical financial statements are a continuation of the financial statements of HPI. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Hewitt Energy Group, Inc., a Texas corporation (“HEGINC”) and Hewitt Operating, Inc., a Utah corporation (“HOPIN”). All significant intercompany transactions and balances have been eliminated in consolidation.

The Company has been involved in leasing, exploration and drilling in the Central Utah Overthrust Belt since its formation. The Company has 21,761 acres of leasehold, seismic surveys, and numerous drilling projects in Utah, Kansas and Oklahoma. The Company uses proven technologies and drilling and production methods that are both efficient and environmentally sound.

NOTE 2     GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations causing negative working capital, in that current liabilities far exceed current assets, and the Company has negative operating cash flows, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company sustained a net loss for the year ended December 31, 2011 of $9,613,034 and a net loss for the year ended December 31, 2010 of $6,657,743 and has an accumulated deficit of $22,551,466, at December 31, 2011.

The Company intends to make its planned capital expenditures in order to continue its drilling programs, but does not have sufficient realized revenues in order to finance these activities internally. As a result, the Company intends to seek financing in order to fund its working capital and capital expenditure needs.

The Company has been able to meet its short-term needs through loans from officers and third parties; sales of working interest in its oil and gas properties; and private placements of equity securities. The Company is actively seeking a loan secured by the Company’s oil and gas properties, as well as additional equity private placements of equity securities. The expected loan and equity private placements will provide the needed funds for continued operations and drilling programs. The Company is also seeking partners for participation in Company owned projects to assist in the funding of the development of each project. The Company can provide no assurance that it will be able to obtain sufficient additional financing that it needs to develop its properties and alleviate doubt about its ability to continue as a going concern. If the Company is able to obtain sufficient additional financing proceeds, the Company cannot be certain that this additional financing will be available on acceptable terms, if at all. To the extent the Company raises additional funds by issuing equity securities the Company’s stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-27

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE 3     SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Principles of Consolidation and Presentation

The Company was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, the Company merged with its predecessor company, HPI. In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. As a result, the Company’s historical financial statements are a continuation of the financial statements of HPI. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, HEGINC and HOPIN. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents. Cash equivalents consist primarily of cash on hand, interest-bearing bank accounts and money market funds. The Company’s cash positions represent assets held in checking and money market accounts. These assets are generally available on a daily or weekly basis and are highly liquid in nature.  If the balances are greater than $250,000, the Company does not have FDIC coverage on the entire amount of bank deposits.  The Company believes this risk is minimal.

Accounts Receivable

Trade accounts receivable, which are primarily from oil and gas sales, are recorded at the invoiced amount and do not bear interest. The Company routinely reviews outstanding accounts receivable balances and assesses the financial strength of its customers and records a reserve for amounts not expected to be fully recovered. Actual balances are not applied against the reserve until substantially all collection efforts have been exhausted. At December 31, 2011 and 2010, the Company had no allowance for doubtful accounts.

Other Property and Equipment

Property and equipment that are not oil and gas properties are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five to seven years.  Expenditures for replacements, renewals, and betterments are capitalized. Maintenance and repairs are charged to operations as incurred.  Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable.  The Company has not recognized any impairment losses on non-oil and gas long-lived assets.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Goodwill is not amortized, but is tested for impairment annually or when a triggering event or other circumstances indicate that there may be a potential impairment. A fair-value-based test is applied at the overall Company level, which represents the Company’s only reporting unit. This test requires various judgments and estimates. The fair value of the Company is primarily determined using the market value of the Company’s common stock, economic projections, anticipated future cash flows, business trends, and market conditions. For impairment analysis purposes, the fair value of the Company is allocated to the Company’s assets and liabilities based on their fair values with excess fair value compared to goodwill. An impairment of goodwill is measured as the excess of the carrying amount of goodwill over the determined fair value. During the years ended December 31, 2011 and 2010 the Company recognized goodwill impairment of $75,481 and $0, respectively.

 Asset Retirement Obligations

Asset retirement obligation relates to future costs associated with plugging and abandonment of crude oil and natural gas wells, removal of equipment and facilities from leased acreage and returning the land to its original condition. Estimates are based on historical experience of plugging and abandoning wells, estimated remaining lives of those wells based on reserves estimates, external estimates to plug and abandon the wells in the future and federal and state regulatory requirements. The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset.  The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.  If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized.

F-28

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

Revenue Recognition

Revenue from the sale of crude oil, natural gas and natural gas liquids is recorded when the significant risks and rewards of ownership of the product is transferred to the buyer, which is usually when legal title passes to the external party. For crude oil and natural gas liquids delivery generally occurs upon pick up at the field tank battery and for natural gas delivery occurs at the pipeline delivery point. Revenue is not recognized for the production in tanks, or oil in pipelines that has not been delivered to the purchaser.  Revenue is measured net of discounts and royalties. Royalties and severance taxes are incurred based upon the actual price received from the sales. The Company uses the sales method of accounting for natural gas balancing of natural gas production and would recognize a liability if the existing proven reserves were not adequate to cover the current imbalance situation.  As of December 31, 2011 and 2010, the Company’s natural gas production was in balance, meaning its cumulative portion of natural gas production taken and sold from wells in which it has an interest equaled its entitled interest in natural gas production from those wells.

Stock-Based Compensation

The Company has accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718.   This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate the value of options and warrants at the date of grant.  Option and warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  Changes in these assumptions can materially affect the fair value estimate.

Stock Issuance

The Company records the stock-based awards issued to consultants and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505-50.

Income Taxes

The Company accounts for income taxes under FASB ASC 740.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

The tax effects from an uncertain tax position can be recognized in the consolidated financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. The Company has examined the tax positions taken in its tax returns and determined that there are no uncertain tax positions. As a result, the Company has recorded no uncertain tax liabilities in its consolidated balance sheet.

 Loss Per Common Share

Basic earnings per share (“EPS”) are computed by dividing net income (loss) (the numerator) by the weighted average number of common shares outstanding for the period (the denominator).  Diluted EPS is computed by dividing net income (loss) by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period.  Potential common shares include stock options, warrants, and restricted stock.  The number of potential common shares outstanding relating to stock options, warrants, and restricted stock is computed using the treasury stock method.

F-29

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

As the Company has incurred losses for the years ended December 31, 2011 and 2010, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations. As of December 31, 2011 and 2010, there were 19,429,376 and 3,557,824 potentially dilutive shares, respectively.

Oil and Natural Gas Properties

The Company accounts for oil and natural gas properties by the successful efforts method. Under this method of accounting, costs relating to the acquisition and development of proved areas are capitalized when incurred. The costs of development wells are capitalized whether productive or non-productive. Leasehold acquisition costs are capitalized when incurred. If proved reserves are found on an unproved property, leasehold cost is transferred to proved properties. Exploration dry holes are charged to expense when it is determined that no commercial reserves exist. Other exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and natural gas leases, are charged to expense when incurred. The costs of acquiring or constructing support equipment and facilities used in oil and natural gas producing activities are capitalized. Production costs are charged to expense as incurred and are those costs incurred to operate and maintain the Company’s wells and related equipment and facilities.

Depletion of producing oil and gas properties is recorded based on units of production. Acquisition costs of proved properties are depleted on the basis of all proved reserves, developed and undeveloped, and capitalized development costs (wells and related equipment and facilities) are depleted on the basis of proved developed reserves. As more fully described below, proved reserves are estimated by the Company’s independent petroleum engineer and are subject to future revisions based on availability of additional information.  As discussed in Note 12, asset retirement costs are recognized when the asset is placed in service, and are depleted over proved reserves using the units of production method.

Oil and gas properties are reviewed for impairment when facts and circumstances indicate that their carrying value may not be recoverable. The Company compares net capitalized costs of proved oil and gas properties to estimated undiscounted future net cash flows using management’s expectations of future oil and gas prices. These future price scenarios reflect the Company’s estimation of future price volatility. If net capitalized costs exceed estimated undiscounted future net cash flows, the measurement of impairment is based on estimated fair value, using estimated discounted future net cash flows based on management’s expectations of future oil and gas prices. The Company recorded no impairment for the years ended December 31, 2011 and 2010.

Unproven properties that are individually significant are assessed for impairment and if considered impaired are charged to expense when such impairment is deemed to have occurred. We perform periodic assessment of individually significant unproved crude oil and natural gas properties for impairment on a quarterly basis and we would recognize a loss at the time if there was an impairment by providing an impairment allowance. In determining whether a significant unproved property is impaired we consider numerous factors including, but not limited to, current exploration plans, favorable or unfavorable exploratory activity on adjacent leaseholds, our management and geologists’ evaluation of the lease, and the remaining months in the lease term. As of December 31, 2011 and 2010, the Company does not have unproved properties whose acquisition costs are not significant. Thus all unproven properties were assessed for impairment and the Company recorded no impairment for the years ended December 31, 2011 and 2010.

The sale of a partial interest in a proved oil and gas property is accounted for as normal retirement and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. If the units-of-production rate is significantly affected, then the sale shall be accounted for as the sale of an asset, and a gain or loss shall be recognized. The unamortized cost of the property or group of properties shall be apportioned to the interest sold and the interest retained on the basis of the fair values of those interests. A gain or loss is recognized for all other sales of producing properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of nonproducing properties and is included in the results of operations.

F-30

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

Use of Estimates

The preparation of financial statements under GAAP in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  The most significant estimates relate to proved oil and gas reserve volumes, certain depletion factors, future cash flows from oil and gas properties, estimates relating to certain oil and gas revenues and expenses, valuation of share based compensation, valuation of asset retirement obligations, estimates of future oil and gas commodity pricing and the valuation of deferred income taxes.  Actual results may differ from those estimates.

Impairment

FASB ASC 360-10 requires long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  There was no impairment identified at December 31, 2011 and 2010.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date.  If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 4     OIL AND NATURAL GAS PROPERTIES

Acquisitions

On February 4, 2010, the Company leased 360 gross acres (120 net acres) in Sanpete County, Utah by issuing 28,800 shares of the Company’s restricted common stock valued at $14,400.

On February 10, 2010, the Company and Zions Energy Corporation circulated a Term Sheet for the drilling and development of the Liberty #1 Well located in Juab County, Utah.  Pursuant to the Term Sheet, each investor that participated in the well received 1 share of the Company’s restricted common stock for each dollar invested in the drilling and development of the well.  The Company issued a total of 1,177,500 shares of common stock on March 31, 2010; 17,500 shares of common stock on April 29, 2010; and 143,750 shares of common stock on June 7, 2010. The total shares of 1,338,759 were issued for a total value of $669,375 or $0.50 per share.  This provided development funds for the drilling and completion of the Liberty #1 Well.  After the issuance of the shares and sale of working interest in the Liberty #1 Well, the Company’s working interest in the well bore was 17.25% before payout and 15.25% after payout.   The Company’s working interest in the Liberty Project lease, after the issuance of the shares and sale of working interest, was 57.5% before payout and 44% after payout.

On March 22, 2010, the Company extended its lease for 1,053.77 acres located in Sanpete County, Utah for the issuance of 21,075 shares of the Company’s common shares valued at $10,538 or $0.50 per share.  The acreage leased is located in the Fountain Green Project.

On March 29, 2010, the Company purchased a 5% working interest, from an individual, in the Fountain Green Project located in Sanpete County, Utah by the issuance of 1,000,000 shares of the Company’s restricted common stock valued at $500,000 or $0.50 per share and an obligation to pay $100,000.  As the Company did not pay the $100,000 obligation, and subsequently also sought to obtain a three-year lease extension, the Company amended the original agreement on December 30, 2010 and issued an additional 1,825,000 shares of the Company’s restricted common stock valued at $456,250 or $0.25 per share.  For each issuance in March and December 2010, the common stock was issued at the market value of the Company’s common stock on the date that it was issued.  In addition, on March 29, 2010 the Company leased 1,416 net acres located in Sanpete County, Utah from the same individual by issuing 150,000 shares of the Company’s common stock valued at $75,000 or $0.50 per share based upon the market value of the Company’s common stock on the date the leasehold interests were acquired.

F-31

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

On May 26, 2010, the Company purchased a 1% working interest in the Fountain Green Project located in Sanpete County, Utah by issuing 250,000 shares of the Company’s common stock valued at $125,000 or $0.50 per share based upon the market value of the Company’s common stock on the date the leasehold interests were acquired.

On June 15, 2010, the Company purchased a 1% working interest in the Fountain Green Project located in Sanpete County, Utah by issuing 250,000 shares of the Company’s common stock valued at $125,000 or $0.50 per share based upon the market value of the Company’s common stock on the date the leasehold interests were acquired.

On December 30, 2010, the Company purchased a 26% working interest in the Hoffman Lease which contains 160 acres and 5 well bores located in Russell County, Kansas for the issuance of 2,300,000 shares of the Company’s common shares of stock and the assumption of outstanding Joint Interest Billing (“JIBs”) balances. The stock was valued at $575,000 or $0.25 per share based upon the market value of the Company’s common stock on the date the leasehold interests were acquired.

Freedom Oil & Gas, Inc. Acquisition

On March 4, 2011, HPI entered into a Stock Exchange Agreement with Freedom Oil & Gas, Inc., a Nevada corporation (“Freedom”), which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”) that HPI did not already own (prior to the acquisition, the Company owned 100,000 shares of Freedom common shares) which resulted in HPI acquiring the remaining 99.83% of Freedom shares.  The Freedom Acquisition was approved by HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. The Freedom Acquisition was subject to HPI completing a merger into a newly-formed Nevada corporation, and as a result, on April 8, 2011, HPI merged with and into the Company. The Freedom Acquisition provided the Company with additional oil exploitation opportunities through its ownership of complimentary properties in the Company’s Utah core area. Pursuant to the Stock Exchange Agreement, the Company owns all of Freedom’s assets, including the following oil and gas assets:

F-32

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

Name	Approximate Acres	Number of Wells	Working Interest	County	State
Liberty #1 Well (See Liberty Project)		1	13%	Juab	UT
Liberty Project	447	0	15%	Juab	UT
Independence Project	4,680	0	20%	Sanpete	UT
Fountain Green Project Deep	17,000	0	20%	Sanpete	UT
Fountain Green Project Shallow (same acreage as Fountain Green Project Deep)		0	13%	Sanpete	UT
Chad Wood Lease	52	0	100%	Sanpete	UT
Spring Valley Mineral Rights	160	0	100%	Fremont	WY
Moroni #1-AXZH Well and Independence Project	320	0	50%	Sanpete	UT
Totals	22,659	1

 The Company acquired 100% of all outstanding common stock of Freedom by the acquisition of 59,738,189 shares (99.83%) that the Company did not previously own in exchange for 59,738,189 shares of restricted common stock of the Company, plus 2,000,000 warrants for the purchase of the Company’s common stock valued at $11,977 (based on the Black-Scholes modeling used by the Company to value warrants, see Note 11) for the purchase of the Company’s common stock exercisable at $0.25 per share to expire January 31, 2013.

The total purchase price of $5,995,796 was determined based upon the fair market value of $0.10 per share of common stock plus the $11,977 value for the warrants effective as of March 31, 2011. Goodwill has been recorded based on the amount by which the purchase price exceeded the fair value of the net assets acquired. The allocation of the purchase price is subject to adjustment for a 12-month period that will end on March 31, 2012. As of December 31, 2011, the preliminary allocation of the purchase price is estimated as follows:

Assets Acquired:
Cash	$1,485
Receivables	164,171
Oil and Gas Properties	6,904,067
Other	6,750
Goodwill	75,481
Liabilities Assumed:
Current Liabilities	(1,156,158)
Total	$5,995,796

Value of 2,000,000 New Warrants Issued on March 31, 2011	$11,977
Value of 59,738,189 New Common Stock Issued on March 31, 2011	5,973,819
Value of 100,000 Common Stock Owned Prior to March 31, 2011	10,000
Total Consideration	$5,995,796

Upon the acquisition, Freedom became a wholly-owned subsidiary of the Company. On June 20, 2011, Freedom was merged into the Company with the Company being the surviving entity.

F-33

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

Other Oil and Natural Gas Property Acquisitions

On March 29, 2011, the Company purchased a lease identified as the Prescott lease containing 80 acres and three well bores located in Stafford County, Kansas for $50,000.

On March 31, 2011, the Company entered into a settlement agreement resolving litigation that had been filed in Rice County, Kansas District Court identified as Nostra Terra Oil and Gas Company, PLC v Hewitt Petroleum, Inc. et al, case number 10 CV 49(2010) (the “Nostra Settlement”). The Nostra Settlement divided all jointly owned oil and gas properties with equalizing payments to be made by the Company and eliminated certain amounts due to and from the parties to the litigation.  Pursuant to the settlement agreement the Company transferred the following properties, including all equipment and working interests:

Name	Approximate Acres	Number of Wells	Working Interest	County	State
Bloom (Chase Silica)	400	10	50%	Rice	KS
Wilson B Lease	160	1	50%	Rice	KS
Totals	560	11

Pursuant to the Nostra Settlement the following properties, including all equipment and working interests, were transferred to the Company:

Name	Approximate Acres	Number of Wells	Working Interest	County	State
Boxberger	160	10	50%	Russell	KS
Hoffman	160	6	25%	Russell	KS
Koelsch	640	0	50%	Russell	KS
Prescott	80	3	50%	Stafford	KS
Wilson B Offset Lease	160	0	50%	Rice	KS
Liberty Project	447	1	5%	Juab	UT
Stoskopf	140	4	50%	Barton	KS
Dietz	0	0	50%	Russell	KS
Top of Trapp	0	0	50%	Russell	KS
Totals	1,787	24

The Company made equalizing payments of $100 at closing of the Nostra Settlement and executed a convertible note payable in the sum of $1,300,000 that is due and payable by the Company to Nostra Terra Oil and Gas Company, PLC. The conversion rate of the convertible note is $0.25 per share.  In addition, the Company issued to Nostra Terra Oil and Gas Company, PLC warrants to purchase up to 6,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share.  The warrants expire one year after the Company becomes listed for trading on a stock exchange for public trading or September 30, 2013, whichever occurs first.

On June 14, 2011, the Company purchased a lease identified as the Ehrlich Lease containing 105 net acres and two well bores located in Russell County, Kansas for the sum of $35,000.

On July 1, 2011, the Company purchased a 50% share of the following oil and gas assets: 458 gross acres valued at $6,870; Moroni #1–AXZH Well and equipment valued at $35,000; and oil inventory located in a tank valued at $8,122 for a total purchase price of $49,992, which was paid in cash.   The well and acreage are located in Sanpete County, Utah.

F-34

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

Divestitures

On April 15, 2010, the Company sold a 1% working interest in the Fountain Green Project located in Sanpete County, Utah for cash of $125,000.

On June 8, 2010 the Company sold a 1% carried working interest in the Liberty #1 Well and a 1% working interest in the Liberty Project for consideration of $100,000.  The Company received $60,000 cash and a receivable of $40,000 to be paid upon the shutting in of the second Liberty well.

On December 6, 2010 the Company sold a ..75% carried working interest in the Liberty #1 Well and a .75% working interest in the Liberty Project for $45,000 cash.

On December 19, 2010 the Company sold a ..50% carried working interest in the Liberty #1 Well and a .50% working interest in the Liberty Project for $30,000 cash.

On March 10, 2011, the Company sold a 0.5% working interest in the Fountain Green Project located in Sanpete County, Utah for cash of $25,000.

On December 2, 2011, the Company sold a 0.5% working interest in the Liberty #1 Well and Liberty Project for cash of $44,611 to a related party, MacKov Investments Limited (see Note 6).

On December 5, 2011, the Company sold a 3% working interest in the Liberty #1 Well and Liberty Project for cash of $267,668 to an unaffiliated investor.

On December 28, 2011, the Company transferred a 2% carried working interest in Koelsch #25-1 Well to a consultant for services that were valued at $9,090.

On December 29, 2011, the Company sold a 21% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, to five investors for cash proceeds of $63,630. MacKov Investments Limited participated as one of the five investors, secured a 3.5% working interest in exchange for cash of $10,605 (see Note 6).

NOTE 5     PREFERRED AND COMMON STOCK

On April 8, 2011, the Company merged with Hewitt Petroleum, Inc. (“HPI”). The merger changed the Company’s domicile from Delaware to Nevada and changed its name from HPI to Richfield Oil & Gas Company. The merger also increased the Company’s authorized preferred stock from 20,000,000 shares of preferred stock to 50,000,000 shares of preferred stock and increased its authorized common stock from 200,000,000 shares of common stock to 450,000,000 shares of common stock.

Preferred Stock

As of December 31, 2011, the Company had 50,000,000 shares of preferred stock authorized at a par value of $0.001 per share.  Any issued preferred stock has a semi-annual dividend preference of 12% of the subscription price which is cumulative.  Preferred stock is convertible into common stock at a rate to be set by the Board of Directors upon the issuance of the preferred stock. The Board of Directors has the right to require mandatory conversion of preferred stock upon the Company being listed on a stock exchange for the public trading of its common stock.  Preferred stock is nonvoting unless the Company fails to pay the dividend for three semi-annual periods.  If this occurs, preferred stockholders have the right to elect two directors to the Company’s Board of Directors.  There are no stated redemption rights for the preferred stock.

F-35

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

In March 2011, the Company redeemed from two existing investors 90,000 shares of preferred stock, and paid accrued dividends in exchange for 1,643,965 shares of common stock and the cancellation of warrants.  The Company paid $180,000 to redeem the preferred shares, $53,704 for accrued dividends, and no value was given for the cancellation of warrants, for total consideration of $233,704.

As of December 31, 2011, the Company had no shares of preferred stock issued or outstanding.

Common Stock

In January 2010, the Company issued 50,000 shares of common stock to an officer of the Company for the payment of rent on New York offices valued at $25,000 or $0.50 per share.

In February 2010, the Company issued 800,000 shares of common stock to an existing investor as payment of $400,000 or $0.50 per share on a settlement of a purchase obligation incurred in 2009.

In March 2010, the Company issued 424,000 shares of common stock to consulting engineers as compensation for services.  These shares were valued at $212,000 or $0.50 per share, the fair market value of the shares of common stock on the date of issuance. The consultant engineer was fully vested in the shares on the date of the grant and the fair value was expensed the year ended December 31, 2010.

In March 2010, the Company issued 500,000 shares of common stock to a consultant pursuant to a consulting agreement.  These shares were valued at $250,000 or $0.50 per share, the fair market value of the shares of common stock on the date of issuance. The consultant was fully vested in the shares on the date of grant and the fair value was expensed in the year ended December 31, 2010.

In March 2010, the Company issued 800,000 shares of common stock to an existing investor as payment for $160,000 on a note payable and $240,000 for consulting services for total consideration of $400,000 or $0.50 per share.

In June 2010, the Company issued 900,000 shares of common stock to consultants as payment of $450,000 or $0.50 per share for consulting services and expenses.

In July 2010, the Company issued an aggregate of 5,000,000 shares of common stock to three executives of the Company as compensation for their services. The shares were fully vested on the date of the grant.  The fair value of the stock issued was $2,500,000 or $0.50 per share, the fair market value of a share of common stock on the date the stock was issued.  The entire amount of this stock award was expensed in the year ended December 31, 2010.

In July 2010, the Company issued 64,000 shares of common stock to a consultant for expenses.  These shares were valued at $16,000 or $0.25 per share, which was a negotiated amount to settle an existing liability. The consultants were fully vested in the shares on the date of grant and the fair value was expensed in the year ended December 31, 2010.

In August 2010, the Company issued 596,438 shares of common stock to a note holder as settlement for $160,000 on a note payable and accrued interest of $138, 219 for total consideration of $298,219 or $0.50 per share.

In August 2010, the Company issued 45,200 shares of common stock to a note holder as settlement for $20,000 on a note payable and accrued interest of $2,600 for total consideration of $22,600 or $0.50 per share.

F-36

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

In September 2010, the Company issued 56,660 shares of common stock to consultants pursuant to consulting agreements.  These shares were valued at $28,330 or $0.50 per share, the fair market value of the shares of common stock on the date of issuance. The consultants were fully vested in the shares on the date of grants and the fair value was expensed in the year ended December 31, 2010.

In December 2010, the Company issued 200,000 shares of common stock to a consultant pursuant to a consulting agreement.  These shares were valued at $50,000 or $0.25 per share, the fair market value of the shares of common stock on the date of issuance. The consultant was fully vested in the shares on the date of grant and the fair value was expensed in the year ended December 31, 2010.

Also in December 2010, the Company issued 1,235,000 shares of common stock, including 580,000 to three officers of the Company, 256,000 to six employees of the Company, 155,000 to two directors of the Company, and 244,000 to three consultants of the Company, as compensation for services. The shares were fully vested on the date of the grant. The fair value of the stock issued was $308,750 or $0.25 per share, the fair market value of a share of common stock on the date the stock was issued.  The entire amount of this stock award was expensed in the year ended December 31, 2010.

At various times during 2010, the Company issued 9,351,125 shares of common stock, including 5,965,750 to ten existing investors and 3,210,375 to 49 unaffiliated investors, for the acquisition of oil and gas properties. Included in these acquisitions are commissions totaling 175,000 shares of common stock. The value of the shares was $3,644,313 which was capitalized.

At various times during 2010, the Company issued 28,103 shares of common stock to note holders related to the satisfaction of interest obligations on notes payable.

During 2010, the Company sold 1,193,442 shares of common stock, including 738,000 to five existing investors and 455,442 to nine unaffiliated investors, at a per share price of between $0.20 and $0.50 per share for total cash proceeds of $471,221

In March 2011, the Company issued 59,738,189 share of restricted common stock to an unaffiliated Freedom shareholders valued at $5,983,819 or $0.10 per share, and 2,000,000 warrants with an exercise price of $0.25 per share, which expire on January 31, 2013 related to the acquisition of Freedom Oil & Gas, Inc. (see Note 4).

In March 2011, the Company issued 1,150,000 shares of common stock to four existing investors for cash proceeds of $115,000 or $0.10 per share.

In March 2011, the Company issued 283,700 shares of common stock as additional consideration to certain existing investors for the failure of the Company to become publicly tradable by January 31, 2011 and the new stock that issued was valued at $28,370 or $0.10 per share which was the fair value of the stock at the time the performance commitment was reached. The new shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In March 2011, the Company issued 3,236,650 shares of common stock to an existing investor as a penalty for selling shares below $0.20 per share in several transactions with other existing and unaffiliated investors. The additional shares awarded were fully vested on the date of the grant and were based on the fair value of the stock as of the measurement date. This negotiated price adjustment resulted in a $323,665 charge and was expensed in the year ended December 31, 2011.

In March 2011, the Company issued 9,148,935 shares of common stock, including 5,620,000 to two executives of the Company, 1,977,863 to five consultants of the Company, 1,123,872 to two directors of the Company, and 437,000 to two employees of the Company, each as compensation for services, valued at $1,400,206 or an average price of $0.15 per share which was the negotiated pricing to satisfy existing liabilities. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

F-37

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

In March 2011, the Company issued 1,000,000 shares of common stock for the settlement of all sums due to a consultant and the cancellation of 3,000,000 warrants which were exercisable at $0.25 per warrant with an expiration date of August 1, 2014.  The shares were fully vested on the date of the grant.  The entire amount of this stock award was valued at $200,000 or $0.20 per share, which was the negotiated price.

In March 2011, the Company issued 196,353 shares of common stock to a note holder as a negotiated settlement for the payment of a $25,000 note payable and interest of $10,044 for total consideration of $35,044 or $0.18 per share.

In March 2011, the Company issued 250,000 shares of common stock to a creditor of the Company as payment of $50,000 or $0.25 per share. This was a negotiated settlement of a payable.

In March 2011, the Company issued 200,000 shares of common stock to a creditor of the Company as payment of $50,000 or $0.20 per share. This was a negotiated settlement of a payable.

In March 2011, the Company issued 371,704 shares of common stock to an officer of the Company as payment of $92,927 or $0.20 per share. This was a negotiated settlement of a payable.

In March 2011, the Company issued 1,134,000 shares of common stock valued at $226,800 or $0.20 per share to a note holder. This was a negotiated settlement of interest on a note payable.

In March 2011, the Company issued 40,000 shares of common stock to a consultant engineer for consideration of $10,000 or $0.25 per share pursuant to certain agreements.  The consultant engineer was fully vested in the shares on the date of grant and the value of the services received was expensed in the year ended December 31, 2011.

In March 2011, the Company purchased a 1.97% working interest for $295,500, or $0.30 per share, in the Fountain Green Project located in Sanpete County, Utah by the issuance of 1,000,000 shares of common stock to an existing investor. The Company capitalized this property at the fair value of the assets received. The value of this transaction was determined based on similar third-party sales of working interests in the Fountain Green Project on or around the date of this transaction, each of which was valued at $150,000 per percentage point.

In April 2011, the Company issued 5,000,000 shares of common stock to a consultant of the Company as compensation for their services valued at $500,000 or an average price of $0.10 per share which was the fair value of the stock as of the measurement date.  The shares were fully vested on the date of the grant.  The entire amount of this stock award was expensed in the year ended December 31, 2011.

In April 2011, the Company sold 2,826,750 shares of common stock, including 1,092,500, to an officer of the Company, 1,664,250 to 17 unaffiliated investors, and 70,000 to three existing investors, for total cash proceeds of $282,675 or $0.10 per share.

In April 2011, the Company issued 350,000 shares of common stock to consultants of the Company for services of $50,000 or $0.14 per share, valued using the fair value of the services rendered. The shares were fully vested on the date of the grant. The value of the shares was expensed in the year ended December 31, 2011.

In April 2011, the Company purchased the right of first refusal to participate in the acquisition of acreage surrounding the Independence Project located in Sanpete County, Utah by the issuance of 100,000 shares of common stock to an existing investor for $25,000 or $0.25 per share, which was a negotiated price and was expensed.

In April 2011, the Company issued 2,500,000 shares of common stock to a consultant geologist for services pursuant to certain agreements for $250,000 or $0.10 per share, which was the fair value of the stock as of the measurement date. The $250,000 was expensed in the year ended December 31, 2011. The shares issued were fully vested on the date of the grant.

F-38

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

In May 2011, the Company issued 10,000 shares of common stock to a consultant for services for $2,000 or $0.20 per share, which was a negotiated price. The shares were fully vested on the date of the grant.  The value of the shares was expensed in the year ended December 31, 2011.

In June 2011, the Company sold 1,925,000 shares of common stock, including 1,910,000 to 13 new investors and 15,000 to an existing investor, for total cash proceeds of $325,669 or an average price of $0.17 per share.

In June 2011, the Company issued 150,000 shares of common stock to an employee for a discretionary bonus.  The shares were fully vested on the date of the grant.  The entire amount of this stock award was valued at $30,000 or $0.20 per share and was expensed in the year ended December 31, 2011.

In June 2011, the Company issued 1,000,000 shares of common stock to a creditor of the Company for the settlement of a payable for $200,000 or $0.20 per share, which is a negotiated price.

In June 2011, the Company issued 286,178 shares of common stock to a note holder as payment of interest on a note payable of $42,927 or $0.15 per share, which was a negotiated price.

In June 2011, the Company issued 3,000,000 shares of common stock to a note holder who is also a related party in exchange for the conversion of a $300,000 convertible note payable, upon maturity of the convertible note. The shares were fully vested on the date of grant.

In June 2011, the Company issued 63,000 shares of common stock to a consultant as compensation for services. The entire amount of this stock award was valued at $25,000 or $0.40 per share, valued using the fair value of the services rendered, and the amount was expensed in the year ended December 31, 2011. The shares were fully vested on the date of the grant.

In June 2011, the Company issued 1,325,664 shares of common stock, including 622,222 for two officers of the Company and 703,442 to two consultants of the Company as compensation for their services valued at $212,593 or $0.16 per share, which was the fair value of the stock as of the measurement date. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In June 2011, the Company issued 480,770 shares of common stock, including 384,616 to four directors of the Company and 96,154 to a consultant of the Company as compensation for services valued at $62,500 or $0.13 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In July 2011, the Company sold 1,006,000 shares of common stock, including 276,000 to existing investors and 730,000 to unaffiliated investors, for total cash proceeds of $162,400 or $0.16 per share.

In July 2011, the Company issued 63,413 shares of common stock to a consultant as compensation for services valued at $9,512 or $0.15 per share, the fair value of the stock as of the measurement date. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 333,336 shares of common stock to four directors of the Company as compensation for services valued at $50,000 or $0.15 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

F-39

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

In September 2011, the Company issued 24,010,000 shares of common stock, including 13,000,000 to two officers of the Company, 9,410,000 to six consultants to the Company, 1,350,000 to four employees of the Company, 250,000 to a director of the Company, valued at $3,601,500, or $0.15 per share, the fair value as of the measurement date, to employees and consultants of the Company as compensation for achieving goals established by the Board of Directors in March 2011. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 200,000 shares of common stock to a creditor of the Company, which was negotiated, for partial payment of $30,000, or $0.15 per share, on a payable for an oil and gas lease obligation located in Sanpete County, Utah containing 52 acres known as the Chad Wood lease.

In September 2011, the Company issued 500,000 shares of common stock to an existing investor as a share price adjustment for selling shares below $0.20 per share. The additional shares awarded were fully vested on the date of the grant. This negotiated price adjustment resulted in a $50,000 charge and was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 638,890 shares of common stock to two officers of the Company as compensation for services valued at $95,834 or $0.15 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 400,000 shares of common stock to a consultant as compensation for services valued at $60,000 or $0.16 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 100,000 shares of common stock to a consultant of the Company as compensation for services valued at $15,000, or $0.15 per share, which was a negotiated price. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company amended its promissory note in the amount of $700,000 with a note holder to extend the maturity of the note until January 31, 2012. The Company agreed to pay late fees and extension fees totaling $47,500 which consisted of $40,000 cash and a negotiated award of 50,000 shares of common stock valued at $7,500 or $0.15 per share. The shares were fully vested on the date of the grant. The entire amount of this stock award was expensed in the year ended December 31, 2011.

In September 2011, the Company issued 5,000,000 shares of common stock to HEGCO Canada, Inc. as a break-up fee for cancelling a merger agreement of $750,000 or $0.15 per share which was expensed in the year ended December 31, 2011.

In October 2011, the Company issued 325,000 shares of common stock to consultants to the Company for cash of $52,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 162,500 shares of common stock with an exercise price of $0.25 per share which expire on November 1, 2012. As part of this transaction, the Company also issued 10,000 shares in compensation for consulting services performed that were valued at $1,600 or $0.16 per share. The shares issued to the consultants were fully vested on the date of the grant.

In November 2011, the Company issued 37,500 shares of common stock to an unaffiliated investor for cash of $6,000 or $0.16 per share. In addition, the Company granted warrants to purchase up to 18,750 shares of common stock with an exercise price of $0.25 per share which expire on November 1, 2012.

In December, 2011, as part of an agreement prepared at the time of J. David Gowdy’s resignation as President and CEO, Mr. Gowdy returned 4,000,000 shares of common stock that were previously awarded to him. The return of these shares had no additional income statement impact but reduced the number of shares outstanding as the shares were cancelled upon receipt by the Company.

F-40

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

In December 2011, the Company issued 78,125 shares of common stock to an unaffiliated investor for cash of $12,500 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 39,063 shares of common stock with an exercise price of $0.30 per share, which expire on December 1, 2013.

In December 2011, the Company issued 468,750 shares of common stock to an unaffiliated investor for cash of $75,000 valued at $0.16 per share.  In addition, the Company granted warrants to purchase up to 234,375 shares of common stock with an exercise price of $0.25 per share, which expire on December 4, 2012. As part of this transaction, the Company also issued 23,438 shares of common stock as consultant fees that were valued at $3,750 or $0.16 per share. The shares issued to the consultant were fully vested on the date of the grant.

In December 2011, the Company issued 62,500 shares of common stock to an unaffiliated investor for cash of $10,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 31,250 shares of common stock with an exercise price of $0.25 per share, which expire on December 6, 2012.

In December 2011, the Company issued 200,000 shares of common stock to an existing investor for cash of $32,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.30 per share, which expire on December 8, 2013. As part of this transaction, the Company also issued 10,000 shares of common stock as consultant fees that were valued at $1,600 or $0.16 per share. The shares issued to the consultant were fully vested on the date of the grant.

In December 2011, the Company issued 78,125 shares of common stock to an existing investor for cash of $12,500 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 39,063 shares of common stock with an exercise price of $0.30 per share, which expire on December 8, 2013.

In December 2011, the Company issued 31,250 shares of common stock to an existing investor for cash of $5,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 15,625 shares of common stock with an exercise price of $0.30 per share, which expire on December 11, 2013.

In December 2011, the Company issued 162,000 shares of common stock to a note holder for a value of $32,400 or $0.20 per share, which was a negotiated price, to prepay interest on a note payable.

In December 2011, the Company issued 66,738 shares of common stock to a note holder for a value of $13,347 or $0.20 per share, which was a negotiated price, to prepay interest on a note payable.

In December 2011, the Company issued 15,000 shares of common stock to a note holder for a value of $3,000 or $0.20 per share, which was a negotiated price, to pay interest on a note payable.

In December 2011, the Company issued 62,603 shares of common stock to a note holder for a value of $12,521 or $0.20 per share, which was a negotiated price, to prepay interest on a note payable.

In December 2011, the Company issued 1,440,000 shares of common stock for a value of $230,400, or $0.16 per share, to four employees as discretionary bonuses for services. The shares issued were fully vested on the date of the grant.

In December 2011, the Company issued 112,500 shares of common stock to an unaffiliated investor for a value for cash proceeds of $18,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 56,250 shares of common stock with an exercise price of $0.25 per share, which expire on December 29, 2012.

In December 2011, the Company issued 300,000 shares of common stock to a note holder for a value of $75,000 or $0.25 per share, which was a negotiated price, as a finance fee to extend the maturity date on a convertible note payable to January 31, 2012 which was expensed in the year ended December, 31 2011. The shares issued were fully vested on the date of the grant.

F-41

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

In December 2011, the Company issued 15,281 shares of common stock to an existing investor for consultant fees that were valued at $2,445 or $0.16 per share. The shares issued to the consultant were fully vested on the date of the grant.

Treasury Stock

As of December 31, 2011, the Company had no shares of common stock held as treasury stock. During the years ended December 31, 2011 and December 31, 2010, the Company acquired 460,151 and 0 shares valued at cost, for $46,015 and $0, respectively. The Company retired 460,151 of treasury shares valued at $46,015 during the year ended December 31, 2011. The Company accounts for treasury stock within the cost method.

NOTE 6     RELATED PARTY TRANSACTIONS

Effective January 1, 2009, the Company acquired the interest held by HEGLLC in the Liberty Project in Juab County, Utah.  Other entities holding an interest in the Liberty Project include Freedom Oil & Gas, Inc. (“Freedom”), a company for which J. David Gowdy served as President and Chairman of the Board, HEGLLC, a company in which Douglas C. Hewitt, Sr. owned a controlling interest, Mountain Home Petroleum, Inc. (“MHP”), a company for which Douglas C. Hewitt, Sr. served as President and in which Mr. Hewitt owns a controlling interest and Mr. Gowdy owns a minority interest, and Zions Energy Corporation, a wholly owned subsidiary of MHP.  The Company owns a 28.15% working interest before payout (return of capital) and a 24.75% working interest after payout in the Liberty #1 Well, and a 55% working interest after payout in the remaining Liberty Project acreage.  MHP owns a 4% carried interest before payout in the Liberty #1 Well, and a 24% working interest after payout in the Liberty #1 Well and 24.25% working interest after payout in the Liberty Project acreage. As of February 27, 2012, the Liberty Project remains undeveloped, and no revenues have been generated from the property.

MHP also owns a 6% overriding royalty interest and a 50% working interest in the shallow zones of the Fountain Green Project.

Effective January 1, 2011, The D. Mack Trust, a trust in which Douglas C. Hewitt, Sr. receives beneficial interests, is entitled to receive overriding royalty interests in all newly acquired leases.  This benefit is included in Mr. Hewitt’s employment agreement with the Company as an element of his compensation.  The D. Mack Trust currently owns overriding royalty interests in certain Kansas leases held by the Company.  The overriding royalty interest which The D.   Mack Trust receives ranges from 0.25% to 1.50%. Since May 18, 2008, The D. Mack Trust has received $5,625 in royalties relating to overriding royalty interests from the Kansas leases.

Douglas C. Hewitt, Sr. has personally guaranteed some of the debts of HEGLLC that were later assumed by the Company. These obligations include: U.S. Bank note, original amount $180,000; Zions Credit Company Lease, original amount $140,429; and a guarantee of an Oklahoma Operator Bond, original amount $25,000. The amounts of the Company’s obligations under these debts as of December 31, 2011 include $51,227 due on the Zions Credit Company Lease, and $25,000 due under the Oklahoma Operator Bond. The U.S. Bank loan has been repaid in full.

Effective January 1, 2009, the Company entered into a Purchase and Sale Agreement with HEGLLC, an entity then owned by Douglas C. Hewitt, Sr., to acquire Hewitt Energy Group, Inc., a Texas corporation (“HEGINC”), HOPIN, as well as certain leases, wells, contractual rights and equipment in the following projects (the “Subsidiary Acquisition”):

F-42

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

Name	Net Acreage	Working Interest	County	State
Bull Lease	160	95%	Kay	OK
Boyd Lease	320	100%	Barton	KS
Koelsch Project Leases	480	100%	Stafford	KS
Perth Project Leases	580	95%	Sumner	KS
South Haven Project Leases	400	100%	Sumner	KS
Trapp Project Leases	328	100%	Russell	KS
South Blackwell/West Braman Project	4,137	50%	Kay	OK
Fountain Green Project	13,921	44.03% Deep/ 25.015% Shallow	Sanpete	UT
Liberty Project	447	52.75% BPO/ 41.25% APO	Juab	UT
Total	20,773

The Subsidiary Acquisition also included the acquisition of office equipment, furniture, office lease and automobiles.  Both of HEGINC and HOPIN were under the control of Douglas C. Hewitt, Sr.  Douglas C. Hewitt, Sr. owned a 99% membership interest in HEGLLC, and a 99.86% in Hewitt Petroleum, Inc.  The purchase price included the issuance of 105,000,000 restricted common shares of the Company (valued at $105,000, or the $0.001 par value per share), as well as the assumption of certain obligations associated with the assets as of January 1, 2009.  The Company accounted for assets and liabilities acquired at HEGLLC’s historical book values due to the common control of the entities involved in the transaction. The settlement of these assets purchased and liabilities assumed is as follows:

Assets
Accounts receivable	$215,542
Deposits and prepaid expenses	20,717
Proved properties including wells and related equipment	2,343,397
Unproved properties	1,004,094
Accumulated depletion, depreciation and amortization	(371,414)
Other properties	219,057
Accumulated depreciation	(68,192)
Total Assets	$3,363,201

Liabilities
Accounts payable	$983,346
Accrued expenses and other payables	2,366,184
Notes payable	1,906,949
Capital lease obligations	140,429
Asset retirement obligation	310,015
Deferred tax liability	1,048,958
Total Liabilities	$6,755,881

Retained deficit adjustment	$(3,405,432)

Cash and cash equivalents January 1, 2009	$(12,752)

F-43

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

In February 2012, the Company sold a 0.5% working interest in the Moroni #1-AXZH Well and the surrounding 320 acres leasehold for cash proceeds of $38,780, to a related party, Zions Energy Corporation. This purchase was made on the same terms as other independent third party purchases that the Company completed in December 2011.

In February 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the surrounding 320 acres leasehold for cash proceeds of $19,390, to a related party, Zions Energy Corporation. This purchase was made on the same terms as other independent third party purchases that the Company completed in December 2011.

In February 2012, the Company sold a 2.0% working interest in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for cash proceeds of $6,060 to a related party, Zions Energy Corporation. This purchase was made on the same terms as other independent third party purchases that the Company completed in December 2011.

Prior to April 1, 2011, the Company issued 3,236,650 shares of common stock to Glenn G. MacNeil as a penalty for the Company’s sale of shares below $0.20 per share. The additional shares awarded were fully vested on the date of the grant.

MacKov Investments Limited (“MacKov”), a company in which Glenn G. MacNeil and his spouse own 100% of the ownership interests, has entered into certain related-party transactions with the Company prior to and since he became an officer and director of the Company on April 1, 2011.  These transactions include the following:

a.	Prior to April 1, 2011, MacKov purchased overriding royalty interests in oil and gas properties located in Kansas. All purchases were made on the same terms and conditions as those made with third parties. The overriding royalty interest which MacKov will receive with respect to Kansas properties ranges from 0.25% to 2.25%. As of February 27, 2012, MacKov has received $2,809 in royalty payments with respect to its overriding royalty interest in the Kansas properties.

b.	Also prior to April 1, 2011, MacKov purchased working interests, overriding royalty interests and carried working interests in oil and gas properties located in Utah. All purchases were made on the same terms and conditions as those made with other third parties at the time. MacKov’s interests in the Liberty #1 Well and the acreage related to the Liberty Project include: an overriding royalty interest of 1%; a carried working interest of 1%, before and after payout; and a working interest of 2.25% before payout and 1.75% after payout. In December 2011, MacKov purchased an additional 0.5% working interest before and after payout in the Liberty #1 Well and Liberty Project (see paragraph (k) below). MacKov’s interest in the Fountain Green Project includes a 0.5% working interest in the deep zones and 0.25% working interest in the zones rights. MacKov has received no royalty payments with respect to its overriding royalty interests in the Utah properties.

c.	From April 1, 2011 to December 31, 2011, MacKov made various short-term loans to the Company totaling $460,800 in principal and $94,109 in interest and fees for the period. On June 30, 2011, MacKov converted $300,000 of principal, interest and finance fees owing under the short-term loans into 3,000,000 common shares at $0.10 per share, as per the applicable convertible loan agreement. As of December 31, 2011, $217,050 in principal and $37,859 in interest and finance fees remains owing to MacKov, for a total sum of $254,909, and bears interest at 2% per month and is due April 30, 2012. As of December 31, 2011, this amount is shown net of a debt discount of $52,476. Each of these loans was made on the same terms and conditions as those made with third parties and each was approved by the Board of Directors.

d.	In April 2011, the Company issued 5,000,000 shares of common stock, valued at $500,000 on the date of issuance, to MacKov as a sign-on bonus in connection with the execution of an agreement for consulting financial services which were fully performed as of December 31, 2011. The shares were fully vested on the date of grant.

F-44

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

e.	In June 2011, the Company issued 274,875 shares, valued at $54,975 on the date of issuance, to MacKov as compensation for financial consulting services which were fully performed as of December 31, 2011. The shares were fully vested on the date of the grant.

f.

In June 2011, the Company issued 400,000 shares of common stock, valued at $60,000 on the date of issuance, to MacKov as compensation for services rendered during the second quarter of 2011.  The shares were fully vested on the date of the grant.

g.	In July 2011, the Company issued 63,413 shares, valued at $9,512 on the date of issuance, to MacKov as compensation for services. The shares were fully vested on the date of the grant.

h.	In September 2011, the Company issued 5,700,000 shares of common stock, valued at $855,000 on the date of issuance, to MacKov as compensation for the achievement goals established by the Board of Directors in March 2011. The shares were fully vested on the date of the grant.

i.	In September 2011, the Company issued 400,000 shares of common stock, valued at $60,000 on the date of issuance, to MacKov as compensation for financial consulting services rendered during the third quarter of 2011. The shares were fully vested on the date of the grant.

j.	As further consideration for a loan made to the Company in October 2011, the Company issued to MacKov 2,500,000 warrants to purchase shares of the Company’s common stock with an adjustable strike price of $0.16 per share, and an expiration date of October 20, 2012. If the warrants are not exercised by the October 20, 2012 deadline, the strike price adjusts to $0.25 and the expiration date of the warrants is extended to October 20, 2013 (see Note 7). This warrant issuance was made on similar terms as another warrant issuance by the Company to a third party lender in October 2011.

k.	In December 2011, MacKov purchased a 0.5% working interest before and after payout in Liberty #1 Well and Liberty Project for cash of $44,611. This purchase was made on the same terms as an independent third party purchase that the Company completed in December 2011.

l.	In December 2011, MacKov purchased a 3.5% working interest before and after payout in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for $10,605 in cash. This purchase was made on the same terms as other independent third party purchases that the Company completed in December 2011.

m.	In December 2011, MacKov was paid $20,000 cash for financial consulting services rendered during the fourth quarter of 2011 and $40,000 of the fourth quarter billings that were unpaid and outstanding as of December 31, 2011. In addition, $3,307 of expense reimbursements was unpaid and outstanding as of December 31, 2011. A total of $43,307 is due to MacKov as of December 31, 2011 for these two items and this is in addition to the note payable amount of $254,909 that was outstanding at December 31, 2011.

n.	In February 2012, MacKov purchased a 1.5% working interest before and after payout in the Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, for $4,545 in cash. This purchase was made on the same terms as other independent third party purchases that were completed in December 2011.

All related-party transactions have been reviewed and approved by a majority vote of our Board of Directors. With respect to transactions in which the related party is also a member of our Board of Directors, such director abstained from voting to approve the transaction.

F-45

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE 7     NOTES PAYABLE

Notes Payable consists of the following notes:

	December 31,
	2011	2010
Note Payable interest at 12.0%, due June 2012, secured by 5% working interest in Fountain Green Project Utah leases	$1,080,000	$1,080,000

Note Payable interest at 18.0%, due on demand, secured by Mai, Johnson and Gorham, Kansas leases	90,000	90,000

Note Payable to Land Rover Capital Group, monthly payments of $1,949 including interest at 7.5% through November 2013, secured by vehicle	43,650	57,344

Note Payable interest at 10.0%, due on demand, unsecured	-	10,550

Note Payable interest of 10.0%, due June 2012, unsecured	248,000	-

Note Payable interest of 10.0%, due on demand, secured by 10% working interest in Fountain Green Project Utah leases	700,000	-

Note Payable for $152,514 with interest of 2.0% monthly, due April 2012, unsecured – net of discount	121,694	-

Note Payable, monthly payments of $1,500 with interest of 0%, due May 2013, unsecured	24,296	-

Note Payable to U.S. Bank, monthly payments of $467 including interest at 7.5%, due November 2011, secured by vehicle	-	4,593

Note Payable to U.S. Bank, monthly payments of $8,266 including interest at 6.5% due on May 2011, unsecured	-	43,135

Note Payable interest of 9.0%, due on demand, unsecured	-	25,000

Note Payable for Gorham, Chase Silica and Top of Trapp, no interest, all due March 2011, unsecured	-	69,178

Note Payable for Boxberger II, interest at 6.0%, due March 2011, secured by well equipment	-	53,190

Note Payable for Gorham-Benz, interest 6.0% due March 2011, unsecured	-	65,303

Total Notes Payable	2,307,640	1,498,293
Less: Current Portion (includes demand notes)	(2,277,497)	(380,707)
Long-Term Portion	$30,143	$1,117,586

F-46

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

Estimated annual future maturities of Notes Payable are as follows:

Year	Amount
2012 (includes demand notes)	$2,277,497
2013	30,143
Thereafter	-
Total	$2,307,640

On October 20, 2011, in conjunction with the issuance of $407,423 notes payable ($254,909 note payable to a related party and $152,514 to an unaffiliated investor) the Company granted warrants to purchase 4,000,000 shares of common stock, exercisable at $0.16 per share until October 20, 2012, at which time the exercise price will increase to $0.25 until the warrants expire on October 20, 2013.  These warrants were totally vested at the time of the grant and remain outstanding as December 31, 2011.  The Company has determined the fair value of the issued warrants to be $197,151 and allocated the debt proceeds in accordance with the relative fair value method.  The $132,860 relative fair value of the warrants has been reported as a debt discount and netted against the amount due on the notes payable and is being amortized over the term of notes payable.  The Company has recorded interest expense of $49,564 as accretion of the notes payable as of December 31, 2011.

NOTE 8     CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consists of the following:

	December 31,
	2011	2010
Note Payable interest at 8.0%, due June 2012, convertible into common shares of the Company at a $350,000 of the loan has a conversion rate of $1.00 per common share and $17,500 of the loan has a conversion rate of $0.25 per common share, and 1.0% working interest in Fountain Green Project Utah leases	$367,500	$350,000

Note Payable interest at 12.0%, due June 2012, convertible into common shares of the Company at a conversion rate of $1.00 per common share, unsecured	52,560	47,824

Note Payable interest at 10.0%, due on demand, convertible into common shares of the Company at a conversion rate of $0.25 per common share, secured by certain Kansas leases and 10.0% working interest in Fountain Green Project Utah leases. See subsequent events (Note 18)	1,300,000	-

Note Payable interest at 5.0%, due April 2012, convertible into common shares of the Company at a conversion rate of $0.50 per common share or $0.25 per common share if the Company stock becomes tradable in a public market, unsecured	-	17,500

Note Payable interest at 10.0%, due June 2012, convertible into common shares of the Company at a conversion rate of $0.25 per common share, unsecured	100,000	-

F-47

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

	December 31,
	2011	2010
Note Payable interest at 5.0%, due February 2012, convertible into common shares of the Company at a conversion rate of CAD $0.16 (which was USD $0.167 at the time of loan) per common share, unsecured	50,000	-

Note Payable interest at 5.0%, due February 2012, convertible into common shares of the Company at a conversion rate of CAD $0.16 (which was USD $0.167 at the time of loan) per common share, unsecured	50,000	-

Note Payable interest at 0%, due April 2012, convertible into common shares of the Company at a conversion rate of $0.22 per common share, unsecured	25,000	-

Total Convertible Notes Payable	1,945,060	415,324
Less: Current Portion	1,945,060	397,824
Long-Term Portion	$-	$17,500

Estimated annual future maturities of Convertible Notes Payable are as follows:

Year	Amount
2012	$1,945,060
2013	-
Thereafter	-
Total	$1,945,060

NOTE 9     DUE TO RELATED PARTY

As of December 31, 2011, the Company had a related party payable of $245,740 to MacKov Investments Limited, which is controlled by Glenn G. MacNeil, a director and officer of the Company, and his wife. This amount is net of a debt discount of $52,476 and consists of a $202,433 short-term note payable which is due April 2012 and bears monthly interest of 2.0% and $43,307 for outstanding consulting fees and unreimbursed business related expenses that is non-interest bearing and has not set terms of repayment.

NOTE 10     DUE TO DIRECTOR

As of December 31, 2011, the Company has $27,934 due to one of the Company’s director, Douglas C. Hewitt, Sr. The amount is non-interest bearing and has no set terms of repayment.

NOTE 11     WARRANTS TO PURCHASE COMMON STOCK

The Company accounts for stock-based compensation under the provisions of FASB ASC 718. This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate stock-based compensation at the date of grant.  Warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  For the warrants granted in 2011, the Company used a variety of comparable and peer companies to determine the expected volatility.  The Company believes the use of peer company data fairly represents the expected volatility it would experience if the Company was publicly traded in the oil and gas industry over the contractual term of the warrants. Changes in these assumptions can materially affect the fair value estimate.  The total fair value or relative fair value of the warrants issued for services and debt holders is recognized as an expense over the vesting period.  There were warrants to purchase 12,696,875 shares of common stock exercisable as of December 31, 2011 at $0.16 to $0.30 per share and expire at various times in between October 20, 2012 and December 11, 2013.

F-48

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

During the year 2011, 3,090,000 of warrants that were previously issued in 2008 and 2009 were forfeited or expired.

Warrants to Purchase Common Stock Granted in 2011

On March 31, 2011, the Company granted warrants to purchase up to 6,000,000 shares of common stock exercisable at $0.25 per share to Nostra Terra Oil & Gas, PLC pursuant to the Nostra Settlement. The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were granted. The warrants were fully vested at the time of the grant.

The following assumptions were used for the Black-Scholes model:

March 31, 2011
Risk free rates	1.05%
Dividend yield	0%
Expected volatility	83%
Contractual term (years)	2.5

The "fair market value" at the date of grant for warrants granted is as follows:

Fair value per warrant	$0.027
Total warrants granted	6,000,000
Total fair value of warrants granted	$161,644

Also, on March 31, 2011, the Company granted warrants to purchase up to 2,000,000 shares of common stock exercisable at $0.25 per share to Quantum Energy & Technologies LLC as per a certain loan agreement. The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were granted. The warrants were fully vested at the time of the grant.

The following assumptions were used for the Black-Scholes model:

March 31, 2011
Risk free rates	0.80
Dividend yield	0
Expected volatility	55%
Contractual term (years)	1.84

The "fair market value" at the date of grant for warrants granted is as follows:

Fair value per warrant	$0.006
Total warrants granted	2,000,000
Total fair value of warrants granted	$11,977

F-49

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

On October 20, 2011, the Company granted warrants to purchase up to 4,000,000 shares (2,500,000 of which were granted to a related party, MacKov, see Note 6 and Note 7) of common stock adjustable exercisable price starting at $0.16 that expires October 20, 2012 and if not exercised it adjusts to $0.25 and expires on October 20, 2013.

The following assumptions were used for Black-Scholes model:

October 20, 2011
Risk free rates	0.28
Dividend yield	0
Expected volatility	56%
Contractual term (years)	2

Fair value per warrant	$0.05
Total warrants granted	4,000,000
Total fair value of warrants granted	$197,151

Between October 28, 2011 and December 29, 2011, the Company issued warrants to purchase 696,875 shares of common stock, at the time it issued certain common stock for cash proceeds during the year (see Note 5) of which 503,125 had an exercisable price of $0.25 that expires one year from date of issue and 193,750 has an exercisable price of $0.30 that expires two years from date of issue.

The total outstanding warrants for the period of December 31, 2010 through December 31, 2011 are as follows:

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remainder Contractual Term in Years
Warrants outstanding as of December 31, 2010	3,090,000	$0.30	3.40
Granted	12,696,875	0.22	1.63
Exercised	-	-	-
Forfeited/Expired	3,090,000	-	-
Warrants outstanding as of December 31, 2011	12,696,875	$0.22	1.63

NOTE 12      ASSET RETIREMENT OBLIGATIONS

FASB ASC 410 requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable. Under this method, when liabilities for dismantlement and abandonment costs, excluding salvage values, are initially recorded, the carrying amount of the related oil and gas properties is increased. The fair value of the ARO asset and liability is measured using expected future cash outflows discounted at the Company’s credit-adjusted risk-free interest rate. Accretion of the liability is recognized each period using the interest method of allocation, and the capitalized cost is depleted using the units of production method. Should either the estimated life or the estimated abandonment costs of a property change materially upon the Company’s periodic review, a new calculation is performed using the same methodology of taking the abandonment cost and inflating it forward to its abandonment date and then discounting it back to the present using the Company’s credit-adjusted-risk-free rate. The carrying value of the asset retirement obligation is adjusted to the newly calculated value, with a corresponding offsetting adjustment to the asset retirement cost.

F-50

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

The following table summarizes the Company’s asset retirement obligation transactions recorded in accordance with the provisions of FASB ASC 410 during the years ended December 31, 2011 and December 31, 2010:

	December 31,
	2011	2010
Beginning Asset Retirement Obligation	$348,742	$362,344
Liabilities Incurred for New Wells Placed in Production	106,507	7,822
Liabilities Decreased for Wells Sold or Plugged	(109,620)	(25,060)
Accretion of Discount on Asset Retirement Obligations	4,614	3,636
Ending Asset Retirement Obligation	$350,243	$348,742

NOTE 13     INCOME TAXES

The Company utilizes the asset and liability approach to measuring deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using currently enacted tax rates in accordance with FASB ASC 740. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The income tax benefit for the years ended December 31, 2011 and 2010 consists of the following:

	2011	2010
Current Income Taxes	$-	$-
Deferred Income Taxes	-	-
Provision for Income Taxes	$-	$-

The following is a reconciliation of the reported amount of income tax expense (benefit) for the years ended December 31, 2011 and 2010 to the amount of income tax expenses that would result from applying the statutory rate to pretax income.

Reconciliation of reported amount of income tax expense:

	2011	2010
Income (Loss) Before Taxes and NOL	$(9,613,034)	$(6,657,743)
Federal Statutory Rate	x34%	x 34%
Taxes (Benefit) Computed at Federal Statutory Rates	(3,268,432)	(2,263,633)
State Taxes (Benefit), Net of Federal Taxes	(317,230)	(219,706)
Effects of:
Permanent Differences	172,258	997
Freedom Acquisition	(1,855,416)
Increase in Valuation Allowance	5,268,820	2,482,342

Reported Benefit	$-	$-

At December 31, 2011 and 2010, the Company has a net operating loss carry forward for Federal income tax purposes of $18,273,879 and $4,339,648, respectively, which expires in varying amounts during the tax years 2023 and 2031. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. A change in ownership occurred as a result of the merger with Freedom during 2011 resulting in possible limitations on the future use of net operating loss carry forwards.

F-51

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

The components of the Company’s deferred tax assets were as follows:

	Year Ended December 31,
	2011	2010
Deferred Tax Assets (Liability)
Current:
Accrued Payroll	$43,115	$290,931
Current	43,115	290,931

Non-Current:
Net Operating Loss Carry Forwards (NOLs)	6,816,157	1,618,688
Fixed Assets	(19,661)	(18,534)
Oil & Gas Properties	(2,283,365)	(714,579)
Share Based Compensation (Warrants)	73,537	123,028
Share Based Compensation (Restricted Shares)	3,498,278	1,561,306
Other	5,848	4,249
Non-Current	8,090,794	2,574,158

Total Deferred Tax Assets	8,133,909	2,865,089
Less: Valuation Allowance	(8,133,909)	(2,865,089)
Net Deferred Tax Asset	$-	$-

Under FASB ASC 740, tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities.  The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement.  Unrecognized tax benefits are tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2011 and 2010, the Company has no liabilities for unrecognized tax benefit.

The Company’s policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense.  For the years ended December 31, 2011, and 2010, the Company did not recognize any interest or penalties in its consolidated statement of operations, nor did it have any interest or penalties accrued in its consolidated balance sheet at December 31, 2011 and 2010 relating to unrecognized benefits.

The tax years 2011, 2010, 2009 and 2008 remain open to examination for federal income tax purposes and by the other major taxing jurisdictions to which the Company is subject. In addition, due to the fact the Company merged with Freedom, Freedom’s tax returns, prior to the merger, for years 2003 to 2011 also remain open.

NOTE 14     CAPITAL LEASE OBLIGATION

The Company leased well equipment under an agreement which is classified as a capital lease.  The term of the capital lease is for 5 years with monthly payments of $3,200 per month with the final payment due on May 20, 2013.  At December 31, 2011 and December 31, 2010, the remaining capital lease obligation was $51,227 and $83,663, respectively.

At December 31, 2011 and December 31, 2010, well equipment acquired under capital leases totaled $154,155 and accumulated depreciation was $84,418 and $62,396, respectively.

F-52

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

Estimated annual future maturities of capital leases are as follows:

Year	Amount
2012	$35,479
2013	15,748
Thereafter	-
Total	$51,227

NOTE 15     OPERATING LEASES

The Company leases office space in Salt Lake City, Utah (“Premises Lease”) which consists of approximately 3,903 square feet.  The Company has a prepaid security deposit of $8,954.  The lease was originally for the term of three years beginning June 1, 2005. On June 1, 2008, the lease was extended for an additional 3 years until May 31, 2011, and amended on April 1, 2011 to extend the Premises Lease until August 31, 2011. A new one-year lease agreement was effective as of September 1, 2011 with the option to renew annually for two additional years. For the year 2011, the Premises Lease payments were $90,290 and $121,622 for the year 2010. Beginning September 1, 2011, the Company is on an annualized obligation of $107,470, or $8,956 per month. The option to renew for the period September 1, 2012 to August 31, 2013 is an annualized obligation of $110,167 and for the period September 1, 2013 to August 31, 2014 is an annualized obligation of $112,902.

The Company leases a printer, copier and fax machine from Revco Leasing Company. The term of the lease is for 37 months commencing March 23, 2010.  The monthly lease payment is $255. For the year 2011 the lease payments were $3,061 and $3,061 for the year 2010.

NOTE 16     FAIR VALUE

FASB ASC 820 defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under FASB ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As required by ASC 820 financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the nonfinancial assets and liabilities and their placement in the fair value hierarchy levels. The fair value of the Company’s asset retirement obligations are determined using discounted cash flow methodologies based on inputs that are not readily available in public markets.

F-53

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

The Company follows the provisions of ASC 820 for nonfinancial assets and liabilities measured at fair value on a nonrecurring basis. As it relates to the Company, the statement applies to the initial recognition of asset retirement obligations for which fair value is used.

The asset retirement obligation estimates are derived from historical costs as well as management’s expectation of future cost environments. As there is no corroborating market activity to support the assumptions used, the Company has designated these liabilities as Level 3. A reconciliation of the beginning and ending balances of the Company’s asset retirement obligation is presented in Note 12.

NOTE 17     FINANCIAL INSTRUMENTS AND CONCENTRATION RISKS

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their immediate or short-term maturities.

Substantially all of the Company’s accounts receivable result from oil and gas sales or joint interest billings to third parties in the oil and gas industry.  This concentration of customers and joint interest owners may impact the Company’s overall credit risk in that these entities may be similarly affected by changes in economic and other conditions. As of December 31, 2011, 49% of the accounts receivable balance resulted from two entities.  As of December 31, 2010, 59% of the accounts receivable balances were also resulting from two entities.  Historically, the Company has not experienced significant credit losses on such receivables.  No bad debt was recorded for the year ended December 31, 2011 and 2010.  The Company cannot ensure that such losses will not be realized in the future.  For the year ended December 31, 2011 and 2010, all of the revenues resulted from producing wells in Kansas.

NOTE 18 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated statement of operations aggregates the consolidated results of operations of the Company and the results of operations of Freedom for the year ended December 31, 2011, using the assumptions described in the following notes, giving effect to the Freedom Acquisition as if the acquisition of Freedom had occurred as of January 1, 2011. The Freedom Acquisition was completed on March 31, 2011.

The pro forma condensed consolidated financial statements should be read in conjunction with the separate financial statements and related notes thereto of the Company and Freedom which are included elsewhere in this registration form. In management’s opinion, the unaudited pro forma condensed consolidated results of operations have been developed on a reasonable and rational basis and reflect certain adjustments that, in the opinion of management, are necessary to present fairly the unaudited pro forma condensed consolidated results of operations for the year ended December 31, 2011.

The unaudited pro forma condensed consolidated results of operations are for illustrative and informational purposed only and are not necessarily indicative of the consolidated results of operations which might have existed for the year ended December 31, 2011 had the acquisition occurred at the beginning of the year on January 1, 2011.

F-54

 Unaudited Pro Forma Condensed Consolidated Statement of Operations

 For the Year Ended December 31, 2011

	Richfield	Freedom
	Year Ended	Three Months Ended
	December 31,	March 31,	Pro Forma	Pro Forma
	2011	2011	Adjustments	Consolidated
Revenues
Oil and natural gas sales	$712,616	$-	$-	$712,616
Other	6,403	-	-	6,403
Total revenues	719,019	-	-	719,019

Operating expenses
Production expenses	1,024,355	-	-	1,024,355
Production taxes	43,828	-	-	43,828
Exploration	293,565	96,553	-	390,118
Lease impairments	356,915	-	-	356,915
Depletion, depreciation, amortization and accretion	173,678	-	-	173,678
General and administrative expenses	8,343,090	5,770,250	-	14,113,340
Loss (gain) on sale of assets	(141,202)	-	-	(141,202)
Total expenses	10,094,229	5,866,803	-	15,961,032

Loss from operations	(9,375,210)	(5,866,803)	-	(15,242,013)

Other income (expenses)
Gain on settlement of liabilities	522,657	-	-	522,657
Loss on carrying value of investments	-	(52,870)	-	(52,870)
Interest and finance charges	(685,000)	(580,558)	-	(1,265,558)
Goodwill Impairment	(75,481)	-	-	(75,481)
Total other income (expenses)	(237,824)	(633,428)	-	(871,252)

Loss before income taxes	(9,613,034)	(6,500,231)	-	(16,113,265)

Income tax benefit	-	-	-	-

Net loss	$(9,613,034)	$(6,500,231)	$-	$(16,113,265)

Net loss per common share - basic and diluted	(0.04)	(0.14)	-	(0.07)

Weighted average shares outstanding – basic and diluted	221,759,779	48,095,535	(33,529,237)	236,326,077

F-55

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE 19     SUBSEQUENT EVENTS

On January 1, 2012, an agreement was reached with holders of two convertible notes payable, one for $367,500 and the other for $52,560, wherein the conversion price was reduced from $1.00 per share to $0.25 per share of common stock.

On January 1, 2012, an agreement was reached with holders of two notes payable, one for $1,080,000 and the other for $248,000, wherein the notes became convertible at $0.25 per share.

On January 13, 2012, the Company issued 468,750 shares of common stock to an unaffiliated investor for cash of $75,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 234,375 shares of common stock with an exercise price of $0.25 per share, which expire on January 13, 2013.

On January 17, 2012, the Company issued 1,875,000 shares of common stock to an unaffiliated investor for cash of $300,000 or $0.16 per share.  In addition, the Company granted warrants to purchase up to 937,500 shares of common stock with an exercise price of $0.25 per share, which expire on January 17, 2013.

On January 23, 2012, the Company issued 100,000 shares of common stock to a consultant for a value of $16,000 or $0.16 per share for services rendered.

On January 30, 2012, the Company sold a 1.0% working interest in the Moroni #1-AXZH Well and the surrounding 320 acre leasehold for cash proceeds of $77,561.

On February 1, 2012, Nostra Terra Oil & Gas Company (“NTOG”) filed an action against the Company, HPI, HEGINC, and HEGLLC in the Twenty-Third Judicial District Court of Russell County, Kansas. The complaint alleges that the Company defaulted on its repayment obligations under a note and security agreement, dated April 13, 2011, in the principal amount of $1.3 million and accrued interest at 10% per annum. The complaint seeks foreclosure on two of the Company’s property leases located in Kansas. The note was due on January 31, 2012. On January 31, 2012, the Company requested the loan payoff and documents relating to the release of collateral from NTOG’s representatives. The Company followed up on this request with a written request on February 1, 2012. As of the date of this registration statement, NTOG’s representatives have failed to provide the payoff amount and documents relating to the release of the collateral, and the Company intends to file an answer to NTOG’s complaint on or before March 1, 2012. The Company intends to vigorously defend against this foreclosure action and repay any amount that is ultimately determined to be outstanding.

On February 5, 2012, the Company issued 4,000 shares of common stock to an unaffiliated investor for cash of $1,000 or $0.25 per share.  In addition, the Company granted warrants to purchase up to 2,000 shares of common stock with an exercise price of $0.40 per share, which expire on February 5, 2013.

On February 10, 2012, the Company sold a 0.5% working interest in the Moroni #1-AXZH Well and the surrounding 320 acre leasehold for cash proceeds of $38,780, to a related party, Zions Energy Corporation (see Note 6).

On February 21, 2012, the Company sold a 0.25% working interest in the Moroni #1-AXZH Well and the surrounding 320 acre leasehold for cash proceeds of $19,390, to a related party, Zions Energy Corporation (see Note 6).

On February 22, 2012, the Company sold 3.5% working interest in its Koelsch Project, including the requirement to participate in the Koelsch #25-1 Well, to two investors for cash proceeds of $10,605 of which 1.5% working interest and $4,545 is to a related party, MacKov Investment Limited and 2% working interest and $6,060 is to another related party, Zions Energy Corporation (see Note 6).

F-56

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE 20     SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED)

Oil and Natural Gas Reserves and Related Financial Data

Information with respect to the Company's crude oil and natural gas producing activities is presented in the following tables. Reserve quantities, as well as certain information regarding future production and discounted cash flows, were determined by Pinnacle Energy Services L.L.C. as of December 31, 2011, an independent petroleum consultant based on information provided by the Company. As of December 31, 2010 and 2009, the Company did not have an independent engineering reports completed to value its reserves but relied on internal generated engineering reports and estimates generated by the available data on hand completed by our internal consultant engineer and staff geologist.

The following table sets forth the aggregate capitalized costs related to oil and gas producing activities at December 31, 2011 and 2010.

	2011	2010
Unproved Oil and Gas Properties	$11,936,824	$4,555,219
Proved Oil and Gas Properties	$3,998,069	$3,391,878
Accumulated Depreciation, Depletion, and Amortization, and Valuation Allowances	$(702,982)	$(581,216)
Net Capitalized Costs	$15,231,911	$7,365,881

The following table sets forth the costs incurred in oil and gas property acquisition, dispositions, exploration and development activities for the years ended December 31, 2011 and 2010.

	2011	2010
Acquisition of Properties
Proved	$768,216	$394,924
Unproved	$7,847,523	$3,143,001
Exploration Costs	$(356,915)	$(284,032)
Development Costs	$-	$-

The following tables present the Company's independent petroleum consultants' estimates of our proved oil and natural gas reserves, as of December 31, 2011. As of December 31, 2009, and December 31, 2010, the Company did not have an independent engineering report completed to value its reserves but relied on internal generated engineering reports and estimates generated by the available data on hand completed by our internal consultant engineer and staff geologist The Company emphasizes that reserves are approximations and are expected to change as additional information becomes available. Reservoir engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment.

	Oil (BLS)	Natural Gas (MCF)
Net Proved Developed and Undeveloped Reserves at December 31, 2009	1,686,240	807,760
Revisions of Previous Estimates	75,610	28,929
Improved Recovery	-	-
Purchase of Reserves in Place	452,880	225,216
Extensions, Discoveries and Other Additions	-	-
Net Production	(7,990)	-
Sale of Reserves in Place	(40,840)	(23,700)
Net Proved Developed and Undeveloped Reserves at December 31, 2010	2,165,900	1,038,205
Revisions of Previous Estimates	(463,500)	(163,227)
Improved Recovery	-	-
Purchase of Reserves in Place	221,300	98,300
Extensions, Discoveries and Other Additions	-	-
Net Production	(7,161)	-
Sale of Reserves in Place	(1,065,339)	(624,778)
Net Proved Developed and Undeveloped Reserves at December 31, 2011	851,200	348,500

During 2011, several factors impacted our total Proved Reserves. Revisions of previous reserve estimates from December 31, 2010 and 2011 are represented by the change in the economic prices used in our engineering report which are $3.282/MCF for gas, and $72.36/bbl for oil, to $4.163/MCF and $96.19/bbl, respectively. We also removed several wells from our development plan, in order to reduce the demands on our Company relating to the management and financing of our planned development. The sales of Reserves in Place was affected by the sale of several properties, including our Boyd Field Leases in Barton County, Kansas, our Chase-Silica Field Leases in Rice County, Kansas, our H. Boxberger Lease in the Gorham Field of Russell County, Kansas, and a 26.5% working interest in the Koelsch Field of Stafford County, Kansas. Our actual production in 2011 also resulted in a small change in Proved Reserves.

	Oil (BLS)	Natural Gas (MCF)
Proved Developed Reserves
Beginning of year 2010	57,630	27,950
End of year 2010	88,070	-

Beginning of year 2011	88,070	-
End of year 2011	106,000	-

Proved Undeveloped Reserves
Beginning of year 2010	1,628,610	779,810
End of year 2010	2,077,830	1,038,205

Beginning of year 2011	2,077,830	1,038,205
End of year 2011	745,200	348,500

F-57

RICHFIELD OIL & GAS COMPANY

Formerly Hewitt Petroleum, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

Proved reserves are estimated quantities of oil and natural gas, which geological and engineering data indicate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are included for reserves for which there is a high degree of confidence in their recoverability and they are scheduled to be drilled within the next five years.

Standardized Measure of Discounted Future Net Cash Inflows and Changes Therein

The following table presents a standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas were prepared in accordance with the provisions of ASC 932-235-50. Future cash inflows were computed by applying oil and natural gas prices that were calculated by using the unweighted arithmetic average of the first-day-of-the-month price for each month of the 12-month period prior to the ending date of the period to estimated future production. Future production and development costs were computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. Future income tax expenses were calculated by applying appropriate year-end tax rates to future pretax cash flows relating to proved oil and natural gas reserves, less the tax basis of properties involved and tax credits and loss carry forwards relating to oil and natural gas producing activities. Future net cash flows are discounted at the rate of 10% annually to derive the standardized measure of discounted future cash flows. Actual future cash inflows may vary considerably, and the standardized measure does not necessarily represent the fair value of the Company's oil and natural gas reserves.

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2011 and 2010

	2011	2010
Future Cash Inflows	$79,898,990	$167,719,000
Future Production and Development Costs	(41,849,380)	(98,548,000)
Future Income Tax Expenses	(14,192,504)	(25,800,783)
Future Net Cash Flows	$23,857,106	$43,370,217
10% Annual Discount for Estimated Timing of Cash Flows	(12,720,231)	(23,124,312)
Measure of Discounted Future Net Cash Flows	$11,136,875	$20,245,905

The following table presents the aggregate change in the standardized measure of discounted future net cash flows for the years ended December 31, 2011 and 2010.

Changes in the Standardized Measure of Discounted Cash Flows for the Years Ended December 31, 2011 and 2010
	2011	2010
Net Change in Sales and Transfer Prices and in Production (Lifting) Costs Related to Future Production	$874,466	$896,774
Changes in Estimated Future Development Costs	(1,223,419)	367,356
Sales and Transfers of Oil and Gas Produced During the Period	(116,583)	(116,574)
Net Change Due to Extensions, Discoveries, and Improved Recovery	-	-
Net Change Due to Purchases and Sales of Reserves in Place	(15,543,296)	6,011,080
Net Change Due to Revisions in Quantity Estimates	892,684	345,258
Previously Estimated Development Costs Incurred During the Period	-	-
Accretion of Discount	(182,180)	(315,240)
Other – Unspecified	-	-
Net Change in Income Taxes	6,189,298	(2,704,783)
Aggregate Change in the Standardized Measure of Discounted Future Net Cash Flows for the Year	$(9,109,030)	$4,483,871

During 2011, there were several changes that affected our total Standardized Measure of the Discounted Future Net Cash Flow. Net Change in Sales and Transfer Prices and in Production (Lifting) Costs Related to Future Production from December 31, 2010 and 2011 are represented by the change in the economic prices used in our engineering report which are $3.282/MCF for gas, and $72.36/bbl for oil, to $4.163/MCF and $96.19/bbl, respectively. Net Change Due to Revisions in Quantity Estimates, and Changes in Estimated Future Development Costs, were affected by a change in our work plan, wherein we removed several wells from our work plan, in order to make the development schedule easier to manage and finance by our team. Net Change Due to Purchases and Sales of Reserves in Place was affected by the sale of several properties that were sold, including our Boyd Field Leases in Barton County, Kansas, our Chase-Silica Field Leases in Rice County, Kansas, our H. Boxberger Lease in the Gorham Field of Russell County, Kansas, and a 26.5% working interest in the Koelsch Field of Stafford County, Kansas. In addition to these, there where changes in our Standardized Measure of the Discounted Future Net Cash Flow because of associated changes in Income Taxes, Accretion of Discount, and because of production during the year.

Oil and natural gas prices were calculated by using the unweighted arithmetic average of the first-day-of-the-month price for each month of the 12-month period prior to the ending date of the period and were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate the Company's reserves. The prices for the Company's reserve estimates were as follows:

	Natural Gas MCF	Oil Bbl
December 30, 2010	$3.282	$72.36
December 31, 2011	$4.163	$96.19

F-58

To the Stockholders’ and the Board of Directors

 Freedom Oil & Gas Company

We have audited the accompanying balance sheet of Freedom Oil & Gas Company (“the Company”) as of December 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freedom Oil & Gas Company as of December 31, 2010, and the results of operations and cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred substantial losses from operations causing negative working capital and negative operating cash flows. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, UT

May 31, 2012

F-59

FREEDOM OIL & GAS, INC.

BALANCE SHEET

DECEMBER 31, 2010

December 31,
2010

ASSETS
Current assets
Cash and cash equivalents	$27
Accounts receivable	78,973
Other current assets	4,500
Total current assets	83,500

Properties and equipment, at cost - successful efforts method:
Unproved properties	1,373,901
Accumulated depletion	-
1,373,901

Other properties and equipment	56,719
Accumulated depreciation	(51,010)
5,709

Investment	299,172

Total assets	$1,762,282

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued expenses and other payables	$623,194
Current portion of convertible notes payable	1,008,613
Total current liabilities	1,631,807

Long-term liabilities
Convertible notes payable, net of current portion	-
Total long-term liabilities	-

Total liabilities	$1,631,807

Stockholders' equity
Series A Preferred stock, par value $.001; 50,000,000 authorized, 180,000 shares outstanding	$180
Additional paid-in capital - preferred stock	179,820
Common stock par value $.001; 450,000,000 authorized, 47,964,719 shares outstanding	47,965
Additional paid-in capital - common stock	11,831,158
Accumulated deficit	(11,928,648)
Total stockholders' equity	$130,475

Total liabilities and stockholders' equity	$1,762,282

The accompanying notes are an integral part of these financial statements.

F-60

FREEDOM OIL & GAS, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

Year Ended
December 31,
2010
Revenues
Oil and natural gas sales	$-
Total revenues	-

Operating expenses
General and administrative expenses	1,167,299
Exploration expenses	168,131
Total expenses	1,335,430
Loss from operations	(1,335,430)

Other income (expense)
Unrealized loss on investment	(293,161)
Interest expense	(203,107)
Total other income (expense)	(496,268)

Loss before income taxes	(1,831,698)

Income tax provision	100

Net loss	$(1,831,798)

The accompanying notes are an integral part of these financial statements.

F-61

FREEDOM OIL & GAS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2010

	Series A Preferred Stock			Common Stock
			Additional			Additional		Total
			Paid-In			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Shares	Par	Capital	Deficit	Equity

Balance - December 31, 2009	-	$-	$-	46,947,219	$46,947	$11,533,500	$(10,096,850)	$1,483,597
Net Loss							(1,831,798)	(1,831,798)
Stock-based compensation for consultant						43,426		43,426
Issued 570,000 common stock for director's and officer's compensation (valued at $0.25 per share)				570,000	570	141,930		142,500
Issued 150,000 common stock for payables (valued at $0.33 per share)				150,000	150	49,850		50,000
Issued 180,000 preferred stock for cash (valued at $1.00 per share)	180,000	180	179,820					180,000
Exercise of stock options				200,000	200	13,800		14,000
Sale of 97,500 common stock for cash (valued at $0.50 per share)				97,500	98	48,652		48,750
								-
Balance - December 31, 2010	180,000	$180	$179,820	47,964,719	$47,965	$11,831,158	$(11,928,648)	$130,475

The accompanying notes are an integral part of these financial statements.

F-62

FREEDOM OIL & GAS, INC.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010

Year Ended
December, 31,
2010
Cash flows from operating activities:
Net loss	$(1,831,798)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	11,608
Stock-based compensation for consultant	43,426
Lease impairments Settlement of liabilities in exchange for HPI shares	756,417
Writedown value of HPI stock	293,161
Amortization of debt discounts	121,257
Issuance of common stock to Officers and Directors	142,500

Changes in operating assets and liabilities:
Decrease in accounts receivables	30,877
Decrease in other assets	3,000
Increase in accrued expenses and other payables	192,278
Net cash used in operating activities	(237,274)

Cash flows from investing activities:
Investment in oil and gas properties, including wells and related equipment	(191,472)
Proceeds from sale of oil and gas properties, including wells and related equipment	134,750
Proceeds from sale of investments	51,250
Net cash provided by investing activities	(5,472)

Cash flows from financing activities:
Proceeds from exercise of stock options	14,000
Proceeds from issuance of preferred stock	180,000
Proceeds from issuance of common stock and warrants	48,750
Net cash provided by financing activities	242,750

Net increase in cash and cash equivalents	4

Cash and cash equivalents - beginning of period	23

Cash and cash equivalents - end of period	$27

Supplemental disclosure of cash flow information
Cash paid for interest	$-
Cash paid for income tax	$-

Non-cash financing and investing activities:
Issuance of common stock to officers and directors	$142,500
Settlement of payables through issuance of common stock	$50,000
Writedown value of HPI stock	$293,161
Sale of oil & gas properties, including wells and related equipment in exchange for HPI shares	$1,000,000
Settlement of liabilities with HPI shares	$756,417
Receipt of HPI shares for settlement of receivables	$400,000

The accompanying notes are an integral part of these financial statements.

F-63

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 1     ORGANIZATION AND NATURE OF BUSINESS

Freedom Oil & Gas Company (“Freedom” or the “Company”) is a Nevada corporation headquartered in Salt Lake City, Utah which was incorporated on June 25, 2002. The Company is engaged in identifying, leasing, purchasing and selling working interests in oil and gas properties in the states of Utah and Wyoming. Freedom has been involved in leasing, exploration and drilling in the Central Utah Overthrust Belt since its formation. The Company has owned working interests in over 20,000 acres. As of December 31, 2010, the Company owns a working interest in over 17,800 acres of leasehold, seismic surveys, and one drilling project in Utah. The Company conducts its operations through utilizing strategic partners such as Hewitt Petroleum, Inc., a Delaware corporation (“HPI”) to operate its working interests. With regard to selling working interests, the Company follows successful efforts method of accounting which results in the Company offsetting sales proceeds against its investment in the related working interest until such time as there is no remaining basis in those interests.

On March 4, 2011, Freedom entered into a Stock Exchange Agreement with HPI which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”). The Freedom Acquisition was approved by both Freedom’s and HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. As a result of the Freedom Acquisition, Freedom became a wholly owned subsidiary of HPI. The Freedom Acquisition allowed for the consolidation of working interests held by HPI and Freedom in several Utah exploration projects, as well as the acquisition by HPI of the remaining assets and liabilities of Freedom.

Richfield Oil & Gas Company (“Richfield” or the “Company”) was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, Richfield merged with its predecessor company, HPI (the “HPI Merger”). In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. The HPI Merger was approved by HPI’s Board of Directors and a majority of the stockholders of HPI as required by Delaware law. Following the HPI Merger, Freedom was a wholly-owned subsidiary of Richfield until June 20, 2011. On June 20, 2011, Freedom was merged with and into Richfield (the “Freedom Merger”). In connection with the Freedom Merger, Freedom was merged out of existence and the Company assumed all of the assets and liabilities of Freedom. We refer to the Subsidiary Acquisition, the Freedom Acquisition, the HPI Merger and the Freedom Merger as the “Consolidation.”

Properties

As of December 31, 2010, Freedom owned oil and gas leases equal to approximately 17,819 total acres in Utah. Freedom participated in the drilling of a well in Utah in 2010 which is still undergoing completion operations, but owns no producing wells.

In Utah, Freedom has three projects—the Liberty Project, the Fountain Green Project and the Independence Project. Richfield is the operator of all three projects through its subsidiary Hewitt Operating Inc., a Utah corporation (“HOPIN”). As of December 31, 2010 Freedom owns a 13.0% working interest before payout (return of capital) and a 12.0% working interest after payout in the Liberty #1 Well, and a 14.5% working interest in the Liberty Project incorporating approximately 1,184 acres. We have sold working interests in the Liberty #1 Well and in the Liberty Project to accredited investors to raise capital for development of the Liberty #1 Well. Freedom participated in the drilling of the Liberty #1 Well in April 2010, which is currently in the completion stage of development. Freedom owns a 20.0% working interest in the deep zones and a 13.0% working interest in the shallow zones of the Fountain Green Project incorporating approximately 14,178 acres. As of March 31, 2011, Freedom owns a 20% working interest in the Independence Project incorporating approximately 4,680 acres and a 100% working interest in the 52 net acre Chad Wood lease. In Wyoming, Freedom owns 100% of the mineral rights in the 320 acre Spring Valley property.

F-64

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

General Development of the Business

Freedom has raised capital through private placements of equity and debt financings. During the year ended December 31, 2010, Freedom raised $48,750 in cash from the private placements of common stock, $180,000 from the private placement of preferred stock and $14,000 from the exercise of stock options.

The Company acquired oil and gas properties in exchange for cash totaling $131,200 and incurred $60,272 of costs to develop these interests during the year ended December 31, 2010.

As of December 31, 2010, Freedom had two full-time employees and one consultant providing services for the Company.

NOTE 2     GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations causing negative working capital, in that current liabilities far exceed current assets, and the Company has negative operating cash flows, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company sustained a net loss for the year ended December 31, 2010 of $1,831,798 and has an accumulated deficit of $11,928,648 as of December 31, 2010. The Company has been able to meet its short-term needs through loans from third parties, sales of working interest in its oil and gas properties, and private placements of equity securities.

NOTE 3     SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents.  Cash equivalents consist primarily of cash on hand and interest-bearing bank accounts.  The Company’s cash positions represent assets held in checking accounts.  If the balances are greater than $250,000, the Company does not have FDIC coverage on the entire amount of bank deposits.  The Company believes this risk is minimal.

Accounts Receivable

At December 31, 2010, the Company had an accounts receivable balance of $78,973. These balances were obligations to the Company from HPI.

Oil and Natural Gas Properties

The Company accounts for oil and natural gas properties by the successful efforts method. Under this method of accounting, costs relating to the acquisition and development of proved areas are capitalized when incurred. The costs of development wells are capitalized whether productive or non-productive. Leasehold acquisition costs are capitalized when incurred. If proved reserves are found on an unproved property, leasehold cost is transferred to proved properties. Exploration dry holes are charged to expense when it is determined that no commercial reserves exist. Other exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and natural gas leases, are charged to expense when incurred. The costs of acquiring or constructing support equipment and facilities used in oil and natural gas producing activities are capitalized. Production costs are charged to expense as incurred and are those costs incurred to operate and maintain the Company’s wells and related equipment and facilities.

F-65

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

Unproven properties that are individually significant are assessed for impairment and if considered impaired are charged to expense when such impairment is deemed to have occurred. We perform periodic assessment of individually significant unproved crude oil and natural gas properties for impairment on an annual basis and we would recognize a loss at the time if there was an impairment by providing an impairment allowance. In determining whether a significant unproved property is impaired we consider numerous factors including, but not limited to, current exploration plans, favorable or unfavorable exploratory activity on adjacent leaseholds, our management and geologists’ evaluation of the lease, and the remaining months in the lease term. As of December 31, 2010, the Company only has unproved properties whose acquisition costs are significant. Thus all unproven properties were assessed for impairment and the Company recorded no impairment for the year ended December 31, 2010.

The sale of a partial interest in a proved oil and gas property is accounted for as normal retirement and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. If the units-of-production rate is significantly affected, then the sale shall be accounted for as the sale of an asset, and a gain or loss shall be recognized. The unamortized cost of the property or group of properties shall be apportioned to the interest sold and the interest retained on the basis of the fair values of those interests. A gain or loss is recognized for all other sales of producing properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of nonproducing properties and is included in the results of operations.

Other Property and Equipment

Property and equipment that are not oil and gas properties are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five to seven years.  Expenditures for replacements, renewals, and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable.  The Company has not recognized any impairment losses on non oil and gas long-lived assets.

Investments

As of December 31, 2010, the Company had invested in and held approximately 1,196,685 shares of HPI stock. The Company recorded an other-than-temporary loss of $293,161 during the year ended December 31, 2010. These shares were classified as long-term as the Company had no plans to convert these shares to cash during the ensuing twelve month period. The Company accounts for its investment in HPI stock at fair value. Given that HPI is privately held, the Company estimates the fair value of the HPI shares based upon the latest prices involving exchanges with third parties. Unrealized losses on its investments are charged against “Other income (expense)” when a decline in fair value is determined to be other-than-temporary. The Company considers several factors to determine whether a loss is other-than-temporary. These factors include but are not limited to: (i) the extent to which the fair value is less than cost basis, (ii) the financial condition and near term prospects of HPI, (iii) the length of time a security is in an unrealized loss position and (iv) the Company’s ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value. An other-than-temporary impairment is triggered when there is an intent to sell the security, it is more-likely-than-not that the security will be required to be sold before recovery, or the security is not expected to recover the entire amortized cost basis of the security.

F-66

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

The following fair value hierarchy tables present information about the Company’s assets measured at fair value on a recurring basis as of December 31, 2010. See Note 3 for a discussion of the Company’s policies regarding this fair value hierarchy.

Assets measured at fair value on a recurring basis as of December 31, 2010 are as follows:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance as of December 31, 2010
Assets
Investment in HPI shares	$-	$-	$299,172	$299,172

Changes in Level 3 assets measured at fair value on a recurring basis for the year ended December 31, 2010 are as follows:

	Beginning Balance	Total Realized and Unrealized Gains or (Losses)	Purchases, Sales, Other Settlements and Issuances, net	Net Transfers In and/or (out) of Level 3	Ending Balance	Unrealized Gains or (Losses) for Level 3 Assets Outstanding at December 31, 2010
Assets
Investment in HPI shares	$-	$(293,161)	$592,333	$-	$299,172	$(293,161)

Stock-Based Compensation

The Company has accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718.   This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate the value of options and warrants at the date of grant.  Option and warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  Changes in these assumptions can materially affect the fair value estimate.   Based on stock options and stock awards that were granted during 2010, the Company recorded $142,500, as compensation expense under FASB ASC 718.

Stock Issuance

The Company records the stock-based awards issued to consultants and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505-50. Based on stock-based awards issued to consultants and other external entities during 2010, the Company recorded $43,426 as expense under FASB ASC 505-50.

F-67

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

Income Taxes

The Company accounts for income taxes under FASB ASC 740.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

The tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. The Company has examined the tax positions taken in its tax returns and determined that there are no uncertain tax positions. As a result, the Company has recorded no uncertain tax liabilities in its balance sheet.

Loss Per Common Share

Basic earnings per share (“EPS”) are computed by dividing net income (loss) (the numerator) by the weighted average number of common shares outstanding for the period (the denominator).  Diluted EPS is computed by dividing net income (loss) by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period.  Potential common shares include stock options, warrants, and restricted stock.  The number of potential common shares outstanding relating to stock options, warrants, and restricted stock is computed using the treasury stock method.

As the Company incurred a loss for the year ended December 31, 2010, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculation. As of December 31, 2010, there were 10,254,773 potentially dilutive shares.

Use of Estimates

The preparation of financial statements under GAAP in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The most significant estimates relate to proved oil and gas reserve volumes, certain depletion factors, future cash flows from oil and gas properties, estimates relating to certain oil and gas revenues and expenses, valuation of share based compensation, valuation of asset retirement obligations, estimates of future oil and gas commodity pricing and the valuation of deferred income taxes.  Actual results may differ from those estimates.

Fair Value

FASB ASC 820 defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under FASB ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

F-68

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As required by ASC 820, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the nonfinancial assets and liabilities and their placement in the fair value hierarchy levels.

The Company follows the provisions of ASC 820 for nonfinancial assets and liabilities measured at fair value on a nonrecurring basis.

Financial Instruments and Concentration Risks

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their immediate or short-term maturities.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date.  If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 4     OIL AND NATURAL GAS PROPERTIES

Acquisitions

On June 15, 2010, the Company entered into an agreement with 1700395 Ontario Limited for a three-well carry in the Fountain Green Project. In exchange for Freedom paying for a 1.5% working interest for the costs of drilling and completing the first three wells drilled in such project, Freedom shall receive a 100% return of such costs from any production, and shall retain 0.75% working interest in such wells.

On October 21, 2010 the Company acquired a 4.0% working interest before payout and 2.0% working interest after payout in the Liberty #1 Well and Liberty Project from J. David Gowdy, CEO and related party, for $131,200 cash.

Divestitures

On October 21, 2010, the Company sold a 2.0% working interest before payout and 1.0% working interest after payout in the Liberty #1 Well, and 50,000 shares of HPI common stock, to Mountain West Helicopters, LLC for $50,000.

On December 17, 2010, the Company sold a 2.1% working interest before payout and 1.5% working interest after payout in the Liberty #1 Well, and 50,000 shares of Freedom common stock, to Mountain West Helicopters, LLC for $84,750.

F-69

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 5     ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following at December 31, 2010:

Lease payable	$180,000
Interest	155,789
Operations	105,636
Legal	91,441
Payroll taxes	56,190
Other	34,138
Total accrued expenses and other payables	$623,194

NOTE 6     CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consists of the following:

December 31,
2010
Convertible Note Payable, interest at 10.0%, due January 31, 2011, convertible into common shares of the Company at a conversion rate of $0.33 per common share, secured by 10.0% working interest in the Fountain Green Project (deep only).	$818,493

Convertible Note Payable, interest at 10.0%, due April 15, 2011, convertible into common shares of the Company at a conversion rate of $0.40 per common share, unsecured.	200,000
1,018,493

Debt discount	(9,880)

Total convertible notes payable, net of debt discount	1,008,613
Less: current portion of convertible notes payable	1,008,613
Convertible notes payable, net of current portion	$-

Estimated annual future maturities of Notes Payable are as follows:

Year	Amount
2011	$1,018,493
Thereafter	-
Total	$1,018,493

F-70

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 7     PREFERRED AND COMMON STOCK

The Company’s articles of incorporation authorize 50,000,000 shares of preferred stock, par value of $0.001 per share, and 450,000,000 shares of common stock, par value of $0.001 per share.

Preferred Stock

As of December 31, 2010, the Company had 50,000,000 shares of preferred stock authorized at a par value of $0.001 per share.   The Company’s Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series, and has approved the Series A Preferred Stock. Effective as of October 13, 2010, the Board authorized 250,000 shares of Series A Preferred Stock. As of the same date the Company issued 180,000 shares of Series A Preferred Stock at a purchase price of $1.00 per share to an existing shareholder.

The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as follows: The Series A Preferred Stock is entitled to receive cumulative dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the Common Stock of this corporation, at the rate of $0.20 per share per annum payable each October 31st beginning October 31, 2011 until such shares are either redeemed or converted. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the Series A Preferred Stock is entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to: (i) $1.00 for each outstanding share of Series A Preferred Stock, and (ii) an amount equal to declared but unpaid dividends on such share. Upon thirty (30) days written notice to the Holder(s) of the Series A Preferred Stock, the Company may redeem the Series A Preferred Stock, in whole or in part, by paying in cash therefore a sum per share equal to the Original Series A Issue Price, together with all dividends that have been declared with respect to the shares of Series A Preferred Stock to be redeemed but which remain unpaid prior to the Redemption Date at the rate of 1.67% per month. The Series A Preferred Stock has conversion rights as follows (the "Conversion Rights"): Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the close of business on any Redemption Date as may have been fixed in any Redemption Notice with respect to such share, into four (4) fully paid and nonassessable shares of Common Stock (i.e., a price equal to $0.25 per common share), upon three (3) days written notice to the Company.

As of December 31, 2010, the Company had 180,000 shares of Series A Preferred Stock issued and outstanding. Effective as of March 31, 2011, the Company redeemed the preferred stock from one existing investor in exchange for 720,000 shares of common stock.

Common Stock

On March 12, 2010, the Company issued 200,000 shares of common stock to an existing shareholder for cash proceeds of $14,000, or $0.07 per share, upon exercise of a stock option granted November 2, 2004.

During the year ended December 31, 2010, the Company issued a total of 97,500 shares of common stock in exchange for cash. The Company issued a total of 67,500 shares of common stock to investors for cash proceeds of $33,750, or $0.50 per share. The Company issued a total of 30,000 shares to Jim Nilsson, a Director of the Company, for cash proceeds of $15,000, or $0.50 per share.

F-71

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

On October 11, 2010, the Company issued 150,000 shares of common stock for a total value of $50,000 or $0.33 per share to settle a joint interest billing liability for the Liberty #1 well.

On December 2, 2010, the Company’s Board of Directors authorized the issuance of a total of 570,000 shares of common stock, which was fully vested, to officers and directors of the Company valued at $142,500 or $0.25 per share, the fair market value of the shares of common stock on the date of issuance.

NOTE 8     OPTIONS AND WARRANTS TO PURCHASE COMMON STOCK

The Company accounts for stock-based compensation under the provisions of FASB ASC 718. This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate stock-based compensation at the date of grant.  Warrant and options pricing models require the input of highly subjective assumptions, including the expected price volatility.  For the warrants and options granted in 2010, the Company used a variety of comparable and peer companies to determine the expected volatility.  The Company believes the use of peer company data fairly represents the expected volatility it would experience if the Company was publicly traded in the oil and gas industry over the contractual term of the warrants for awards granted to non-employees. Changes in these assumptions can materially affect the fair value estimate.  The total fair value or relative fair value of the warrants and options issued for services is recognized at the time the service is performed. There were options to purchase 7,150,000 shares of common stock exercisable as of December 31, 2010 at $0.07 to $0.85 per share. Options to purchase 710,000 shares expire at various times between October 15, 2011 and March 31, 2014 and the remainder of the options do not have an expiration date. A 10 year life was assumed for options with no expiration date in determining Black-Scholes valuation and calculating weighted-average remainder contractual term in years.

There were warrants to purchase 3,104,773 shares of common stock exercisable as of December 31, 2010 at $0.33 to $0.75 per share and expiring at various times between January 31, 2011 and March 31, 2014. At December 31, 2010, there were warrants to purchase 547,500 shares of common stock related to consultants and the $79,881 relative fair value was expensed in prior years at the time the services were performed. At December 31, 2010, there were warrants to purchase 2,557,273 of common stock related to Notes Payable and the $407,300 relative fair value of the warrants has been reported as a debt discount and netted against the amount due on the notes payable and is being amortized over the term of the notes payable. At December 31, 2010, the balance of warrants related to debt was $9,880 (See Note 6). During the year 2010, 110,000 of warrants that were previously issued in 2008 and 2009 were forfeited or expired.

F-72

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

The total outstanding warrants and options for the period of December 31, 2009 through December 31, 2010 are as follows:

	Options and Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term in Years

Options and warrants outstanding as of December 31, 2009	10,354,773	$0.34	4.50
Granted	210,000	0.49	3.15
Exercised	(200,000)	0.85	-
Forfeited/Expired	(110,000)	0.6	-
Options and warrants outstanding as of December 31, 2010	10,254,773	$0.32	3.62

During 2010, the Board of Directors granted 10,000 options to an outside consultant, with a strike price of $0.50 per share vested fully upon issuance.

The following assumptions were used for the Black-Scholes model:

March 31,
2010
Risk free rates	2.55%
Dividend yield	0%
Expected volatility	111.66%
Contractual term	2 Years

The "fair market value" at the date of grant for warrants granted is as follows:

Fair value per warrant	$0.1618
Total warrants granted	10,000
Total fair value of warrants granted	$1,618

During 2010, the Board of Directors granted 200,000 options to an outside consultant, with a strike price of $0.50 per share vested fully upon issuance.

F-73

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

The following assumptions were used for Black-Scholes model:

March 31,
2010
Risk free rates	2.56%
Dividend yield	0%
Expected volatility	86.67%
Contractual term	4 Years

The "fair market value" at the date of grant for warrants granted is as follows:

Fair value per warrant	$0.209
Total warrants granted	200,000
Total fair value of warrants granted	$41,808

NOTE 9     RELATED PARTY TRANSACTIONS

On June 19, 2008, Freedom, Douglas C. Hewitt, or assigns (HEG and HPI), and Mountain Home Petroleum, Inc. (“MHP”) and/or its assigns Zions Energy Corporation (“Zions”), entered into an agreement for the Liberty Project in Juab, Utah. The agreement provides that MHP will be carried for 5.0% working interest in the first well (to the tanks) before payout (BPO) (payout is defined as 100% return of investment capital), increasing to 25.0% working interest after payout (APO). Between January 22, 2009 and March 19, 2009, Freedom (the “Company”) acquired the leases comprising the Liberty Project in Juab County, Utah.  Other entities holding an interest in the Liberty Project include HEGLLC, a company in which Douglas C. Hewitt, Sr. owned a controlling interest, MHP, a company for which Mr. Hewitt, served as President and in which Mr. Hewitt owns a controlling interest and Mr. Gowdy owns a minority interest, and Zions, a wholly owned subsidiary of MHP. MHP owns a 2.0% carried interest before payout in the Liberty #1 Well, and a 22.0% working interest after payout in the Liberty #1 Well and 24.25% working interest after payout in the Liberty Project acreage. As of June 4, 2012, the Liberty Project has one well that is in the completion stage of development, and no revenues have been generated from the property. MHP also owns a 6% overriding royalty interest and a 50.0% working interest in the shallow zones of the Fountain Green Project.

The Company’s President and CEO, J. David Gowdy, purchased working interest in the Liberty #1 Well and Liberty Project located in Utah.  All purchases were made on the same terms and conditions as those made with other third parties at the time. On October 21, 2010 the Company acquired a 4.0% working interest before payout and 2.0% working interest after payout in the Liberty #1 Well and Liberty Project from J. David Gowdy for $131,200 cash. Mr. Gowdy’s retained interests in the Liberty #1 Well and the acreage related to the Liberty Project include: an overriding royalty interest of 1.0% (owned by a trust controlled by Mr. Gowdy); and a working interest of 8.0% before payout and 7.0% after payout.

All related-party transactions have been reviewed and approved by a majority vote of our Board of Directors. With respect to transactions in which the related party is also a member of our Board of Directors, such director abstained from voting to approve the transaction.

F-74

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 10     INCOME TAXES

The Company accounts for income taxes pursuant to ASC 740, Income Taxes (“ASC 740”). Under this accounting standard, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Given the Company’s history of losses, the Company maintains a full valuation allowance with respect to any deferred tax assets.

ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. There has been no significant change in the unrecognized tax benefit during the year ended December 31, 2010. The Company also estimates that the unrecognized tax benefit will not change significantly within the next twelve months. As the Company has significant net operating loss carry forwards, even if certain of the Company’s tax positions were disallowed, it is not foreseen that the Company would have to pay any taxes in the near future. Consequently, the Company does not calculate the impact of interest or penalties on amounts that might be disallowed.

As of December 31, 2010, the Company had a net operating loss carryforward for income tax for federal and state reporting purposes of approximately $11,928,648 that may be offset against future taxable income through 2030.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.  No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused.  Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

The Company files income tax returns in the U.S. federal and Utah state jurisdictions. Tax years 2003 to current remain open to examination by U.S. federal and state tax authorities.

The Company’s deferred income tax asset and the related valuation allowance are as follows at December 31, 2010. The valuation allowance increased $683,261 during the year ended December 31, 2010. The deferred tax asset was calculated using a combined tax rate of 37.3%.

December 31,
2010
Deferred tax asset:
NOL carryforward	$4,449,386
Valuation allowance	(4,449,386)
Total	$-

F-75

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

The components of income tax expense are as follows for the year ended December 31, 2010.

December 31,
2010
Current income tax (benefit):
Federal	$-
State	100
Current tax expense	$100

Deferred tax expense (benefit) arising from:
Net Operating loss carryforward	$4,449,386
Other	-
Valuation allowance	(4,449,386)
Net deferred tax assets	$-
Income tax provision	$100

Significant reconciling items between the provision for income taxes and the amount of income tax expense that would result from applying the U.S. statutory tax rate of 34% includes the change in valuation allowance and the expected state tax expense, net of the federal benefit.

The Company did not have any uncertain tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2010, the Company had no accrued interest or penalties related to uncertain tax positions and during the year ended December 31, 2010, no interest or penalties were accrued.

NOTE 11     SUBSEQUENT EVENTS

On March 4, 2011, HPI entered into a Stock Exchange Agreement with Freedom, which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”) that HPI did not already own (prior to the acquisition, HPI owned 100,000 shares of Freedom common shares) which resulted in HPI acquiring the remaining 99.83% of Freedom shares. The Freedom Acquisition was approved by HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. The Freedom Acquisition provided HPI with additional oil exploitation opportunities through its ownership of complimentary properties in HPI’s Utah core area. Pursuant to the Stock Exchange Agreement, HPI assumed all of Freedom’s assets and liabilities.

HPI acquired 100% of all outstanding common stock of Freedom by the acquisition of 59,738,189 shares (99.83%) that the HPI did not previously own in exchange for 59,738,189 shares of restricted common stock of HPI, plus 2,000,000 warrants for the purchase of the HPI’s common stock valued at $11,977 exercisable at $0.25 per share to expire January 31, 2013.

F-76

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

Upon the acquisition, Freedom became a wholly-owned subsidiary of HPI. Richfield Oil & Gas Company (“Richfield”) was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, Richfield merged with its predecessor company, HPI. In connection with the HPI Merger, HPI was merged out of existence and Richfield assumed all of the assets and liabilities of HPI. On June 20, 2011, Freedom was merged into Richfield with Richfield being the surviving entity.

On March 31, 2011, Freedom extended the term of the Convertible Promissory Notes with Quantum Technology to a maturity date of January 31, 2012. The agreement included the conversion of unpaid interest of $178,193 and a portion of the principal of $118,493 for a total conversion of $296,686 into 1,483,432 shares of Common Stock of the Company (valued at $0.20 per share) which was converted one for one into HPI Common Stock. The Company committed to make principal payments of $200,000 on or before June 30, 2011. Quantum retained 2,000,000 warrants for purchasing Common Stock in HPI.

The Company has evaluated subsequent events through June 4, 2012, the date the financial statements were issued. Other than the non-recognized subsequent events, discussed above, there were no recognized or non-recognized transactions occurring subsequent to year-end.

F-77

FREEDOM OIL & GAS, INC.

BALANCE SHEET

DECEMBER 31, 2009

(Unaudited)

December 31,
2009
ASSETS
Current assets
Cash and cash equivalents	$23
Accounts receivable	509,850
Other current assets	7,500
Total current assets	517,373

Properties and equipment, at cost - successful efforts method:
Unproved properties	2,317,179
Accumulated depletion	-
2,317,179

Other properties and equipment	56,719
Accumulated depreciation	(39,402)
17,317

Total assets	$2,851,869

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accrued expenses and other payables	$480,916
Total current liabilities	480,916

Long-term liabilities
Convertible notes payable, net of current portion	887,356
Total long-term liabilities	887,356

Total liabilities	1,368,272

Stockholders' equity
Preferred stock, par value $.001; 50,000,000 authorized, no shares outstanding	-
Common stock, par value $.001; 450,000,000 authorized, 46,947,219 shares outstanding	46,947
Additional paid-in capital - common stock	11,533,500
Accumulated deficit	(10,096,850)
Total stockholders' equity	1,483,597

Total liabilities and stockholders' equity	$2,851,869

The accompanying notes are an integral part of these financial statements.

F-78

FREEDOM OIL & GAS, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(Unaudited)

Year Ended
December 31,
2009
Revenues
Oil and natural gas sales	$-
Total revenues	-

Operating expenses
General and administrative expenses	1,019,654
Exploration expenses	502,919
Total expenses	1,522,573
Loss from operations	(1,522,573)

Other income (expense)
Interest Income	172
Interest Expense	(369,152)
Total other income (expense)	(368,980)

Loss before income taxes	(1,891,553)

Income tax provision	100

Net loss	$(1,891,653)

The accompanying notes are an integral part of these financial statements.

F-79

FREEDOM OIL & GAS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2009

(Unaudited)

	Common Stock
			Additional		Total
			Paid-In	Accumulated	Stockholders'
	Shares	Par	Capital	Deficit	Equity

Balance - December 31, 2008	44,349,722	$44,350	$11,540,682	$(8,205,197)	$3,379,835

Net Loss				(1,891,653)	(1,891,653)
Issued 1,000,830 common stock for director's and officer's compensation (valued at $0.50 per share)	1,000,830	1,001	499,414		500,415
Dividend of 5,000,000 of HPI stock (valued at $0.25 per share)	-		(1,250,000)		(1,250,000)
Issuance of 1,000,000 shares of HPI stock for oil and gas properties (valued at $0.25 per share)	-		(250,000)		(250,000)
Issued 500,000 common stock for conversion of debt (valued at $0.40 per share)	500,000	500	199,500		200,000
Issued 777,500 common stock for conversion of notes payable (valued at $0.33 per share)	777,500	777	255,798		256,575
Issued common stock with notes payable (valued at $0.25 per share)	22,500	22	5,603		5,625
Issued warrants with notes payable	-	-	407,300		407,300
Issued 150,000 common stock for oil and gas properties (valued at $0.50 per share)	150,000	150	74,850		75,000
Issued 16,667 common stock for oil and gas properties (valued at $0.33 per share)	16,667	17	5,483		5,500
Sale of 130,000 common stock for cash (valued between $0.25 and $0.50 per share)	130,000	130	44,870		45,000

Balance - December 31, 2009	46,947,219	$46,947	$11,533,500	$(10,096,850)	$1,483,597

The accompanying notes are an integral part of these financial statements.

F-80

FREEDOM OIL & GAS, INC.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2009

(Unaudited)

Year Ended
December, 31,
2009
Cash flows from operating activities:
Net loss	$(1,891,653)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation	11,609
Lease impairments Lease impairments	463,019
Issuance of common stock related to notes payable	5,625
Amortization of debt discounts	276,163
Issuance of common stock to Officers and Directors	500,415

Changes in operating assets and liabilities:
Decrease in accounts receivables	401,116
Increase in other assets	(4,842)
Decrease in accrued expenses and other payables	(226,341)
Net cash used in operating activities	(464,889)

Cash flows from investing activities:
Investment in oil & gas properties, including wells and related equipment	(655,257)
Net cash used in investing activities	(655,257)

Cash flows from financing activities:
Proceeds from notes payable	1,075,068
Purchase of common stock from director	(5,000)
Proceeds from issuance of common stock and warrants	50,000
Net cash provided by financing activities	1,120,068

Net decrease in cash and cash equivalents	(78)

Cash and cash equivalents - beginning of period	101

Cash and cash equivalents - end of period	$23

Supplemental disclosure of cash flow information
Cash paid for interest	$-
Cash paid for income tax	$-

Non-cash financing and investing activities:
Issuance of common stock to officers and directors	$500,415
Purchase of oil and gas properties through liabilities	$680,000
Purchase of oil and gas properties through issuance of common stock and warrants	$80,500
Purchase of oil and gas properties in exchange for HPI shares	$250,000
Sale of oil and gas properties in exchange for HPI shares	$2,235,494
Issuance of shares in HPI as a dividend	$1,250,000
Conversion of notes payable and other payables through issuance of common stock	$456,575
Issuance of common stock related to notes payable	$5,625
Issuance of warrants related to notes payable	$407,300

The accompanying notes are an integral part of these financial statements.

F-81

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 1     ORGANIZATION AND NATURE OF BUSINESS

Freedom Oil & Gas Company (“Freedom” or the “Company”) is a Nevada corporation headquartered in Salt Lake City, Utah which was incorporated on June 25, 2002. The Company is engaged in identifying, leasing, purchasing and selling working interests in oil and gas properties in the states of Utah and Wyoming. Freedom has been involved in leasing, exploration and drilling in the Central Utah Overthrust Belt since its formation. The Company has owned working interests in over 20,000 acres. As of December 31, 2009, the Company owns a working interest in over 17,200 acres of leasehold, seismic surveys, and one drilling project in Utah. The Company conducts its operations through utilizing strategic partners such as Hewitt Petroleum, Inc., a Delware corporation (“HPI”) to operate its working interests. With regard to selling working interests, the Company follows successful efforts method of accounting which results in the Company offsetting sales proceeds against its investment in the related working interest until such time as there is no remaining basis in those interests.

On March 4, 2011, Freedom entered into a Stock Exchange Agreement with HPI which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”). The Freedom Acquisition was approved by both Freedom’s and HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. As a result of the Freedom Acquisition, Freedom became a wholly owned subsidiary of HPI. The Freedom Acquisition allowed for the consolidation of working interests held by HPI and Freedom in several Utah exploration projects, as well as the acquisition by HPI of the remaining assets and liabilities of Freedom.

Richfield Oil & Gas Company (“Richfield” or the “Company”) was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, Richfield merged with its predecessor company, HPI (the “HPI Merger”). In connection with the HPI Merger, HPI was merged out of existence and the Company assumed all of the assets and liabilities of HPI. The HPI Merger was approved by HPI’s Board of Directors and a majority of the stockholders of HPI as required by Delaware law. Following the HPI Merger, Freedom was a wholly-owned subsidiary of Richfield until June 20, 2011. On June 20, 2011, Freedom was merged with and into Richfield (the “Freedom Merger”). In connection with the Freedom Merger, Freedom was merged out of existence and the Company assumed all of the assets and liabilities of Freedom. We refer to the Subsidiary Acquisition, the Freedom Acquisition, the HPI Merger and the Freedom Merger as the “Consolidation.”

Properties

As of December 31, 2009, Freedom owned oil and gas leases equal to approximately 17,208 total acres in Utah. In Utah, Freedom has two projects—the Liberty Project and the Fountain Green Project. Richfield is the operator of both projects through its subsidiary Hewitt Operating, Inc., a Utah corporation (“HOPIN”). As of December 31, 2009 Freedom owns a 12.5% working interest before payout (return of capital) and a 12.5% working interest after payout in the Liberty #1 Well, and a 12.5% working interest in the Liberty Project incorporating approximately 447 acres. We have sold working interests in the Liberty #1 Well and in the Liberty Project to accredited investors to raise capital for development of the Liberty #1 Well. Freedom owns a 20% working interest in the deep zones and a 13% working interest in the shallow zones of the Fountain Green Project incorporating approximately 16,709 acres and a 100% working interest in the 52 net acre Chad Wood lease. In Wyoming, Freedom owns 100% of the mineral rights in the 320 acre Spring Valley property.

General Development of the Business

Freedom has raised capital through private placements of equity and debt financings. During the year ended December 31, 2009, Freedom raised $50,000 in cash from the private placements of common stock and $1,075,068 in cash from debt financings.

Freedom acquired oil and gas properties in exchange for liabilities of $680,000, common stock of $80,500 and cash of $570,000 totaling $1,330,500 and incurred $85,257 of cost to develop these interests during the year ended December 31, 2009.

As of December 31, 2009, Freedom had two full-time employees and one consultant providing services for the Company.

F-82

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 2     GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations causing negative working capital, in that current liabilities far exceed current assets, and the Company has negative operating cash flows, which raise substantial doubt about the Company’s ability to continue as a going concern. The Company sustained a net loss for the year ended December 31, 2009 of $1,891,653, and has an accumulated deficit of $10,096,850 as of December 31, 2009. The Company has been able to meet its short-term needs through loans from third parties, sales of working interest in its oil and gas properties, and private placements of equity securities.

NOTE 3     SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Cash and Cash Equivalents

The Company considers highly liquid investments with insignificant interest rate risk and original maturities to the Company of three months or less to be cash equivalents.  Cash equivalents consist primarily of cash on hand and interest-bearing bank accounts.  The Company’s cash positions represent assets held in checking accounts.  If the balances are greater than $250,000, the Company does not have FDIC coverage on the entire amount of bank deposits.  The Company believes this risk is minimal.

Accounts Receivable

At December 31, 2009, the Company had an accounts receivable balance of $509,850. These balances were obligations to the Company from HPI.

Oil and Natural Gas Properties

The Company accounts for oil and natural gas properties by the successful efforts method. Under this method of accounting, costs relating to the acquisition and development of proved areas are capitalized when incurred. The costs of development wells are capitalized whether productive or non-productive. Leasehold acquisition costs are capitalized when incurred. If proved reserves are found on an unproved property, leasehold cost is transferred to proved properties. Exploration dry holes are charged to expense when it is determined that no commercial reserves exist. Other exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and natural gas leases, are charged to expense when incurred. The costs of acquiring or constructing support equipment and facilities used in oil and natural gas producing activities are capitalized. Production costs are charged to expense as incurred and are those costs incurred to operate and maintain the Company’s wells and related equipment and facilities.

Unproven properties that are individually significant are assessed for impairment and if considered impaired are charged to expense when such impairment is deemed to have occurred. We perform periodic assessment of individually significant unproved crude oil and natural gas properties for impairment on an annual basis and we would recognize a loss at the time if there was an impairment by providing an impairment allowance. In determining whether a significant unproved property is impaired we consider numerous factors including, but not limited to, current exploration plans, favorable or unfavorable exploratory activity on adjacent leaseholds, our management and geologists’ evaluation of the lease, and the remaining months in the lease term. As of December 31, 2009, the Company only has unproved properties whose acquisition costs are significant. Thus all unproven properties were assessed for impairment and the Company recorded impairment for the year ended December 31, 2009 of $463,017.

The sale of a partial interest in a proved oil and gas property is accounted for as normal retirement and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. If the units-of-production rate is significantly affected, then the sale shall be accounted for as the sale of an asset, and a gain or loss shall be recognized. The unamortized cost of the property or group of properties shall be apportioned to the interest sold and the interest retained on the basis of the fair values of those interests. A gain or loss is recognized for all other sales of producing properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sales price exceeds the carrying amount of the unproved property. A gain or loss is recognized for all other sales of nonproducing properties and is included in the results of operations.

F-83

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

Other Property and Equipment

Property and equipment that are not oil and gas properties are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five to seven years.  Expenditures for replacements, renewals, and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable.  The Company has not recognized any impairment losses on non oil and gas long-lived assets.

Stock-Based Compensation

The Company has accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718.   This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate the value of options and warrants at the date of grant.  Option and warrant pricing models require the input of highly subjective assumptions, including the expected price volatility.  Changes in these assumptions can materially affect the fair value estimate.   Based on stock options and stock awards that were granted during 2009, the Company recorded $500,415, as compensation expense under FASB ASC 718.

Stock Issuance

The Company records the stock-based awards issued to consultants and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in FASB ASC 505-50.

Income Taxes

The Company accounts for income taxes under FASB ASC 740.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Accounting standards require the consideration of a valuation allowance for deferred tax assets if it is “more likely than not” that some component or all of the benefits of deferred tax assets will not be realized.

The tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. The Company has examined the tax positions taken in its tax returns and determined that there are no uncertain tax positions. As a result, the Company has recorded no uncertain tax liabilities in its balance sheet.

Loss Per Common Share

Basic earnings per share (“EPS”) are computed by dividing net income (loss) (the numerator) by the weighted average number of common shares outstanding for the period (the denominator).  Diluted EPS is computed by dividing net income (loss) by the weighted average number of common shares and potential common shares outstanding (if dilutive) during each period.  Potential common shares include stock options, warrants, and restricted stock.  The number of potential common shares outstanding relating to stock options, warrants, and restricted stock is computed using the treasury stock method.

As the Company incurred a loss for the year ended December 31, 2009, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculation. As of December 31, 2009, there were 10,354,773 potentially dilutive shares.

Use of Estimates

The preparation of financial statements under GAAP in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The most significant estimates relate to proved oil and gas reserve volumes, certain depletion factors, future cash flows from oil and gas properties, estimates relating to certain oil and gas revenues and expenses, valuation of share based compensation, valuation of asset retirement obligations, estimates of future oil and gas commodity pricing and the valuation of deferred income taxes.  Actual results may differ from those estimates.

F-84

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

Fair Value

FASB ASC 820 defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined under FASB ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As required by ASC 820, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the nonfinancial assets and liabilities and their placement in the fair value hierarchy levels.

The Company follows the provisions of ASC 820 for nonfinancial assets and liabilities measured at fair value on a nonrecurring basis.

Financial Instruments and Concentration Risks

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable. The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of their immediate or short-term maturities.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date.  If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

F-85

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 4     OIL AND NATURAL GAS PROPERTIES

Acquisitions

On February 3, 2009 Freedom entered into an agreement with Robson Energy, LLC (“Robson”), to acquire up to a 15% working interest in the “deep rights” (all depths and stratigraphic intervals located from the top of the first Jurassic Twin Creek Formation encountered and below) and up to a 7.5% working interest in the “shallow rights” (all depths and stratigraphic intervals located above the first Jurassic Twin Creek Formation), in the Fountain Green Project for $2,000,000 payable in a combination of cash and Freedom common stock. Under the agreement Freedom purchased for a value totaling $55,500 paying Robson $50,000 cash and issuing 16,667 shares of stock to acquire 0.50% working interest in the Deep and 0.25% working interest in the Shallow.

On February 11, 2009, the Company purchased from Hewitt Energy Group, LLC (“HEG”) a 5.0% leasehold and a 100% working interest (WI), in the deep rights and a 2.5% WI in the shallow rights in the Fountain Green Project for a value totaling $750,000. The Purchase Price for the working interest paid by Freedom was $500,000 cash and 500,000 shares of Common Stock. The Common Stock was not issued as the obligations of the Company from this transaction were settled in the divestiture dated September 3, 2009.

On February 18, 2009 the Company renewed a lease with Chad Wood for a 52 net acre tract located in Sevier County, Utah, which expires November 5, 2009 for an additional five (5) year term expiring November 5, 2014. The cost to renew the lease was $275,000, payable as follows: (a) $200,000 cash, and (b) 150,000 shares of Freedom’s Common Stock (the “Shares”) valued at $0.50 per share. The cash shall be payable with the first payment of $20,000 paid upon execution of the agreement and the Lease, and the balance in eighteen (18) equal installments of $10,000, due on or before the end of each calendar quarter beginning September 30, 2009 and every December 31, March 31, June 30 and September 30 thereafter until paid in full.

On September 8, 2009, the Company purchased from J. David Gowdy a 1.0% WI in the Fountain Green project for a value totaling $250,000. This liability was settled with the issuance of 1,000,000 shares of the HPI stock received in the divestiture dated September 3, 2009.

Divestitures

On September 3, 2009, the Company agreed to sell to HPI a 12.0% working interest in the Deep (from the first Jurassic Twin Creek formation encountered and below) in the Fountain Green Project in exchange for the following: (a) $500,000 cash; (b) issuance of 6,000,000 shares valued at $0.25 of the Common Stock of HPI; and (c) payment by HPI of any and all costs and expenses associated with the permitting, drilling, testing, completion, and equipping of two (2), 13,000’ 3rd Navajo test wells in the Fountain Green Prospects, at a cost of $6.25 million per well, carrying Freedom for an aggregate 20.0% working interest. Any cost overruns are to be paid for on a “heads up” basis by Freedom for its 20% share.

F-86

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 5     ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following at December 31, 2009:

December 31,
2009

Lease payable	$180,000
Interest	73,939
Operations	54,701
Legal	45,040
Payroll taxes	56,190
Other	71,046
Total accrued expenses and other payables	$480,916

NOTE 6     CONVERTIBLE NOTES PAYABLE

Convertible notes payable consist of the following:

December 31,
2009
Convertible Note Payable, interest at 10.0%, due January 31, 2011, convertible into common shares of the Company at a conversion rate of $0.33 per common share, secured by 10.0% working interest in the Fountain Green Project (deep only).	$818,493

Convertible Note Payable, interest at 10.0%, due April 15, 2011, convertible into common shares of the Company at a conversion rate of $0.40 per common share, unsecured.	200,000
1,018,493

Debt discount	(131,137)

Total convertible notes payable, net of debt discount	887,356
Less: current portion of convertible notes payable	-
Convertible notes payable, net of current portion	$887,356

Estimated annual future maturities of Notes Payable are as follows:

Year	Amount
2011	$1,018,493
Thereafter	-
Total	$1,018,493

F-87

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

NOTE 7     PREFERRED AND COMMON STOCK

The Company’s articles of incorporation authorize 50,000,000 shares of preferred stock, par value of $0.001 per share, and 450,000,000 shares of common stock, par value of $0.001 per share.

Preferred Stock

As of December 31, 2009, the Company had 50,000,000 shares of preferred stock authorized at a par value of $0.001 per share.   The Company’s Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series, and has approved the Series A Preferred Stock.

As of December 31, 2009, the Company had no shares of preferred stock issued or outstanding.

Common Stock

During the year ended December 31, 2009, the Company issued a net total of 130,000 shares of common stock in exchange for cash. On January 5, 2009, the Company issued a total of 50,000 shares of common stock to an investor for cash proceeds of $25,000, or $0.50 per share. On June 29, 2009, the Company issued a total of 100,000 shares (including a total of 20,000 shares purchased from Jim Nilsson, a Director of the Company, for $5,000, or $0.25 per share) of common stock to an investor for cash proceeds of $25,000, or $0.25 per share.

On February 3, 2009, the Company issued a total of 16,667 shares for a total value of $5,500, or $0.33 per share related to the acquisition of property from Robson. See Note 4.

On February 18, 2009, the Company issued a total of 150,000 shares related to the Chad Wood property acquisition for a total value of $75,000 or $0.50 per share. See Note 4.

On July 17, 2009, the Company issued a total of 22,500 shares of common stock valued at $5,625 or $0.25 per share to Quantum Energy & Technologies, LLC in relation to the issuance of a convertible note.

On September 22, 2009, the Company issued a total of 777,500 shares of common stock valued at $256,575 or $0.33 per share to Quantum Energy & Technologies, LLC upon exercise of a warrant associated with a convertible note, which reduced the note payable by the same amount.

On September 30, 2009, the Company issued a total of 500,000 shares of common stock valued at $200,000 or $0.40 per share to David Brallier, Trustee, upon partial conversion of a note, which reduced the note payable by the same amount.

On December 3, 2009, the Company’s Board of Directors authorized the issuance of a total of 1,000,830 shares of common stock, which was fully vested, to officers and directors of the Company valued at $500,415 or $0.50 per share.

NOTE 8     OPTIONS AND WARRANTS TO PURCHASE COMMON STOCK

The Company accounts for stock-based compensation under the provisions of FASB ASC 718. This standard requires the Company to record an expense associated with the fair value of stock-based compensation.  The Company uses the Black-Scholes option valuation model to calculate stock-based compensation at the date of grant.  Warrant and options pricing models require the input of highly subjective assumptions, including the expected price volatility.  For the warrants and options granted in 2009, the Company used a variety of comparable and peer companies to determine the expected volatility.  The Company believes the use of peer company data fairly represents the expected volatility it would experience if the Company was publicly traded in the oil and gas industry over the contractual term of the warrants for awards granted to non-employees. Changes in these assumptions can materially affect the fair value estimate.  The total fair value or relative fair value of the warrants and options issued for services is recognized at the time the service is performed. There were options to purchase 7,140,000 shares of common stock exercisable as of December 31, 2009 at $0.07 to $0.85 per share. Options to purchase 700,000 shares expire at various times between May 13, 2010 and October 15, 2011 and the remainder of the options do not have an expiration date. A 10 year life was assumed for options with no expiration date in determining Black-Scholes valuation and calculating weighted-average remainder contractual term in years.

F-88

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

There were warrants to purchase 3,214,773 shares of common stock exercisable as of December 31, 2009 at $0.33 to $2.00 per share and expiring at various times between September 10, 2010 and March 31, 2014. At December 31, 2009, there were warrants to purchase 657,500 shares of common stock related to consultants and the $79,881 relative fair value was expensed in prior years at the time the services were performed. At December 31, 2009, there were warrants to purchase 2,557,273 of common stock related to Notes Payable and the $407,300 relative fair value of the warrants has been reported as a debt discount and netted against the amount due on the notes payable and is being amortized over the term of the notes payable. At December 31, 2009, the balance of warrants related to debt was $131,137 (See Note 6).

The total outstanding warrants for the period of December 31, 2008 through December 31, 2009 are as follows:

	Options and Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term in Years

Options and warrants outstanding as of December 31, 2008	7,797,500	$0.33	6.61
Granted	3,334,773	0.38	1.08
Exercised	(777,500)	0.33	-
Forfeited/Expired	-	-	-
Options and warrants outstanding as of December 31, 2009	10,354,773	$0.32	4.50

NOTE 9     RELATED PARTY TRANSACTIONS

On June 19, 2008 Freedom, Douglas C. Hewitt, or assigns (HEG and HPI), and Mountain Home Petroleum, Inc. (“MHP”) and/or its assigns Zions Energy Corporation (“Zions”), entered into an agreement for the Liberty Project in Juab, Utah. The agreement provides that MHP will be carried for 5.0% working interest in the first well (to the tanks) before payout (BPO) (payout is defined as 100% return of investment capital), increasing to 25.0% working interest after payout (APO). Between January 22, 2009 and March 19, 2009, Freedom (the “Company”) acquired the leases comprising the Liberty Project in Juab County, Utah.  Other entities holding an interest in the Liberty Project include HEGLLC, a company in which Douglas C. Hewitt, Sr. owned a controlling interest, MHP, a company for which Mr. Hewitt, served as President and in which Mr. Hewitt owns a controlling interest and Mr. Gowdy owns a minority interest, and Zions, a wholly owned subsidiary of MHP. MHP owns a 2.0% carried interest before payout in the Liberty #1 Well, and a 22.0% working interest after payout in the Liberty #1 Well and 24.25% working interest after payout in the Liberty Project acreage. As of June 4, 2012, the Liberty Project has one well that is in the completion stage of development, and no revenues have been generated from the property. MHP also owns a 6% overriding royalty interest and a 50.0% working interest in the shallow zones of the Fountain Green Project.

All related-party transactions have been reviewed and approved by a majority vote of our Board of Directors. With respect to transactions in which the related party is also a member of our Board of Directors, such director abstained from voting to approve the transaction.

NOTE 10     INCOME TAXES

The Company accounts for income taxes pursuant to ASC 740, Income Taxes (“ASC 740”). Under this accounting standard, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Given the Company’s history of losses, the Company maintains a full valuation allowance with respect to any deferred tax assets.

F-89

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. There has been no significant change in the unrecognized tax benefit during the year ended December 31, 2009. The Company also estimates that the unrecognized tax benefit will not change significantly within the next twelve months. As the Company has significant net operating loss carry forwards, even if certain of the Company’s tax positions were disallowed, it is not foreseen that the Company would have to pay any taxes in the near future. Consequently, the Company does not calculate the impact of interest or penalties on amounts that might be disallowed.

As of December 31, 2009, the Company had a net operating loss carryforward for federal and state income tax reporting purposes of approximately $10,096,850 that may be offset against future taxable income through 2029.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.  No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused.  Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

The Company files income tax returns in the U.S. federal and Utah state jurisdictions. Tax years 2003 to current remain open to examination by U.S. federal and state tax authorities.

The Company’s deferred income tax asset and the related valuation allowance are as follows at December 31, 2009. The valuation allowance increased $705,587 during the year ended December 31, 2009. The deferred tax asset was calculated using a combined tax rate of 37.3%.

December 31,
2009
Deferred tax asset:
NOL carryforward	$3,766,125
Valuation allowance	$(3,766,125)
Total	$-

F-90

FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

The components of income tax expense are as follows for the year ended December 31, 2009.

December 31,
2009
Current income tax (benefit):
Federal	$-
State	100
Current tax expense	$100

Deferred tax expense (benefit) arising from:
Net Operating loss carryforward	$3,766,125
Other	-
Valuation allowance	(3,766,125)
Net deferred tax assets	$-
Income tax provision	$100

Significant reconciling items between the provision for income taxes and the amount of income tax expense that would result from applying the U.S. statutory tax rate of 34% includes the change in valuation allowance and the expected state tax expense, net of the federal benefit.

The Company did not have any uncertain tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2009, the Company had no accrued interest or penalties related to uncertain tax positions and during the year ended December 31, 2009, no interest or penalties were accrued.

NOTE 11     SUBSEQUENT EVENTS

On March 4, 2011, HPI entered into a Stock Exchange Agreement with Freedom, which called for the exchange of stock in HPI for all of the outstanding stock of Freedom (the “Freedom Acquisition”) that HPI did not already own (prior to the acquisition, HPI owned 100,000 shares of Freedom common shares) which resulted in HPI acquiring the remaining 99.83% of Freedom shares. The Freedom Acquisition was approved by HPI’s Board of Directors and a majority of the stockholders of Freedom as required by Nevada law, and the exchange took place effective March 31, 2011. The Freedom Acquisition provided HPI with additional oil exploitation opportunities through its ownership of complimentary properties in HPI’s Utah core area. Pursuant to the Stock Exchange Agreement, HPI assumed all of Freedom’s assets and liabilities.

HPI acquired 100% of all outstanding common stock of Freedom by the acquisition of 59,738,189 shares (99.83%) that the HPI did not previously own in exchange for 59,738,189 shares of restricted common stock of HPI, plus 2,000,000 warrants for the purchase of the HPI’s common stock valued at $11,977 exercisable at $0.25 per share to expire January 31, 2013.

Upon the acquisition, Freedom became a wholly-owned subsidiary of HPI. Richfield was incorporated in Nevada on April 8, 2011. Contemporaneously with the incorporation, Richfield merged with its predecessor company, HPI. In connection with the HPI Merger, HPI was merged out of existence and Richfield assumed all of the assets and liabilities of HPI. On June 20, 2011, Freedom was merged into Richfield with Richfield being the surviving entity.

On March 31, 2011, Freedom extended the term of the Convertible Promissory Notes with Quantum Technology to a maturity date of January 31, 2012. The agreement included the conversion of unpaid interest of $178,193 and a portion of the principal of $118,493 for a total conversion of $296,686 into 1,483,432 shares of Common Stock of the Company (valued at $0.20 per share) which was converted one for one into HPI Common Stock. The Company committed to make principal payments of $200,000 on or before June 30, 2011. Quantum retained 2,000,000 warrants for purchasing Common Stock in HPI.

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FREEDOM OIL & GAS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

The Company has evaluated subsequent events through June 4, 2012, the date the financial statements were issued. Other than the non-recognized subsequent events, discussed above, there were no recognized or non-recognized transactions occurring subsequent to year-end.

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